As filed with the Securities and Exchange Commission on December 1, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Park National Corporation
(Exact name of Registrant as specified in its charter)

OHIO	6021	31-1179518
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)
50 North Third Street
Newark, Ohio 43055
(740) 349-8451
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David L. Trautman
President and Secretary
Park National Corporation
50 North Third Street
Newark, Ohio 43055
(740) 349-8451
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elizabeth Turrell Farrar, Esq.	Michael D. Waters, Esq.
Vorys, Sater, Seymour and Pease LLP	Balch & Bingham LLP
52 East Gay Street	1901 Sixth Avenue North
Columbus, Ohio 43215	Suite 2600
(614) 464-5607	Birmingham, Alabama 35203
(205) 226-8720

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Calculation of Registration Fee

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered (1)	offering price per unit	aggregate offering price (2)	registration fee
Common shares, without par value	859,284	N.A.	$82,456,437	$8,823

(1)	Based upon the maximum number of common shares that the Registrant may be required to issue in the merger transaction, calculated as the product of (a) 3,471,851 (50% of the maximum number of shares of common stock of Vision Bancshares, Inc. that will be outstanding at the time the merger transaction is consummated assuming that all outstanding Vision Bancshares, Inc. stock options are exercised in full and all shares of Vision Bancshares, Inc. common stock subject to outstanding subscription agreements under the Vision Bancshares, Inc. Employee Stock Purchase Plan, as amended, are purchased prior to the effective time of the merger transaction) and (b) 0.2475 (the number of common shares of the Registrant to be exchanged for each share of common stock of Vision Bancshares, Inc. in the merger transaction).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 on the basis of the market value of the shares of common stock of Vision Bancshares, Inc. to be received by the Registrant in the transaction, computed, in accordance with Rule 457(f)(1) and (3), as (a) the product of (i) $24.375 (the average of the bid and asked prices for a share of common stock of Vision Bancshares, Inc., as quoted on the OTC Bulletin Board, on November 29, 2006) and (ii) 6,943,701 (the maximum number of shares of common stock of Vision Bancshares, Inc. that will be outstanding at the time the merger transaction is consummated assuming that all outstanding Vision Bancshares, Inc. stock options are exercised in full and all shares of Vision Bancshares, Inc. common stock subject to outstanding subscription agreements under the Vision Bancshares, Inc. Employee Stock Purchase Plan, as amended, are purchased prior to the effective time of the merger transaction), less (b) $86,796,275 (the estimated amount of cash that will be paid by the Registrant to shareholders of Vision Bancshares, Inc. in the merger transaction assuming that all outstanding Vision Bancshares, Inc. stock options are exercised in full and all shares of Vision Bancshares, Inc. common stock subject to outstanding subscription agreements under the Vision Bancshares, Inc. Employee Stock Purchase Plan, as amended, are purchased prior to the effective time of the merger transaction).

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus/proxy statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus/proxy statement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated December 1, 2006
Vision Bancshares, Inc.
2200 Stanford Road
Panama City, Florida 32405
(251) 967-4212

Notice of Special Meeting of Shareholders
To Be Held on                     , 2007

To the Shareholders of Vision Bancshares, Inc.:
          Notice is hereby given that a special meeting of the shareholders of Vision Bancshares, Inc. will be held on                                         , 2007 at                      ___.m., Central Time, at Vision Bank’s Foley office, 501 South McKenzie Street, Foley, Alabama for the purpose of considering and voting on the following matters:
          1. A proposal to approve the Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park National Corporation and Vision Bancshares, Inc., which provides for the merger of Vision Bancshares, Inc. with and into Park National Corporation;
          2. A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger; and
          3. Any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Board of Directors of Vision Bancshares, Inc. is unaware of any other business to be transacted at the special meeting.
          Holders of record of Vision Bancshares, Inc. common stock at the close of business on                                         , 2006, the record date, are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.
          A prospectus/proxy statement and proxy card for the special meeting are enclosed.
          Your vote is very important, regardless of the number of shares of Vision Bancshares, Inc. common stock you own. Please vote as soon as possible to make sure that your shares of common stock are represented at the special meeting. To vote your shares of common stock, you may complete and return the enclosed proxy card. If you are a holder of record, you also may cast your vote in person at the special meeting.
          The Vision Bancshares, Inc. Board of Directors recommends that you vote “FOR” the approval of the Agreement and Plan of Merger.

By Order of the Board of Directors,

Panama City, Florida		J. Daniel Sizemore
	, 2006	Chairman of the Board, Chief Executive Officer
and President

PARK NATIONAL CORPORATION	VISION BANCSHARES, INC.
PROSPECTUS	PROXY STATEMENT
for the issuance of up to	for the Special Meeting of Shareholders
859,284 common shares of	to be held on , 2007
Park National Corporation	at ___.m., Central Time

     Park National Corporation (“Park”) and Vision Bancshares, Inc. (“Vision”) have entered into an Agreement and Plan of Merger, dated to be effective as of September 14, 2006 (the “merger agreement”), which provides for the merger of Vision with and into Park. We cannot complete the merger unless the holders of at least two-thirds of the issued and outstanding shares of Vision common stock approve the merger agreement. The Board of Directors of Vision has called a special meeting of shareholders to vote on the approval of the merger agreement. The time, date and place of the special meeting are as follows:                      ___.m., Central Time, on                     , 2007, at 501 South McKenzie Street, Foley, Alabama.
     Under the terms of the merger agreement, the shareholders of Vision will be entitled to elect to receive, in exchange for the shares of Vision common stock, $1.00 par value per share, that they own, either (a) cash, (b) Park common shares, or (c) a combination of cash and Park common shares, subject to the election and allocation procedures set forth in the merger agreement. Subject to adjustment for cash paid in lieu of fractional Park common shares in accordance with the terms of the merger agreement, Park will cause the requests of the Vision shareholders to be allocated on a pro-rata basis so that 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash at the rate of $25.00 per share of Vision common stock and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares at the exchange rate of 0.2475 Park common shares for each share of Vision common stock. For purposes of this allocation, shareholders of Vision who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their shares of Vision common stock.
     As of                     , 2006,                     shares of Vision common stock were outstanding, an additional                     shares of Vision common stock were subject to outstanding subscriptions under the Vision Employee Stock Purchase Plan, as amended (the “Vision ESPP”), and                     shares of Vision common stock were subject to outstanding stock options with a weighted average exercise price of $                     per share. Each employee who is a participant in the Vision ESPP and who has not paid the entire balance due for any shares of Vision common stock for which the employee has subscribed may pay such balance in full on or prior to the election deadline specified in the merger agreement and receive the applicable shares of Vision common stock. If the participating employee fails to pay such balance in full on or prior to the election deadline specified in the merger agreement, the employee’s subscription to purchase shares of Vision common stock will be treated as cancelled and Vision will refund (without interest) all amounts the employee has had withheld or has paid with respect to the cancelled subscription. Each outstanding stock option (that is not exercised prior to the election deadline specified in the merger agreement) granted under one of Vision’s equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to (1) (a) $25.00 multiplied by (b) the number of shares of Vision common stock subject to the unexercised portion of the stock option minus (2) the aggregate exercise price for the shares of Vision common stock subject to the unexercised portion of the stock option.
     The Park common shares are listed on the American Stock Exchange LLC (“AMEX”) under the symbol “PRK.” On                                         , 2006, the last practicable trading day for which information was available prior to the date of this prospectus/proxy statement, the closing sale price of the Park common shares as reported on AMEX was $                     per share. Based on that price, 0.2475 Park common shares would be valued at $                    .
     An investment in the common shares of Park involves certain risks. For a discussion of these risks, see “Risk Factors” beginning on page ___of this prospectus/proxy statement.
     Whether or not you plan to attend the Vision special meeting, please complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope. Not voting will have the same effect as voting against the approval of the merger agreement. We urge you to read carefully this prospectus/proxy statement, which contains a detailed description of the merger, the merger agreement and related matters.
     The securities to be issued under this prospectus/proxy statement are not savings accounts, deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other federal or state governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Park common shares to be issued in the merger or determined if this prospectus/proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.
     This prospectus/proxy statement is dated                     , 2006, and, together with the enclosed proxy card, is being first mailed to Vision shareholders on or about December                     , 2006.

Additional Information
          This prospectus/proxy statement incorporates important business and financial information about Park and Vision from other documents that they have filed with or furnished to the Securities and Exchange Commission but that have not been included in or delivered with this prospectus/proxy statement. You may obtain these documents, without charge, by writing or calling Park or Vision, as appropriate, at:

Park National Corporation	Vision Bancshares, Inc.
50 North Third Street	P.O. Box 4649
Newark, Ohio 43055	Gulf Shores, Alabama 36547
Attention: John W. Kozak	Attention: William E. Blackmon
(740) 349-8451	(251) 967-4212
          In order to ensure timely delivery of documents, any requests for documents should be made no later than five business days before the                                         , 2007 special meeting of the shareholders of Vision. Accordingly, requests should be received by Park or Vision no later than                                         , 2007.
          See “Incorporation by Reference” on page                      and “Where You Can Find More Information” on page                      for more information about the documents referred to in this prospectus/proxy statement.

- i -

- ii -

Questions and Answers About the Merger and the Special Meeting
Q.	Why are Park and Vision proposing the merger?

A:	Vision believes that the merger is in the best interests of Vision and its shareholders and will provide an opportunity for Vision shareholders to enhance shareholder value. The merger will enable Vision and its subsidiaries to become part of a larger and more diverse organization, which may help Vision and its subsidiaries reach more customers, add additional products for their customers, diversify their risks, enhance their ability to make larger loans and, in general, compete more effectively with larger banking institutions.

Park believes the merger will benefit Park shareholders by enabling Park to diversify and expand into the more robust markets currently served by Vision and its subsidiaries, gain a talented management team that has extensive experience operating in the Alabama and Florida “gulf coast” markets in which Vision and its subsidiaries operate, strengthen the competitive position of the combined organization, generate cost savings and enhance other opportunities for Park.

Q:	What will I receive in the merger?

A:	Under the terms of the merger agreement, the shareholders of Vision will be entitled to elect to receive, in exchange for the shares of Vision common stock, $1.00 par value per share, that they own, either (a) cash, (b) Park common shares, or (c) a combination of cash and Park common shares, subject to the election and allocation procedures set forth in the merger agreement. Subject to adjustment for cash paid in lieu of fractional Park common shares in accordance with the terms of the merger agreement, Park will cause the requests of the Vision shareholders to be allocated on a pro-rata basis so that 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash at the rate of $25.00 per share of Vision common stock and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares at the exchange rate of 0.2475 Park common shares for each share of Vision common stock. For purposes of this allocation, shareholders of Vision who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their shares of Vision common stock. See “The Merger Agreement — Conversion of Vision common stock” beginning on page ___of this prospectus/proxy statement.

Each employee who is a participant in the Vision Employee Stock Purchase Plan, as amended (the “Vision ESPP”), and who has not paid the entire balance due for any shares of Vision common stock for which the employee has subscribed may pay such balance in full on or prior to the election deadline specified in the merger agreement and receive the applicable shares of Vision common stock. If the participating employee fails to pay such balance in full on or prior to the election deadline specified in the merger agreement, the employee’s subscription to purchase shares of Vision common stock will be treated as cancelled and Vision will refund (without interest) all amounts the employee has had withheld or has paid with respect to the cancelled subscription.

Each outstanding stock option (that is not exercised prior to the election deadline specified in the merger agreement) granted under one of Vision’s equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to (1) (a) $25.00 multiplied by (b) the number of shares of Vision common stock subject to the unexercised portion of the stock option minus (2) the aggregate exercise price for the shares of Vision common stock subject to the unexercised portion of the stock option.

Q:	Can I elect the type of consideration that I will receive in the merger?

A:	Yes. You will have an opportunity to elect to receive all cash, all Park common shares, or a combination of cash and Park common shares in exchange for your shares of Vision common stock.

Q:	Will I receive the form of consideration I elect to receive?

A:	Not necessarily. Your election will be subject to the allocation procedures set forth in the merger agreement and described in this prospectus/proxy statement to ensure that, subject to adjustment for cash paid in lieu of fractional shares, 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares. For purposes of this allocation, shareholders of Vision who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their shares of Vision common stock. If the elections by Vision shareholders do not result in the required ratio of cash and stock consideration, then the form of consideration you receive may be different than what you elect.

Q:	When and where will the special meeting take place?

A: The special meeting of shareholders of Vision will be held at ___.m., Central Time, on , 2007, at Vision Bank’s Foley office, 501 South McKenzie Street, Foley, Alabama.

Q:	What matters will be considered at the special meeting?

A:	Vision shareholders will be asked to vote to approve the merger agreement, to approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, and to vote on any other business which properly comes before the special meeting.

Q:	What do I need to do now?

A:	After reviewing this prospectus/proxy statement, please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. By submitting your proxy card, you authorize the individuals named in the proxy card to represent you and vote your shares of Vision common stock at the special meeting in accordance with your instructions. Your vote is very important. Whether or not you plan to attend the special meeting, please sign, date and return your proxy card in the enclosed postage-paid envelope.

Q:	When should I send in my Vision common stock certificates?

A.	Please do not send in your Vision common stock certificates with your proxy card. Shortly after you receive this prospectus/proxy statement, Park’s exchange agent will mail to you an Election Form/Letter of Transmittal that you should use to (i) elect the form of merger consideration that you wish to receive and (ii) surrender your Vision common stock certificates to the exchange agent. You should not surrender your Vision common stock certificates for exchange until you receive the Election Form/Letter of Transmittal from the exchange agent. The First-Knox National Bank of Mount Vernon, a subsidiary of Park, will serve as the exchange agent for the transaction. For additional information, see “The Merger Agreement — Surrender of certificates” beginning on page ___of this prospectus/proxy statement.

Q:	Is my vote needed to approve the merger agreement?

A:	The affirmative vote of the holders of two-thirds of the shares of Vision common stock outstanding and entitled to vote at the Vision special meeting is required to approve the merger agreement. The special meeting may be adjourned, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement. The affirmative vote of the holders of a majority of the shares of Vision common stock represented, in person or proxy, at the special meeting is required to adjourn the special meeting. Your failure to vote, in person or by proxy, at the special meeting or your abstention will have the same effect as if you voted “AGAINST” the approval of the merger agreement.

Q:	How will my shares of Vision common stock be voted if I return a blank proxy card?

If you sign, date and return your proxy card and do not indicate how you want your shares of Vision common stock to be voted, your shares of Vision common stock will be voted “FOR” the approval of the merger agreement and “FOR” the approval of the adjournment of the special meeting to solicit additional proxies.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You may revoke your proxy at any time before a vote is taken at the special meeting by:
•	filing a written notice of revocation with the Secretary of Vision, at P.O. Box 4649, Gulf Shores, Alabama 36547;

•	executing and returning another proxy card with a later date; or

•	attending the special meeting and giving notice of revocation in person.
Attendance at the special meeting will not, by itself, revoke your proxy.

Q:	If I do not favor the approval of the merger agreement, what are my rights?

A:	If you are a Vision shareholder as of the , 2006 record date and you do not vote in favor of the approval of the merger agreement, you will have the right under Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act to demand payment in cash of the fair value for your shares of Vision common stock. The right to make this demand is known as “dissenters’ rights.” To exercise your dissenters’ rights, you must (i) deliver to Vision a written notice before the vote is taken at the special meeting on the approval of the merger agreement stating that you intend to seek a cash payment if the merger is consummated and (ii) not vote in favor of the approval of the merger agreement. If you satisfy these requirements, within ten (10) days after completion of the merger, Vision will send to you a dissenters’ notice that indicates the date by which you must submit a written payment demand. Within twenty (20) days after making such payment demand, you must submit the certificates representing your shares of Vision common stock to Vision for notation thereon that such demand has been made. Upon receipt of your payment demand, Vision will offer to pay you the amount which Vision estimates to be the fair value of your shares of Vision common stock, plus accrued interest, and you may agree to accept Vision’s offer of payment. Upon receiving payment from Vision, you will cease to have any interest in your shares of Vision common stock. If you are dissatisfied with Vision’s offer of payment, you may reject Vision’s offer and seek to recover your estimate of the fair value of your shares of Vision common stock by complying strictly with the requirements set forth in Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act. For additional information regarding your dissenters’ rights, see “Dissenters’ Rights” on page ___of this prospectus/proxy statement and the complete text of Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act attached to this prospectus/proxy statement as Annex C.

Q:	If my shares of Vision common stock are held in “street name” by my broker, will my broker vote my shares of Vision common stock for me?

A:	No. Your broker may vote your shares of Vision common stock only if you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares of Vision common stock. If you do not tell your broker how to vote, your shares of Vision common stock will not be voted by your broker, which will have the same effect as if you had instructed your broker to vote “AGAINST” the approval of the merger agreement.

If you have instructed your broker to vote your shares of Vision common stock, you must follow directions received from your broker to change your vote.

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as quickly as practicable. We expect to complete the merger on or before March 1, 2007, assuming shareholder approval and all applicable governmental approvals have been received by that date and all conditions precedent to the merger have been satisfied or, to the extent permitted by applicable law, waived.

Summary
          This summary highlights selected information from this prospectus/proxy statement. It does not contain all of the information that may be important to you. You should read carefully this entire document and its annexes and all other documents to which this prospectus/proxy statement refers before you decide how to vote. To obtain more information, see “Incorporation by Reference” on page ___and “Where You Can Find More Information” on page ___. Page references are included in this summary to direct you to a more complete description of topics discussed in this prospectus/proxy statement.
The parties (page___)
Park National Corporation
50 North Third Street
Newark, Ohio 43055
(740) 349-8451
          Park is an Ohio bank holding company headquartered in Newark, Ohio. Park and its subsidiaries consist of 12 community banking divisions and two specialty finance companies, all based in Ohio. Park operates 136 offices across 29 Ohio counties and one Kentucky county through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Leasing, Inc., and Guardian Financial Services Company.
          At September 30, 2006, on a consolidated basis, Park had total assets of $5.39 billion; total loans, net of unearned income, of $3.39 billion; total deposits of $3.89 billion; and total stockholders’ equity of $558.21 million. Park’s common shares are listed on AMEX under the symbol “PRK.”
          Recent Developments
          Park and Anderson Bank Company (“Anderson”) have entered into a Second Amended and Restated Agreement and Plan of Merger, dated to be effective as of August 14, 2006, which provides for the merger of Anderson with and into The Park National Bank. Anderson is an Ohio state-chartered commercial bank with its main office located in Anderson Township on the east side of Cincinnati, Ohio and a second office located in Amelia, Ohio. At September 30, 2006, Anderson had total assets of $70.39 million; total loans, net of unearned income, of $55.24 million; total deposits of $62.36 million; and total shareholders’ equity of $7.51 million.
          Subject to adjustment for cash paid in lieu of fractional shares in accordance with the terms of the Anderson merger agreement, the shareholders of Anderson will receive aggregate consideration consisting of (i) 86,137 Park common shares and (ii) $9,054,343 less the sum of the exercise prices of all Anderson common shares subject to outstanding Anderson stock options which have not been exercised in full prior to the deadline set forth in the Anderson merger agreement. Park and Anderson anticipate that all outstanding Anderson stock options will be exercised in full prior to the deadline, in which case the aggregate cash consideration to be received by Anderson shareholders in the Anderson merger transaction would be $9,054,343 (subject to adjustment for cash paid in lieu of fractional shares).
          Anderson shareholders will be entitled to elect to receive, in exchange for each Anderson common share that they own, either (i) Park common shares, (ii) cash, or (iii) a combination of Park common shares and cash. The exact number of Park common shares and exact amount of cash to be received in exchange for each Anderson common share will depend upon the average market price of the Park common shares over a specified period prior to the closing of the Anderson merger transaction and will be calculated using formulas set forth in the Anderson merger agreement. The elections of Anderson shareholders will be subject to allocation procedures to ensure that the aggregate consideration received by Anderson shareholders in the Anderson merger transaction consists of the number of Park common shares and the amount of cash described above.
          The Anderson merger transaction is anticipated to close on or about December 18, 2006, subject to the satisfaction of customary conditions in the Anderson merger agreement and the approval of the shareholders of Anderson. Upon completion of the Anderson merger transaction, the two offices of Anderson will become part of the division of The Park National Bank known as The Park National Bank of Southwest Ohio & Northern Kentucky.
Vision Bancshares, Inc.
2200 Stanford Road
Panama City, Florida 32405
(251) 967-4212
          Vision is an Alabama bank holding company headquartered in Panama City, Florida. Vision operates two community banks, both named Vision Bank, which are headquartered in Gulf Shores, Alabama and Panama City, Florida, respectively. Vision Bank, a Florida state banking corporation (“Vision Florida”), provides general retail and commercial banking services to customers in Bay, Gulf, Okaloosa and Walton Counties in the panhandle of Florida through its eight full-service offices located in Panama City, Panama City Beach, Santa Rosa Beach, Wewahitchka, Port St. Joe, Port St. Joe Beach and Destin. Vision Bank, an Alabama state banking corporation (“Vision Alabama”), provides general retail and commercial banking services principally to customers in Baldwin County, Alabama through its seven locations in Gulf Shores, Orange Beach, Point Clear, Foley, Fairhope, Elberta and Daphne. Vision Bancshares Financial Group, Inc., a wholly-owned subsidiary of Vision Alabama, conducts permissible insurance and securities networking activities and is licensed with the Alabama Department of Insurance as a provider.
          On December 5, 2005, Vision, through its subsidiary, Vision Bancshares Trust I (the “Vision Trust”), a Delaware statutory trust, sold to institutional investors $15.0 million of floating rate preferred securities. Holders of the preferred securities are entitled to receive preferential cumulative cash distributions from the Vision Trust, at a rate per annum reset quarterly equal to the sum of three month LIBOR plus 148 basis points. Vision, through various contractual arrangements, fully and unconditionally guaranteed all of the Vision Trust’s obligations with respect to the preferred securities. The sole asset of the Vision Trust is $15.5 million of junior subordinated debentures issued by Vision. These junior subordinated debentures also carry the same floating rate as the preferred securities. Both the preferred securities and the junior subordinated debentures mature on December 30, 2035; however, the maturity of both may be shortened to a date not earlier than December 30, 2010. Vision can defer payment of interest on the junior subordinated debentures, and the Vision Trust can defer payment of the cash distributions on the preferred securities, at any time or from time to time for a period not to exceed twenty consecutive quarters.
          At September 30, 2006, on a consolidated basis, Vision had total assets of $697.28 million; total loans, net of unearned income, of $559.49 million; total deposits of $594.65 million; and total stockholders’ equity of $54.96 million. Vision’s common stock is not listed on any exchange, nor is it included on NASDAQ. However, trades may be reported on the OTC Bulletin Board under the symbol “VBAL.OB”. Vision is aware that FIG Partners, LLC and Morgan Keegan & Company, Inc. currently make a market in Vision’s common stock.
The merger (page ___)
          The merger agreement provides for the merger of Vision with and into Park, with Park surviving the merger. Following the merger, each of Vision’s subsidiaries, including Vision Alabama and Vision Florida, will become subsidiaries of Park. The merger cannot be completed unless at least                     shares of Vision common stock, which is two-thirds of the shares of Vision common stock outstanding and entitled to vote at the Vision special meeting, vote to approve the merger agreement. The merger agreement is attached to this prospectus/proxy statement as Annex A and is incorporated in this prospectus/proxy statement by reference. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.
What you will receive in the merger (page ___)
          Under the terms of the merger agreement, the shareholders of Vision will be entitled to elect to receive, in exchange for the shares of Vision common stock, $1.00 par value per share, that they own, either (a) cash, (b) Park common shares, or (c) a combination of cash and Park common shares, subject to the election and allocation procedures set forth in the merger agreement. Subject to adjustment for cash paid in lieu of fractional Park common shares in accordance with the terms of the merger agreement, Park will cause the requests of the Vision shareholders to be allocated on a pro-rata basis so that 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash at the rate of $25.00 per share of Vision common stock and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares at the exchange rate of 0.2475 Park common shares for each share of Vision common stock. For purposes of this allocation, shareholders of Vision who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their shares of Vision common stock. See “The Merger Agreement — Conversion of Vision common stock” beginning on page ___of this prospectus/proxy statement.
          Park will not issue fractional Park common shares, or certificates or scrip representing fractional Park common shares, in the merger. Instead, Park will pay to each holder of shares of Vision common stock who would otherwise be entitled to a fractional Park common share (after taking into account all Vision common stock certificates surrendered by such holder) an amount in cash, without interest, equal to the product of the fractional Park common share multiplied by $101.00.
Election procedures (page ___)
          You may elect to receive, in exchange for your shares of Vision common stock, any of the following:
•	all Park common shares;

•	all cash; or

•	a combination of cash and Park common shares.
          However, your election will be subject to the allocation procedures set forth in the merger agreement and described in this prospectus/proxy statement to ensure that, subject to adjustment for cash paid in lieu of fractional shares, 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares. For purposes of this allocation, shareholders of Vision who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their shares of Vision common stock. If the elections by Vision shareholders do not result in the required ratio of cash and stock consideration, certain procedures for allocating cash and Park common shares will be followed as set forth in the merger agreement. As a result, you cannot be assured of receiving the form of consideration that you elect with respect to all of your shares of Vision common stock. See “The Merger Agreement - Allocation” beginning on page ___.
          Prior to the special meeting of Vision shareholders, you will receive an Election Form/Letter of Transmittal with instructions for making your election as to the form of consideration that you wish to receive and for surrendering your Vision common stock certificates to the exchange agent. The First-Knox National Bank of Mount Vernon, a subsidiary of Park, will serve as the exchange agent for the transaction. The procedures and deadline for making your election will be set forth in the Election Form/Letter of Transmittal and are described under the heading “The Merger Agreement — Election procedures” beginning on page ___.

Subscriptions under the Vision ESPP (page ___)
          Under the terms of the merger agreement, each employee who is a participant in the Vision ESPP, and who has not paid the entire balance due for any shares of Vision common stock for which the employee has subscribed, may pay such balance in full on or prior to the election deadline specified in the merger agreement and receive the applicable shares of Vision common stock. If the participating employee fails to pay such balance in full on or prior to the election deadline specified in the merger agreement, the employee’s subscription to purchase shares of Vision common stock will be treated as cancelled and Vision will refund (without interest) all amounts the employee has had withheld or has paid with respect to the cancelled subscription.
Vision stock options (page ___)
          Under the terms of the merger agreement, each outstanding stock option (that is not exercised prior to the election deadline specified in the merger agreement) granted under one of Vision’s equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to (1) (a) $25.00 multiplied by (b) the number of shares of Vision common stock subject to the unexercised portion of the stock option minus (2) the aggregate exercise price for the shares of Vision common stock subject to the unexercised portion of the stock option.
Special meeting of shareholders of Vision (page___)
          A special meeting of shareholders of Vision will be held at                      ___.m., Central Time, on                                         , 2007, at Vision Bank’s Foley office, 501 South McKenzie Street, Foley, Alabama, for the purpose of considering and voting on the following matters:
•	A proposal to approve the Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park and Vision, which provides for the merger of Vision with and into Park;

•	A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger; and

•	Any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Vision Board of Directors is unaware of any other business to be transacted at the special meeting.
          If you are a Vision shareholder, you are entitled to vote at the special meeting if you owned shares of Vision common stock as of the close of business on                                         , 2006. As of                                         , 2006, a total of                                          shares of Vision common stock were eligible to be voted at the Vision special meeting.
Required vote (page ___)
          The approval of the merger agreement will require the affirmative vote of the holders of at least                                         shares of Vision common stock, which is two-thirds of the shares of Vision common stock outstanding and entitled to vote at the Vision special meeting. The affirmative vote of the holders of a majority of the shares of Vision common stock represented, in person or proxy, at the special meeting is required to adjourn the special meeting to solicit additional proxies. A quorum, consisting of the holders of a majority of the outstanding shares of Vision common stock, must be present in person or by proxy at the special meeting before any action, other than the adjournment of the special meeting, can be taken.
          As of                                         , 2006, directors and executive officers of Vision and their respective affiliates beneficially owned an aggregate of                                         shares of Vision common stock (excluding shares of

Vision common stock underlying unexercised stock options), amounting to ___% of the outstanding shares of Vision common stock. As of the date of this prospectus/proxy statement, neither Park nor any of its directors, executive officers or affiliates beneficially owned any shares of Vision common stock.
Recommendation to shareholders (page ___)
          The Vision Board of Directors believes that the merger with Park is in your best interests and recommends that you vote “FOR” the approval of the merger agreement.
Conditions to the merger (see pages ___)
          The completion of the merger depends upon the satisfaction of a number of conditions set forth in the merger agreement, including the approval of the merger agreement by Vision shareholders and the receipt of all necessary governmental approvals. Park and Vision are in the process of filing the applications necessary to obtain approval for the merger from the appropriate governmental authorities.
Opinion of financial advisor (page___)
          The Vision Board of Directors has received a fairness opinion from its financial advisor, Burke Capital Group, L.L.C. (“BCG”), stating that, as of the date of the opinion, the merger consideration set forth in the merger agreement was fair and equitable from a financial point of view to the Vision shareholders.
          Pursuant to a letter agreement dated August 15, 2006, Vision paid BCG a fairness opinion fee of $50,000 upon the execution of the definitive merger agreement. In addition, Vision has agreed to pay BCG a financial advisory fee which will fluctuate based upon the ultimate value, determined as of the closing of the merger, of the consideration to be received by the holders of shares of Vision common stock and Vision stock options in the merger. As of September 14, 2006, the date of the announcement of the merger, and based on the closing price of Park’s common shares of $104.98 on September 13, 2006, the fee payable to BCG at the closing of the merger would be $1,646,085. Vision has also agreed to reimburse BCG for its reasonable out-of-pocket expenses and to indemnify BCG and certain related persons against certain liabilities arising out of or in conjunction with BCG’s rendering of services under its engagement, including certain liabilities under the federal securities laws.
          The full text of the fairness opinion, which outlines the matters considered and qualifications and limitations on the review undertaken by BCG in rendering its opinion, is attached as Annex B to this prospectus/proxy statement. We encourage you to read this fairness opinion in its entirety.
Material federal income tax consequences of the merger (page ___)
          We intend that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that, accordingly, for federal income tax purposes (i) no gain or loss will be recognized by Park or Vision as a result of the merger, and (ii) Vision shareholders who receive Park common shares in exchange for shares of Vision common stock in the merger will recognize no gain or loss, other than the gain or loss to be recognized as to cash received either (a) as a result of the election and allocation method, or (b) in lieu of fractional Park common shares. The obligation of Park and Vision to consummate the merger is conditioned on the receipt by Park and Vision of an opinion of Park’s counsel, Vorys, Sater, Seymour and Pease LLP, dated as of the effective date of the merger, substantially to the effect that the merger constitutes a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.
          Vision shareholders who exercise dissenters’ rights and receive cash for their shares of Vision common stock generally will recognize gain or loss for federal income tax purposes.

Interests of directors and executive officers of Vision (page ___)
          Some of the directors and executive officers of Vision have interests in the merger that are different from, or in addition to, their interests as shareholders of Vision. These interests include the following:
•	Park, together with Vision Alabama and Vision Florida, entered into an employment agreement with J. Daniel Sizemore to become effective at the effective time of the merger. Mr. Sizemore currently serves as Chairman of the Board, Chief Executive Officer and President of Vision and Chairman of the Board and Chief Executive Officer of Vision Alabama and Vision Florida. The compensation and benefits that will be provided to Mr. Sizemore under his employment agreement are described under “The Proposed Merger (Proposal One) — Interests of Vision directors and executive officers in the merger” beginning on page ___of this prospectus/proxy statement.

•	Park, together with Vision Alabama, entered into an employment agreement with William E. Blackmon to become effective at the effective time of the merger. Mr. Blackmon currently serves as Executive Vice President and Chief Financial Officer of Vision and Vision Alabama. The compensation and benefits that will be provided to Mr. Blackmon under his employment agreement are described under “The Proposed Merger (Proposal One) — Interests of Vision directors and executive officers in the merger” beginning on page ___of this prospectus/proxy statement.

•	Park, together with Vision Alabama, entered into an employment agreement with Andrew W. Braswell to become effective at the effective time of the merger. Mr. Braswell currently serves as Executive Vice President and Senior Lending Officer of Vision Alabama. The compensation and benefits that will be provided to Mr. Braswell under his employment agreement are described under “The Proposed Merger (Proposal One) - Interests of Vision directors and executive officers in the merger” beginning on page ___of this prospectus/proxy statement.

•	Park, together with Vision Florida, entered into an employment agreement with Joey W. Ginn to become effective at the effective time of the merger. Mr. Ginn currently serves as President of Vision Florida. The compensation and benefits that will be provided to Mr. Ginn under his employment agreement are described under “The Proposed Merger (Proposal One) — Interests of Vision directors and executive officers in the merger” beginning on page ___of this prospectus/proxy statement.

•	Park, together with Vision Alabama, entered into an employment agreement with Robert S. McKean to become effective at the effective time of the merger. Mr. McKean currently serves as President of Vision Alabama. The compensation and benefits that will be provided to Mr. McKean under his employment agreement are described under “The Proposed Merger (Proposal One) — Interests of Vision directors and executive officers in the merger” beginning on page ___of this prospectus/proxy statement.

•	Pursuant to the terms of the merger agreement, members of the Boards of Directors of Vision Alabama and Vision Florida will continue to serve following the merger until their respective successors are duly qualified and elected and will receive compensation for their service on the Board of Directors of Vision Alabama or Vision Florida, as appropriate, commensurate with the compensation paid to directors serving on the Boards of Directors of Park’s other subsidiaries.

•	Park has agreed to purchase directors’ and officers’ liability insurance for the directors and officers of Vision and its subsidiaries for a period of three years after the merger. Park also has agreed to indemnify the directors, officers and employees of Vision and its subsidiaries for certain actions or omissions in the course of their duties as directors, officers and employees of

Vision or one of its subsidiaries occurring prior to the merger, including, without limitation, the transactions contemplated by the merger agreement.
          The Vision Board of Directors was aware of these interests of the directors and executive officers of Vision and considered them, among other things, in adopting the merger agreement.
Resale of Park common shares (page ___)
          Park has registered the Park common shares to be issued in the merger with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). No restrictions on the sale or other transfer of the Park common shares issued pursuant to the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of Park common shares issued to any Vision shareholder who may be deemed to be an “affiliate” of Vision for purposes of Rule 145 under the Securities Act.
Termination of the merger agreement (page ___)
          Park and Vision may mutually agree to terminate the merger agreement and abandon the merger at any time before the merger is effective, whether before or after approval by Vision’s shareholders. In addition, either Park or Vision acting alone may terminate the merger agreement and abandon the merger at any time before the merger is effective, whether before or after approval by Vision’s shareholders, under certain circumstances as described on page ___of this prospectus/proxy statement.
          If the merger agreement is terminated upon the occurrence of certain events specified in the merger agreement and described on page ___of this prospectus/proxy statement, Vision is required to pay to Park a termination fee of $6,500,000, and may also be required to pay Park’s documented out-of-pocket expenses, up to $250,000, provided that the amount of all such expenses and fees payable by Vision may not exceed $6,500,000 in the aggregate.
Dissenters’ rights (page ___)
          Under Alabama law, if you do not vote in favor of the approval of the merger agreement, you may demand that Vision pay to you the fair value for your shares of Vision common stock. The right to make this demand is known as “dissenters’ rights.” Vision shareholders exercising their dissenters’ rights must comply strictly with the procedures specified in Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act. Vision shareholders who want to exercise their dissenters’ rights must (i) deliver to Vision a written notice before the vote is taken at the special meeting on the approval of the merger agreement stating that he or she intends to seek a cash payment if the merger is consummated, (ii) not vote in favor of the approval of the merger agreement, (iii) submit a timely written payment demand to Vision after the merger is consummated and (iv) comply with certain other applicable statutory requirements. See “Dissenters’ Rights” beginning on page ___of this prospectus/proxy statement and the text of Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act attached to this prospectus/proxy statement as Annex C.

Risk Factors
          In addition to other information in this prospectus/proxy statement or incorporated in this prospectus/proxy statement by reference, you should carefully consider the risk factors discussed in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, incorporated by reference into this prospectus/proxy statement, which could materially affect Park’s business, financial condition or future results, as well as the following factors:
Fluctuation in the market price of the Park common shares will affect the value of the Park common shares received in the merger.
          Under the terms of the merger agreement, the shareholders of Vision will be entitled to elect to receive, in exchange for the shares of Vision common stock that they own, either (a) cash at the rate of $25.00 for each share of Vision common stock owned, (b) Park common shares at the exchange ratio of 0.2475 Park common shares for each share of Vision common stock owned, or (c) a combination of cash and Park common shares. The stock exchange ratio (i.e., 0.2475 Park common shares for each share of Vision common stock) will not be adjusted if the market price of the Park common shares decreases prior to the closing of the merger. However, Vision may, but is not obligated to, terminate the merger agreement and abandon the merger if the average of the closing sale prices of the Park common shares on AMEX during the 20 trading-day period ending on the tenth trading day prior to the date established for the closing of the merger is less than $81.00 (as adjusted pursuant to the terms of the merger agreement for any stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction). On the other hand, Park may, but is not obligated to, terminate the merger agreement and abandon the merger if the average of the closing sale prices of a Park common share on AMEX during the 20 trading-day period ending on the tenth trading day prior to the date established for the closing of the merger is greater than $121.00 (as adjusted pursuant to the terms of the merger agreement for any stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction).
          On                                         , 2006, the last practicable trading day for which information was available prior to the date of this prospectus/proxy statement, the closing sale price for Park common shares was $                    . Based on that price, 0.2475 Park common shares would be valued at $                    .
          The market price of the Park common shares may decrease after                                         , 2006 and prior to the closing of the merger. Furthermore, you will not receive your merger consideration until several days after the closing of the merger, and the market price of the Park common shares may decrease during the post-closing period prior to the date that you actually receive your merger consideration. During this period, you will not be able to sell any of the Park common shares that you may be entitled to receive in the merger to avoid losses resulting from any decline in the market price of the Park common shares.
You may receive a form of consideration different from the form of consideration you elect.
          Although you will have an opportunity to elect the form of consideration you wish to receive in the merger, your election will be subject to the allocation procedures set forth in the merger agreement and described in this prospectus/proxy statement to ensure that, subject to adjustment for cash paid in lieu of fractional shares, 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares. For purposes of this allocation, shareholders of Vision who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their shares of Vision common stock. If you elect to receive all cash and the available cash is oversubscribed, then you may receive a portion of the merger consideration in the form of Park common shares. If you elect to receive all Park common shares and the available Park common shares are oversubscribed, then you may receive a portion of the merger consideration in cash. If you elect to receive a combination of cash and Park common shares and either the available Park common shares or the available cash is oversubscribed, you may not receive the specific combination of cash and Park common shares that you request.
Park has no prior operating experience in the Alabama and Florida markets in which Vision and its subsidiaries operate.
          Park and its subsidiaries currently operate 136 offices across 29 Ohio counties and one Kentucky county. The merger with Vision will result in the expansion of the banking operations of Park and its subsidiaries into the Alabama and Florida markets currently served by Vision and its subsidiaries. Park and its subsidiaries have no prior operating experience in these markets and, therefore, will rely to a large extent on the existing Boards of Directors and management of Vision and its subsidiaries with respect to the operation of Vision Alabama and Vision Florida after the merger. Park, together with Vision Alabama and/or Vision Florida, as appropriate, entered into employment agreements with the following executive officers of Vision Alabama and Vision Florida: J. Daniel Sizemore, Chairman of the Board, Chief Executive Officer and President of Vision and Chairman of the Board and Chief Executive Officer of Vision Alabama and Vision Florida; William E. Blackmon, Executive Vice President and Chief Financial Officer of Vision and Vision Alabama; Andrew W. Braswell, Executive Vice President and Senior Lending Officer of Vision Alabama; Joey W. Ginn, President of Vision Florida; and Robert S. McKean, President of Vision Alabama; as well as seven other senior officers of Vision Alabama and Vision Florida. Each of these employment agreements, which will become effective at the effective time of the merger, continues the executive officer’s or employee’s employment relationship with Vision Alabama or Vision Florida, as applicable, after the effective time of the merger for at least a three-year term. See “The Proposed Merger (Proposal One) — Interests of Vision directors and executive officers in the merger” beginning on page ___of this prospectus/proxy statement. However, there is no guarantee that Park will be able to retain the services of these executive officers and employees of Vision Alabama and Vision Florida, or that Park will be able to successfully manage the operations of the Vision subsidiaries in the Alabama and Florida markets.
Park could experience difficulties in managing its growth and effectively integrating Vision and Anderson.
          Park may not be able to achieve fully the strategic objectives and operating efficiencies in the merger. The costs or difficulties relating to the integration of Vision and its subsidiaries with the Park organization may be greater than expected or the cost savings or any revenue synergies of the combined organization may be lower or take longer to realize than expected. Inherent uncertainties exist in integrating the operations of any acquired entity. In addition, the markets and industries in which Park and Vision and their respective subsidiaries operate are highly competitive. Park may lose its customers or the customers of Vision and its subsidiaries as a result of the merger. Park may also lose key personnel, either from itself or from Vision and its subsidiaries, as a result of the merger, although Park has entered into employment agreements with J. Daniel Sizemore and eleven other executive officers and employees of Vision Alabama and Vision Florida as described in the previous risk factor. These factors could contribute to Park not fully achieving the expected benefits from the merger. Similarly, Park’s proposed acquisition of Anderson involves the same risks described above.
The termination fee may discourage other companies from trying to acquire Vision even if the other acquisition could offer higher immediate value to Vision shareholders.
          Pursuant to the merger agreement, Vision has agreed to pay Park a termination fee of $6,500,000, if (a) the merger agreement is terminated by Vision because Vision’s Board of Directors has authorized the execution of a definitive written agreement concerning a “superior proposal,” or (b) the merger agreement is terminated by

Vision or Park for certain specified reasons and, within 12 months after the termination of the merger agreement, Vision consummates or enters into an agreement relating to a previously-announced acquisition proposal. This termination fee could have the effect of discouraging other companies from trying to acquire Vision, even if the other acquisition could offer higher immediate value to Vision’s shareholders.
The fairness opinion obtained by Vision from its financial advisor will not reflect changes in circumstances prior to the merger.
          Burke Capital Group, L.L.C., the financial advisor to Vision, delivered a fairness opinion to the Board of Directors of Vision on September 14, 2006. The fairness opinion states that, as of the date of the opinion, the merger consideration set forth in the merger agreement was fair and equitable from a financial point of view to the Vision shareholders. The fairness opinion does not reflect changes that may occur or may have occurred after September 14, 2006, including changes to the operation and prospects of Park or Vision, changes in general market and economic conditions, or other factors. Any such changes, or other factors on which the fairness opinion is based, may alter the relative value of Park and Vision.
Some directors and executive officers of Vision have potential conflicts of interest in the merger.
          Some of the directors and executive officers of Vision have interests in the merger that are different from, or in addition to, their interests as shareholders of Vision. Park, together with Vision Alabama and/or Vision Florida, entered into employment agreements with J. Daniel Sizemore and four other executive officers of Vision Alabama and Vision Florida to become effective at the effective time of the merger. In addition, Park has agreed to purchase directors’ and officers’ liability insurance for the directors and officers of Vision and its subsidiaries for a period of three years after the merger and has agreed to indemnify the directors, officers and employees of Vision and its subsidiaries for certain actions or omissions in the course of their duties as directors, officers and employees of Vision or one of its subsidiaries occurring prior to the merger (including, without limitation, the transactions contemplated by the merger agreement). These and certain other additional interests of Vision’s directors and executive officers may cause these persons to view the proposed merger differently than you view it. See “The Proposed Merger (Proposal One) — Interests of Vision directors and executive officers in the merger” beginning on page ___ of this prospectus/proxy statement.
Vision’s shareholders will not control Park’s future operations.
          Following the merger, Vision shareholders in the aggregate will become the owners of less than                     % of the approximately                                          million Park common shares anticipated to be outstanding following the issuance of up to                                          Park common shares in the Vision merger and the issuance of 86,137 Park common shares in the Anderson merger. As a result, former Vision shareholders will not have a significant impact on the election of directors or on whether future proposals submitted to a vote of Park shareholders are approved or rejected.
Changes in interest rates could have a material adverse effect on Park’s financial condition and results of operations.
          Park’s earnings depend substantially on interest rate spread, which is the difference between (i) the rates earned on loans, investment securities and other interest earning assets and (ii) the interest rates paid on deposits and borrowings. These rates are highly sensitive to many factors beyond Park’s control, including general economic conditions and the policies of various governmental and regulatory authorities. While Park and its subsidiaries have taken measures intended to manage the risks of operating in a changing interest rate environment, there can be no assurance that such measures will be effective in avoiding undue interest rate risk.

Forward-Looking Statements
          Certain statements contained in this prospectus/proxy statement which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements specifically identified as forward-looking statements within this prospectus/proxy statement. In addition, certain statements in future filings by each of Park and Vision with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of Park or Vision which are not statements of historical fact constitute forward-looking statements within the Private Securities Litigation Reform Act. Examples of forward-looking statements include: (i) projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of each of Park and Vision, or their respective Boards of Directors or management, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.
          The Private Securities Litigation Reform Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying the important factors that could cause actual results to differ materially from those discussed in the forward-looking statements. We desire to take advantage of the “safe harbor” provisions of that Act.
          Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those factors specifically identified as “Risk Factors” in this prospectus/proxy statement and in the documents incorporated by reference into this prospectus/proxy statement. There is also the risk that the Board of Directors or management of Park or Vision incorrectly analyzes these risks and forces, or that the strategies that Park or Vision develops to address them are unsuccessful.
          Forward-looking statements speak only as of the date on which they are made, and, except as may be required by law, Park and Vision undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to Park or Vision or any person acting on either of their behalf are qualified in their entirety by the cautionary statements set forth in this prospectus/proxy statement and in the documents incorporated by reference into this prospectus/proxy statement.
Incorporation by Reference
          The Securities and Exchange Commission allows each of Park and Vision to “incorporate by reference” into this prospectus/proxy statement. This means that each of Park and Vision can disclose important information to you by referring you to another document separately filed with or furnished to the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus/proxy statement, except for any information superseded by information contained in this prospectus/proxy statement or in later-filed documents incorporated by reference in this prospectus/proxy statement. You should read the information relating to Park and Vision contained in this prospectus/proxy statement and the information in the documents incorporated by reference.
          This prospectus/proxy statement incorporates by reference the documents listed below that Park has previously filed with or furnished to the Securities and Exchange Commission and any future filings made by Park with the Securities and Exchange Commission before the special meeting of Vision shareholders to be held on                                         , 2007, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

SEC Filings (File No. 1-13006)	Period/Date of Filing
Annual Report on Form 10-K	Fiscal year ended December 31, 2005

Quarterly Report on Form 10-Q	Quarterly periods ended March 31, June 30 and September 30, 2006

Current Reports on Form 8-K	Filed/furnished on January 17, January 20, March 17 (two reports), April 17, April 18, July 17, July 21, August 14, September 14, September 20, October 16, October 25, November 6 and November 20, 2006

Definitive Proxy Statement for the 2006 Annual Meeting of Shareholders of Park	Filed on March 10, 2006

Description of Park common shares contained in Current Report on Form 8-K filed on April 21, 1998	Filed April 21, 1998
          This prospectus/proxy statement incorporates by reference the documents listed below that Vision has previously filed with or furnished to the Securities and Exchange Commission and any future filings made by Vision with the Securities and Exchange Commission before the special meeting of Vision shareholders to be held on                                         , 2007, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

SEC Filings (File No. 000-50719)	Period/Date of Filing
Annual Report on Form 10-KSB	Fiscal year ended December 31, 2005

Quarterly Report on Form 10-Q	Quarterly periods ended March 31, June 30 and September 30, 2006

Current Reports on Form 8-K	Filed/furnished on February 1 , May 8, June 27, August 4, September 15, September 20 and October 27, 2006

Definitive Proxy Statement for the 2006 Annual Meeting of Shareholders of Vision	Filed on April 6, 2006

Description of Vision common stock contained in Registration Statement on Form SB-2, filed on January 29, 2002.	Filed January 29, 2002
          This prospectus/proxy statement incorporates by reference important business and financial information that is not included or delivered with it. You can request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling one of the following individuals:

Park National Corporation	Vision Bancshares, Inc.
50 North Third Street	P.O. Box 4649
Newark, Ohio 43055	Gulf Shores, Alabama 36547
Attention: John W. Kozak	Attention: William E. Blackmon
(740) 349-8451	(251) 967-4212

          In order to ensure timely delivery of documents, any requests for documents should be made no later than five business days before the                                         , 2007 special meeting of the shareholders of Vision. Accordingly, requests should be received by Park or Vision, as appropriate, no later than                                         , 2007.
          You may also obtain copies of the documents from the Securities and Exchange Commission through its website. See “Where You Can Find More Information” on page ___.
          Following the merger, Park will continue to be regulated by the information, reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended.
Sources of Information
          Park has supplied all information contained or incorporated by reference in this prospectus/proxy statement relating to Park, and Vision has supplied all information contained or incorporated by reference in this prospectus/proxy statement relating to Vision.
          You should rely only on the information which is contained in this prospectus/proxy statement or to which we have referred in this prospectus/proxy statement. We have not authorized anyone to provide you with information that is different.

Comparative Share Prices
          Park common shares are listed on AMEX under the symbol “PRK.” Vision’s common stock is not listed on any exchange, nor is it included on NASDAQ. However, trades may be reported on the OTC Bulletin Board under the symbol “VBAL.OB”. Vision is aware that FIG Partners, LLC and Morgan Keegan & Company, Inc. currently make a market in Vision’s common stock. Vision is aware that there are also private transactions in Vision’s common stock and, therefore, the data set forth below may not reflect all such transactions.
          The information presented in the following table reflects the closing sale prices for Park common shares and Vision common stock on September 13, 2006, the last trading day preceding our public announcement of the merger, and on                                         , 2006, the last practicable trading day for which information was available prior to the date of this prospectus/proxy statement. The table also presents the equivalent price per share of Vision, giving effect to the merger as of such dates. The “Vision Bancshares, Inc. Equivalent Per Share Price” is determined by multiplying the exchange ratio of 0.2475 by the closing sale price of Park common shares on the dates indicated.
Park National Corporation and Vision Bancshares, Inc.
Comparative Market Value

Vision Bancshares,
	Park National	Vision Bancshares,	Inc. Equivalent
	Corporation	Inc.	Per Share Price
September 13, 2006	$104.98	$20.12	$25.98
, 2006	$ _____	$ _____	$ _____

Selected Financial Data of Park National Corporation (Historical)
          The following table sets forth selected consolidated historical data of Park for the periods and at the dates indicated. This data has been derived in part from and should be read together with the audited consolidated financial statements and notes thereto incorporated by reference in Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated herein by reference. Financial data at September 30, 2005 and 2006, and for the nine months ended September 30, 2005 and 2006, are derived from unaudited financial data included in Park’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which is incorporated herein by reference. See “Incorporation by Reference” on page ___and “Where You Can Find More Information” on page ___. Park believes that the interim financial data reflects all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation of results of operations for those periods and financial position at those dates. The results of operations for the nine-month period ended September 30, 2006 are not necessarily indicative of the operating results to be anticipated for the fiscal year ending December 31, 2006.

						As of and for the
						Nine Months
	As of and for the Year Ended December 31,					Ended September 30,
	2001	2002	2003	2004	2005	2005	2006
	(In thousands, except per share and ratio data)
Income Statement Data:

Interest income	$320,348	$287,920	$264,629	$270,993	$314,459	$233,655	$249,184

Interest expense	127,404	82,588	61,992	58,702	93,895	68,247	88,381

Net interest income	192,944	205,332	202,637	212,291	220,564	165,408	160,803

Provision for loan losses	13,059	15,043	12,595	8,600	5,407	4,007	2,402

Net interest income after provision for loan losses	179,885	190,289	190,042	203,691	215,157	161,401	158,401

Gain/(loss) on sale of securities	140	(182)	(6,060)	(793)	96	96	97

Non-interest income	45,098	51,032	61,583	52,641	59,609	44,720	48,075

Non-interest expense	114,207	119,964	122,376	126,290	139,438	103,080	105,357

Income before income taxes	110,916	121,175	123,189	129,249	135,424	103,137	101,216

Income taxes	32,554	35,596	36,311	37,742	40,186	30,730	29,718

Net income	$78,362	$85,579	$86,878	$91,507	$95,238	$72,407	$71,498

Per Share Data (A):

Net income — basic	$5.32	$5.87	$6.01	$6.38	$6.68	$5.06	$5.12

Net income — diluted	5.31	5.86	5.97	6.32	6.64	5.03	5.11

Cash dividends declared	2.752	2.962	3.209	3.414	3.62	2.70	2.76

Book value at period end	32.00	35.17	37.57	39.28	39.63	39.71	40.37

Weighted average shares outstanding — basic	14,721,318	14,572,456	14,458,899	14,344,771	14,258,519	14,300,005	13,957,097

Weighted average shares outstanding — diluted	14,753,762	14,605,157	14,551,422	14,486,327	14,348,243	14,397,838	13,998,253

(A)	Per share data have been restated to reflect the five percent stock dividend declared and paid on December 15, 2004.

						As of and for the
						Nine Months
	As of and for the Year Ended December 31,					Ended September 30,
	2001	2002	2003	2004	2005	2005	2006
	(In thousands, except per share and ratio data)
Balance Sheet Data (period end):

Total assets	$4,569,515	$4,446,625	$5,034,956	$5,412,584	$5,436,048	$5,518,173	$5,393,333

Total investment securities	1,464,179	1,383,142	1,991,226	1,926,782	1,663,342	1,766,252	1,563,706

Total loans, net of unearned income	2,795,808	2,692,187	2,730,803	3,120,608	3,328,112	3,298,402	3,390,477

Allowance for loan losses	59,959	62,028	63,142	68,328	69,694	70,367	69,698

Total deposits	3,314,203	3,495,135	3,414,249	3,689,861	3,757,757	3,821,312	3,889,439

Debt and FHLB advances	710,851	376,104	1,002,736	1,074,024	1,028,858	1,065,821	871,336

Total shareholders’ equity	468,346	509,292	543,041	562,561	558,430	563,436	558,206

Significant Financial Ratios:

Return on average assets	1.84%	1.93%	1.81%	1.81%	1.71%	1.73%	1.78%

Return on average shareholders’ equity	17.33%	17.56%	16.69%	17.00%	17.03%	17.26%	17.73%

Dividend payout ratio	51.64%	50.42%	53.42%	53.54%	54.19%	53.32%	53.81%

Net interest margin, fully-taxable equivalent	4.92%	5.06%	4.60%	4.56%	4.34%	4.32%	4.36%

Average loans to average deposits	90.18%	79.90%	78.73%	79.90%	85.59%	85.07%	87.22%

Average shareholders’ equity to average assets	10.59%	10.99%	10.83%	10.66%	10.06%	10.02%	10.02%

Allowance for loan losses to period-end loans	2.14%	2.30%	2.31%	2.19%	2.09%	2.13%	2.06%

Allowance for loan losses to total non-performing loans	221.19%	234.35%	245.31%	237.47%	232.13%	242.04%	240.57%

Non-performing loans to period-end loans	0.97%	0.98%	0.94%	0.92%	0.90%	0.88%	0.85%

Net charge-offs to average loans	0.37%	0.48%	0.43%	0.28%	0.18%	0.16%	0.10%

Selected Financial Data of Vision Bancshares, Inc. (Historical)
          The following table sets forth selected consolidated historical data of Vision for the periods and at the dates indicated. This data has been derived in part from and should be read together with the audited consolidated financial statements and notes thereto included in Vision’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which is incorporated herein by reference. Financial data at September 30, 2005 and 2006, and for the nine months ended September 30, 2005 and 2006, are derived from unaudited financial data included in Vision’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which is incorporated herein by reference. See “Incorporation by Reference” on page ___and “Where You Can Find More Information” on page ___. Vision believes that the interim financial data reflects all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation of results of operations for those periods and financial position at those dates. The results of operations for the nine-month period ended September 30, 2006 are not necessarily indicative of the operating results to be anticipated for the fiscal year ending December 31, 2006.

						As of and for the
						Nine Months
	As of and for the Year Ended December 31,					Ended September 30,
	2001	2002	2003	2004	2005	2005	2006
	(In thousands, except per share and ratio data)
Income Statement Data:

Interest income	$5,962	$7,827	$9,931	$16,979	$37,465	$26,050	$40,561

Interest expense	2,974	3,293	3,438	5,296	11,615	8,023	15,813

Net interest income	2,988	4,534	6,493	11,683	25,850	18,027	24,748

Provision for loan losses	655	616	1,290	1,819	1,595	1,270	1,015

Net interest income after provision for loan losses	2,333	3,918	5,203	9,864	24,255	16,757	23,733

Gain/(loss) on sale of securities	—	184	152	(6)	—	—	—

Non-interest income	614	1,077	1,359	1,956	3,119	2,147	3,042

Non-interest expense	3,494	5,026	7,094	9,911	16,685	11,954	15,179

Income before income taxes	(547)	153	(380)	1,903	10,689	6,950	11,596

Income taxes	(163)	62	(204)	618	3,854	2,561	4,230

Noncontrolling interest	—	—	75	96	154	122	76

Net income	$(384)	$91	$(251)	$1,189	$6,681	$4,267	$7,290

Per Share Data:

Net income — basic	$(0.22)	$0.05	$(0.07)	$0.22	$1.10	$0.70	$1.20

Net income — diluted	(0.22)	0.04	(0.07)	0.21	1.04	0.67	1.12

Cash dividends declared	—	—	—	—	—	—	—

Book value at period end	4.91	5.99	5.60	6.75	7.82	7.45	9.06

Weighted average shares outstanding — basic	1,748,228	2,092,650	3,756,336	5,476,097	6,055,688	6,054,085	6,063,599

Weighted average shares outstanding — diluted	1,748,228	2,155,390	3,756,336	5,637,344	6,404,514	6,373,438	6,501,474

						As of and for the
						Nine Months
	As of and for the Year Ended December 31,					Ended September 30,
	2001	2002	2003	2004	2005	2005	2006
	(In thousands, except per share and ratio data)
Balance Sheet Data (period end):

Total assets	$97,752	$139,983	$210,278	$410,167	$587,879	$585,226	$697,280

Total investment securities	12,308	12,179	14,808	27,527	33,605	34,513	29,009

Total loans, net of unearned income	78,195	108,877	174,745	346,260	501,724	491,327	559,493

Allowance for loan losses	1,013	1,390	2,072	4,565	5,749	5,415	6,671

Total deposits	87,070	117,548	179,468	350,071	494,747	519,970	594,654

Debt and FHLB advances	—	—	8,609	16,700	26,283	16,384	25,999

Junior subordinated debentures	—	—	—	—	15,464	—	15,464

Total shareholders’ equity	10,243	21,785	21,147	40,796	47,391	45,158	54,958

Significant Financial Ratios:

Return on average assets	-0.51%	0.08%	-0.15%	0.38%	1.24%	1.09%	1.49%

Return on average shareholders’ equity	-4.79%	0.87%	-1.14%	3.28%	15.13%	13.16%	18.97%

Dividend payout ratio	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Net interest margin, fully-taxable equivalent	4.13%	4.00%	4.02%	3.98%	5.08%	4.87%	5.36%

Average loans to average deposits	88.26%	88.57%	96.09%	91.86%	94.62%	92.94%	97.47%

Average shareholders’ equity to average assets	10.66%	8.81%	12.79%	11.58%	8.21%	8.27%	7.83%

Allowance for loan losses to period-end loans	1.30%	1.28%	1.19%	1.32%	1.15%	1.10%	1.19%

Allowance for loan losses to total non-performing loans	354.20%	454.25%	452.40%	237.76%	222.13%	208.11%	341.93%

Non-performing loans to period-end loans	0.38%	0.28%	0.26%	0.56%	0.52%	0.53%	0.34%

Net charge-offs to average loans	0.06%	0.25%	0.42%	0.07%	0.09%	0.10%	0.02%

Comparative Per Share Data
          The following table presents at the dates and for the periods indicated certain historical per share data for Park and for Vision. The information is derived from and should be read together with the respective historical consolidated financial statements of Park and Vision which are incorporated by reference in or included in the respective periodic reports of Park and Vision, as appropriate, incorporated by reference in this prospectus/proxy statement.

	Park Historical	Vision Historical
	As of and for the	As of and for the
	Year Ended	Year Ended
	December 31, 2005	December 31, 2005
Book value per share	$39.63	$7.82
Cash dividends declared per share	$3.62	$—
Net income per share — basic	$6.68	$1.10
Net income per share — diluted	$6.64	$1.04

	Park Historical	Vision Historical
	As of and for the	As of and for the
	Nine Months Ended	Nine Months Ended
	September 30, 2006	September 30, 2006
Book value per share	$40.37	$9.06
Cash dividends declared per share	$2.76	$—
Net income per share — basic	$5.12	$1.20
Net income per share — diluted	$5.11	$1.12

The Special Meeting of Shareholders
Purpose, time and place of the special meeting
     This prospectus/proxy statement is being provided to you in connection with the solicitation of proxies by the Vision Board of Directors for use at the special meeting of shareholders to be held on                     , 2007 at                               .m., Central Time, at Vision Bank’s Foley office, 501 South McKenzie Street, Foley, Alabama, including any adjournments or reschedulings of that special meeting. At the special meeting, the shareholders of Vision will be asked to consider and vote upon the following matters:
•	A proposal to approve the Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park and Vision, which provides for the merger of Vision with and into Park;

•	A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger; and

•	Any other business which properly comes before the special meeting or any adjournment or postponement of the special meeting. The Board of Directors of Vision is unaware of any other business to be transacted at the special meeting.
     The Board of Directors of Vision has unanimously adopted the merger agreement and recommends a vote “FOR” the approval of the merger agreement.
Record date; Vision common stock outstanding and entitled to vote
     The Board of Directors of Vision has fixed the close of business on                     , 2006 as the record date for determining the Vision shareholders who are entitled to notice of and to vote at the special meeting of shareholders. Only holders of shares of Vision common stock who are holders at the close of business on the record date will be entitled to notice of and to vote at the special meeting.
     As of the close of business on                     , 2006, there were                     shares of Vision common stock outstanding and entitled to vote at the special meeting. The shares of Vision common stock were held of record by approximately                      shareholders. Each share of Vision common stock entitles the holder to one vote on all matters properly presented at the special meeting.
Votes required; quorum
     Under Alabama law and Vision’s amended and restated articles of incorporation and by-laws, the approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the shares of Vision common stock outstanding and entitled to vote at the Vision special meeting.
     As of                     , 2006, directors and executive officers of Vision and their respective affiliates beneficially owned an aggregate of                     shares of Vision common stock, excluding outstanding stock options, amounting to ___% of the outstanding shares of Vision common stock as of the record date. As of the date of this prospectus/proxy statement, neither Park nor any of its directors, executive officers or affiliates beneficially owned any shares of Vision common stock.
     A quorum, consisting of the holders of a majority of the outstanding shares of Vision common stock, must be present in person or by proxy at the Vision special meeting before any action can be taken. A properly executed proxy card marked “ABSTAIN” will not be voted on the approval of the merger agreement but will count toward determining whether a quorum is present. Brokers who hold shares of Vision common stock in “street name” for the beneficial owners cannot vote these shares of Vision common stock on the approval of the merger agreement without specific instructions from the beneficial owners. Because the approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the shares of Vision common stock outstanding and entitled to vote at the special meeting, an abstention or, if your shares of Vision common stock are held in “street name,” your failure to instruct your broker how to vote, will have the same effect as a vote “AGAINST” the approval of the merger agreement.
Solicitation and revocation of proxies
     A proxy card for use at the special meeting accompanies each copy of this prospectus/proxy statement mailed to Vision shareholders. Your proxy is solicited by the Board of Directors of Vision. Whether or not you attend the special meeting, the Vision Board of Directors urges you to return the enclosed proxy card. If you return your properly executed proxy card prior to the special meeting and do not revoke it prior to its use, the shares of Vision common stock represented by that proxy card will be voted at the special meeting or, if appropriate, at any adjournment of the special meeting. The shares of Vision common stock will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted “FOR” the approval of the merger agreement and, if necessary, “FOR” the approval of the adjournment of the special meeting to solicit additional proxies.
     If you have returned a properly executed proxy card, you may revoke it at any time before a vote is taken at the special meeting by:
•	filing a written notice of revocation with the Secretary of Vision, at P.O. Box 4649, Gulf Shores, Alabama 36547;

•	executing and returning another proxy card with a later date; or

•	attending the special meeting and giving notice of revocation in person.
     Your attendance at the special meeting will not, by itself, revoke your proxy.
     If you are a Vision shareholder whose shares of common stock are not registered in your own name, you will need additional documentation from your record holder in order to vote your shares of Vision common stock in person at the special meeting.
     We do not expect any matter other than the approval of the merger agreement and, if necessary, the approval of the adjournment of the special meeting to solicit additional proxies, to be brought before the Vision special meeting. If any other matters are properly brought before the special meeting for consideration, shares of Vision common stock represented by properly executed proxy cards will be voted, to the extent permitted by applicable law, in the discretion of the persons named in the proxy card in accordance with their best judgment.
     Vision will bear its own cost of solicitation of proxies on behalf of the Vision Board of Directors, except that Vision and Park have agreed to share equally the costs (excluding the fees and disbursements of legal counsel, financial advisors and accountants) incurred in connection with preparing (including copying, printing and distributing) this prospectus/proxy statement. Proxies will be solicited by mail and may be further solicited by additional mailings, personal contact, telephone, facsimile or electronic mail, by directors, officers and regular employees of Vision, none of whom will receive additional compensation for their solicitation activities. Vision will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of shares of Vision common stock not beneficially owned by them, for forwarding this prospectus/proxy statement and other proxy solicitation materials to, and obtaining proxies from, the beneficial owners of shares of Vision common stock entitled to vote at the special meeting.

Dissenters’ Rights
     The following is a summary of the steps that you must take if you wish to exercise dissenters’ rights with respect to the merger. This is not a complete statement of the law relating to dissenters’ rights and is qualified in its entirety by reference to Annex C, which sets forth the full text of Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act. As used in this summary and in Sections 10-2B-13.01 through 10-2B-13.32, the term “dissenting shareholder” means the record holder of the dissenting shares. A person having a beneficial interest in shares of Vision common stock which are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record shareholder to timely and properly follow the steps summarized below to perfect whatever dissenters’ rights the beneficial shareholder may have. If you are considering dissenting, you should consult your own legal advisor.
     Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act provide for rights to obtain payment of the fair value of the shares of Vision common stock of a shareholder of record who (i) has delivered notice in writing to Vision before the vote is taken that he or she intends to seek a cash payment if the merger is consummated and (ii) does not vote in favor of the approval of the merger agreement. Within ten (10) days after completion of the merger, Vision will send to each shareholder who has given such notice to Vision a dissenters’ notice stating, among other things, a date not less than thirty (30) days nor more than sixty (60) days after the date of the dissenters’ notice by which the shareholder must submit a written payment demand. Within twenty (20) days after making such payment demand, the shareholder must submit the certificates representing shares of Vision common stock to Vision for notation thereon that such demand has been made.
     The written payment demand should be sent to:
William E. Blackmon
Vision Bancshares, Inc.
P.O. Box 4649
Gulf Shores, Alabama 36547-4649
Facsimile: (251) 968-3363
     As soon as the merger is completed, or upon the receipt of a payment demand by a shareholder, Vision will offer to pay each dissenting shareholder the amount which Vision estimates to be the fair value of the shares of Vision common stock, plus accrued interest. Each dissenting shareholder may agree to accept such offer of payment and upon receiving payment, such dissenting shareholder ceases to have any interest in the shares. “Fair value” means the value of the shares immediately before the consummation of the merger excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable. If a dissenting shareholder is dissatisfied with Vision’s offer of payment, the shareholder may notify Vision in writing within 30 days after Vision’s offer stating his or her own estimate of the fair value of the shares of Vision common stock, plus accrued interest, and demanding payment of such amount, or such dissenting shareholder may simply reject Vision’s offer and demand payment of the fair value of his or her shares of Vision common stock plus accrued interest.
     If Vision fails to make an offer to a dissenting shareholder within 60 days after the date set for demanding payment, the shareholder may notify Vision of his or her own estimate of the fair value of the shares of Vision common stock and accrued interest and demand payment. If the dissenting shareholder and Vision cannot agree upon the fair value, plus interest, to be paid for shares of Vision common stock that are the subject of the demand, then Vision must commence a proceeding in the Alabama Circuit Court for Baldwin County within 60 days of receiving the payment demand to have the fair value of the shares plus accrued interest determined. If Vision does not commence the proceeding within 60 days after receipt of the payment demand and the shareholder’s account still remains unsettled, Vision must pay each dissenting shareholder the amount of money demanded. In any court proceeding, the court will assess costs against Vision except that the court may assess costs against all or some of the dissenting shareholders if the court finds the dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

     A dissenting shareholder may assert dissenters’ rights as to fewer than all shares registered in such holder’s name, but only if the record holder dissents with respect to all shares beneficially owned by any one person and provides written notice to Vision of the name and address of each person on whose behalf the dissenters’ rights are asserted. A “beneficial shareholder” is defined by the Alabama Business Corporation Act as the “person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.” The rights of a partial dissenter are determined as if the shares of Vision common stock as to which such holder dissents and other shares held by the holder are registered in the names of different shareholders. Thus, if a beneficial shareholder owns shares of Vision common stock through a bank, broker or other nominee, such beneficial shareholder may assert dissenters’ rights, but only if the bank, broker or nominee provides Vision with the name and address of each such person wishing to assert dissenters’ rights. The beneficial shareholder must submit to Vision the consent of the record shareholder, i.e., the bank, broker or nominee holding for the dissenting beneficial shareholder, not later than the time the dissenting beneficial shareholder asserts dissenters’ rights.
     A shareholder who dissents and obtains payment under these procedures may not challenge the Vision merger unless the merger is unlawful or fraudulent with respect to the shareholder or Vision.
     Failure of a shareholder to comply with any requirements of the provisions relating to dissenters’ rights will result in a forfeiture by such shareholder of these dissenters’ rights.
     References herein to applicable statutes are summaries of portions thereof and do not purport to be complete and are qualified in their entirety by reference to the applicable statutes. Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act are attached hereto as Annex C. You should read Annex C carefully.
The Proposed Merger
(Proposal One)
     Subject to the terms and conditions set forth in the merger agreement, if the holders of at least two-thirds of the shares of Vision common stock vote to approve the merger agreement, the proposed acquisition of Vision and its subsidiaries by Park will be accomplished through the merger of Vision with and into Park.
Parties to the merger agreement
     Park. Park is an Ohio bank holding company headquartered in Newark, Ohio. Park and its subsidiaries consist of 12 community banking divisions and two specialty finance companies, all based in Ohio. Park operates 136 offices across 29 Ohio counties and one Kentucky county through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Leasing, Inc., and Guardian Financial Services Company.
     At September 30, 2006, on a consolidated basis, Park had total assets of $5.39 billion; total loans, net of unearned income, of $3.39 billion; total deposits of $3.89 billion; and total stockholders’ equity of $558.21 million. Park’s common shares are listed on AMEX under the symbol “PRK.”
     Recent Developments
     Park and Anderson have entered into a Second Amended and Restated Agreement and Plan of Merger, dated to be effective as of August 14, 2006, which provides for the merger of Anderson with and into The Park National Bank. Anderson is an Ohio state-chartered commercial bank with its main office located in Anderson Township on the east side of Cincinnati, Ohio and a second office located in Amelia, Ohio. At September 30,

2006, Anderson had total assets of $70.39 million; total loans, net of unearned income, of $55.24 million; total deposits of $62.36 million; and total shareholders’ equity of $7.51 million.
     Subject to adjustment for cash paid in lieu of fractional shares in accordance with the terms of the Anderson merger agreement, the shareholders of Anderson will receive aggregate consideration consisting of (i) 86,137 Park common shares and (ii) $9,054,343 less the sum of the exercise prices of all Anderson common shares subject to outstanding Anderson stock options which have not been exercised in full prior to the deadline set forth in the Anderson merger agreement. Park and Anderson anticipate that all outstanding Anderson stock options will be exercised in full prior to the deadline, in which case the aggregate cash consideration to be received by Anderson shareholders in the Anderson merger transaction would be $9,054,343 (subject to adjustment for cash paid in lieu of fractional shares).
     Anderson shareholders will be entitled to elect to receive, in exchange for each Anderson common share that they own, either (i) Park common shares, (ii) cash, or (iii) a combination of Park common shares and cash. The exact number of Park common shares and exact amount of cash to be received in exchange for each Anderson common share will depend upon the average market price of the Park common shares over a specified period prior to the closing of the Anderson merger transaction and will be calculated using formulas set forth in the Anderson merger agreement. The elections of Anderson shareholders will be subject to allocation procedures to ensure that the aggregate consideration received by Anderson shareholders in the Anderson merger transaction consists of the number of Park common shares and the amount of cash described above.
     The Anderson merger transaction is anticipated to close on or about December 18, 2006, subject to the satisfaction of customary conditions in the Anderson merger agreement and the approval of the shareholders of Anderson. Upon completion of the Anderson merger transaction, the two offices of Anderson will become part of the division of The Park National Bank known as The Park National Bank of Southwest Ohio & Northern Kentucky.
     Vision. Vision is an Alabama bank holding company headquartered in Panama City, Florida. Vision operates two community banks, both named Vision Bank, which are headquartered in Gulf Shores, Alabama and Panama City, Florida, respectively. Vision Florida, a Florida state banking corporation, provides general retail and commercial banking services to customers in Bay, Gulf, Okaloosa and Walton Counties in the panhandle of Florida through its eight full-service offices located in Panama City, Panama City Beach, Santa Rosa Beach, Wewahitchka, Port St. Joe, Port St. Joe Beach and Destin. Vision Alabama, an Alabama state banking corporation, provides general retail and commercial banking services principally to customers in Baldwin County, Alabama through its seven locations in Gulf Shores, Orange Beach, Point Clear, Foley, Fairhope, Elberta and Daphne. Vision Bancshares Financial Group, Inc., a wholly-owned subsidiary of Vision Alabama, conducts permissible insurance and securities networking activities and is licensed with the Alabama Department of Insurance as a provider.
     On December 5, 2005, Vision, through its subsidiary, the Vision Trust, sold to institutional investors $15.0 million of floating rate preferred securities. Holders of the preferred securities are entitled to receive preferential cumulative cash distributions from the Vision Trust, at a rate per annum reset quarterly equal to the sum of three month LIBOR plus 148 basis points. Vision, through various contractual arrangements, fully and unconditionally guaranteed all of Vision Trust’s obligations with respect to the preferred securities. The sole asset of the Vision Trust is $15.5 million of junior subordinated debentures issued by Vision. These junior subordinated debentures also carry the same floating rate as the preferred securities. Both the preferred securities and the junior subordinated debentures mature on December 30, 2035; however, the maturity of both may be shortened to a date not earlier than December 30, 2010. Vision can defer payment of interest on the junior subordinated debentures, and the Vision Trust can defer payment of the cash distributions on the preferred securities, at any time or from time to time for a period not to exceed twenty consecutive quarters.
     At September 30, 2006, on a consolidated basis, Vision had total assets of $697.28 million; total loans, net of unearned income, of $559.49 million; total deposits of $594.65 million; and total stockholders’ equity of $54.96 million. Vision’s common stock is not listed on any exchange, nor is it included on NASDAQ.

However, trades may be reported on the OTC Bulletin Board under the symbol “VBAL.OB”. Vision is aware that FIG Partners, LLC and Morgan Keegan & Company, Inc. currently make a market in Vision’s common stock.
Background and reasons for the merger
     Background of the merger
     Vision commenced business with the formation of Vision Alabama in 1999. Since then, management and the Board of Directors of Vision have looked for ways to increase asset and earnings growth and enhance shareholder value. To some extent, management has attempted to achieve these goals through the opening of new branches and acquisitions of new banks. In 2003, Vision organized Vision Bank, FSB, a federal savings bank in Panama City, Florida. In 2004, Vision Bank, FSB merged with and into BankTrust of Florida (formerly Wewahitchka State Bank), a Florida state-chartered bank located in Wewahitchka, Florida. Prior to this merger, the name of BankTrust of Florida was changed to “Vision Bank.” Those transactions gave Vision two commercial bank subsidiaries, Vision Alabama and Vision Florida. Vision Alabama now has seven locations in Gulf Shores, Orange Beach, Point Clear, Foley, Fairhope, Elberta and Daphne, Alabama, and Vision Florida now has eight full-service offices located in Panama City, Panama City Beach, Santa Rosa Beach, Wewahitchka, Port St. Joe, Port St. Joe Beach and Destin, Florida. Thus, from two branches in Baldwin County, Alabama in 1999, Vision’s subsidiary banks have grown to seven locations in Baldwin County, Alabama and eight locations in the panhandle of Florida.
     The Vision Board of Directors has periodically explored and assessed strategic options available to achieve Vision’s ultimate goals of fully utilizing its capital and returning value to shareholders. These strategic discussions have included the possibility of accelerating branch openings, acquisitions of smaller institutions by Vision, business combinations involving Vision and other equally-sized financial institutions, and a possible sale of Vision to a larger regional or national financial institution.
     In 2005, Vision retained Burke Capital Group, L.L.C., Atlanta, Georgia (“BCG”) to assist Vision in evaluating ways in which the value of the Vision banking franchise could be enhanced. Vision decided to engage BCG as Vision’s financial advisor based on BCG’s extensive experience and other significant qualifications. BCG has detailed knowledge of Vision, is very familiar with the Southeastern U.S. banking market, and has significant knowledge of potential partners for a merger or sale of Vision. Vision and BCG discussed several alternatives, including raising additional capital to support increased growth as well as a possible strategic transaction pursuant to which Vision might be combined with another banking organization as a means of providing Vision shareholders with an opportunity of obtaining an ownership interest in a larger enterprise.
     After discussion with the Vision Board of Directors, BCG conducted a market survey of possible partners for a business combination with Vision beginning in June 2005. In early October 2005, the Vision Board of Directors elected to terminate any ongoing negotiations and to continue to remain an independent organization due to the rapid growth and financial performance it was experiencing at that time.
     Vision experienced significant improvements in both earnings and asset growth as well as the expansion of the branch network of its bank subsidiaries to proximate high growth locations between the second half of 2005 and the first quarter of 2006. In light of these improvements, Vision authorized BCG to revisit selected parties that had previously been approached to determine if these parties maintained an interest in acquiring Vision. Additionally, BCG continued to survey the market for new financial institutions that might have an interest in a combination with Vision. The Vision Board of Directors wanted to pursue a possible combination with another entity only if a transaction price could be agreed upon that would, in the opinion of the Board of Directors, represent not only a fair price for Vision shareholders in the current market, but also the potential for long-term strategic growth.

     As part of this process, BCG contacted several parties and ultimately held management meetings with two parties, one of which was Park. After determining that there was an interest in exploring the possibility of an acquisition by Park, senior management representatives of Vision hosted Park’s Chairman of the Board and Chief Executive Officer, C. Daniel DeLawder, in Panama City, Florida and discussed the strategy and operating philosophies of their respective organizations. At that meeting in early July, 2006, both Vision and Park agreed to the additional exchange of information to determine the likelihood of a possible combination.
     Over the course of the next few weeks, representatives from BCG provided detailed information to Park regarding Vision’s financial profile, operating performance and franchise highlights. On July 31, 2006, BCG received an initial indication of interest from Park to acquire Vision.
     During August 2006, there were several meetings between members of Park’s management team and Vision. Following the submission of the initial indication, representatives of Park visited the senior officers of Vision in both Florida and Alabama to assess Vision’s franchise and continue to discuss the two organizations’ operating philosophies. Representatives from Vision and BCG subsequently traveled to Ohio to meet with Park executives and to perform due diligence on Park. Concurrent with these meetings, representatives of both companies began negotiating a definitive merger agreement whereby Vision would be acquired by Park.
     On September 14, 2006, the Vision Board of Directors met to evaluate and discuss the proposed merger agreement between Vision and Park. The Vision Board of Directors reviewed materials provided by BCG and consulted with its legal counsel regarding its fiduciary duties in considering a business combination transaction or sale of the business under Vision’s amended and restated articles of incorporation. The Vision Board of Directors discussed all of the alternatives in detail and the likely impact a sale of Vision would have on Vision’s employees, customers, communities, and shareholders. BCG rendered to the Vision Board of Directors its oral opinion (subsequently confirmed in writing) that, as of the date of its opinion and based upon and subject to the considerations described in its opinion and other matters as BCG considered relevant, the proposed merger consideration was fair, from a financial point of view, to holders of shares of Vision common stock. Balch & Bingham, LLP, legal counsel to Vision, discussed with the Vision Board of Directors the legal standards applicable to its decisions and actions with respect to the proposed transaction and reviewed the legal terms of the proposed merger and the related agreements.
     Following review and discussion among the members of the Vision Board of Directors, the Vision Board of Directors voted unanimously to adopt the merger agreement with Park at the meeting held on September 14, 2006. Vision and Park and their respective counsel finalized, and Vision and Park executed and delivered the definitive merger agreement on September 14, 2006. The transaction was announced on September 14, 2006 by a joint press release issued by Park and Vision after the close of trading on AMEX.
     The Vision Board of Directors’ reasons for the merger
     The Vision Board of Directors believes that the merger is fair to, and in the best interests of, Vision and its shareholders. The terms of the merger agreement, including the merger consideration, are the result of arm’s-length negotiations between representatives of Vision and Park. Accordingly, the Vision Board of Directors unanimously adopted the merger agreement and recommends that the holders of Vision common stock vote “FOR” approval of the merger agreement.
     In reaching its decision to adopt the merger agreement, Vision’s Board of Directors consulted with legal counsel, BCG and management, and took into account its previous consideration of a possible transaction in 2005. In addition, the following factors were considered by the Vision Board of Directors in adopting the merger agreement and in recommending the approval of the merger agreement to the Vision shareholders:
•	an analysis, with the assistance of BCG, of the financial structure, results of operations and prospects of Vision and Park;

•	the composition of the businesses of the two organizations;

•	the overall compatibility of the management of the organizations;

•	the tax-free nature of the stock portion of the merger consideration;

•	the fact that Vision shareholders would have an opportunity to elect between cash and Park common shares;

•	the outlook for both organizations in the banking and financial services industry;

•	the factors outlined above under “Background of the merger”;

•	the receipt of the opinion of BCG regarding the fairness of the merger consideration to the shareholders of Vision from a financial point of view; and

•	the possibility of remaining independent in light of current economic conditions, banking prospects on the Gulf Coast and the competitive disadvantages to smaller institutions as compared to larger institutions operating in the market.
The Board of Directors of Vision did not assign any relative or specific weight to any factor it considered in deciding to adopt the merger agreement.
     The merger will enable Vision and its subsidiaries to become part of a larger and more diverse organization. This may help Vision and its subsidiaries to reach more customers, add additional products for their customers, diversify their risks, enhance their ability to make larger loans and, in general, compete more effectively with larger banking institutions. These factors should enhance shareholder value in the combined organization.
     The Board of Directors concluded that the form of the consideration to be offered in the merger is beneficial to Vision’s shareholders. The combination of cash and Park common shares provides an opportunity for Vision shareholders to choose, subject to the election and allocation procedures set forth in the merger agreement, the form of consideration most suitable to their personal circumstances. Each holder of shares of Vision common stock has the opportunity (i) to share in the potential growth of Park following the merger by choosing to receive part or all of the consideration for the holder’s shares of Vision common stock in Park common shares or (ii) to receive what Vision believes is a fair value by choosing to receive part or all of the consideration in cash.
     Park’s reasons for the merger
     Park believes the merger will benefit Park shareholders by enabling Park to diversify and expand into the more robust markets currently served by Vision and its subsidiaries, gain a talented management team that has extensive experience operating in the Alabama and Florida “gulf coast” markets in which Vision and its subsidiaries operate, strengthen the competitive position of the combined organization, generate cost savings and enhance other opportunities for Park.
Opinion of Vision’s financial advisor
     Vision retained BCG to act as its financial advisor in connection with a possible business combination. BCG is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, BCG is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

     BCG acted as financial advisor to Vision in connection with the proposed merger with Park and participated in certain of the negotiations leading to the execution of the merger agreement. In connection with BCG’s engagement, Vision asked BCG to evaluate the fairness of the merger consideration to Vision’s shareholders from a financial point of view. At the September 14, 2006 meeting of the Vision Board of Directors to evaluate the merger agreement, BCG delivered to the Board of Directors its oral opinion and, subsequently, its written opinion that, based upon and subject to various matters set forth in its opinion, the merger consideration was fair to Vision’s shareholders from a financial point of view. At this meeting, the Vision Board of Directors voted to adopt the merger agreement, and Vision subsequently executed the definitive merger agreement on September 14, 2006.
     The full text of BCG’s written opinion is attached as Annex B to this prospectus/proxy statement. The opinion outlines matters considered and qualifications and limitations on the review undertaken by BCG in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.
     BCG’s opinion speaks only as of the date of the opinion. The opinion was directed to the Vision Board of Directors and is directed only to the fairness of the merger consideration to Vision shareholders from a financial point of view. It does not address the underlying business decision of Vision to engage in the merger or any other aspect of the merger and is not a recommendation to any Vision shareholder as to how such shareholder should vote at the special meeting with respect to the approval of the merger agreement, or any other matter.
     In connection with rendering its September 14, 2006 opinion, BCG reviewed and considered, among other things:
•	The definitive merger agreement and certain of the schedules thereto;

•	Certain publicly available financial statements and other historical financial information of Vision that BCG deemed relevant;

•	Projected earnings estimates for Vision for the years ending December 31, 2006 through 2011 prepared by and reviewed with senior management of Vision and the views of senior management regarding Vision’s business, financial condition, results of operations and future prospects;

•	Internal financial and operating information with respect to the business, operations and prospects of Vision furnished to BCG by Vision that is not publicly available;

•	Certain publicly available financial statements and other historical financial information of Park that BCG deemed relevant;

•	The reported prices and trading activity of Park’s common shares and Vision’s common stock and a comparison of those prices and activity with other publicly-traded companies that BCG deemed relevant;

•	The pro forma financial impact of the merger on Park’s ability to complete a transaction from a regulatory standpoint, based on assumptions determined by senior management of Vision and BCG;

•	The financial terms of other recent business combinations in the commercial banking industry, to the extent publicly available;

•	The current market environment generally and the banking environment in particular; and

•	Such other information, financial studies, analyses and investigations and financial, economic and market criteria as it considered relevant.
Vision’s Board of Directors did not limit the investigations made or the procedures followed by BCG in giving its opinion.
     In performing its reviews and analyses and in rendering its opinion, BCG assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of Vision and Park that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. BCG was not asked to and did not independently verify the accuracy or completeness of such information and it did not assume responsibility or liability for the accuracy or completeness of any of such information. BCG did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Vision or Park or any of their respective subsidiaries, or the ability to collect any such assets, nor was BCG furnished with any such evaluations or appraisals. BCG is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of Vision or Park, nor did BCG review any individual credit files relating to Vision or Park. With Vision’s consent, BCG assumed that the respective allowances for loan losses, on consolidated basis, for both Vision and Park were adequate to cover such losses and will be adequate on a pro forma basis for the combined organization. In addition, BCG did not conduct any physical inspection of the properties or facilities of Vision or Park. BCG is not an accounting firm and it relied on the reports of the independent registered public accounting firms of Vision and Park for the accuracy and completeness of the financial statements furnished to it.
     BCG’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. BCG assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement will not be waived. BCG also assumed that there has been no material change in Vision’s and Park’s respective assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to BCG and that Vision and Park will remain as going concerns for all periods relevant to BCG’s analyses.
     In rendering its September 14, 2006 opinion, BCG performed a variety of financial analyses. The following is a summary of the material analyses performed by BCG, but is not a complete description of all the analyses underlying BCG’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. BCG believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in BCG’s comparative analyses described below is identical to Vision or Park and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Vision or Park and the companies to which they are being compared.

     The earnings projections used and relied upon by BCG in its analyses were based upon internal projections of Vision. BCG assumed for purposes of its analyses that such performance would be achieved. BCG expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections furnished to BCG by Vision were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by BCG in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.
     In performing its analyses, BCG also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Vision, Park and BCG. The analyses performed by BCG are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, BCG’s analyses do not necessarily reflect the value of Vision’s common stock or Park’s common shares or the prices at which Vision’s common stock or Park’s common shares may be sold at any time.
     Summary of Proposed Merger
     BCG reviewed the financial terms of the proposed merger transaction whereby the holders of shares of Vision common stock will be entitled to receive, in exchange for each share of Vision common stock, 0.2475 Park common shares or $25.00 cash, subject to the election and allocation procedures set forth in the merger agreement. Subject to adjustment for cash paid in lieu of fractional Park common shares in accordance with the terms of the merger agreement, Park will cause the requests of the Vision shareholders to be allocated on a pro-rata basis so that 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash at the rate of $25.00 per share of Vision common stock and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares at the exchange rate of 0.2475 Park common shares for each share of Vision common stock. Each outstanding stock option (that is not exercised prior to the election deadline specified in the merger agreement) granted under one of Vision’s equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to (1) (a) $25.00 multiplied by (b) the number of shares of Vision common stock subject to the unexercised portion of the stock option minus (2) the aggregate exercise price for the shares of Vision common stock subject to the unexercised portion of the stock option.
     Based upon the terms of the definitive merger agreement and the closing price of Park’s common shares of $104.98 on September 13, 2006, BCG calculated a transaction value of $169,608,524 or $25.45 per share of Vision common stock on September 14, 2006, the date of the announcement. Utilizing Vision’s publicly available financial information on the date of announcement, which was June 30, 2006 unaudited financial information, BCG calculated the following ratios:

Deal Value Considerations:
Aggregate Price / Fully Diluted Share	$25.45

Fully Diluted Shares (1)	6,665,126

Total Transaction Value	$169,608,524

Deal Multiples: (2)
Transaction Value / LTM Net Income	19.24	x

Transaction Value / Book Value	3.27	x

Transaction Value / Tangible Book Value	3.53	x

Core Deposit Premium	27.82%

(1)	Fully diluted shares calculated using the treasury method.

(2)	Deal multiples based on June 30, 2006 unaudited financial results.
     The fully diluted share count is based upon Vision’s 6,066,624 outstanding shares of common stock and 884,834 outstanding options to purchase shares of common stock at a weighted average strike price of $8.09 as of September 14, 2006. This analysis assumes no options are exercised prior to closing. Any exercise of options prior to closing would change the fully diluted share count and would change the aggregate transaction value.
     Analysis of Vision
     Selected Peer Group Analysis
     BCG used publicly available information to compare selected financial information for Vision and a group of selected financial institutions. The group consisted of Vision and 80 Southeastern U.S. banks and bank holding companies, which BCG referred to as the “Vision Peer Group.” The Vision Peer Group consisted of selected Southeastern U.S. banks and bank holding companies with assets between $350 million and $1 billion.
     The analysis calculated the median performance of the Vision Peer Group, based upon the latest publicly available financial data, compared to Vision’s June 30, 2006 unaudited financial results. The table below sets forth the comparative data.
     Performance Comparison

										Employee	Asset
	Revenues		Earnings				Capital Implications		Asset Quality	Productivity	Growth
	Net	Noninterest
	Interest	Income/Average				Pre-Provision,	Equity /	Asset	NPA’s/Total	Assets /
	Margin	Assets	Efficiency	ROAA	ROAE	Pre-Tax Margin	Assets	Utilization	Assets	Employee	1-yr
Vision Peer Group Median	4.09%	0.83%	61.30%	1.05%	12.41%	1.98%	8.53%	90.04%	0.23%	3,401	14.59%
Vision	5.30%	0.61%	54.91%	1.46%	18.66%	2.81%	7.46%	90.75%	0.40%	3,769	58.58%
     Vision’s performance is in line with the Vision Peer Group.
     Trading Comparison
     BCG also used publicly available information to compare selected trading characteristics of Vision and the Vision Peer Group.

		Vision Peer
Trading Characteristics	Vision	Group Median	Quartile
Price/ Book	2.36x	1.85x	1
Price/ Tangible Book	2.55x	1.97x	1
Price/ LTM Core EPS	14.80x	16.80x	3
Price/ 2006E EPS	14.20x	16.20x	3
Price/ 2007E EPS	12.60x	14.10x	3
     Vision’s trading characteristics are in line with the Vision Peer Group.
     Analysis of Selected Merger Transactions
     Deal Value Multiples

     In order to address the specific valuation considerations within the Southeastern U.S. market that Vision serves, BCG selected a group of comparable Southeastern U.S. merger and acquisition transactions and compared the pricing multiples to the multiples implied by the merger consideration. Specifically, BCG selected bank merger and acquisition transactions according to the following criteria:
•	Merger and acquisition transactions announced after January 1, 2004;

•	Seller located within the Southeastern United States — AL, AR, FL, GA, NC, SC, TN, VA, & DC;

•	Seller assets between $350 million and $1 billion; and

•	Seller with ROAA greater than 75 basis points in the latest available financial period prior to announcement.
     BCG selected 17 transactions fitting the criteria listed above as being comparable to the proposed merger. The 17 comparable transactions selected included the following:

Buyer	State	Seller	State
IBERIABANK Corporation	LA	Pulaski Investment Corporation	AR
First Charter Corporation	NC	GBC Bancorp, Inc.	GA
Alabama National BanCorporation	AL	PB Financial Services Corporation	GA
Mercantile Bankshares Corporation	MD	James Monroe Bancorp, Inc.	VA
BB&T Corporation	NC	First Citizens Bancorporation	TN
FNB Corp.	NC	Integrity Financial Corporation	NC
Synovus Financial Corp.	GA	Riverside Bancshares, Inc.	GA
Capital Bank Corporation	NC	1st State Bancorp, Inc.	NC
FLAG Financial Corporation	GA	First Capital Bancorp, Inc.	GA
Boston Private Financial Holdings, Inc.	MA	Gibraltar Financial Corp.	FL
First National Security Company	AR	First Community Banking Corporation	AR
Mercantile Bankshares Corporation	MD	Community Bank of Northern Virginia	VA
South Financial Group, Inc. (The)	SC	Pointe Financial Corporation	FL
Whitney Holding Corporation	LA	Destin Bancshares, Inc.	FL
Popular, Inc.	PR	Kislak Financial Corporation	FL
Capital City Bank Group, Inc.	FL	Farmers & Merchants Bank	GA
South Financial Group, Inc. (The)	SC	CNB Florida Bancshares, Inc.	FL
     BCG reviewed the multiples of transaction value at announcement to last twelve months’ earnings, transaction value to book value, transaction value to tangible book value, and tangible book premium to core deposits and computed high, low, mean, and median multiples and premiums for the transactions. These multiples and premiums were applied to Vision’s financial information as of and for the period ended June 30, 2006 and were used to impute a per share transaction price. As illustrated in the following table, BCG derived an imputed range of values per share of Vision’s common stock of $22.98 to $30.31 based upon the median multiples of the selected Southeastern U.S. transactions.

	Median	Implied	Vision
	Multiple	Value/ Share	Merger Consideration
Transaction Value / LTM Earnings	23.09 x	$30.31	19.24 x
Transaction Value / Book Value	2.94 x	$22.98	3.27 x
Transaction Value / Tangible Book Value	3.18 x	$22.98	3.53 x
Tangible Book Premium / Core Deposits	24.59%	$23.40	27.82%

	High Valuation	$30.31	$25.45
	Low Valuation	$22.98
     The analysis showed that the merger consideration of $25.45 is within the range of values imputed by the mean and median multiples of the comparable Southeastern U.S. transactions.
     Transaction Price Premiums Paid
     In order to address the specific valuation considerations within the Southeastern U.S. market that Vision serves, BCG selected a group of comparable Southeastern U.S. merger and acquisition transactions and compared the per share acquisition premium over each company’s trading price to the premium being paid in the merger. Specifically, BCG selected bank merger and acquisition transactions according to the following criteria:
•	Merger and acquisition transactions announced after January 1, 2004;

•	Seller located within the Southeastern United States — AL, AR, FL, GA, NC, SC, TN, VA, & DC;

•	Seller assets between $350 million and $1 billion;

•	Seller with ROAA greater than 75 basis points in the latest available financial period prior to announcement; and

•	Seller was publicly traded.
     BCG selected 8 transactions fitting the criteria listed above as being comparable to the proposed merger. The 8 comparable transactions selected included the following:

Buyer	State	Seller	State
First Charter Corporation	NC	GBC Bancorp, Inc.	GA
Mercantile Bankshares Corporation	MD	James Monroe Bancorp, Inc.	VA
FNB Corp.	NC	Integrity Financial Corporation	NC
Synovus Financial Corp.	GA	Riverside Bancshares, Inc.	GA
Capital Bank Corporation	NC	1st State Bancorp, Inc.	NC
FLAG Financial Corporation	GA	First Capital Bancorp, Inc.	GA
Mercantile Bankshares Corporation	MD	Community Bank of Northern Virginia	VA
South Financial Group, Inc. (The)	SC	CNB Florida Bancshares, Inc.	FL
     BCG reviewed the acquisition premiums to the closing stock price one day prior, one week prior, two weeks prior, and one month prior to the announcement of the acquisition and computed high, low, and median premiums based on the selected transactions. These premiums were applied to Vision’s trading history and were used to impute a range of transaction prices. As illustrated in the following table, BCG derived an imputed range of values per share of Vision’s common stock of $21.11 to $28.32 based upon the average minimum and maximum acquisition premiums of the selected Southeastern U.S. transactions.

	Minimum	Implied	Median	Implied	Maximum	Implied	Vision
	Premium	Value/ Share	Premium	Value/Share	Premium	Value/Share	Merger Consideration
1 Day	6.60%	$21.45	16.57%	$23.45	40.09%	$28.19	26.48%
1 Week	4.50%	$21.63	15.03%	$23.81	26.11%	$26.10	22.93%
2 Weeks	-1.22%	$20.00	15.47%	$23.38	44.09%	$29.18	25.66%
1 Month	7.91%	$21.37	22.47%	$24.25	50.54%	$29.81	28.52%

Average Valuation		$21.11		$23.72		$28.32	$25.45

     The analysis showed that the merger consideration of $25.45 is within the range of values imputed by the minimum, median, and maximum premiums of the comparable Southeastern U.S. transactions.
     Discounted Cash Flow Analysis
     Using a discounted cash flow analysis, BCG estimated the present value of the future stream of earnings and dividends that Vision could produce over the next five years based upon an internal earnings and balance sheet forecast for 2006 — 2011. BCG performed discounted cash flow analyses based upon terminal values to both earnings and tangible equity.
     In order to derive the terminal value of Vision’s earnings stream beyond 2011, BCG assumed terminal value multiples ranging from 13.0x to 17.0x of fiscal year 2011 net income. The dividend streams and terminal values were then discounted to present values using different estimated discount rates (ranging from 12.0% to 16.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Vision common stock. This discounted cash flow analysis indicated a value range between $17.46 and $23.64 per share of Vision common stock. BCG also applied terminal value multiples ranging from 2.00x to 2.50x fiscal year-end 2011 tangible book value. The dividend streams and terminal values of equity were then discounted to present values using discount rates ranging from 12.0% to 16.0%. The discounted cash flow analysis based terminal values to equity ranged from $17.68 to $26.10.
     The value of the consideration offered by Park to Vision in the merger is $25.45 per share of Vision common stock, which is within the range of values imputed from the discounted cash flow analysis.
     Contribution Analysis
     BCG analyzed the contribution by Vision to various elements of the pro forma entity’s balance sheet and income statement, excluding estimated cost savings and operating synergies. The following table compares Vision’s pro forma ownership in the combined company, based upon a theoretical 100% stock transaction assuming the current exchange ratio multiplied by the number of fully diluted shares, to Vision’s respective contribution to each element of the analysis.

	Shares		Contribution
	Vision	Park	Vision	Park
Pro Forma Fully Diluted Ownership	1,650(1)	14,010(2)	10.53%	89.47%

Earnings
LTM Earnings			8.51%	91.49%
2006E Earnings			9.55%	90.45%
2007E Earnings			10.43%	89.57%

Balance Sheet (6/30/2005)
Equity			8.77%	91.23%
Tangible Equity			9.24%	90.76%

(1)	Assumes 100% of Vision’s fully diluted shares, as calculated using the treasury method, are exchanged for Park’s stock at an exchange ratio of .2475.

(2)	Represents Park’s average fully diluted shares outstanding during the 2nd quarter of 2006 (Source: SNL DataSource).
     The contribution analysis indicated that Vision’s pro forma ownership in the combined entity as a result of the merger was greater than Vision’s earnings, equity, and tangible equity contribution to the combined entity.
     Analysis of Park
     Selected Peer Group Analysis
     BCG used publicly available information to compare selected financial information for Park and a group of selected financial institutions. The group consisted of 22 bank holding companies, which BCG referred to as the “Park Peer Group.” The Park Peer Group consisted of selected publicly traded Midwest bank holding companies with assets between $2.5 billion and $10 billion.

	Park Peer
	Group Median	Park	Quartile
Pricing Multiples:
Price/ Book	1.96x	2.68x	1
Price/ Tangible Book	2.57x	3.10x	1
Price/ LTM Core EPS	16.15x	15.69x	3
Price/ 2006E EPS	15.65x	15.46x	3
Price/ 2007E EPS	14.25x	14.87x	2

Public Market Data:
Market Capitalization ($M)	$706	$1,377	1
Current Dividend Yield	2.54%	3.54%	2
3 mo Avg Trading Vol	93,735	19,796	4
Weekly Vol/Shares Outstanding	1.58%	0.71%	4
     Park common shares trading characteristics and liquidity metrics are in line with the Park Peer Group.
Other Factors and Analysis
     BCG took into consideration various other factors and analyses, including: historical market prices and trading volumes for Park’s common shares; movements in the common stock of selected publicly-traded companies and movements of other relevant bank indices.
Information Regarding BCG

     Pursuant to a letter agreement dated August 15, 2006, Vision paid BCG a fairness opinion fee of $50,000 upon the execution of the definitive merger agreement. In addition, Vision has agreed to pay BCG a financial advisory fee which will fluctuate based upon the ultimate value, determined as of the closing of the merger, of the consideration to be received by the holders of shares of Vision common stock and Vision stock options in the merger. As of September 14, 2006, the date of the announcement of the merger, and based on the closing price of Park’s common shares of $104.98 on September 13, 2006, the fee payable to BCG at the closing of the merger would be $1,646,085. Vision has also agreed to reimburse BCG for its reasonable out-of-pocket expenses and to indemnify BCG and certain related persons against certain liabilities arising out of or in conjunction with BCG’s rendering of services under its engagement, including certain liabilities under the federal securities laws.
Regulatory approvals required
     Park and Vision are in the process of filing the applications necessary to obtain approval for the merger from the Board of Governors of the Federal Reserve System, the Alabama Banking Department and the Florida Office of Financial Regulation. We anticipate that the necessary regulatory approvals will be obtained. However, there can be no assurance that all requisite regulatory approvals will be obtained, that the approvals will be received on a timely basis, or that the approvals will not impose conditions or requirements that would so materially reduce the economic or business benefits of the merger that, had such conditions or requirements been known, either Park or Vision would not have entered into the merger agreement. The merger may not be consummated for up to 30 days after approval by the Board of Governors of the Federal Reserve Board, during which time the United States Department of Justice may bring an action challenging the merger on antitrust grounds.
Interests of Vision directors and executive officers in the merger
     Employment Agreements
     As contemplated by the terms of the merger agreement, Park, together with Vision Alabama and Vision Florida, as applicable, entered into employment agreements with five executive officers of Vision. Copies of these employment agreements are attached as Exhibits C-1 through C-5 to the merger agreement included as Annex A to this prospectus/proxy statement. As a result of these employment agreements, some executive officers of Vision may have interests in the merger that are different from, or in addition to, their interests as shareholders of Vision. The terms of the employment agreements are discussed in detail below.
     Employment Agreement with J. Daniel Sizemore
     As contemplated by the terms of the merger agreement, on September 14, 2006, Park, together with Vision Alabama and Vision Florida (collectively, the “Banks”), entered into an employment agreement with J. Daniel Sizemore (the “Sizemore Agreement”). Mr. Sizemore currently serves as the Chairman of the Board, Chief Executive Officer and President of Vision and as the Chairman of the Board and Chief Executive Officer of both Banks, and the Sizemore Agreement continues Mr. Sizemore’s employment relationship with the Banks after the effective time of the merger. The Sizemore Agreement would replace and supersede the existing employment agreement, dated as of December 28, 2005, among Mr. Sizemore, Vision and the Banks (the “Old Sizemore Agreement”). In consideration for Mr. Sizemore’s releasing all rights, benefits and payments specified in the Old Sizemore Agreement, Park will make a one-time cash payment of $900,000 to Mr. Sizemore as compensation for special services under the Sizemore Agreement.
     Pursuant to the Sizemore Agreement, Mr. Sizemore will serve as the Chairman and Chief Executive Officer of the Banks and will be nominated to serve as a director of Park. The term of the Sizemore Agreement will begin on the effective time of the merger and will automatically renew and be extended for one additional day on each day so that the term will always be three (3) years. The Sizemore Agreement calls for an initial annual base salary of $300,000, and the potential to earn and receive a cash bonus of up to sixty-five percent

(65%) of the base salary. The Sizemore Agreement continues the Salary Continuation Agreements entered into by Mr. Sizemore with each of Vision Alabama and Vision Florida on July 14, 2004, and as amended on June 26, 2006. In addition to general fringe benefits, the Sizemore Agreement provides for term life insurance for Mr. Sizemore equal to three (3) times base salary, group term life insurance policies on his dependents in commercially reasonable amounts, paid coverage under the Banks’ group health insurance plan, a monthly car allowance equal to $750 plus mileage, and country or social club fees.
     The Sizemore Agreement terminates on Mr. Sizemore’s death, may be terminated by the Banks for disability, for “Cause” (as defined in the Sizemore Agreement), or without “Cause”, and may be terminated voluntarily or for “Good Reason” (as defined in the Sizemore Agreement) by Mr. Sizemore. The Sizemore Agreement also includes a change-in-control provision, a three-year noncompetition and nonsolicitation covenant, and a confidentiality provision.
     The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Sizemore Agreement attached as Exhibit C-1 to the merger agreement included as Annex A to this prospectus/proxy statement.
     Employment Agreement with William E. Blackmon
     As contemplated by the terms of the merger agreement, on September 14, 2006, Park, together with Vision Alabama, entered into an employment agreement with William E. Blackmon (the “Blackmon Agreement”). Mr. Blackmon currently serves as the Executive Vice President and Chief Financial Officer of both Vision and Vision Alabama, and the Blackmon Agreement continues Mr. Blackmon’s employment relationship with Vision Alabama after the effective time of the merger.
     Pursuant to the terms of the Blackmon Agreement, Mr. Blackmon will serve as the Chief Financial Officer of Vision Alabama. The Blackmon Agreement has a three-year term which begins on the effective time of the merger with an option for additional terms. The Blackmon Agreement calls for a one-time cash payment on the effective time of the merger equal to Mr. Blackmon’s annual salary immediately before the effective time of the merger and an initial annual base salary of $145,000, plus bonus in an amount and based upon the satisfaction of performance criteria. The Blackmon Agreement continues the Salary Continuation Agreement entered into between Vision Alabama and Mr. Blackmon on July 14, 2004, and as amended on June 26, 2006. In addition to general fringe benefits, the Blackmon Agreement provides for a monthly car allowance equal to $400 plus mileage, country or social club fees, and a monthly allowance of $425 to be applied to any Vision Alabama sponsored welfare benefit plan.
     The Blackmon Agreement terminates on Mr. Blackmon’s death, may be terminated by Vision Alabama for disability, for “Cause” (as defined in the Blackmon Agreement), or without “Cause”, and may be terminated voluntarily or for “Good Reason” (as defined in the Blackmon Agreement) by Mr. Blackmon. The Blackmon Agreement also includes a change-in-control provision, a one-year noncompetition and nonsolicitation covenant, and a confidentiality provision. Upon the effective time of the merger, Mr. Blackmon’s current change in control and non-competition agreement with Vision, dated as of January 1, 2006, will be terminated, and all rights, benefits and payments specified thereunder will be waived and released.
     The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Blackmon Agreement attached as Exhibit C-2 to the merger agreement included as Annex A to this prospectus/proxy statement.
     Employment Agreement with Andrew W. Braswell
     As contemplated by the terms of the merger agreement, on September 14, 2006, Park, together with Vision Alabama, entered into an employment agreement with Andrew W. Braswell (the “Braswell Agreement”). Mr. Braswell currently serves as Executive Vice President and Senior Lending Officer of Vision Alabama, and

the Braswell Agreement continues Mr. Braswell’s employment relationship with Vision Alabama after the effective time of the merger.
     Pursuant to the Braswell Agreement, Mr. Braswell will serve as Executive Vice President and Senior Lending Officer of Vision Alabama. The Braswell Agreement has a three-year term which begins on the effective time of the merger with an option for additional terms. The Braswell Agreement calls for a one-time cash payment on the effective time of the merger equal to Mr. Braswell’s annual salary immediately before the effective time of the merger and an initial annual base salary of $145,000, plus bonus in an amount and based upon the satisfaction of performance criteria. The Braswell Agreement continues the Salary Continuation Agreement entered into between Vision Alabama and Mr. Braswell on July 14, 2004, and as amended on June 26, 2006. In addition to general fringe benefits, the Braswell Agreement provides for a monthly car allowance equal to $400 plus mileage, country or social club fees, and a monthly allowance of $425 to be applied to any Vision Alabama sponsored welfare benefit plan.
     The Braswell Agreement terminates on Mr. Braswell’s death, may be terminated by Vision Alabama for disability, for “Cause” (as defined in the Braswell Agreement), or without “Cause”, and may be terminated voluntarily or for “Good Reason” (as defined in the Braswell Agreement) by Mr. Braswell. The Braswell Agreement also includes a change-in-control provision, a one-year noncompetition and nonsolicitation covenant, and a confidentiality provision. Upon the effective time of the merger, Mr. Braswell’s current change in control and non-competition agreement with Vision and Vision Alabama, dated as of January 1, 2006, will be terminated, and all rights, benefits and payments specified thereunder will be waived and released.
     The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Braswell Agreement attached as Exhibit C-3 to the merger agreement included as Annex A to this prospectus/proxy statement.
     Employment Agreement with Joey W. Ginn
     As contemplated by the terms of the merger agreement, on September 14, 2006, Park, together with Vision Florida, entered into an employment agreement with Joey W. Ginn (the “Ginn Agreement”). Mr. Ginn currently serves as the President of Vision Florida, and the Ginn Agreement continues Mr. Ginn’s employment relationship with Vision Florida after the effective time of the merger.
     Pursuant to the Ginn Agreement, Mr. Ginn will serve as the President of Vision Florida. The Ginn Agreement has a three-year term which begins on the effective time of the merger with an option for additional terms. The Ginn Agreement calls for a one-time cash payment on the effective time of the merger equal to Mr. Ginn’s annual salary immediately before the effective time of the merger and an initial annual base salary of $145,000, plus bonus in an amount and based upon the satisfaction of performance criteria. The Ginn Agreement continues the Salary Continuation Agreement entered into between Vision Florida and Mr. Ginn on July 14, 2004, and as amended on June 26, 2006. In addition to general fringe benefits, the Ginn Agreement provides for a monthly car allowance equal to $500 plus mileage, country or social club fees, and a monthly allowance of $425 to be applied to any Vision Florida sponsored welfare benefit plan.
     The Ginn Agreement terminates on Mr. Ginn’s death, may be terminated by Vision Florida for disability, for “Cause” (as defined in the Ginn Agreement), or without “Cause”, and may be terminated voluntarily or for “Good Reason” (as defined in the Ginn Agreement) by Mr. Ginn. The Ginn Agreement also includes a change-in-control provision, a one-year noncompetition and nonsolicitation covenant, and a confidentiality provision. Upon the effective time of the merger, Mr. Ginn’s current change in control and non-competition agreement with Vision and Vision Florida, dated as of January 1, 2006, will be terminated, and all rights, benefits and payments specified thereunder will be waived and released.
     The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Ginn Agreement attached as Exhibit C-4 to the merger agreement included as Annex A to this prospectus/proxy statement.

     Employment Agreement with Robert S. McKean
     As contemplated by the terms of the merger agreement, on September 14, 2006, Park, together with Vision Alabama, entered into an employment agreement with Robert S. McKean (the “McKean Agreement”). Mr. McKean currently serves as the President of Vision Alabama, and the McKean Agreement continues Mr. McKean’s employment relationship with Vision Alabama after the effective time of the merger.
     Pursuant to the McKean Agreement, Mr. McKean will serve as the President of Vision Alabama. The McKean Agreement has a three-year term which begins on the effective time of the merger with an option for additional terms. The McKean Agreement calls for a one-time cash payment on the effective time of the merger equal to Mr. McKean’s annual salary immediately before the effective time of the merger and an initial annual base salary of $150,000, plus bonus in an amount and based upon the satisfaction of performance criteria. The McKean Agreement continues the Salary Continuation Agreement entered into between Vision Alabama and Mr. McKean on July 14, 2004, and as amended on June 26, 2006. In addition to general fringe benefits, the McKean Agreement provides for a monthly car allowance equal to $400 plus mileage, country or social club fees, and a monthly allowance of $425 to be applied to any Vision Alabama sponsored welfare benefit plan.
     The McKean Agreement terminates on death, may be terminated by Vision Alabama for disability, for “Cause” (as defined in the McKean Agreement), or without “Cause”, and may be terminated voluntarily or for “Good Reason” (as defined in the McKean Agreement) by Mr. McKean. The McKean Agreement also includes a change-in-control provision, a one-year noncompetition and nonsolicitation covenant, and a confidentiality provision. Upon the effective time of the merger, Mr. McKean’s current change in control and non-competition agreement with Vision and Vision Alabama, dated as of January 1, 2006, will be terminated, and all rights, benefits and payments specified thereunder will be waived and released.
     The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the McKean Agreement attached as Exhibit C-5 to the merger agreement included as Annex A to this prospectus/proxy statement.
     Indemnification
     Subject to the terms and conditions set forth in the merger agreement, Park has agreed that following the closing of the merger, it will indemnify, defend and hold harmless each present and former director, officer and employee of Vision and its subsidiaries against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions or alleged actions or omissions in the course of the individual’s duties as a director, officer or employee of Vision or one of its subsidiaries occurring on or prior to the effective time of the merger, including, without limitation, the transactions contemplated by the merger agreement, to the fullest extent that Vision is permitted to indemnify (and advance expenses to) its directors, officers and employees under the laws of the State of Alabama and, as appropriate, Florida, and consistent with the provisions of the amended and restated articles of incorporation and by-laws of Vision as in effect on the date of the merger agreement.
     The merger agreement provides that, if Park or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, or transfers all or substantially all of its assets to any entity, then and in each case, proper provision must be made so that the successors and assigns of Park will assume the indemnification obligations described above.
     Directors’ and Officers’ Insurance
     For a period of three years from the effective time of the merger, Park has agreed to use its reasonable best efforts to procure directors’ and officers’ liability insurance that serves to reimburse the present and former officers and directors of Vision and its subsidiaries with respect to claims against them arising from facts or events that occurred before the effective time of the merger. However, Park is not required to expend, on an annual basis, more than 125% of the amount expended by Vision to maintain or procure the directors’ and officers’ liability policy in effect on September 14, 2006.
     Boards of Directors of Vision Alabama and Vision Florida
     Pursuant to the terms of the merger agreement, members of the Boards of Directors of Vision Alabama and Vision Florida will continue to serve following the merger until their respective successors are duly qualified and elected and will receive compensation for their service on the Board of Directors of Vision Alabama or Vision Florida, as appropriate, commensurate with the compensation paid to directors serving on the Boards of Directors of Park’s other subsidiaries.
Material federal income tax consequences
     General
     The obligation of Park and Vision to consummate the merger is conditioned on the receipt by Park and Vision of an opinion of Park’s counsel, Vorys, Sater, Seymour and Pease LLP, dated as of the effective date of the merger, to the effect that the merger constitutes a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code. The opinion is based on the Code, the applicable Treasury Department regulations (the “Treasury Regulations”), judicial authorities, and current administrative rulings and practices as in effect on the date of the opinion, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Opinions of counsel are not binding upon the Internal Revenue Service (“IRS”) or the courts, either of which could take a contrary position. No rulings have been, or will be, sought from the IRS in connection with the merger. The opinion of Vorys, Sater, Seymour and Pease LLP will rely on certain assumptions that customarily are made with respect to transactions of this kind, and on certain representations and covenants, including those contained in officers’ certificates of Park and Vision, which representations and covenants Vorys, Sater, Seymour and Pease LLP will assume to be true, correct, and complete. If any such assumption, representation, or covenant is inaccurate, the opinion could be adversely affected. In addition, the opinion assumes that any Vision shareholder that has asserted, as of the effective time of the merger, dissenter’s rights will receive, pursuant to statutory procedures, an amount per such dissenting Vision common share that does not exceed $25.00 (which is the cash consideration per share payable pursuant to the merger). The opinion of Vorys, Sater, Seymour and Pease LLP set forth as an exhibit to the registration statement of which this prospectus/proxy statement is a part, as well as the assumptions, representations, and covenants described above, support the following discussion of the anticipated material federal income tax consequences of the merger to Park, Vision, and the Vision shareholders.
     This description of anticipated material Federal income tax consequences of the merger assumes that the merger will be consummated in accordance with the terms and provisions of the merger agreement. This description does not address, among other matters, the tax consequences to a Vision shareholder who holds shares of Vision common stock other than as a capital asset for federal income tax purposes. The description also does not address all of the tax consequences that may be relevant to Vision shareholders in light of their particular tax circumstances, including, without limitation, shareholders that are: (i) persons who hold shares of Vision common stock as part of a straddle, hedge, conversion, or other risk-reduction transaction; (ii) broker-dealers; (iii) persons who have a functional currency other than the U.S. dollar; (iv) tax-exempt entities; (v) foreign persons; (vi) insurance companies; (vii) financial institutions; (viii) persons that acquired shares of Vision common stock pursuant to the exercise of employee stock options or otherwise as compensation; (ix) persons who receive Park common shares other than in exchange for shares of Vision common stock; (x) retirement plans; or (xi) pass-through entities and investors in those entities. In addition, this description does not address the tax consequences to the holders of options to acquire shares of Vision common stock. Furthermore, the discussion does not address any alternative minimum tax or any foreign, state, or local tax consequences of the merger. Vision shareholders with special particular tax circumstances or who are subject to special tax treatment are strongly urged to consult with their tax advisors regarding their individual tax consequences.

     Reorganization Treatment
     The merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and Park and Vision each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.
     Tax Consequences to Park and Vision
     No Gain or Loss. No gain or loss will be recognized by Park or Vision as a result of the merger.
     Tax Basis. The tax basis of the assets of Vision in the hands of Park will be the same as the tax basis of such assets in the hands of Vision immediately prior to the merger.
     Holding Period. The holding period of the assets of Vision to be received by Park will include the period during which such assets were held by Vision.
     Tax Consequences to Vision Shareholders Who Receive Only Cash
     A Vision shareholder who receives only cash in exchange for such shareholder’s shares of Vision common stock (as a result of such shareholder’s dissent to the merger or election to receive the cash consideration for all of such shareholder’s shares of Vision common stock) will recognize gain or loss as if such shareholder had received such cash as a distribution in redemption of such shareholder’s shares of Vision common stock, subject to the provisions and limitations of Section 302 of the Code. The gain or loss will be long-term capital gain or loss if the shares of Vision common stock surrendered in the merger were held as capital assets for a period exceeding one year as of the time of the exchange.
Tax Consequences to Vision Shareholders Who Receive Only Park Common Shares, Except for Cash in Lieu of Fractional Shares
     A Vision shareholder who receives only Park common shares in exchange for such shareholder’s shares of Vision common stock (not including any cash received in lieu of fractional Park common shares) will not recognize any gain or loss on the receipt of such Park common shares.
Tax Consequences to Vision Shareholders Who Receive Cash (Other than Cash in Lieu of Fractional Shares) and Park Common Shares
     A Vision shareholder who receives cash (other than cash in lieu of fractional shares) and Park common shares in exchange for shares of Vision common stock will recognize gain, but not loss, in an amount not to exceed the amount of cash received (excluding cash received in lieu of fractional Park common shares). For this purpose, a Vision shareholder generally must calculate gain or loss separately for each identifiable block of shares of Vision common stock exchanged by the shareholder in the merger, and a loss realized on one block of shares of Vision common stock may not be used by the shareholder to offset a gain realized on another block of its shares of Vision common stock. Shareholders should consult their tax advisors regarding the manner in which cash and Park common shares should be allocated among their shares of Vision common stock and the specific federal income tax consequences thereof.
     For purposes of determining the character of the gain recognized on account of the cash received by a Vision shareholder, such Vision shareholder will be treated as having received only Park common shares in exchange for such shareholder’s shares of Vision common stock, and as having immediately redeemed a portion of such Park common shares for the cash received (excluding cash received in lieu of fractional Park common shares). Unless the redemption is treated as a dividend under the principles of Section 302(d) of the Code (to the extent of such shareholder’s ratable share of the undistributed earnings and profits of Vision), the gain will be capital gain if the shares of Vision common stock are held by such shareholder as a capital asset at the time of the merger.
     Cash in Lieu of Fractional Shares
     A Vision shareholder who receives cash in lieu of a fractional Park common share will recognize gain or loss as if such fractional Park common share were distributed as part of the merger and then redeemed by Park, subject to the provisions and limitations of Section 302 of the Code.
     Tax Basis
     The aggregate tax basis of the Park common shares received by a Vision shareholder in the merger (including fractional shares, if any, deemed to be issued and redeemed by Park) generally will be equal to the aggregate tax basis of the shares of Vision common stock surrendered in the merger, reduced by the amount of cash received by the shareholder in the merger (other than cash in lieu of fractional shares), and increased by the amount of gain recognized by the shareholder in the merger (including any portion of the gain that is treated as a dividend, but excluding any gain or loss resulting from the deemed issuance and redemption of fractional shares).
     Holding Period
     The holding period of the Park common shares received by a Vision shareholder will include the holding period of the shares of Vision common stock surrendered in exchange therefor in the merger, provided that the shares of Vision common stock were held as a capital asset at the time of the merger.
     Reporting Requirements
     A Vision shareholder owning at least one percent (by vote or value) of the total outstanding shares of Vision common stock, immediately before the merger, is required to file a statement with the shareholder’s U.S. federal income tax return setting forth the tax basis in the shares of Vision common stock exchanged in the merger, the fair market value of the Park common shares and the amount of any cash received in the merger. In addition, all Vision shareholders will be required to retain permanent records relating to the amount, basis, and fair market value of all property transferred in the merger, and relevant facts regarding any liabilities assumed or extinguished as part of the merger.
     Backup Withholding
     Under certain circumstances, cash payments made to a Vision shareholder pursuant to the merger may be subject to backup withholding at a rate of 28%. There is no withholding for a shareholder who provides the exchange agent with such shareholder’s correct U.S. federal taxpayer identification number and who certifies that no loss of exemption from backup withholding has occurred on IRS Form W-9 or its substitute. Certain categories of Vision shareholders, such as corporations and some foreign individuals, are not subject to backup withholding. In order for a foreign individual to qualify as an exempt recipient, such individual generally must provide the exchange agent with a completed IRS Form W-8BEN or its substitute. Any amounts withheld from a Vision shareholder under the backup withholding rules are not an additional tax. Rather, any such amounts will be allowed as a credit or refund against such shareholder’s U.S. federal income tax liability provided that the shareholder furnishes to the IRS all required information.
     The discussion of material Federal income tax consequences of the merger is included in this prospectus/proxy statement for general information only. Each Vision shareholder should consult his, her or its own tax advisor regarding the specific tax consequences to the shareholder of the merger, including the application and effect of state, local, and foreign income and other tax laws.

Accounting treatment
     Park will account for the merger using the purchase method of accounting. Under the purchase method, Park will record, at fair value, the acquired assets and assumed liabilities (including deposit liabilities) of Vision. To the extent the total purchase price exceeds the fair value of tangible and identifiable intangible assets acquired over the liabilities assumed, Park will record goodwill.
Stock exchange listing
     Park common shares to be issued in connection with the merger will be authorized for listing on AMEX under the symbol “PRK.”
Resale of Park common shares
     No restrictions on the sale or other transfer of the Park common shares issued pursuant to the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of Park common shares issued to any Vision shareholder who may be deemed to be an “affiliate” of Vision for purposes of Rule 145 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act and generally includes executive officers, directors, and shareholders beneficially owning 10% or more of the outstanding shares of Vision common stock.
     Vision affiliates may resell the Park common shares they receive in the merger only (a) in compliance with Rule 145 or another applicable exemption from the registration requirements under the Securities Act, or (b) pursuant to an effective registration statement under the Securities Act covering their Park common shares. Rule 145, as currently in effect, restricts the manner in which affiliates may resell shares and also restricts the number of shares that affiliates, and others with whom they might act in concert, may sell within any three-month period. The merger agreement requires Vision to cause persons who could be considered to be “affiliates” to enter into an agreement with Park stating that these “affiliates” will not sell, transfer, or otherwise dispose of any Park common shares they acquire in the merger except in compliance with the Securities Act and the rules and regulations under the Securities Act. Sales of Park common shares by affiliates of Park are subject to similar transfer restrictions.
Dividends
     Under the merger agreement, Vision is not allowed to make, declare, pay or set aside for payment any dividend or distribution to Vision shareholders without the prior written consent of Park. Following completion of the merger, former Vision shareholders receiving Park common shares as part of the merger consideration will receive dividends, if any, declared by Park in their capacity as Park shareholders.
Employee matters
     As of the date of the merger agreement, Park and Vision entered into an employment agreement with each of J. Daniel Sizemore, William E. Blackmon, Andrew W. Braswell, Joey W. Ginn, Robert S. McKean, Diane Anderson, Tommy Files, Robin Fly, James E. Kirkland, William Lloyd, Debbie McBride-Schmidt and Darrell W. Melton. Each of these employment agreements will become effective upon consummation of the merger and will replace and supersede each individual’s current employment agreement, change in control agreement and non-competition agreement or change in control agreement with Vision or one of its subsidiaries, as applicable. For a discussion of the employment agreements with the executive officers of Vision, see “The Proposed Merger (Proposal One) – Interests of Vision directors and executive officers in the merger” beginning on page ___of this prospectus/proxy statement. Copies of the employment agreements are attached as Exhibits C-1 through C-5 to the merger agreement included as Annex A to this prospectus/proxy statement.

     All employees of Vision and its subsidiaries as of the date of the merger agreement who are actively employed as of the effective date of the merger, other than the individuals identified above who have entered into employment agreements, will be offered the opportunity to continue as at-will employees of Park or one of Park’s subsidiaries. Employees of Vision and its subsidiaries who continue to be employed by Park or one of its subsidiaries following the merger will continue to participate in the Vision employee benefit plans unless and until Park, in its sole discretion, determines that the employees will, subject to applicable eligibility requirements, participate in the employee benefit plans of Park or a subsidiary of Park and that the Vision employee benefit plans are to be frozen, terminated or merged into the employee benefit plans of Park or one of its subsidiaries. To the extent permitted by applicable law, employees of Vision and its subsidiaries who continue to be employed by Park or one of its subsidiaries will receive credit for service at Vision, the appropriate Vision subsidiary and, to the extent credit would have been given by Vision or the appropriate Vision subsidiary, a predecessor of Vision or the appropriate Vision subsidiary, for purposes of entitlement to benefits, including severance and vacation, eligibility, vesting and level of benefits (but not for benefit accrual purposes under any defined benefit plan) in the employee benefit plans of Park. Service with Vision and the appropriate Vision subsidiary will apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations with respect to any Park group health plan. In addition, each Park group health plan will waive pre-existing condition limitations to the same extent waived under the applicable Vision group health plan. Furthermore, employees of Vision and its subsidiaries will be given credit for amounts paid under a corresponding group health plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Park group health plan.
The Merger Agreement
     The following is a description of the material terms of the merger agreement. A complete copy of the merger agreement is attached as Annex A to this prospectus/proxy statement and is incorporated into this prospectus/proxy statement by reference. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.
     The merger agreement contains representations and warranties of Vision and Park. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the merger agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.
The merger
     Pursuant to the terms and subject to the conditions of the merger agreement, Vision will merge with and into Park, with Park surviving the merger and continuing as an Ohio bank holding company.
Effective time
     Unless we otherwise agree in writing, we plan to cause (i) a certificate of merger in respect of the merger to be executed and filed with the Ohio Secretary of State, and (ii) articles of merger in respect of the merger to be executed and filed with the Alabama Secretary of State as soon as practicable after all of the conditions described in the merger agreement have been satisfied or waived. The merger will become effective upon the filing of the certificate of merger with the Ohio Secretary of State and the articles of merger with the Alabama Secretary of State, or at a later time that we agree to in writing and specify in the certificate of merger and articles of merger.

     We currently anticipate closing the transactions contemplated by the merger agreement and filing the certificate of merger with the Ohio Secretary of State and the articles of merger with the Alabama Secretary of State on or about March 1, 2007.
Conversion of Vision common stock
     At the effective time of the merger, each outstanding share of Vision common stock, other than shares of Vision common stock, if any, held by Vision as treasury stock, shares of Vision common stock, if any, beneficially owned by Park and shares of Vision common stock, if any, as to which the holders have properly exercised dissenters’ rights, will be converted into and will represent the right to receive, upon surrender of the certificate representing each share of Vision common stock, the right to receive either (a) $25.00 in cash or (b) 0.2475 Park common shares.
     The information presented in the following table reflects the closing sale prices for Park common shares and Vision common stock on September 13, 2006, the last trading day preceding our public announcement of the merger, and on                     , 2006, the last practicable trading day for which information was available prior to the date of this prospectus/proxy statement. The table also presents the equivalent price per share of Vision, giving effect to the merger as of such dates. The “Vision Bancshares, Inc. Equivalent Per Share Price” is determined by multiplying the exchange ratio of 0.2475 by the closing sale price of Park common shares on the dates indicated.

Vision Bancshares,
	Park National	Vision	Inc. Equivalent
	Corporation	Bancshares, Inc.	Per Share Price
September 13, 2006	$104.98	$20.12	$25.98

, 2006	$ _____	$ _____	$ _____
     Park will not issue fractional Park common shares, or certificates or scrip representing fractional Park common shares, in the merger. Instead, Park will pay to each holder of shares of Vision common stock who would otherwise be entitled to a fractional Park common share (after taking into account all Vision common stock certificates surrendered by such holder) an amount in cash, without interest, equal to the product of the fractional Park common share multiplied by $101.00.
     At the effective time of the merger, the shares of Vision common stock will no longer be outstanding and will automatically be cancelled and cease to exist, and holders of Vision common stock will cease to be, and will have no rights as, shareholders of Vision, other than to receive the merger consideration pursuant to the merger agreement (and dissenters’ rights under Section 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act in the case of shares of Vision common stock as to which a holder has properly exercised dissenters’ rights). If you receive Park common shares in the merger, you will, upon proper surrender of your Vision common stock certificates, have the rights of a holder of Park common shares. For a comparison of the rights you have as a holder of Vision common stock to the rights you would have as a holder of Park common shares, see “Description of Park Common Shares and Comparison of Certain Rights of Park and Vision Shareholders” beginning on page ___of this prospectus/proxy statement.
Election procedures
     Subject to the allocation procedures described in the next section, each Vision shareholder will have the right to elect to receive with respect to his or her shares of Vision common stock, either (a) all cash, (b) all Park common shares, or (c) a mixture of cash and Park common shares.

     All Cash Election. A shareholder who makes the all cash election will receive cash, in an amount equal to $25.00 for each share of Vision common stock owned, subject to the allocation procedures described below.
     All Stock Election. A shareholder who makes the all stock election will receive Park common shares, at the exchange rate of 0.2475 Park common shares for each share of Vision common stock owned, subject to the allocation procedures described below and subject to the payment of cash in lieu of the issuance of fractional Park common shares.
     Mixed Election. A shareholder who makes the mixed cash/stock election will receive (i) cash, in an amount equal to $25.00 for each share of Vision common stock owned, for the whole number of shares of Vision common stock the shareholder elects to exchange for cash and (ii) Park common shares, at the exchange ratio of 0.2475 Park common shares for each share of Vision common stock owned, for the whole number of shares of Vision common stock the shareholder elects to exchange for Park common shares, subject to the allocation procedures described below and subject to the payment of cash in lieu of the issuance of fractional Park common shares.
     Non-Electing Shares. Vision shareholders who do not make an election as to the form of consideration they wish to receive, and shareholders who do not make a valid election, will be deemed to have made an election for all purposes under the merger agreement for that form of merger consideration (i.e., cash or Park common shares) as to which less than 50% of the total number of shares of Vision common stock has been made.
     Election Form. In accordance with the merger agreement, prior to the special meeting of Vision shareholders, an Election Form/Letter of Transmittal will be mailed to Vision shareholders. The Election Form/Letter of Transmittal will allow each Vision shareholder to make the all cash election, the all stock election, the mixed cash/stock election, or to indicate that he or she makes no election. Vision shareholders who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the instructions included with the Election Form/Letter of Transmittal. Shares of Vision common stock for which the shareholder has not made a valid election prior to the election deadline will be deemed non-electing shares.
     The deadline for submitting an Election Form/Letter of Transmittal will be the second trading day prior to the effective time of the merger. An election will be considered to have been validly made by a holder of shares of Vision common stock only if the exchange agent receives, prior to the deadline, an Election Form/Letter of Transmittal properly completed and executed by the holder, accompanied by a certificate or certificates representing the shares of Vision common stock as to which the election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Vision, or containing an appropriate guaranty of delivery from a member of a national securities exchange, a member of the National Association of Securities Dealers, or a commercial bank or trust company in the United States. The Election Form/Letter of Transmittal will specify that delivery of Vision common stock certificates will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the exchange agent.
     The Election Form/Letter of Transmittal will be mailed to each Vision shareholder who is a holder of record as of the close of business on the                     , 2006 record date of the Vision special meeting. An Election Form/Letter of Transmittal will also be made available to any person who becomes a holder of shares of Vision common stock subsequent to                     , 2006, and up to and until 5:00 p.m., Eastern Time, on the business day prior to the election deadline.
     Any holder of shares of Vision common stock may, at any time prior to the election deadline, revoke the holder’s election and either (i) submit a new Election Form/Letter of Transmittal in accordance with the procedures described above or (ii) withdraw the certificate or certificates representing the holder’s shares of Vision common stock deposited with the exchange agent by providing written notice that is received by the exchange agent by 5:00 p.m., Eastern Time, on the business day prior to the election deadline. All elections will be deemed to be revoked if the merger agreement is terminated in accordance with its terms.
     Vision ISO Common Stock. Any holder of shares of Vision common stock who has acquired his or her shares of Vision common stock after the date of the merger agreement pursuant to an “incentive stock option,” as defined in Section 422 of the Code (“Vision ISO common stock”), will automatically be deemed to have made the stock election for all purposes if such holder submits the certificates for such shares of Vision ISO common stock as a separate stock election for such shares.
     Because the federal income tax consequences of receiving all Park common shares, all cash, or a mixture of Park common shares and cash will differ, Vision shareholders are urged to read carefully the information set forth under the heading “The Merger – Material federal income tax consequences” and to consult their own tax advisors for a full understanding of the merger’s tax consequences to them.
Allocation
     Subject to adjustment for cash paid in lieu of fractional shares, the merger agreement requires the aggregate consideration received by Vision shareholders in the merger to be allocated such that 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares. For purposes of this allocation, shareholders of Vision who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their shares of Vision common stock. If the elections by Vision shareholders do not result in the required ratio of cash and stock consideration, the allocation procedures described below will be used to allocate the available cash and Park common shares among the Vision shareholders to preserve the required ratio of cash and stock consideration.
     Reduction of Shares of Vision Common Stock Deposited for Cash. In the event that holders of shares of Vision common stock representing more than 50% of the total number of shares of Vision common stock issued and outstanding as of the effective time of the merger make the cash election and exercise dissenters’ rights with respect to shares of Vision common stock, a number of shares of Vision common stock subject to the cash election will be converted to shares of Vision common stock subject to the stock election so that the total number of shares of Vision common stock subject to the cash election and with respect to which dissenters’ rights have been exercised is equal to 50% of the total number of shares of Vision common stock issued and outstanding as of the effective time of the merger. Except with respect to holders of shares of Vision common stock who exercise dissenters’ rights, each holder of Vision common stock that has made the cash election will be subject to this conversion with respect to a number of such holder’s shares of Vision common stock subject to the cash election equal to the product of: (A) the total number of shares of Vision common stock subject to the conversion from the cash election to the stock election (excluding shares of Vision common stock as to which the holders have exercised dissenters’ rights), multiplied by (B) the ratio of (1) the number of such holder’s shares of Vision common stock subject to the cash election, divided by (2) the total number of shares of Vision common stock as to which the holders have made the cash election (excluding shares of Vision common stock as to which the holders have exercised dissenters’ rights).
     Reduction of Shares of Vision Common Stock Deposited for Park Common Shares. In the event that holders of shares of Vision common stock representing more than 50% of the total number of shares of Vision common stock issued and outstanding as of the effective time of the merger make the stock election, a number of shares of Vision common stock subject to the stock election will be converted to shares of Vision common stock subject to the cash election so that the total number of shares of Vision common stock subject to the stock election (including shares of Vision ISO common stock as to which the holders have made a separate stock election) is equal to 50% of the total number of shares of Vision common stock issued and outstanding as of the effective time of the merger. Except with respect to holders of Vision ISO common stock who make a separate stock election with respect to such shares, each holder of shares of Vision common stock that has made the stock election will be subject to this conversion with respect to a number of such holder’s shares of Vision common stock subject to the stock election equal to the product of: (A) the total number of shares of Vision common stock subject to the conversion from the stock election to the cash election (excluding shares of Vision ISO common stock as to which the holders have made a separate stock election), multiplied by (B) the ratio of (1) the number of such holder’s shares of Vision common stock subject to the stock election, divided by (2) the total number of shares of Vision common stock as to which the holders have made the stock election (excluding shares of Vision ISO common stock as to which the holders have made a separate stock election).
Surrender of certificates
     Promptly after the effective time of the merger, the exchange agent will mail to each holder of record of a certificate which represented shares of Vision common stock prior to the merger, but which was not deposited with the exchange agent prior to the merger (or which was deposited with the exchange agent and subsequently withdrawn), a Letter of Transmittal and instructions for surrendering Vision common stock certificates in exchange for the merger consideration. The Letter of Transmittal will specify that delivery of the Vision common stock certificates will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the exchange agent.
     Upon the surrender of a Vision common stock certificate for cancellation to the exchange agent, together with a duly executed Letter of Transmittal, the holder of such Vision common stock certificate will receive within five business days either (a) a new certificate representing the number of whole Park common shares that the holder has the right to receive under the merger agreement, and/or (b) a check in an amount equal to the sum of the cash to be paid to the holder as part of the merger consideration, any cash to be paid in lieu of any fractional Park common share to which the holder is entitled under the merger agreement and any cash to be paid in respect of any dividends or distributions to which the holder may be entitled with respect to his or her Park common shares. The surrendered Vision common stock certificate(s) will be cancelled.
     If you own shares of Vision common stock, the transfer of which has not been registered in the transfer records of Vision, you may nevertheless exchange these shares of Vision common stock for Park common shares if you provide the exchange agent with the certificate representing your shares of Vision common stock, along with all documents required by Park to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid.
     Until surrendered, each Vision common stock certificate will be deemed at any time after the effective time of the merger to represent only the right to receive, upon surrender of such certificate, a Park common share certificate and/or a check in an amount equal to the sum of the cash to be paid to the holder as part of the merger consideration, any cash to be paid in lieu of any fractional Park common shares to which the holder is entitled under the merger agreement and any cash to be paid in respect of any dividends or distributions to which the holder may be entitled with respect to his or her Park common shares.
     You will not be entitled to payment of any dividends or other distributions with respect to Park common shares until you have followed the procedures described above for surrendering your Vision common stock certificate(s). After properly surrendering your Vision common stock certificate(s) in exchange for Park common shares, you will be entitled to receive any dividends or other distributions with respect to such Park common shares with a record date occurring on or after the effective time of the merger. You will not be entitled to the payment of any interest on such dividends or distributions.
     If any Vision common stock certificate has been lost, stolen or destroyed, the exchange agent will deliver the consideration properly payable under the merger agreement with respect to the shares of Vision common stock represented by the certificate upon receipt of an appropriate affidavit by the person claiming that the certificate has been lost, stolen or destroyed and, if required by Park, the posting by such person of a bond in an amount reasonably determined by Park as indemnity against any claim that may be made against Park with respect to the certificate.

Vision stock options
     Under the merger agreement, each Vision stock option that is outstanding and not exercised in full in a manner permitted under the terms of the applicable Vision stock plan on or prior to the election deadline set forth in the merger agreement will be surrendered, cancelled and extinguished and converted into the right to receive an amount of cash equal to (i) the product of $25.00 multiplied by the number of shares of Vision common stock subject to the portion of such Vision stock option which has not been exercised on or before the election deadline, minus (ii) the aggregate exercise price for the shares of Vision common stock subject to the portion of such Vision stock option which has not been exercised on or before the election deadline. The merger agreement requires Vision to take, prior to the election deadline specified in the merger agreement, all actions necessary to cause any provision under plans, programs or arrangements providing for the issuance or grant of any interest in respect of the capital stock of Vision or any of its subsidiaries to terminate as of the election deadline, and Vision is required to ensure that following the election deadline specified in the merger agreement, no employee, consultant or director will have any rights, other than the right to receive the cash payment described above, in respect of shares of Vision common stock or any other equity interest in Vision under the Vision stock plans or any other plans, programs or arrangements providing for the issuance or grant of any other right in respect of the capital stock of Vision or any of its subsidiaries.
Vision ESPP
     The merger agreement requires Vision to take, prior to the election deadline specified in the merger agreement, all actions necessary pursuant to the terms of the Vision ESPP to terminate the Vision ESPP and all outstanding Vision stock subscriptions and other rights thereunder effective as of the election deadline. Any employee who is a participant in the Vision ESPP and who has not paid the entire balance due for any shares of Vision common stock for which such employee has subscribed pursuant to the terms of the Vision ESPP may pay such balance in full on or prior to the election deadline specified in the merger agreement and receive the applicable shares of Vision common stock. The failure of a participating employee to pay such balance in full on or prior to the election deadline specified in the merger agreement will be treated as a cancellation of the employee’s Vision stock subscription(s) and Vision will refund (without interest) all amounts the employee has had withheld or has paid with respect to the cancelled Vision stock subscription(s).
Conditions to completion of the merger
     The respective obligations of Park and Vision to complete the merger are subject to the satisfaction of the following conditions:
•	the Vision shareholders must approve the merger agreement by the required vote;

•	we must have received all required regulatory approvals and all applicable statutory waiting periods must have expired or been terminated, and no regulatory approval or statute, rule or order may contain any conditions, restrictions or requirements that the Park Board reasonably determines would, either before or after the effective time of the merger, have a material adverse effect on Park after giving effect to the consummation of the merger or prevent Park from realizing the major portion of the economic benefits of the merger which Park anticipates obtaining;

•	there must not be any temporary restraining order, preliminary or permanent injunction or other order, statute, rule, regulation, judgment, decree, or other legal restraint issued by or imposed by any court or any other governmental authority, prohibiting consummation of the merger or making the merger illegal, or any proceeding commenced by any court or other governmental authority seeking to prohibit consummation of the merger or to make the merger illegal;

•	the registration statement filed with the Securities and Exchange Commission in connection with the issuance of the Park common shares in the merger must be effective with no stop order or similar restraining order suspending such effectiveness issued or proposed by the Securities and Exchange Commission;

•	the Park common shares to be issued in the merger must have been approved for listing on AMEX, subject to official notice of issuance; and

•	Park’s legal counsel must have delivered a written opinion to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.
     In addition, Vision will not be required to complete the merger unless the following conditions are satisfied:
•	the representations and warranties of Park contained in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing of the merger (or if any representation or warranty speaks as of a specific date, as of that date), and Vision must have received a certificate, dated as of the closing date, signed on behalf of Park by its chairman of the board or president to such effect;

•	Park must have performed in all material respects all of its covenants and obligations under the merger agreement which are required to be performed prior to the closing of the merger, and Vision must have received a certificate, dated as of the closing date, signed on behalf of Park by its chairman of the board or president to such effect;

•	Park must have obtained all material third-party consents required in connection with the merger; and

•	there shall not have occurred any material adverse effect on Park, or any change, condition, event or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse effect on Park, between the date of the merger agreement and the closing of the merger.
     Park will not be required to complete the merger unless the following conditions are also satisfied:
•	the representations and warranties of Vision contained in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing of the merger (or if any representation or warranty speaks as of a specific date, as of that date), and Park must have received a certificate, dated as of the closing date, signed on behalf of Vision by its chief executive officer and chief financial officer to such effect;

•	Vision must have performed in all material respects all of its covenants and obligations under the merger agreement which are required to be performed prior to the closing of the merger, and Park must have received a certificate, dated as of the closing date, signed on behalf of Vision by its chief executive officer and chief financial officer to such effect;

•	Vision must have obtained all material third-party consents required in connection with the merger;

•	there shall not have occurred any material adverse effect on Vision, or any change, condition, event or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse effect on Vision, between the date of the merger agreement and the closing of the merger; and

•	Park must have received an executed affiliate agreement from each affiliate of Vision.

     Park or Vision could waive some of the conditions listed above, unless the waiver is prohibited by law.
Representations and warranties
     Park and Vision have each made representations and warranties in the merger agreement relating to:
•	corporate organization, qualification and good standing;

•	capitalization;

•	corporate power and authority to execute, deliver and perform the merger agreement;

•	enforceability of the merger agreement;

•	regulatory filings;

•	absence of conflicts with organizational documents, laws and material agreements;

•	accuracy of financial statements and reports filed with the Securities and Exchange Commission;

•	internal accounting controls;

•	legal proceedings;

•	regulatory matters;

•	compliance with laws;

•	broker’s and finder’s fees;

•	taxes;

•	books and records;

•	accuracy and completeness of representations and warranties;

•	absence of certain material adverse changes or events;

•	absence of undisclosed liabilities;

•	allowance for loan losses;

•	compliance with the Sarbanes-Oxley Act; and

•	compliance with the Bank Secrecy Act, anti-money laundering laws and customary privacy laws.
     In addition, Park has made representations and warranties relating to its financial capacity to pay the cash portion of the merger consideration, and Vision has made representations and warranties in the merger agreement relating to:
•	subsidiaries;

•	material contracts;

•	employee benefit plans;

•	labor matters;

•	takeover laws;

•	environmental matters;

•	risk management instruments;

•	insurance;

•	off balance sheet transactions;

•	property and title;

•	loans;

•	repurchase agreements;

•	deposit insurance;

•	compliance with FDIC disclosure requirements;

•	investment securities;

•	CRA compliance;

•	ownership of Park common shares;

•	receipt of a fairness opinion;

•	fiduciary responsibilities;

•	intellectual property;

•	prohibited payments; and

•	related party transactions.
     The representations and warranties in the merger agreement will not survive the closing of the merger.
Conduct of business pending the merger
     From September 14, 2006 until the closing of the merger, unless Park otherwise consents in writing, Vision and its subsidiaries must conduct their respective businesses in the ordinary and usual course consistent with past practice, use reasonable efforts to preserve intact their present business organization and assets, and use reasonable efforts to preserve their respective rights, franchises and existing relations with customers, suppliers, employees and business associates. During the same period, Vision has agreed not to, and to cause its subsidiaries not to, take any of the following actions without the prior written consent of Park:

•	voluntarily take any action that, at the time taken, is reasonably likely to have a material adverse effect on Vision’s ability to perform any of its obligations under the merger agreement, or prevent or materially delay the consummation of the merger;

•	enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by law or policies imposed by governmental or regulatory authorities;

•	issue, sell or otherwise permit to become outstanding any shares of Vision common stock or permit additional shares of Vision common stock to become outstanding other than pursuant to Vision stock options or Vision stock subscriptions outstanding as of the date of the merger agreement, or authorize the creation of additional shares of Vision common stock;

•	permit any additional shares of Vision common stock to become subject to new grants of stock options, stock subscriptions, or similar rights;

•	effect any recapitalization, reclassification, stock split or similar change in capitalization;

•	enter into, or take any action to cause any holders of shares of Vision common stock to enter into, any agreement, understanding or commitment relating to the right of holders of shares of Vision common stock to vote any shares of Vision common stock, or cooperate in the formation of any voting trust or similar arrangement relating to any shares of Vision common stock;

•	make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock other than dividends from a Vision subsidiary to its parent, directly or indirectly; otherwise declare or make any distribution on any shares or its capital stock; or combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

•	enter into, amend, modify, renew or terminate any employment, consulting, severance, change in control or similar agreements or arrangements with directors, officers, employees or consultants;

•	hire or retain any full-time employee or consultant, other than as replacements for existing positions;

•	increase employee compensation, severance or other benefits except with respect to increases in the ordinary course of business and consistent with past practice, as required by law and to satisfy contractual obligations existing as of September 14, 2006; provided, however, that Vision is permitted to pay to J. Daniel Sizemore a one-time special bonus in the amount of $300,000 in addition to any other bonuses to which Mr. Sizemore may be entitled under the terms of the Vision employee benefit plans;

•	enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement or similar arrangement, with respect to any director, officer, employee or consultant except as may be required by law, to satisfy contractual obligations existing as of September 14, 2006, or as contemplated by the merger agreement;

•	take any action to accelerate the vesting or exercisability of, or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable, other than pursuant to the merger agreement, or allow for the commencement of any new offering periods under the Vision ESPP;

•	sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber or dispose of any of its assets, deposits, business or properties other than in the ordinary and usual course of business for full and fair consideration actually received;

•	acquire (other than by way of foreclosure or acquisition of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith and in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity or person, or acquire mortgage servicing rights, except in connection with existing correspondent lending relationships in the ordinary and usual course of business consistent with past practice;

•	amend the organizational documents of Vision or any of its subsidiaries;

•	implement or adopt any change in its accounting principles, practices or methods other than as required by U.S. generally accepted accounting principles or regulatory accounting principles;

•	enter into or terminate any material contract, or amend or modify any material contract in any material respect, except in the ordinary and usual course of business consistent with past practice or in connection with the merger agreement or the transactions contemplated by the merger agreement;

•	settle any material claim, action or proceeding, except in the ordinary and usual course of business consistent with past practice or in connection with the merger agreement or the transactions contemplated by the merger agreement;

•	knowingly take any action that would disqualify the merger as a “reorganization” within the meaning of Section 368(a) of the Code;

•	knowingly take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being or becoming untrue in any material respect, any conditions in the merger agreement not being satisfied or a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law, rule or regulation;

•	except pursuant to applicable law or regulation, implement or adopt any material change in its credit risk and interest rate risk management and other risk management policies, procedures or practices, fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk, or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

•	borrow or agree to borrow any funds, including pursuant to repurchase transactions, or directly or indirectly guarantee or agree to guarantee any obligations to others, except, in each case, in the ordinary and usual course of business and with a final maturity of less than one year;

•	make any capital expenditure or commitment in an amount in excess of $75,000 for any item or project, or $300,000 in the aggregate for any related items or projects;

•	close or relocate any offices at which business is conducted or open any new officers or ATMs;

•	fail to prepare and file all tax returns that are required to be filed; fail to pay any tax, make, change or revoke any tax election; change an annual accounting period; consent to any waiver of extension of the limitation period applicable to any tax claim or assessment; enter into any closing agreement; settle any tax claim or assessment or offer or agree to do any of the foregoing or surrender its rights to any of the foregoing or to claim any tax refund or file any amended tax return;

•	fail to use commercially reasonable efforts to maintain and keep their properties and facilities in their present condition and working order, ordinary wear and tear excepted;

•	fail to perform all of their respective obligations under all contracts;

•	fail to maintain insurance coverage;

•	establish any new lending programs or make any changes in the respective policies of any Vision subsidiary concerning which persons may approve loans, or originate or issue a commitment to originate any loan in excess of $1,000,000, except under certain specified circumstances;

•	enter into any interest rate swaps or derivatives or hedge contracts;

•	increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner that is consistent with past practices in relation to prevailing market rates;

•	foreclose upon or otherwise take title or possession or control of any real property without obtaining a Phase I environmental report that indicates the property is free of hazardous material (unless the property to be foreclosed upon is a single-family, non-agricultural residential real property of one acre or less and the applicable Vision subsidiary does not have reason to believe the property may contain any such hazardous material);

•	cause any material adverse change in the amount or general composition of deposit liabilities, except in the ordinary and usual course of business;

•	cause or enable an employee or consultant to terminate employment or an employment agreement without cause or for “good reason” and continue to receive compensation;

•	make any payment of cash or other consideration to, or make any loan to or on behalf of, or enter into, amend or grant a consent or waiver under, or fail to enforce, any contract with any related person; or

•	agree or commit to do any of the foregoing.
     In addition, from September 14, 2006 until the closing of the merger, Park has agreed not to, and to cause its subsidiaries not to, take any of the following actions without the prior written consent of Vision:
•	voluntarily take any action that, at the time taken, is reasonably likely to have a material adverse affect on the ability of Park to perform any of its material obligations under the merger agreement;

•	declare, set aside, make or pay any extraordinary or special dividends on Park common shares or make any other extraordinary or special distributions in respect of any of its capital stock other than dividends from any Park subsidiary to its parent;

•	amend the organizational documents of Park or any of its subsidiaries in a manner that would adversely affect the economic or other benefits of the merger to the holders of shares of Vision common stock or to the employees of Vision and its subsidiaries;

•	enter into any agreement to acquire all or substantially all of the capital stock or assets of any other entity or business unless such transaction, to the knowledge of Park, would not be expected to substantially delay the completion of, or materially impair the prospects of completing the merger with Vision pursuant to the merger agreement;

•	knowingly take any action that would disqualify the merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

•	knowingly take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being or becoming untrue in any material respect, any conditions in the merger agreement not being satisfied or a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law, rule or regulation; or

•	agree or commit to do any of the foregoing.
Expenses of the merger
     Park and Vision are each required to bear their own expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, except that Park and Vision will each bear one-half of (a) the costs (excluding the fees and disbursements of legal counsel, financial advisors and accountants) incurred in connection with the preparation (including copying, printing and distributing) of this prospectus/proxy statement, the Registration Statement on Form S-4 of which this prospectus/proxy statement is a part and the regulatory applications for approval of the merger, and (b) all filing or registration fees, including, without limitation, fees paid for filing the Registration on Form S-4 with the Securities and Exchange Commission.
Termination of the merger agreement
     The parties may mutually agree to terminate the merger agreement and abandon the merger at any time before the merger is effective, whether before or after shareholder approval, by the mutual written agreement of Park and Vision following authorization by or on behalf of their respective boards of directors.
     In addition, either Park or Vision, acting alone, may terminate the merger agreement and abandon the merger at any time before the merger is effective, whether before or after shareholder approval, if:
•	the other party breaches a material representation, warranty, covenant or agreement contained in the merger agreement, which breach cannot be or has not been cured within 30 days of giving notice of the breach to the breaching party, provided that the non-breaching party is not itself in material breach of any provision of the merger agreement;

•	the merger has not been completed on or before May 15, 2007, unless the failure to complete the merger by that date results from the knowing action or inaction of the party seeking to terminate the merger agreement;

•	the approval of any regulatory authority required for consummation of the merger has been denied by final nonappealable action and the terminating party is not in material breach of its covenants in the merger agreement regarding the preparation and filing of the regulatory applications;

•	the Vision shareholders fail to approve the merger agreement at the special meeting of shareholders; or

•	any of the closing conditions have not been met or waived.

     Vision, acting alone, may terminate the merger agreement and abandon the merger at any time prior to the approval of the merger agreement by the Vision shareholders, if the Vision Board of Directors determines by vote of a majority of the members of the entire Vision Board of Directors if (i) Vision is not in breach of any material term of the merger agreement (including the terms regarding other acquisition proposals), (ii) the Vision Board of Directors authorized Vision, subject to complying with the terms of the merger agreement, to enter into a definitive written agreement concerning a transaction that constitutes a “superior proposal,” as defined in the merger agreement, (iii) Vision notifies Park in writing that Vision intends to enter into such an agreement as soon as practicable following termination of the merger agreement (attaching the most current version of such agreement to its notice) and (iv) at least five business days elapse after Park receives such written notice from Vision and the Vision Board of Directors continues to consider the transaction to be a superior proposal after taking into account in good faith any amendment or modification to the merger agreement proposed by Park during such five business day period.
     Vision, acting alone, may also terminate the merger agreement if the average of the closing sale prices of a Park common share on AMEX during the 20 trading-day period ending on the tenth trading day prior to the date established for the closing of the merger is less than $81.00 (appropriately adjusted for any stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Park common shares during the period between September 13, 2006 and the tenth trading day prior to the date established for the closing of the merger).
     Park, acting alone, may terminate the merger agreement if the Vision Board of Directors:
•	fails to recommend that the Vision shareholders approve the merger agreement, withdraws, modifies or qualifies its recommendation in any manner adverse to Park, or takes any other action or makes any other statement in connection with the special meeting of shareholders that is inconsistent with its recommendation;

•	fails to call the special meeting of shareholders or to prepare and mail to the Vision shareholders this prospectus/proxy statement in accordance with the merger agreement;

•	takes certain actions permitted by the merger agreement with respect to discussing or negotiating with any person who has made a proposal with respect to a tender or exchange offer, or a merger, consolidation or other business combination, involving Vision, Vision Alabama or Vision Florida, or a proposal or offer to acquire in any manner more than 25% of any class of equity securities in, or more than 25% of the assets or deposits of, Vision, Vision Alabama or Vision Florida which the Vision Board of Directors determines to be, or is reasonably likely to be, a superior proposal; or

•	if the average of the closing sale prices of a Park common share on AMEX during the 20 trading-day period ending on the tenth trading day prior to the date established for the closing of the merger is greater than $121.00 (appropriately adjusted for any stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Park common shares during the period between September 13, 2006 and the tenth trading day prior to the date established for the closing of the merger).
Termination fee
     Vision must pay to Park a termination fee in the amount of $6,500,000 if the merger agreement is terminated upon the occurrence of specified events. Vision must pay the termination fee if:
•	the merger agreement is terminated by Vision because its Board of Directors has authorized the execution of a definitive written agreement concerning a transaction that constitutes a “superior proposal,” as defined in the merger agreement; or

•	the merger agreement is terminated either (i) by Park as a result of a willful material breach of any covenant or agreement by Vision which cannot be or has not been cured within 30 days, (ii) by Park because the Vision Board of Directors has failed to recommend that the Vision shareholders approve the merger agreement, withdrawn, modified or qualified its recommendation in any manner adverse to Park, or taken any other action or made any other statement in connection with the special meeting of shareholders that is inconsistent with its recommendation, or (iii) by Park or Vision because the Vision shareholders have failed to approve the merger agreement and at any time after September 14, 2006 and prior to the termination of the merger agreement, an acquisition proposal with respect to Vision was publicly announced, publicly proposed or commenced and within 12 months after the date of the termination of the merger agreement, Vision enters into an agreement relating to the previously announced acquisition proposal or the previously announced acquisition proposal is consummated.
     In addition to the termination fee, if (a) an acquisition proposal has been made known to Vision and made known to the holders of shares of Vision common stock generally or has been made directly to the holders of shares of Vision common stock generally or has been publicly announced, and such acquisition proposal has not been withdrawn, (b) the merger agreement is subsequently terminated by Park because the merger has not been completed on or before May 15, 2007 as a result of knowing action or inaction of Vision and (c) within 6 months following the termination of the merger agreement, Vision enters into an agreement with the person making the acquisition proposal, Vision must pay to Park an amount, not to exceed $250,000 in the aggregate, equal to all documented out-of-pocket expenses and fees incurred by Park, including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors, arising out of or in connection with or related to the merger or the other transactions contemplated by the merger agreement, and Park will be entitled to pursue recovery of any additional remedies available to it at law or in equity, provided that such additional amounts, together with the documented out-of-pocket expenses and fees, may not exceed $6,500,000 in the aggregate.
     Vision agreed to these termination fee and expense reimbursement arrangements in order to induce Park to enter into the merger agreement.
Amendment
     The merger agreement may be amended at any time prior to the effective time of the merger by an agreement in writing signed by Park and Vision, provided that the merger agreement may not be amended to the extent it would violate applicable law or require resubmission of the merger agreement or the plan of merger contained therein to the shareholders of Vision.
Description of Park Common Shares and
Comparison of Certain Rights of Park and Vision Shareholders
     Vision shareholders who receive Park common shares as consideration in the merger will become shareholders of Park upon the effective time of the merger. Park is an Ohio corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended; while Vision is an Alabama corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Although the rights of the holders of Park common shares and those of the holders of shares of Vision common stock are similar in many respects, there are some differences. These differences relate to differences between the provisions of Ohio and Alabama law governing corporations, differences between provisions of the articles of incorporation of Park and the amended and restated articles of incorporation of Vision, and differences between provisions of the regulations of Park and the by-laws of Vision.
     Set forth below is a description of the Park common shares and the shares of Vision common stock, including a summary of the material differences and similarities between the rights of Park shareholders and the rights of Vision shareholders. This description is not intended to be a complete statement of the differences affecting the rights of Vision shareholders, but rather describes the more significant differences affecting the rights of Vision shareholders and certain important similarities. This description is qualified in its entirety by reference to the relevant provisions of Ohio and Alabama law, the articles of incorporation and regulations of Park, and the amended and restated articles of incorporation and by-laws of Vision.
Authorized shares
     Park. Park’s authorized capital stock consists of 20,000,000 common shares, without par value. As of                     , 2006,                      Park common shares were outstanding, and an additional                      Park common shares were reserved for issuance upon the exercise of outstanding Park stock options. Park common shares are listed on AMEX under the symbol “PRK.”
     Vision. Vision’s authorized capital stock consists of 10,000,000 shares of common stock, $1.00 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of                     , 2006,                     shares of Vision common stock were outstanding, an additional                     shares of Vision common stock were subject to outstanding subscriptions under the Vision ESPP, and shares of Vision common stock were subject to outstanding stock options. Vision’s common stock is not listed on any exchange, nor is it included on NASDAQ. However, trades may be reported on the OTC Bulletin Board under the symbol “VBAL.OB”. Vision is aware that FIG Partners, LLC and Morgan Keegan & Company, Inc. currently make a market in Vision’s common stock.
     The Vision preferred stock may be issued from time to time as a class without series, or if so determined by the Vision Board of Directors, either in whole or in part in one or more series. The voting rights, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock (or of the entire class of preferred stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof may be fixed by resolution of the Vision Board of Directors. The Vision preferred stock may have a preference over the Vision common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of Vision and such other preferences as may be fixed by the Vision Board of Directors. As of the date of this prospectus/proxy statement, no shares of Vision preferred stock were outstanding.
Preemptive rights
     If shareholders are entitled to preemptive rights, a corporation offering its shares for cash must provide those shareholders with the opportunity to purchase the offered shares in proportion to their current holdings at a fixed price before the corporation may offer the shares for sale to the public.
     Park. Under Ohio law as currently enacted, shareholders do not have preemptive rights unless the corporation’s articles of incorporation provide otherwise. However, at the time the articles of incorporation of Park were adopted, Ohio law stated that shareholders had preemptive rights unless the corporation’s articles of incorporation provided otherwise.
     The articles of incorporation of Park provide that the shareholders of Park have preemptive rights unless the Park common shares offered or sold are (1) treasury shares; (2) issued as a share dividend or distribution; (3) offered or sold in connection with any merger or consolidation to which Park is a party or any acquisition of or investment in, another corporation, partnership, proprietorship or other business entity or its assets by Park, whether directly or indirectly, by any means; (4) offered or sold pursuant to the terms of a stock option plan or employee benefit, compensation or incentive plan which has been approved by the holders of three-fourths of the issued and outstanding shares of Park; or (5) released from preemptive rights by the affirmative vote or written consent of holders of two-thirds of the shares entitled to preemptive rights. The Park common shares to be issued to Vision shareholders in the merger will not be subject to preemptive rights because such Park common shares will be issued in connection with the merger of Vision with and into Park.
     Vision. The amended and restated articles of incorporation of Vision provide that the shareholders of Vision do not have preemptive rights.
Liquidation rights
     Park. Each Park common share entitles the holder thereof to share ratably in Park’s net assets legally available for distribution to shareholders in the event of Park’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.
     Vision. Holders of shares of Vision common stock are entitled to share ratably in the assets of Vision legally available for distribution to its shareholders in the event of liquidation, dissolution or winding up of Vision, unless shares of Vision preferred stock have been issued with preferential liquidation rights and remain outstanding as the time of such liquidation, dissolution or winding up of Vision.
Subscription, conversion and redemption rights; shares nonassessable
     Neither the holders of Park common shares nor the holders of shares of Vision common stock have subscription or conversion rights, and there are no mandatory redemption provisions applicable to the Park common shares or the shares of Vision common stock. The Park common shares to be issued in exchange for shares of Vision common stock in the merger, when issued in accordance with the terms of the merger agreement, will be validly issued, fully paid and non-assessable.
Dividends
     Park. As an Ohio corporation, Park may, in the discretion of the Park Board, generally pay dividends to its shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus. The ability of Park to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends which may be declared and paid by its subsidiaries. In addition, the Federal Reserve Board expects Park to serve as a source of strength to its subsidiary banks, which may require it to retain capital for further investments in its subsidiary banks, rather than for dividends for its shareholders.
     Vision. Holders of Vision common stock may receive dividends when and if declared by the Board of Directors of Vision in accordance with applicable law. The ability of Vision to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends which may be declared and paid by its subsidiaries. In addition, the Federal Reserve Board expects Vision to serve as a source of strength to its subsidiary banks, which may require it to retain capital for further investments in its subsidiary banks, rather than for dividends for its shareholders.
     Under the terms of the indenture agreement governing the $15.5 million of junior subordinated debentures issued by Vision to the Vision Trust, Vision is prohibited from declaring or paying dividends to the holders of shares of Vision common stock (a) if an event of default under the indenture agreement has occurred and continues or (b) during any period in which the payment of the cash distributions on the preferred securities of the Vision Trust is being deferred by Vision. Following the merger, Park, as successor to Vision, will assume and become bound by the terms of the indenture agreement and, therefore, will be prohibited from declaring or paying dividends to the holders of Park common shares (a) if an event of default under the indenture agreement has occurred and continues or (b) during any period in which the payment of the cash distributions on the preferred securities of the Vision Trust is being deferred by Park.

     Vision has not paid any dividends to holders of shares of Vision common stock during its existence, and under the terms of the merger agreement, Vision is prohibited from paying dividends to holders of shares of Vision common stock without the prior written consent of Park.
Number of directors
     Park. Under Ohio law, a corporation’s articles of incorporation or regulations determine the number of directors, but, in most circumstances, the number may not be less than three unless the corporation has less than three shareholders. Unless the articles of incorporation or regulations provide otherwise, the shareholders may fix or change the number of directors at a shareholder meeting called for the election of directors by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote.
     The Park regulations provide for the Park Board to consist of not less than five and not more than 16 directors. The Park Board may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by shareholders. The number of Park directors was last fixed at 14 directors and currently consists of 13 directors. Pursuant to the merger agreement, Park has agreed to take all actions necessary to cause J. Daniel Sizemore, Chairman of the Board, Chief Executive Officer and President of Vision, to become a director of Park upon the closing of the merger.
     Vision. The Vision amended and restated articles of incorporation provide that the Vision Board of Directors is to consist of not less than six nor more than 25 directors, as determined from time to time by the Board of Directors. The Vision by-laws provide that the Vision Board of Directors may increase or decrease by thirty percent or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent the number of directors last approved by the shareholders. The number of Vision directors was last fixed by the shareholders at 22 directors, and the Vision Board of Directors currently consists of 22 directors.
Classification of the board of directors
     Park. Under Ohio law, a corporation’s articles of incorporation or regulations may provide for the classification of directors into either two or three classes so long as (a) each class consists of at least three directors and (b) no director serves a term of office greater than three years. Park’s regulations provide for the Park Board to be divided into three classes, with the term of office of one class expiring each year.
     Vision. Vision’s amended and restated articles of incorporation provide for the Vision Board of Directors to be divided into three classes, which shall be as nearly equal in number as possible, with the term of office of one class expiring each year.
Nomination of directors
     Park. Under the Park regulations, either the Park Board or any shareholder entitled to vote in the election of directors may nominate a candidate for election to the Park Board. Shareholder nominations must be made in writing and must be received by the president of Park not less than 14 days and not more than 50 days prior to the shareholder meeting at which directors are to be elected. If, however, notice of the meeting is mailed or disclosed to shareholders less than 21 days before the meeting date, shareholder nominations must be received by the close of business on the 7th day after notice is mailed. A shareholder’s notice to Park nominating a director must set forth:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of Park common shares that will be voted for each proposed nominee;

•	the name and residence address of the notifying shareholder; and

•	the number of Park common shares beneficially owned by the notifying shareholder.
     Vision. Vision’s amended and restated articles of incorporation and by-laws do not address the nomination of directors by shareholders, and Vision has no formal policy regarding director nominations. Vision’s Board of Directors, however, will consider recommendations for director nominees from shareholders. With respect to the minimum qualifications for director candidates, the Vision Board of Directors will consider individuals who have demonstrated integrity, are respected within their industry and communities, are active in civic affairs and are interested in contributing to the growth and success of Vision. Shareholder nominations for directors should be submitted in writing to the Chairman of the Board in sufficient time prior to the meeting at which a vote is expected to be held on the election of directors so that the Vision Board of Directors will have a reasonable time to consider the candidate.
Vacancies on the board
     Park. Under Ohio law, unless a corporation’s articles of incorporation or regulations provide otherwise, the remaining directors of a corporation may fill any vacancy in the board by the affirmative vote of a majority of the remaining directors. Directors elected to fill a vacancy serve the balance of the unexpired term. Park’s regulations provide that the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Park Board for the unexpired term.
     Vision. Vision’s by-laws provide that (a) the shareholders of Vision may fill a vacancy in the Vision Board of Directors, whether resulting from an increase in the number of directors or otherwise, or (b) the directors may fill a vacancy in the Vision Board of Directors, except that the directors may not fill a vacancy in the Board of Directors resulting from an increase in the number of directors. If the number of directors remaining in office is less than a quorum, the remaining directors, by affirmative vote of a majority of those remaining in office, may fill any vacancy in the Board of Directors for the unexpired term so long as the vacancy is one that the directors are authorized to fill pursuant to the by-laws.
Removal of directors
     Park. Park’s regulations provide that a director or directors may be removed from office, with or without assigning cause, only by the vote of the holders of shares entitling them to exercise not less than a majority of the voting power of Park to elect directors in place of those to be removed, provided that unless all of the directors (or all of the directors of a particular class) are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against his removal that, if cumulatively voted at an election of all directors (or all of the directors of a particular class) would be sufficient to elect at least one director. However, under current Ohio law (Section 1701.58 of the Ohio Revised Code), the directors of an issuing public corporation with a classified board of directors may only be removed for cause. Because Park is an issuing public corporation and has a classified board of directors, the directors of Park may only be removed for cause.
     Vision. Vision’s amended and restated articles of incorporation provide that directors may only be removed by the shareholders for cause.

Special meetings of shareholders
     Park. Pursuant to Ohio law and the Park regulations, any of the following persons may call a special meeting of shareholders: the Chairman of the Board, the President, or, in case of the President’s absence, death or disability, the vice president authorized to exercise the authority of the President, the secretary, the directors by action at a meeting or a majority of the directors acting without a meeting, or the holders of at least 25% of the outstanding shares entitled to vote at the meeting.
     Vision. Pursuant to the Vision by-laws, the Chairman of the Board, the President, or the Board of Directors may call a special meeting of shareholders. In addition, a special meeting of shareholders may be called by the holders of at least 10% of the outstanding shares entitled to vote at the meeting or, if such holders sign, date and deliver to the President or Secretary one or more written demands for the meeting describing the purpose(s) for which it is to be held, the President or Secretary are required, within 21 days of the receipt of the demand, to cause notice to be given of the special meeting to be held within 10 days following the delivery of such notice. If the required notice is not given by the President or Secretary within 21 days of the receipt of the shareholders’ demand for the meeting or if the special meeting is not held in accordance with the notice, the holders of at least 10% of the outstanding shares entitled to vote at the meeting may call the special meeting.
Voting rights
     Park. Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation’s articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right. Park’s articles of incorporation have not been amended to eliminate cumulative voting in the election of directors. Accordingly, if, in accordance with Ohio law, any Park shareholder makes a proper request and announcement of such request is made at a meeting to elect directors, each shareholder will have votes equal to the number of directors to be elected, multiplied by the number of Park common shares owned by such shareholder, and will be entitled to distribute such votes among the candidates in any manner the shareholder wishes. Except with respect to an election of directors for which cumulative voting has been properly requested, each Park common share entitles the holder thereof to one vote on each matter submitted to the shareholders of Park for consideration.
     Vision. Holders of shares of Vision common stock are entitled to one vote per share on all maters to be voted upon by shareholders. Holders of shares of Vision common stock do not have cumulative voting rights, which means that the holders of more than one-half of the outstanding shares can elect all of the directors.
Special voting requirements
     Park. The Park articles of incorporation contain special voting requirements that may be deemed to have anti-takeover effects. These voting requirements are described in Article Eighth and apply when any of the following actions are contemplated:
•	any merger or consolidation of Park with a beneficial owner of 20% or more of the voting power of Park or an affiliate or associate of that 20% beneficial owner;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of at least 10% of the total assets of Park to or with a 20% beneficial owner or its affiliates or associates;

•	any merger of Park or one of its subsidiaries with a 20% beneficial owner or its affiliates or associates;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to Park or one of its subsidiaries of all or any part of the assets of a 20% beneficial owner (or its affiliates or associates), excluding any disposition which, if included with all other dispositions consummated during the fiscal year by the 20% beneficial owner or its affiliates or associates, would not result in dispositions having an aggregate fair value in excess of 1% of the total consolidated assets of Park, unless all such dispositions by the 20% beneficial owner or its affiliates or associates during the same and four preceding fiscal years would result in disposition of assets having an aggregate fair value in excess of 2% of the total consolidated assets of Park;
•	any reclassification of Park common shares or any recapitalization involving the common shares of Park consummated within five years after a 20% beneficial owner becomes such;

•	any agreement providing for any of the previously described business combinations; and

•	any amendment to Article Eighth of the Park articles of incorporation.
     The enlarged majority vote required when Article Eighth applies is the greater of:
•	four-fifths of the outstanding Park common shares entitled to vote on the proposed business combination, or

•	that fraction of the outstanding Park common shares having:
o	as the numerator a number equal to the sum of:
▪	the number of Park common shares beneficially owned by the 20% beneficial owner plus

▪	two-thirds of the remaining number of Park common shares outstanding,
o	and as the denominator, a number equal to the total number of outstanding Park common shares entitled to vote.
     Article Eighth does not apply where (1) the shareholders who do not vote in favor of the transaction and whose proprietary interest will be terminated in connection with a transaction are paid a “minimum price per share” and (2) a proxy statement satisfying the requirements of the Securities Exchange Act of 1934 is mailed to the Park shareholders for the purpose of soliciting shareholder approval of the transaction. If the price criteria and procedural requirements are satisfied, the approval of a business combination would require only that affirmative vote (if any) required by law or by the Park articles of incorporation or regulations.
     Vision. Under the Alabama Business Corporation Act, an Alabama corporation may merge with another entity, engage in a share exchange transaction, or sell all or substantially all of its assets only with the affirmative vote of at least two-thirds of its outstanding shares of common stock. Amendments to the articles of incorporation require the affirmative approval of at least a majority of the outstanding shares of common stock.
Amendments to articles of incorporation
     Park. Under Ohio law, shareholders may adopt amendments to the articles of incorporation by the affirmative vote of two-thirds of the shares entitled to vote on the proposal unless the corporation’s articles of incorporation provide for a different vote requirement, which cannot be less than a majority of the shares entitled to vote.
     As discussed above under “Special voting requirements,” the Park articles of incorporation provide that, when there is one or more controlling persons of Park (i.e., persons who beneficially own shares of Park entitling them to exercise at least 20% of the voting power in the election of directors), Article Eighth cannot be altered, changed or repealed unless the amendment is adopted by a specified proportion of Park’s shareholders.

     Vision. As discussed above under “Special voting requirements,” amendments to the Vision amended and restated articles of incorporation require the affirmative approval of at least a majority of the outstanding shares of Vision common stock.
Amendments to regulations
     Park. Under Ohio law, shareholders may amend the regulations or adopt revised regulations consistent with Ohio law and the corporation’s articles of incorporation, by the affirmative vote of a majority of shares entitled to vote if done at a shareholder meeting. Shareholders may amend the regulations without a meeting by the affirmative vote of the holders of two-thirds of the shares entitled to vote on the proposal. Ohio law provides that a corporation’s articles of incorporation or regulations may increase or decrease the required shareholder vote, but may not allow approval by less than a majority of the voting power.
     The Park regulations provide that the regulations may be amended by the shareholders at a meeting by the affirmative vote of the holders of not less than two-thirds of the voting power of Park entitled to vote on such proposal, or without a meeting by the written consent of the holders of not less than two-thirds of the voting power of Park entitled to vote on such proposal.
     Vision. The Vision by-laws may be altered, amended, added to, or repealed and new by-laws adopted by the Vision Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of such proposed action is contained in the notice of the special meeting. However, the Vision Board of Directors may not alter, amend, add to, or repeal any by-law establishing what constitutes a quorum at meetings of the shareholders. The Vision by-laws also may be altered, amended, added to or repealed and new by-laws adopted by majority vote of the Vision shareholders at any annual meeting, or at any special meeting if notice of such proposed action is given to each shareholder.
Corporate action without a shareholder meeting
     Park. Under Ohio law, unless a corporation’s articles of incorporation or regulations prohibit action by shareholders without a meeting, shareholders may act without a meeting on any action required or permitted to be taken at a shareholder meeting, provided that all shareholders entitled to notice of the meeting sign a writing authorizing the action, and the shareholders file the writing with the records of the corporation. Neither Park’s articles of incorporation nor its regulations alter this right.
     Vision. Any action required to be taken at a meeting of shareholders of the corporation may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and such consent must be delivered to the corporation for inclusion in the minutes or filing with the corporate records. The record date for determining the shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.
Indemnification of directors, officers and employees
     Park. The regulations of Park provide that Park will indemnify any of its directors or officers against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement by reason of the fact that the director or officer is or was a director, officer, employee or agent of Park or, at the request of Park, was serving another entity in a similar capacity. In order to receive indemnification, the director or officer must have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Park. With regard to criminal matters, Park will indemnify a director or officer if the director or officer had no reasonable cause to believe his or her conduct was unlawful. Directors and officers claiming indemnification will be presumed to have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Park and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

     Park will not indemnify any officer or director of Park who was a party to any completed action or suit instituted by, or in the right of, Park for any matter asserted in the action as to which the officer or director has been adjudged to be liable for acting with reckless disregard for the best interests of Park or misconduct, other than negligence, in the performance of the individual’s duty to Park. If, however, the Court of Common Pleas of Licking County, Ohio or the court in which the action was brought determines that the officer or director is fairly and reasonably entitled to indemnity, Park must indemnify the officer or director to the extent permitted by the court.
     Park will make any indemnification not precluded by Park’s regulations only upon a determination that the director or officer has met the applicable standard of conduct. The determination may be made only:
•	by a majority vote of a quorum of disinterested directors;

•	if a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel;

•	by the shareholders; or

•	by the Court of Common Pleas of Licking County, Ohio or the court, if any, in which the action was brought.
     Park will pay expenses incurred in defending any action, suit or proceeding in advance upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if the director or officer is not entitled to be indemnified by Park.
     The regulations of Park state that the indemnification provided therein is not exclusive of any other rights to which any individual seeking indemnification may be entitled. Additionally, the Park regulations provide that Park may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of Park, or who is or was serving another entity at the request of Park, against any liability asserted against the individual and incurred by the individual in that capacity, or arising out of the individual’s status as such, whether or not Park would have the obligation or power to indemnify the individual under the Park regulations. Park has purchased and maintains insurance policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.
     Vision. The by-laws of Vision provide that Vision will indemnify its and its subsidiaries’ officers, directors, employees and agents to the extent permitted by the Alabama Business Corporation Act. That Act permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against expenses (including attorney’s fees), judgments, fines and settlements incurred by him or her in connection with any such suit or proceeding. In order to receive indemnification, the person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, that he or she not be adjudged to be liable for negligence or misconduct.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Park and Vision, pursuant to the foregoing provisions, or otherwise, each of Park and Vision have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director, officer or controlling person of Park or Vision in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Park or Vision, as applicable, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Personal liability of directors
     Park. Under Ohio law, a director of an Ohio corporation will not be found to have violated his or her fiduciary duties to the corporation or its shareholders unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, under Ohio law, a director is liable in damages for any action or failure to act as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the corporation’s articles of incorporation or regulations make this provision inapplicable by specific reference. Neither Park’s articles of incorporation nor its regulations make this provision inapplicable.
     Vision. The Vision amended and restated articles of incorporation provide that a director will not be held personally liable to Vision or its shareholders for monetary damages for any action taken, or any failure to take an action as a director, except this provision will not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on Visionor its shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act; (iv) an intentional violation of criminal law; or (v) a breach of the director’s duty of loyalty to Vision or its shareholders. The Vision amended and restated articles of incorporation state that it is the intention that the directors of Vision be protected from personal liability to the fullest extent permitted by the Alabama Business Corporation Act as it now or hereafter exists and, therefore, if at any time in the future the Alabama Business Corporation Act is modified to permit further or additional limitations on the extent to which directors may be held personally liable to Vision, the protection afforded will be expanded to afford the maximum protection permitted under such law. The Vision amended and restated articles of incorporation further state that any repeal or modification of the provision of the Vision amended and restated articles of incorporation regarding the personal liability of directors by the shareholders will be prospective only, and will not diminish the rights, or expand the personal liability of a director of Vision with respect to any act or omission occurring prior to the time of such repeal or modification.
Anti-takeover statutes applicable to Park
     Certain state laws make a change in control of an Ohio corporation more difficult, even if desired by the holders of the majority of the corporation’s shares. Provided below is a summary of the Ohio anti-takeover statutes.
     Ohio Control Share Acquisition Statute. Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute,” provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:
•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.

     An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:
•	a majority of the voting power of the corporation represented in person or by proxy at the meeting; and

•	a majority of the voting power at the meeting exercised by shareholders, excluding:
o	the acquiring shareholder,

o	officers of the corporation elected or appointed by the directors of the corporation,

o	employees of the corporation who are also directors of the corporation, and

o	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.
     The Ohio Control Share Acquisition Statute does not apply to a corporation whose articles of incorporation or regulations so provide. Park has opted out of the application of the Ohio Control Share Acquisition Statute in its regulations.
     Ohio Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation’s shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.
     For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited:
•	the sale or acquisition of an interest in assets meeting thresholds specified in the statute,

•	mergers and similar transactions,

•	a voluntary dissolution,

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares,

•	a transaction that increases the interested shareholder’s proportionate ownership of the corporation, and

•	any other benefit that is not shared proportionately by all shareholders.
     After the three-year period, transactions between the corporation and the interested shareholder are permitted if:
•	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder, or

•	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.
     A corporation may elect not to be covered by the provisions of the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles of incorporation. Park has opted out of the Ohio Merger Moratorium Statute in its articles of incorporation.
     Change in Control of Ohio Banks and Bank Holding Companies. Section 1115.06 of the Ohio Revised Code and the regulations promulgated thereunder contain change-of-control provisions which prohibit any person, acting directly or indirectly or in concert with one or more persons, from acquiring control of any Ohio bank or any bank holding company that has control of any Ohio bank unless the person has given the Ohio Superintendent of Financial Institutions 60 days prior written notice and the Superintendent has not disapproved the acquisition. Control, as defined in Section 1115.06, means the power, directly or indirectly, to direct the management or policies of a state bank or bank holding company or to vote 25% or more of any class of voting securities of a state bank or bank holding company. Pursuant to the regulations promulgated under Section 1115.06, it is presumed, subject to rebuttal, that a person controls an Ohio bank or bank holding company if the person owns or has the power to vote 10% or more of any class of voting securities and either the bank or bank holding company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934 or no other person owns or has the power to vote a greater percentage of that class of voting securities.
Anti-takeover statutes applicable to Vision
     Except as described above under “Special voting requirements,” the Alabama Business Corporation Act does not contain any specific anti-takeover provisions applicable to Alabama corporations. The Alabama Banking Code, however, provides that before a person acquires or possesses the power to vote a majority of the securities of a bank or any corporation that controls a bank, the person must first file an application with the Alabama State Banking Department and receive approval to acquire control. Park is in the process of filing the application necessary to obtain approval from the Alabama State Banking Department to acquire control of Vision Alabama as a result of the merger with Vision.
Adjournment of the Special Meeting
(Proposal Two)
     In the event there are not sufficient votes to approve the merger agreement at the time of the special meeting, the Vision shareholders cannot approve the merger agreement unless the special meeting is adjourned to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the provisions of Vision’s by-laws, no notice of an adjourned meeting need be given other than announcement at the meeting, unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting.
     In order to permit proxies that have been received by Vision at the time of the special meeting to be voted for an adjournment, if necessary, Vision has submitted the proposal to adjourn the special meeting to the Vision shareholders as a separate matter for their consideration. The proposal to adjourn the special meeting must be approved by the holders of a majority of the shares of Vision common stock present, in person or by proxy, at the special meeting.
     Brokers who hold shares of Vision common stock in “street name” for the beneficial owners cannot vote these shares of Vision common stock on the approval of the adjournment of the special meeting without specific instructions from the beneficial owners. Because the proposal to adjourn the special meeting must be approved by the holders of a majority of the shares of Vision common stock present, in person or by proxy, at the special meeting, an abstention will have the same effect as a vote against the approval of the merger agreement. Broker non-votes will not be counted in determining the number of shares of Vision common stock present, in person or by proxy, at the special meeting.
     The Board of Directors of Vision recommends that you vote “FOR” the proposal to adjourn the special meeting.
Other Matters
     As of the date of this prospectus/proxy statement, the Board of Directors of Vision is not aware of any matters that will be presented for consideration at the special meeting other than the two proposals described in this prospectus/proxy statement.
Experts
     The consolidated financial statements of Park and subsidiaries as of December 31, 2005 and 2004 and for the two years ended December 31, 2005, incorporated by reference in Park’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2005, and Park management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference therein, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements of Vision and subsidiaries as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, incorporated herein by reference from Vision’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, have been audited by Mauldin & Jenkins, LLC, an independent registered public accounting form, as set forth in its report thereon, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Legal Matters
     Vorys, Sater, Seymour and Pease LLP has rendered an opinion that the Park common shares to be issued to the Vision shareholders in connection with the merger have been duly authorized and, if issued as contemplated by the merger agreement, will be validly issued, fully paid and non-assessable under the laws of the State of Ohio. Vorys, Sater, Seymour and Pease LLP also has delivered an opinion regarding the material federal income tax consequences of the merger. As of November 29, 2006, Vorys, Sater, Seymour and Pease LLP attorneys, together with members of their immediate families, owned an aggregate of 1,100 Park common shares.
Vision 2007 Annual Meeting and Submission of Shareholder Proposals
     Vision intends to hold a 2007 annual meeting of shareholders only if the merger with Park is not consummated before the time of the annual meeting. If the Vision 2007 annual meeting of shareholders is held, shareholders of Vision will be entitled to submit proposals for inclusion in the proxy statement and form of proxy for the meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. As stated in the proxy materials for the Vision 2006 annual meeting of shareholders, a shareholder proposal must be received at Vision’s principal executive offices not less than 120 calendar days in advance of April 17, 2007, for inclusion in the proxy statement and form of proxy for the 2007 annual meeting of shareholders.

     The Securities and Exchange Commission has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Vision Board of Directors. If a Vision shareholder intends to present a proposal at the Vision 2007 annual meeting of shareholders, but notice of the shareholder proposal is not received at Vision’s principal executive offices at least 45 calendar days in advance of April 17, 2007, the proxies solicited by the Vision Board of Directors for use at the Vision 2007 annual meeting of shareholders may be voted on the proposal should it then be raised, without any discussion of the proposal in Vision’s proxy statement for the Vision 2007 annual meeting of shareholders.
Where You Can Find More Information
     Park has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act for the Park common shares to be issued to Vision shareholders in the merger. This prospectus/proxy statement is a part of the Registration Statement on Form S-4. The rules and regulations of the Securities and Exchange Commission permit us to omit from this prospectus/proxy statement information, exhibits and undertakings that are contained in the Registration Statement on Form S-4.
     In addition, Park and Vision file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You can read and copy the Registration Statement on Form S-4 and its exhibits, as well as the reports, proxy statements and other information filed with the Securities and Exchange Commission by Park and Vision, at the following location:
Securities and Exchange Commission’s Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549
     Please call the Securities and Exchange Commission for more information on the operation of the Public Reference Room at 1-800-SEC-0330.
     Both Park and Vision are electronic filers, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the following website: http://www.sec.gov. Reports of Park can also be found on the Internet website maintained by Park at http://www.parknationalcorp.com (this uniform resource locator, or URL, is an inactive textual reference only and is not intended to incorporate Park’s website into this prospectus/proxy statement), and reports of Vision can be found on the Internet website maintained by Vision at www.visionbank.net (this uniform resource locator, or URL, is an inactive textual reference only and is not intended to incorporate Vision’s website into this prospectus/proxy statement).
     If you would like to request documents from Park or Vision please do so by                     , 2007 in or order to receive the documents prior to the Vision special meeting.

ANNEX A
     The Agreement and Plan of Merger contains representations and warranties of Vision Bancshares, Inc. and Park National Corporation. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Agreement and Plan of Merger. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.
AGREEMENT AND PLAN OF MERGER
dated to be effective as of
September 14, 2006
by and between
PARK NATIONAL CORPORATION
and
VISION BANCSHARES, INC.

A-i

A-ii

Exhibit A — Form of FIRPTA Certification — Vision Bancshares, Inc.
Exhibit B — Form of Vision Bancshares, Inc. Affiliate Agreement
Exhibits C-1 through C-12 — Forms of Employment Agreements

A-iii

     This AGREEMENT AND PLAN OF MERGER, dated to be effective as of September 14, 2006, is made and entered into by and between Park National Corporation (“Park”), an Ohio corporation having its principal place of business in Newark, Ohio, and Vision Bancshares, Inc. (“Vision Bancshares”), an Alabama corporation having its principal place of business in Panama City, Florida.
RECITALS
     A. The Proposed Transaction. The parties to this Agreement intend to effect a strategic business combination through the merger of Vision Bancshares with and into Park.
     B. Board Determination. The Board of Directors of Park has determined that the Merger and the other transactions contemplated by this Agreement are consistent with and will further Park’s business strategies and goals and are in the best interests of Park’s shareholders and, therefore, has approved the Merger, this Agreement and the plan of merger contained in this Agreement. The Board of Directors of Vision Bancshares, in connection with the Merger and the other transactions contemplated by this Agreement, has determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of Vision Bancshares and its shareholders and, therefore, has approved the Merger and adopted this Agreement and the plan of merger contained in this Agreement.
     C. Intended Tax Treatment. The parties to this Agreement intend that the Merger be treated as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and intend for this Agreement to constitute a “plan of reorganization” within the meaning of the Code.
     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein, intending to be legally bound hereby, the parties agree as follows:
ARTICLE I — Certain Definitions
     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:
     “Acquisition Proposal” means any tender or exchange offer for more than 25% of the equity securities of Vision Bancshares, Vision Alabama or Vision Florida, any proposal for a merger, consolidation or other business combination involving Vision Bancshares, Vision Alabama or Vision Florida, or any proposal or offer to acquire in any manner a greater-than-25% equity interest in, or more-than-25% portion of the assets or deposits of, Vision Bancshares, Vision Alabama or Vision Florida, other than the transactions contemplated by this Agreement.
     “Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
     “Affiliate Agreements” has the meaning set forth in Section 5.02(k)(i)(N).
     “Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.
     “Alabama Code” means the Alabama Business Corporation Act, as currently in effect.

     “Alabama SOS” means the Secretary of State of the State of Alabama.
     “AMEX” means the American Stock Exchange LLC.
     “Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.
     “BHCA” has the meaning set forth in Section 5.02(a).
     “Cash Election” has the meaning set forth in Section 3.01(a)(ii).
     “CERCLA” has the meaning set forth in the definition of “Environmental Laws.”
     “Change in Recommendation” has the meaning set forth in Section 8.01(f).
     “Closing” has the meaning set forth in Section 2.03(a).
     “Closing Date” has the meaning set forth in Section 2.03(a).
     “Code” has the meaning set forth in Recital C.
     “Compensation and Benefit Plans” has the meaning set forth in Section 5.02(m)(i).
     “Consultant” means any current or former consultant of Vision Bancshares or any of its Subsidiaries.
     “Continuing Employee(s)” has the meaning set forth in Section 6.16(c).
     “Contract” means, with respect to any Person, any agreement, indenture, undertaking, debt instrument, contract, lease, understanding or other commitment, whether oral or in writing, to which such Person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.
     “Determination Date” has the meaning set forth in Section 8.01(g)(i).
     “Director” means any current or former director of Vision Bancshares or any of its Subsidiaries.
     “Effective Time” has the meaning set forth in Section 2.02.
     “Election” has the meaning set forth in Section 3.02(d).
     “Election Deadline” has the meaning set forth in Section 3.02(d).
     “Election Form/Letter of Transmittal” has the meaning set forth in Section 3.02(d).
     “Election Period” has the meaning set forth in Section 3.02(d).
     “Employee” means any current or former employee of Vision Bancshares or any of its Subsidiaries. All references herein to “employees of Vision Bancshares” or “Vision Bancshares employees” shall be deemed to mean employees of Vision Bancshares and its Subsidiaries.
     “Employment Agreements” has the meaning set forth in Section 6.16(a).

     “Environmental Laws” means all applicable local, state and federal environmental, health and safety Laws, permits, authorizations, common Law or agency requirements, including, without limitation, the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, the regulations promulgated thereunder, and their respective state counterparts.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” has the meaning set forth in Section 5.02(m)(iii).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exchange Agent” has the meaning set forth in Section 3.05(a).
     “Exchange Fund” has the meaning set forth in Section 3.05(a).
     “409A” has the meaning set forth in Section 5.02(m)(xi).
     “FDIA” has the meaning set forth in Section 5.02(c)(iii).
     “FDIC” means the Federal Deposit Insurance Corporation.
     “FHLB” means Federal Home Loan Bank.
     “GAAP” means generally accepted accounting principles as adopted for U.S. accounting principles, practices and methods.
     “Governing Documents” means with respect to any Person, such Person’s articles of incorporation/certificate of incorporation/articles of association and its constitution/code of regulations/bylaws or other similar governing documents.
     “Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality.
     “Hazardous Material” means, collectively, (a) any “hazardous substance” as defined by CERCLA, as amended through the date hereof, or regulations promulgated thereunder, (b) any “hazardous waste” as defined by RCRA, as amended through the date hereof, or regulations promulgated thereunder, and (c) other than common office supplies, any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as now in effect.
     “Indemnified Party” has the meaning set forth in Section 6.15(a).
     “Information” has the meaning set forth in Section 6.05(b).
     “Intellectual Property” shall mean Trademarks, inventions and discoveries that may be patentable, patents, trade secrets, copyrightable works, copyrights, and any other intellectual property rights, and including, with respect to any of the foregoing and in any jurisdiction, any and all applications, registrations and rights of registration, reissues, divisions, continuations, continuations-in-part, substitutes, modifications, renewals and extensions.
     “IRS” has the meaning set forth in Section 5.02(m)(ii).
     The term “knowledge” means, with respect to a party hereto, knowledge of a particular fact or other matter by any officer of that party or of a Subsidiary of that party with the title of not less than a senior vice president, any director of that party or of a Subsidiary of that party, or that party’s in-house legal counsel, if any. An individual will be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter or a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.
     “Law” means any federal, state, foreign or local statute, law, rule or resolution or any order, decision, decree, injunction, judgment, award or decree of any Governmental Authority.
     “Letter of Transmittal” has the meaning set forth in Section 3.05(c).
     “Lien” means any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or like interest of any other Person of any nature whatsoever.
     “Loans” means loans, leases, extensions of credit (including guarantees), commitments to extend credit and other similar assets or obligations, as the case may be.
     “Material” when used in reference to any event, change, effect, development, circumstance or occurrence with respect to any entity means an event, change, effect, development, circumstance or occurrence which is or is reasonably likely to be material in relation to the financial position, results of operations, properties, assets, liabilities or businesses of such entity and its Subsidiaries taken as a whole.
     “Material Adverse Effect” means, with respect to any entity, an event, change, effect, development, circumstance or occurrence that, individually or together with any other event, change, effect, development, circumstance or occurrence (a) has or would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, capitalization, assets (tangible or intangible), liabilities (accrued, contingent or otherwise), regulatory affairs or financial performance of such entity and its Subsidiaries taken as a whole, or (b) materially impairs the ability of such entity to perform its obligations under this Agreement or otherwise materially threatens or materially impedes the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by any Governmental Authority or Regulatory Authority or other changes affecting depository institutions generally (except to the extent that such changes affect Vision Bancshares and its Subsidiaries, on the one hand, or Park and its Subsidiaries, on the other hand, in a manner disproportionate to the effect on depository institutions generally), or changes in GAAP or applicable regulatory accounting principles; (ii) any modifications or changes to valuation policies and practices in connection with the Merger to the extent requested by Park, or restructuring charges requested by Park and taken in connection with the Merger, in each case in accordance with GAAP; (iii) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated by this Agreement; or (iv) actions or omissions of a party which have been waived in accordance with Section 9.02.

     “Material Contracts” has the meaning set forth in Section 5.02(k)(ii).
     “Material Interest” has the meaning set forth in the definition of “Related Person.”
     “Maximum Amount” has the meaning set forth in Section 6.15(b).
     “Merger” refers to the merger of Vision Bancshares with and into Park, as described in Section 2.01.
     “Merger Consideration” has the meaning set forth in Section 3.01(a).
     “NASD” means the National Association of Securities Dealers, Inc.
     “New Certificates” has the meaning set forth in Section 3.05(c).
     “NQDC Plan” has the meaning set forth in Section 5.02(m)(xi).
     “OCC” means the Office of the Comptroller of the Currency.
     “Officer” means any current or former officer of Vision Bancshares or any of its Subsidiaries.
     “OGCL” shall mean Ohio General Corporation Law, as currently in effect.
     “Ohio SOS” means the Secretary of State of the State of Ohio.
     “Old Certificate” has the meaning set forth in Section 3.05(c).
     “Out-of-Pocket Expenses” has the meaning set forth in Section 8.03(c).
     “Park” has the meaning set forth in the preamble to this Agreement.
     “Park Articles” means the Articles of Incorporation, as amended, of Park.
     “Park Board” means the Board of Directors of Park.
     “Park Common Shares” means the common shares, without par value, of Park.
     “Park Exchange Value” shall mean $101.00.
     “Park Financial Statements” has the meaning set forth in Section 5.03(f)(i).
     “Park Reference Price” has the meaning set forth in Section 8.01(g)(i).
     “Park Regulations” means the Regulations, as amended, of Park.
     “Park SEC Documents” has the meaning set forth in Section 5.03(g)(i).
     “Patriot Act” means the USA Patriot Act of 2001, as amended.
     “Person” means any individual, bank, corporation, partnership, limited liability company, statutory trust, joint venture, trust, unincorporated association or organization, government body, agency or instrumentality, or any other entity.

     “Previously Disclosed” by a party shall mean information set forth in such party’s Disclosure Schedule. Disclosure of any information, agreement or other item in a party’s Disclosure Schedule referenced by a particular Section in this Agreement shall, should the existence of such information, agreement or other item or its contents be relevant to any other Section, be deemed to be disclosed with respect to that Section only if such Section of the Disclosure Schedule contains such information or a specific cross-reference to such other relevant Section (including any specific items or information within such Section) of the Disclosure Schedule.
     “Proxy Statement” has the meaning set forth in Section 6.03(a).
     “Proxy Statement/Prospectus” has the meaning set forth in Section 6.03(a).
     “RCRA” has the meaning set forth in the definition of “Environmental Laws.”
     “Reference Period” has the meaning set forth in Section 8.01(g)(i).
     “Registration Statement” has the meaning set forth in Section 6.03(a).
     “Regulatory Authority” shall mean any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Ohio Division of Financial Institutions, the Ohio Division of Securities, the Alabama State Banking Department, the Alabama Department of Insurance, the Alabama Securities Commission, the Florida Office of Financial Regulation, the Florida Financial Services Commission, the FRB, the FDIC and the SEC) or the supervision or regulation of such entities or any of their respective Subsidiaries.
     “Related Person” means any Person (or family member of such Person) (a) that, directly or indirectly, controls, or is under common control with, Vision Bancshares or any of its Affiliates or Subsidiaries, (b) that serves as a director, officer, employee, partner, member, manager, executor or trustee of Vision Bancshares or any of its Affiliates or Subsidiaries (or in any other similar capacity), (c) that has, or is a member of a group having, direct or indirect beneficial ownership (as defined for purposes of Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power or equity securities or other equity interests representing at least 5% of the outstanding equity interests (a “Material Interest”) in Vision Bancshares or any of its Affiliates or Subsidiaries, (d) in which any Person (or family member of such Person) that falls under clause (a), (b) or (c) above directly or indirectly holds a Material Interest or serves as a director, officer, employee, partner, member, manager, executor or trustee (or in any similar capacity) or (e) that otherwise qualifies as a “related person” for purposes of Item 404 of SEC Regulation S-K as amended in SEC Release No. 33-8732A (dated August 29, 2006).
     “Required Party” has the meaning set forth in Section 6.05(b).
     “Required Vision Bancshares Vote” has the meaning set forth in Section 5.02(e).
     “Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, warrants, calls, rights or commitments or agreements relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of, or other equity or voting interests in, such Person.

     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Starting Date” has the meaning set forth in Section 8.01(g)(i).
     “Stock Election” has the meaning set forth in Section 3.01(a)(i).
     “Stock Exchange Ratio” has the meaning set forth in Section 3.01(a)(i).
     “Subsidiary” and “Subsidiaries” have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.
     “Superior Proposal” has the meaning set forth in Section 6.06.
     “Surviving Corporation” has the meaning set forth in Section 2.01.
     “Takeover Laws” has the meaning set forth in Section 5.02(o).
     “Takeover Provisions” has the meaning set forth in Section 5.02(o).
     “Tax” and “Taxes” means (a) all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, gains, premium, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Time; and (b) any transferee liability in respect of any items described in clause (a) above.
     “Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.
     “Termination Fee” has the meaning set forth in Section 8.03(a).
     “Trademark” means any trademark, service mark, trade name, trade dress, logo or insignia, domain name, or other source or business identifier, including the goodwill associated with any of the foregoing.
     “Trading Day” means a day on which actual trades of Park Common Shares occur.
     “Treasury Regulations” has the meaning set forth in Section 2.03(c)(iii).
     “Treasury Stock” means shares of Vision Bancshares Common Stock held by Vision Bancshares or any of its Subsidiaries, other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     “U. S.” or “United States” means United States of America.
     “Vision Alabama” means Vision Bank, an Alabama state banking corporation which is a wholly-owned subsidiary of Vision Bancshares.
     “Vision Bancshares” has the meaning set forth in the preamble to this Agreement.
     “Vision Bancshares Affiliate” has the meaning set forth in Section 6.07.
     “Vision Bancshares Articles” means the Amended and Restated Articles of Incorporation, as amended, of Vision Bancshares.
     “Vision Bancshares Board” means the Board of Directors of Vision Bancshares.
     “Vision Bancshares Bylaws” means the Bylaws, as amended, of Vision Bancshares.
     “Vision Bancshares Common Stock” means the common stock, $1.00 par value per share, of Vision Bancshares.
     “Vision Bancshares Disclosure Schedule” has the meaning set forth in Section 5.01.
     “Vision Bancshares Dissenting Share” has the meaning set forth in Section 3.09.
     “Vision Bancshares ESPP” means the Vision Bancshares, Inc. Employee Stock Purchase Plan, as amended.
     “Vision Bancshares Financial Statements” has the meaning set forth in Section 5.02(g)(i).
     "Vision Bancshares ISO Common Stock” has the meaning set forth in Section 3.02(g).
     “Vision Bancshares Meeting” has the meaning set forth in Section 6.02.
     “Vision Bancshares Off Balance Sheet Transaction” has the meaning set forth in Section 5.02(u).
     “Vision Bancshares Preferred Stock” means the preferred stock, $1.00 par value per share, of Vision Bancshares.
     “Vision Bancshares Real Properties” has the meaning set forth in Section 5.02(y).
     “Vision Bancshares Recommendation” has the meaning set forth in Section 6.02.
     “Vision Bancshares SEC Documents” has the meaning set forth in Section 5.02(gg).
     “Vision Bancshares Stock Option” has the meaning set forth in Section 3.08.
     “Vision Bancshares Stock Plans” means the equity-based plans and agreements of Vision Bancshares and its Subsidiaries pursuant to which Rights to purchase Vision Bancshares Common Stock are outstanding immediately prior to the Effective Time pursuant to the Vision Bancshares, Inc. Incentive Stock Compensation Plan, as amended, and the Vision Bancshares, Inc. Director Stock Plan, as amended.

     “Vision Bancshares Stock Subscription” means the subscription of a participant in the Vision Bancshares ESPP to purchase shares of Vision Bancshares Common Stock.
     "Vision Florida” means Vision Bank, a Florida state bank which is a wholly-owned subsidiary of Vision Bancshares.
ARTICLE II — The Merger
     2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, (a) Vision Bancshares shall be merged with and into Park, and (b) the separate corporate existence of Vision Bancshares shall cease and Park shall survive and continue to exist as an Ohio corporation (Park, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”). At the Effective Time, the Park Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with applicable Law. At the Effective Time, the Park Regulations, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until amended in accordance with applicable Law. At the Effective Time, the individuals serving as directors of Park immediately prior to the Effective Time shall become directors of the Surviving Corporation and each such individual shall serve as a director of the Surviving Corporation for the balance of the term for which such individual was elected a director of Park; provided, however, that Park shall, subject to the requirements of applicable Law and the provisions of the Governing Documents of Park, take all actions necessary to cause J. Daniel Sizemore to become a director of the Surviving Corporation at the Effective Time and he shall serve as a director of the Surviving Corporation in the class of directors whose terms expire at the annual meeting of the shareholders of the Surviving Corporation to be held in 2009. Each director of the Surviving Corporation shall serve as such until his or her successor is duly elected and qualified in the manner provided in the articles of incorporation and regulations of the Surviving Corporation or as otherwise provided by applicable Law or until his or her earlier death, resignation or removal in the manner provided in the articles of incorporation and regulations of the Surviving Corporation or as otherwise provided by applicable Law. At the Effective Time, each individual who is an officer of Park immediately prior to the Effective Time shall become an officer of the Surviving Corporation holding the same office in the Surviving Corporation, in accordance with the regulations thereof, as held with Park immediately prior to the Effective Time. Park may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent Park deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Vision Bancshares Common Stock as provided for in Article III of this Agreement (subject to adjustment as provided in Sections 3.01 and 3.02), (ii) adversely affect the treatment of the Merger as a reorganization described in Section 368(a) of the Code, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement. If Park makes such an election, Park and Vision Bancshares shall execute an appropriate amendment to this Agreement in order to reflect such election.
     2.02 Effectiveness of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the latest to occur of the following: (a) the filing of a certificate of merger with the Ohio SOS in accordance with the OGCL; (b) the filing of articles of merger with the Alabama SOS in accordance with the Alabama Code; or (c) such later date and time as may be agreed to in writing by Park and Vision Bancshares and so provided in the certificate of merger and articles of merger filed as set forth above (the time the Merger becomes effective being referred to as the “Effective Time”).

2.03 Closing; Closing Date.
     (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215 or such other location to which the parties agree in writing, commencing at 10:00 a.m., local time, on (i) the date designated by Park that is within 30 days following the satisfaction or waiver of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing; provided, however, that no such election shall cause the Closing Date to fall after the date specified in Section 8.01(c) of this Agreement or after the date or dates on which any Governmental Authority or Regulatory Authority approval or any extension thereof expires; or (ii) such other date to which the parties agree in writing. The date designated pursuant to this Section 2.03(a) being referred to as the “Closing Date”).
     (b) At the Closing, Park shall cause all of the following to be delivered to Vision Bancshares:
     (i) Certificates. The certificates of Park contemplated by Sections 7.02(a) and 7.02(b) of this Agreement; and
     (ii) Resolutions. Copies of all resolutions adopted by the Park Board (or any committee thereof), approving and adopting this Agreement and authorizing the consummation of the transactions described in this Agreement, accompanied by a certificate of the secretary of Park, dated as of the Closing Date, and certifying (A) the date and manner of adoption of each resolution and (B) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.
     (c) At the Closing, Vision Bancshares shall cause all of the following to be delivered to Park:
     (i) Certificates. The certificates of Vision Bancshares contemplated by Sections 7.03(a) and 7.03(b) of this Agreement;
     (ii) Resolutions. Copies of all resolutions adopted by the Vision Bancshares Board (or any committee thereof) and the shareholders of Vision Bancshares, approving and adopting this Agreement and authorizing the consummation of the transactions described in this Agreement, accompanied by a certificate of the secretary of Vision Bancshares, dated as of the Closing Date, and certifying (A) the date and manner of the adoption of each such resolution and (B) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date; and
     (iii) FIRPTA Certification. A statement executed on behalf of Vision Bancshares, in the form attached hereto as Exhibit A, dated as of the Closing Date, certifying that the shares of Vision Bancshares Common Stock do not represent United States real property interests within the meaning of Treasury Department regulations (the “Treasury Regulations”) Sections 1.897-2(b)(1) and (h).
     2.04 Effects of the Merger. At the Effective Time, the Merger shall have the effects prescribed in the OGCL and the Alabama Code.

ARTICLE III — Consideration; Exchange Procedures
3.01 Merger Consideration.
     (a) As used herein, the term “Merger Consideration” per share of Vision Bancshares Common Stock shall mean the consideration described in paragraph (i) or (ii) below, as provided in Section 3.02 and subject to adjustment as provided in Section 3.01(b):
     (i) 0.2475 Park Common Shares, which is the number of Park Common Shares (to the nearest ten thousandth of a share) equal to the quotient of $25.00 divided by the Park Exchange Value (the “Stock Exchange Ratio”) to be exchanged for each share of Vision Bancshares Common Stock subject to this election and owned by the holder thereof as of the Effective Time (the “Stock Election”); or
     (ii) $25.00 in cash for each share of Vision Bancshares Common Stock subject to this election and owned by the holder thereof as of the Effective Time (the “Cash Election”).
Subject to adjustment as provided in Section 3.01(b), each holder of Vision Bancshares Common Stock shall be permitted to make any combination of the Stock Election and the Cash Election in whole share increments with respect to such holder’s shares of Vision Bancshares Common Stock.

(b)	(i) Subject to adjustment for cash paid in lieu of fractional Park Common Shares in accordance with Section 3.04, 50% of the shares of Vision Bancshares Common Stock issued and outstanding as of the Effective Time shall be exchanged for Park Common Shares pursuant to the Stock Election, and 50% of the shares of Vision Bancshares Common Stock issued and outstanding as of the Effective Time shall be exchanged for cash in the amount of $25.00 per share pursuant to the Cash Election (treating all holders of shares of Vision Bancshares Common Stock who exercise dissenters’ rights pursuant to Article 13 of the Alabama Code as having made the Cash Election).
     (ii) In the event that holders of shares of Vision Bancshares Common Stock representing more than 50% of the total number of shares of Vision Bancshares Common Stock issued and outstanding as of the Effective Time make the Cash Election and exercise dissenters’ rights pursuant to Article 13 of the Alabama Code with respect to such shares of Vision Bancshares Common Stock, a number of shares of Vision Bancshares Common Stock subject to the Cash Election shall be converted to shares of Vision Bancshares Common Stock subject to the Stock Election so that the total number of shares of Vision Bancshares Common Stock subject to the Cash Election and with respect to which dissenters’ rights have been exercised pursuant to Article 13 of the Alabama Code is equal to 50% of the total number of shares of Vision Bancshares Common Stock issued and outstanding as of the Effective Time. Except with respect to holders of shares of Vision Bancshares Common Stock who exercise dissenters’ rights pursuant to Article 13 of the Alabama Code, each holder of Vision Bancshares Common Stock that has made the Cash Election shall be subject to this conversion with respect to a number of such holder’s shares of Vision Bancshares Common Stock subject to the Cash Election equal to the product of: (A) the total number of shares of Vision Bancshares Common Stock subject to the conversion from the Cash Election to the Stock Election (which number shall exclude shares of Vision Bancshares Common Stock as to which the holders have exercised dissenters’ rights pursuant to Article 13 of the Alabama Code), multiplied by (B) the ratio of (1) the number of such holder’s shares of Vision Bancshares Common Stock subject to the Cash Election, divided by (2) the total number of shares of Vision Bancshares Common Stock as to which the holders have made the Cash Election (which number shall exclude shares of Vision Bancshares Common Stock as to which the holders have exercised dissenters’ rights pursuant to Article 13 of the Alabama Code).
     (iii) In the event that holders of shares of Vision Bancshares Common Stock representing more than 50% of the total number of shares of Vision Bancshares Common Stock issued and outstanding as of the Effective Time make the Stock Election, a number of shares of Vision Bancshares Common Stock subject to the Stock Election shall be converted to shares of Vision Bancshares Common Stock subject to the Cash Election so that the total number of shares of Vision Bancshares Common Stock subject to the Stock Election (including shares of Vision Bancshares ISO Common Stock as to which the holders have made a separate Stock Election as provided in Section 3.02(g)) is equal to 50% of the total number of shares of Vision Bancshares Common Stock issued and outstanding as of the Effective Time. Except with respect to holders of Vision Bancshares ISO Common Stock who make a separate Stock Election with respect to such shares as provided in Section 3.02(g), each holder of shares of Vision Bancshares Common Stock that has made the Stock Election shall be subject to this conversion with respect to a number of such holder’s shares of Vision Bancshares Common Stock subject to the Stock Election equal to the product of: (A) the total number of shares of Vision Bancshares Common Stock subject to the conversion from the Stock Election to the Cash Election (which number shall exclude shares of Vision Bancshares ISO Common Stock as to which the holders have made a separate Stock Election as provided in Section 3.02(g)), multiplied by (B) the ratio of (1) the number of such holder’s shares of Vision Bancshares Common Stock subject to the Stock Election, divided by (2) the total number of shares of Vision Bancshares Common Stock as to which the holders have made the Stock Election (which number shall exclude shares of Vision Bancshares ISO Common Stock as to which the holders have made a separate Stock Election as provided in Section 3.02(g)).
     3.02 Conversion of Shares.
     (a) Outstanding Shares of Vision Bancshares Common Stock. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of Vision Bancshares or the holders of record of Vision Bancshares Common Stock, each share of Vision Bancshares Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Vision Bancshares Common Stock to be cancelled or converted to treasury shares of the Surviving Corporation in accordance with Section 3.02(b) and Vision Bancshares Dissenting Shares) shall be converted into and shall represent the right to receive, upon surrender of the Old Certificate representing such share of Vision Bancshares Common Stock, the Merger Consideration.
     (b) Treasury Stock and Shares of Vision Bancshares Common Stock Held by Park. At the Effective Time, all shares of Vision Bancshares Common Stock, if any, held by Vision Bancshares as Treasury Stock immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and shall cease to exist, and no Park Common Shares or other consideration shall be delivered in exchange therefor. At the Effective Time, all shares of Vision Bancshares Common Stock, if any, that are beneficially owned by Park immediately prior to the Effective Time, upon conversion into Park Common Shares by virtue of the Merger, shall become treasury shares of the Surviving Corporation.

     (c) Outstanding Park Common Shares. All Park Common Shares, if any, that are owned directly by Vision Bancshares immediately prior to the Effective Time shall become treasury shares of the Surviving Corporation. Each other Park Common Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and unaffected by the Merger.
     (d) Procedures for Election. An election form and other appropriate transmittal materials in such form as Park and Vision Bancshares shall mutually agree (the “Election Form/Letter of Transmittal”) shall be mailed to shareholders of Vision Bancshares prior to the Election Period (defined below). The Election Form/Letter of Transmittal will permit holders of shares of Vision Bancshares Common Stock to elect, subject to the provisions of Sections 3.01 and 3.02, the form of Merger Consideration set forth in Section 3.01(a) (the “Election”) that they choose to receive in the Merger, will specify that delivery will be effected, and risk of loss and title to Old Certificates (as defined in Section 3.05(c)) will pass, only upon proper delivery of the Old Certificates to the Exchange Agent and will include instructions and procedures for surrendering Old Certificates in exchange for New Certificates (as defined in Section 3.05(c)). The “Election Period” shall be such period of time as Park and Vision Bancshares shall mutually agree, within which holders of Vision Bancshares Common Stock may validly make an Election, occurring between (A) the date of the mailing by Vision Bancshares of the Proxy Statement for the Vision Bancshares Meeting at which this Agreement is presented for approval by the Vision Bancshares shareholders and (B) the Election Deadline. The “Election Deadline” shall be the time, specified by Park after consultation with Vision Bancshares, on the last day of the Election Period, which shall be the second trading day prior to the Effective Time.
     (e) Perfection of the Election. An Election shall be considered to have been validly made by a holder of Vision Bancshares Common Stock only if (i) the Exchange Agent shall have received an Election Form/Letter of Transmittal properly completed and executed by such holder of Vision Bancshares Common Stock, accompanied by a certificate or certificates representing the shares of Vision Bancshares Common Stock as to which such Election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Vision Bancshares, or containing an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States and (ii) such Election Form/Letter of Transmittal and such certificate(s) or such guaranty of delivery shall have been received by the Exchange Agent prior to the Election Deadline.
     (f) Withdrawal of Election. Any holder of shares of Vision Bancshares Common Stock or any other Person to whom the subject shares of Vision Bancshares Common Stock are subsequently transferred may at any time prior to the Election Deadline revoke the Election and either (i) submit a new Election Form/Letter of Transmittal in accordance with the procedures in Section 3.02(e) or (ii) withdraw the certificate(s) for shares of Vision Bancshares Common Stock deposited therewith by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. All Elections will be deemed to be revoked if this Agreement has been terminated in accordance with its terms.
     (g) Vision Bancshares ISO Common Stock. Any holder of shares of Vision Bancshares Common Stock who after the date of this Agreement has acquired such shares of Vision Bancshares Common Stock pursuant to the exercise of an “incentive stock option,” as defined in Section 422 of the Code (“Vision Bancshares ISO Common Stock”), shall automatically be deemed to have made the Stock Election in Section 3.01(a)(i) for all purposes if such holder submits the certificates for such shares of Vision Bancshares ISO Common Stock as a separate Stock Election for such shares. Nothing contained in this Section 3.02(g) shall be interpreted or construed to prevent any holder of Vision Bancshares ISO Common Stock from making the Election described in Section 3.02(d) with respect to any share of Vision Bancshares Common Stock which is not a share of Vision Bancshares ISO Common Stock. Certificates representing shares of Vision Bancshares ISO Common Stock shall be marked with a legend indicating their status as shares of Vision Bancshares ISO Common Stock.
     (h) No Election. Any holder of Vision Bancshares Common Stock as of the Effective Time who does not submit a properly completed and signed Election Form/Letter of Transmittal that is received by the Exchange Agent at or prior to the Election Deadline, will be deemed to have made an election under Section 3.01(a) for all purposes herein for that form of Merger Consideration as to which less than 50% of the total number of shares of Vision Bancshares Common Stock has been made. Park will have the discretion to disregard immaterial defects in an Election Form/Letter of Transmittal. If Park or its designee reasonably determines that any purported Stock Election or Cash Election was not properly made, such purported Election will be deemed to be of no force and effect and the holder making such Election will be deemed to have made an election in accordance with the first sentence of this Section 3.02(h).
     3.03 Rights as Shareholders; Stock Transfers. At the Effective Time, the shares of Vision Bancshares Common Stock shall no longer be outstanding and shall automatically be canceled and cease to exist and holders of Vision Bancshares Common Stock shall cease to be, and shall have no rights as, shareholders of Vision Bancshares, other than to receive the Merger Consideration provided under this Article III and dissenters’ rights under Article 13 of the Alabama Code in the case of Vision Bancshares Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of Vision Bancshares or the Surviving Corporation of any shares of Vision Bancshares Common Stock (other than Vision Bancshares Dissenting Shares, if applicable).
     3.04 Fractional Shares. Notwithstanding any other provision hereof, no fractional Park Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger and no Park dividend or other distribution or stock split or combination will relate to any fractional Park Common Share, and such fractional Park Common Shares will not entitle the owner thereof to vote or to any rights of a security holder of Park. Instead, Park shall pay to each holder of Vision Bancshares Common Stock who would otherwise be entitled to a fractional Park Common Share (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional Park Common Share to which the holder would be entitled by the Park Exchange Value.
     3.05 Exchange Procedures.
     (a) Establishment of Exchange Fund. The First-Knox National Bank of Mount Vernon, Mount Vernon, Ohio will act as agent (the “Exchange Agent”) for purposes of conducting the exchange and payment procedures as described in this Article III. Park shall provide to the Exchange Agent the aggregate number of Park Common Shares issuable pursuant to Section 3.01(a), the aggregate amount of cash payable pursuant to Sections 3.01(a), 3.01(b) and 3.04 and the amount of all other cash payable in respect of the Merger, if any, on an “as needed” basis to the Exchange Agent, all of which shall be held by the Exchange Agent in trust for the holders of Vision Bancshares Common Stock (collectively, the “Exchange Fund”). The Exchange Agent shall distribute Park Common Shares and make payment of such cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Park Common Shares held by it from time to time hereunder, except that it shall receive and hold in trust for the recipients of Park Common Shares until distributed thereto pursuant to the provisions of this Agreement all dividends or other distributions paid or distributed with respect to such Park Common Shares for the account of the Persons entitled thereto. The Exchange Fund shall not be used for any purpose other than as set forth in this Section 3.05.

     (b) No Interest. No interest will be paid on any cash, including any cash to be paid in lieu of fractional Park Common Shares or in respect of dividends or distributions, that any Person shall be entitled to receive pursuant to this Article Three.
     (c) Surrender Procedures. Promptly after the Effective Time, Park shall cause the Exchange Agent to mail to each holder of record of a certificate representing shares of Vision Bancshares Common Stock (an “Old Certificate”) that was converted pursuant to Section 3.02, but that was not deposited with the Exchange Agent pursuant to Section 3.02(d), both (i) a form of letter of transmittal (the “Letter of Transmittal”) specifying that delivery will be effected, and risk of loss and title to the Old Certificates will pass, only upon proper delivery of the Old Certificates to the Exchange Agent and (ii) instructions and procedures for surrendering Old Certificates in exchange for certificates representing Park Common Shares (“New Certificates”). Upon proper surrender of an Old Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal, duly executed, following the Effective Time, the holder of such Old Certificate shall receive within five business days of such surrender in exchange therefor (A) a New Certificate representing that number of whole Park Common Shares that such holder has the right to receive pursuant to the provisions of this Article III, and/or (B) a check in an amount equal to the sum of the cash to be paid to such holder as part of the Merger Consideration, the cash to be paid in lieu of any fractional Park Common Shares to which such holder is entitled pursuant to Section 3.04 and/or the cash to be paid in respect of any dividends or distributions with respect to Park Common Shares to which such holder may be entitled pursuant to Section 3.06, after giving effect to any required tax withholdings, and the Old Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Vision Bancshares Common Stock that is not registered in the transfer records of Vision Bancshares, a New Certificate representing the proper number of Park Common Shares may be issued, and/or the cash to be paid as part of the Merger Consideration, in lieu of any fractional Park Common Shares and/or in respect of any dividends or distributions with respect to Park Common Shares may be paid pursuant to Section 3.06, to a transferee if the Old Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.05(c), each Old Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a New Certificate and/or a check in an amount equal to the sum of the cash to be paid as part of the Merger Consideration, the cash to be paid in lieu of any fractional Park Common Shares and/or the cash to be paid in respect of any dividends or distributions with respect to Park Common Shares to which the holder may be entitled pursuant to Section 3.06 hereof.
     (d) Lost, Stolen or Destroyed Vision Bancshares Old Certificates. If any Old Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Park, the posting by such Person of a bond in such reasonable amount as Park may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Old Certificate (i) the number of Park Common Shares to which such Person is entitled pursuant to Section 3.01(a) with respect to the shares of Vision Bancshares Common Stock formerly represented thereby, and/or (ii) a check in an amount equal to the sum of the cash to be paid to such Person as part of the Merger Consideration, the cash to be paid in lieu of any fractional Park Common Shares to which such Person is entitled pursuant to Section 3.04 and/or the cash to be paid in respect of any dividends or distributions with respect to Park Common Shares to which such Person may be entitled pursuant to Section 3.06.
     (e) Termination of Exchange Fund. Any portion of the Exchange Fund delivered to the Exchange Agent by Park pursuant to Section 3.05(a) that remains undistributed to the shareholders of Vision Bancshares for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Vision Bancshares who have not complied with this

Article III by such time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, any cash in lieu of a fractional Park Common Share interest, and any dividends or distributions with respect to Park Common Shares payable in accordance with Section 3.06, in each case without interest.
     (f) No Liability. None of Park, Vision Bancshares, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of Vision Bancshares Common Stock for any payment of the Merger Consideration, any cash in lieu of a fractional Park Common Share interest, or any dividends or distributions with respect to Park Common Shares payable in accordance with Section 3.06, delivered to a public official if required by any applicable abandoned property, escheat or similar law.
     (g) Withholding Rights. Park or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Vision Bancshares Common Stock such amounts as Park or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code and Treasury Regulations, or any other provision of domestic or foreign tax Law (whether national, federal, state, provincial, local or otherwise). To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Park or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Vision Bancshares Common Stock in respect of which such deduction and withholding were made.
     (h) Waiver. The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article III to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any Person.
     3.06 Park Dividends and Distributions. Whenever a dividend or other distribution is declared by Park on the Park Common Shares, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all Park Common Shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Park Common Shares as of any time subsequent to the Effective Time shall be delivered to the holder of any Old Certificate until such holder surrenders such Old Certificate for exchange as provided in this Article III. Upon surrender of such Old Certificate, both the Merger Consideration (without interest) and any declared and unpaid dividends payable under this Section 3.06 (without interest) shall be delivered and paid with respect to the shares of Vision Bancshares Common Stock represented by such Old Certificate.
     3.07 Anti-Dilution Provisions. In the event Park changes (or establishes a record date for changing) the number of Park Common Shares issued and outstanding between the date hereof and the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Park Common Shares and the record date therefor shall be prior to the Effective Time, the Stock Exchange Ratio shall be proportionately adjusted.
     3.08 Vision Bancshares Stock Options; Vision Bancshares ESPP.
     (a) Each outstanding option to purchase shares of Vision Bancshares Common Stock under the Vision Bancshares Stock Plans whether vested or unvested, exercisable or un-exercisable (each, a “Vision Bancshares Stock Option”) that has not been exercised and paid for in full in a manner permitted under the terms of the applicable Vision Bancshares Stock Plan on or before the Election Deadline shall be surrendered, cancelled and extinguished and converted into the right to receive an amount of cash equal to (i) the product of $25.00 multiplied by the number of shares of Vision Bancshares Common

Stock subject to the portion of such Vision Bancshares Stock Option which has not been exercised on or before the Election Deadline, minus (ii) the aggregate exercise price for the shares of Vision Bancshares Common Stock subject to the portion of such Vision Bancshares Stock Option which has not been exercised on or before the Election Deadline. Prior to the Election Deadline, Vision Bancshares shall take all actions necessary to cause any provision under plans, programs or arrangements providing for the issuance or grant of any interest in respect of the capital stock of Vision Bancshares or any of its Subsidiaries to terminate as of the Election Deadline, and Vision Bancshares shall ensure that following the Election Deadline, no Employee, Consultant or Director shall have any Rights, other than the right to receive the cash payment described in the first sentence of this Section 3.08(a), in respect of shares of Vision Bancshares Common Stock or any other equity interest in Vision Bancshares under the Vision Bancshares Stock Plans or any other plans, programs or arrangements providing for the issuance or grant of any other Right in respect of the capital stock of Vision Bancshares or any Subsidiary.
     (b) Prior to the Election Deadline, Vision Bancshares shall take all actions necessary pursuant to the terms of the Vision Bancshares ESPP to terminate the Vision Bancshares ESPP (and all outstanding Vision Bancshares Stock Subscriptions and other Rights thereunder) effective as of the Election Deadline. Any Employee who is a participant in the Vision Bancshares ESPP and who has not paid the entire balance due for any shares of Vision Bancshares Common Stock for which such Employee has subscribed pursuant to the terms of the Vision Bancshares ESPP may pay such balance in full on or prior to the Election Deadline and receive the applicable shares of Vision Bancshares Common Stock. The failure of a participating Employee to pay such balance in full on or prior to the Election Deadline will be treated as a cancellation of the Employee’s Vision Bancshares Stock Subscription(s) and Vision Bancshares will refund (without interest) all amounts the Employee has had withheld or has paid with respect to the canceled Vision Bancshares Stock Subscription(s).
     (c) Prior to the Election Deadline, the Vision Bancshares Board (or, if appropriate, any committee administering the Vision Bancshares Stock Plans and/or the Vision Bancshares ESPP) shall adopt such resolutions and take such actions as are necessary to carry out the terms of this Section 3.08 (without the creation of any additional liability for Vision Bancshares or any of its Subsidiaries).
     3.09 Vision Bancshares Dissenting Shares. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding share of Vision Bancshares Common Stock as of the Effective Time seeks relief as a dissenting shareholder under Article 13 of the Alabama Code (a “Vision Bancshares Dissenting Share”), then such Vision Bancshares Dissenting Share shall not be converted into the right to receive the Merger Consideration, and instead:
     (a) Each such Vision Bancshares Dissenting Share shall nevertheless be deemed to be extinguished at the Effective Time as provided elsewhere in this Agreement; and
     (b) Each holder perfecting such dissenters’ rights shall thereafter have only such rights (and shall have such obligations) as are provided in Article 13 of the Alabama Code, and the Surviving Corporation shall be required to deliver only such cash payments to which the Vision Bancshares Dissenting Shares are entitled pursuant to Article 13 of the Alabama Code; provided, however, that if any such Person shall forfeit such right to payment of the fair value under Article 13 of the Alabama Code, each such holder’s Vision Bancshares Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, as shall have been designated by each such holder, subject to Section 3.01.
     Any Election Form/Letter of Transmittal or Letter of Transmittal submitted by a holder of Vision Bancshares Dissenting Shares shall be invalid, unless and until the demand for payment of the fair value of the shares of Vision Bancshares Common Stock shall have been or is deemed to have been withdrawn or forfeited.
     Any payments made in respect of Vision Bancshares Dissenting Shares shall be made by Park.
ARTICLE IV — Actions Pending Acquisition
     4.01 Forbearances of Vision Bancshares. From the date of this Agreement until the Effective Time, except as expressly contemplated or permitted by this Agreement and/or Previously Disclosed in the Vision Bancshares Disclosure Schedule, without the prior written consent of Park, which consent shall not be unreasonably withheld or delayed, Vision Bancshares will not, and will cause its Subsidiaries not to:
     (a) Ordinary Course. Conduct the business of Vision Bancshares and its Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, has or is reasonably likely to have an adverse affect upon Vision Bancshares’ ability to perform any of its obligations under this Agreement, or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable Law or policies imposed by any Governmental Authority or Regulatory Authority.
     (b) Capital Stock. Other than pursuant to Vision Bancshares Stock Options and Vision Bancshares Stock Subscriptions outstanding as of the date of this Agreement and Previously Disclosed in the Vision Bancshares Disclosure Schedule: (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Vision Bancshares Common Stock or any Rights including, without limitation, under the Vision Bancshares Stock Plans or under the Vision Bancshares ESPP; (ii) enter into any agreement with respect to the foregoing; (iii) permit any additional shares of Vision Bancshares Common Stock to become subject to new grants of stock options, stock subscriptions, other Rights or similar stock-based employee rights, including, without limitation, under the Vision Bancshares Stock Plans or under the Vision Bancshares ESPP, except as Previously Disclosed in the Vision Bancshares Disclosure Schedule; (iv) effect any recapitalization, reclassification, stock split, or like change in capitalization; or (v) enter into, or take any action to cause any holders of shares of Vision Bancshares Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of shares of Vision Bancshares Common Stock to vote any shares of Vision Bancshares Common Stock, or cooperate in the formation of any voting trust or similar arrangement relating to such shares of Vision Bancshares Common Stock.
     (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock other than dividends from one of the Subsidiaries of Vision Bancshares to the parent of such Subsidiary, directly or indirectly; (ii) otherwise declare or make any distribution on any shares of its capital stock; or (iii) combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.
     (d) Compensation; Employment Agreements; Etc. Enter into, amend, modify, renew or terminate any employment, consulting, severance, change in control or similar agreements or arrangements with any Director, Officer, Employee or Consultant (other than the agreements described in Section 6.16 or as Previously Disclosed in the Vision Bancshares Disclosure Schedule), hire or retain any full-time employee or consultant, other than as replacements for positions then existing, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to Employees in the ordinary and usual course of business consistent with past practice, (ii) for other changes that are required by applicable Law, or (iii) to satisfy contractual obligations existing as of the date hereof which have been Previously Disclosed in the Vision Bancshares Disclosure Schedule; provided, however, that in 2007, Vision Bancshares shall be permitted to pay to J. Daniel Sizemore a one-time special bonus in the amount of $300,000 in addition to any other bonuses to which Mr. Sizemore may be entitled under the terms of the Compensation and Benefit Plans.
     (e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by applicable Law, (ii) to satisfy contractual obligations existing as of the date hereof which have been Previously Disclosed in the Vision Bancshares Disclosure Schedule or (iii) as contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement (including any Compensation and Benefit Plan), or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer, Employee or Consultant (or any dependent or beneficiary of any of the foregoing Persons), or take any action to accelerate the vesting or exercisability of, or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder, other than pursuant to this Agreement, or allow for the commencement of any new offering periods under the Vision Bancshares ESPP.
     (f) Dispositions. Sell, transfer, mortgage, pledge or subject to any Lien or otherwise encumber or otherwise dispose of any of its assets (tangible or intangible), deposits, business or properties except in the ordinary and usual course of business for full and fair consideration actually received.
     (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other Person, or acquire mortgage servicing rights, except in connection with existing correspondent lending relationships in the ordinary and usual course of business consistent with past practice.
     (h) Governing Documents. Amend or propose to amend the Vision Bancshares Articles, the Vision Bancshares Bylaws or similar Governing Documents of Vision Bancshares, or the Governing Documents of any of the Subsidiaries of Vision Bancshares.
     (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory accounting principles.
     (j) Contracts. Except in the ordinary and usual course of business consistent with past practice or in connection with this Agreement or the transactions contemplated by this Agreement, enter into or terminate any Contract which would be required to be disclosed pursuant to Section 5.03(k) or which would impair the ability of Vision Bancshares to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement, amend or modify in any material respect any of its existing Contracts, or enter into any new Contract that would be required to be disclosed pursuant to the standards set forth in Section 5.03(k).
     (k) Claims. Except in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated by this Agreement, settle any claim, action or proceeding which, individually or in the aggregate for all such settlements, is material to Vision

Bancshares or any of its Subsidiaries or has a material affect on Vision Bancshares or any of its Subsidiaries.
     (l) Adverse Actions. Agree, commit or take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law or by any Governmental Authority or Regulatory Authority.
     (m) Risk Management. Except pursuant to applicable Law or as required by any Governmental Authority or Regulatory Authority, (i) implement or adopt any material change in its credit risk and interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk and other risk.
     (n) Borrowings. Borrow or agree to borrow any funds, including but not limited to pursuant to repurchase transactions, or directly or indirectly guarantee or agree to guarantee any obligations of others, except, in each case, in the ordinary and usual course of business and with a final maturity of less than one year.
     (o) Capital Expenditures. Make any capital expenditure or commitments with respect thereto in an amount in excess of $75,000 for any item or project, or $300,000 in the aggregate for any related items or projects.
     (p) New Offices, Office Closures, Etc. Close or relocate any offices at which business is conducted or open any new offices or ATMs.
     (q) Taxes. (i) Fail to prepare and file or cause to be prepared and filed in a timely manner consistent with past practice all Tax Returns (whether separate or consolidated, combined, group or unitary Tax Returns that include Vision Bancshares or any of its Subsidiaries) that are required to be filed (with extensions) on or before the Effective Time; provided, however, that Park shall have a reasonable opportunity, beginning at least 15 days prior to the due date thereof, to review and comment on the form and substance of any Tax Returns relating to U.S. federal income tax, Alabama state franchise or commercial activity tax or Florida state franchise or commercial activity tax, (ii) fail to pay any Tax shown, or required to be shown, on any such Tax Return, or (iii) make, change or revoke any election in respect of Taxes, change an annual accounting period, consent to any waiver or extension of the limitation period applicable to any Tax claim or assessment, enter into any closing agreement, settle any claim or assessment in respect of Taxes or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund in respect of Taxes or file any amended Tax Return.
     (r) Maintenance of Properties and Facilities. Fail to use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted;
     (s) Perform Obligations. Fail to perform all of their respective obligations under all Contracts;

     (t) Maintain Insurance Coverage. Fail to maintain insurance coverage with reputable insurers, which in respect of insurers, amounts, premiums, types and risks insured, were maintained by them at June 30, 2006, and upon the renewal or termination of such insurance, fail to use their commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, which in respect of the amounts, premiums, types and risks insured, were maintained by them at June 30, 2006;
     (u) Lending. Establish any new lending programs or make any changes in the respective policies of any Subsidiary of Vision Bancshares concerning which Persons may approve Loans; or originate or issue a commitment to originate any Loan in a principal amount in excess of $1,000,000; provided, however, that Vision Alabama and Vision Florida may renew or refinance any existing Loans with an original principal amount in excess of $1,000,000 if such renewal or refinancing is on substantially the same terms as the original Loan being renewed or refinanced; and provided further, that if Park fails to respond to Vision Bancshares’ written request for approval within two business days after receipt by Park of such written request, such origination of a Loan in a principal amount in excess of $1,000,000, or renewal or refinance of an existing Loan with an original principal amount in excess of $1,000,000, shall be deemed approved by Park.
     (v) Interest Rate Swaps and Derivatives. Enter into any interest rate swaps or derivatives or hedge contracts;
     (w) Interest Rates. Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner and consistent with past practices in relation to rates prevailing in the relevant market;
     (x) Foreclosures. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I environmental report thereon which indicates that the property is free of Hazardous Material; provided, however, that no such report shall be required to be obtained with respect to single-family, non-agricultural residential real property of one acre or less to be foreclosed upon unless Vision Bancshares or the applicable Subsidiary of Vision Bancshares has reason to believe such real property may contain any such Hazardous Material;
     (y) Deposit Liabilities. Cause any material adverse change in the amount or general composition of deposit liabilities other than in the ordinary and usual course of business;
     (z) Employment Relationships. Other than with respect to employment agreements Previously Disclosed in the Vision Bancshares Disclosure Schedule, take any action nor omit to take any action which would terminate or enable any Employee or Consultant of Vision Bancshares or any of its Subsidiaries to terminate such Employee’s employment or employment agreement (or Consultant’s relationship) without cause or for “good reason” and continue thereafter to receive compensation;
     (aa) Related Party Transactions. Make any payment of cash or other consideration to, or make any Loan to or on behalf of, or enter into, amend or grant a consent or waiver under, or fail to enforce, any contract with, any Related Person, except as Previously Disclosed in the Vision Bancshares Disclosure Schedule; or
     (bb) Commitments. Agree or commit to do any of the foregoing items in this Section 4.01, except as Previously Disclosed in the Vision Bancshares Disclosure Schedule.
     4.02 Forbearances of Park. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Vision

Bancshares, which consent shall not be unreasonably withheld or delayed, Park will not, and will cause each of its Subsidiaries not to:
     (a) Ordinary Course. Voluntarily take any action which, at the time taken, has or is reasonably likely to have an adverse affect upon Park’s ability to perform any of its material obligations under this Agreement;
     (b) Extraordinary Dividend. Declare, set aside, make or pay any extraordinary or special dividends on Park Common Shares or make any other extraordinary or special distributions in respect of any of its capital stock other than dividends from any Subsidiary of Park to the parent of such Subsidiary;
     (c) Governing Documents. Amend the Park Articles, the Park Regulations or the Governing Documents of any of the Park Subsidiaries in a manner that would adversely affect the economic or other benefits of the Merger to the holders of shares of Vision Bancshares Common Stock or to the employees of Vision Bancshares and its Subsidiaries;
     (d) Acquisitions. Enter into any agreement to acquire all or substantially all of the capital stock or assets of any other Person or business unless such transaction, to the knowledge of Park, would not be expected to substantially delay the completion of, or materially impair the prospects of completing, the Merger pursuant to this Agreement;
     (e) Adverse Actions. Agree, commit or take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law or by any Governmental Authority or Regulatory Authority; or
     (f) Commitments. Agree or commit to do any of the foregoing items in this Section 4.02.
ARTICLE V — Representations and Warranties
     5.01 Disclosure Schedule. On or prior to the date hereof, Vision Bancshares has delivered to Park a schedule (the “Vision Bancshares Disclosure Schedule”) setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Section 5.02 or to one or more of Vision Bancshares’ covenants contained in Article IV and Article VI; provided, however, that the mere inclusion of an item in the Vision Bancshares Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Vision Bancshares that such item represents a material exception, fact, event or circumstance, or that such item is reasonably likely to have, or result in, a Material Adverse Effect on Vision Bancshares.
     5.02 Representations and Warranties of Vision Bancshares. Subject to Section 5.01 and except as Previously Disclosed in a Section of the Vision Bancshares Disclosure Schedule corresponding to the relevant Section below, Vision Bancshares hereby represents and warrants to Park that each of the following statements is true and accurate:

     (a) Organization, Standing and Authority. Vision Bancshares is a corporation duly organized, validly existing and in good standing under the Laws of the State of Alabama and Vision Bancshares is qualified to do business and in good standing in the State of Florida and is not required to be qualified to do business in any other jurisdiction where it owns or leases property or assets or conducts its business. Vision Bancshares is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). Vision Alabama is an Alabama state bank chartered under the Alabama Banking Code, is a non-member bank of the Federal Reserve and is duly organized, validly existing and in good standing under the Laws of the State of Alabama. Vision Florida is a Florida state bank chartered under the Florida Financial Institutions Codes, is a non-member bank of the Federal Reserve and is duly organized, validly existing and in good standing under the Laws of the State of Florida. Each of Vision Alabama and Vision Florida is not required to be qualified to do business in any foreign jurisdiction where it owns or leases property or assets or conducts its business. True and complete copies of the Vision Bancshares Articles and the Vision Bancshares Bylaws, and the Governing Documents of Vision Alabama, Vision Florida and each of the other Subsidiaries of Vision Bancshares, in each case as amended to the date of this Agreement, have been Previously Disclosed to Park in the Vision Bancshares Disclosure Schedule.
     (b) Capital Structure of Vision Bancshares. As of the date of this Agreement, the authorized capital stock of Vision Bancshares consists solely of 10,000,000 shares of Vision Bancshares Common Stock, of which 6,066,624 shares of Vision Bancshares Common Stock were outstanding, and 1,000,000 shares of Vision Bancshares Preferred Stock, none of which were outstanding. As of the date hereof, no shares of Treasury Stock were held by Vision Bancshares and none were otherwise owned by Vision Bancshares. All of the outstanding shares of Vision Bancshares Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). All shares of Vision Bancshares Common Stock issued have been issued in compliance in all material respects with all applicable federal and state securities Laws. As of the date of this Agreement, except as set forth in the Vision Bancshares Disclosure Schedule, (i) there were no shares of Vision Bancshares Common Stock or Vision Bancshares Preferred Stock authorized and reserved for issuance, (ii) Vision Bancshares did not have any Rights issued or outstanding with respect to Vision Bancshares Common Stock or Vision Bancshares Preferred Stock, and (iii) Vision Bancshares did not have any commitment to authorize, issue or sell any Vision Bancshares Common Stock, Vision Bancshares Preferred Stock or Rights, except pursuant to this Agreement. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Vision Bancshares, and no securities or other instruments or obligations of Vision Bancshares, the value of which is in any way based upon or derived from any capital or voting stock of Vision Bancshares, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Vision Bancshares may vote. As of the date of this Agreement, there are no outstanding contractual obligations of Vision Bancshares or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Vision Bancshares Common Stock.
     (c) Subsidiaries.
     (i) (A) Vision Bancshares has Previously Disclosed in the Vision Bancshares Disclosure Schedule, a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) Vision Bancshares owns, directly or indirectly, all of the issued and outstanding equity securities of or equity interests in each of its Subsidiaries, (C) no equity securities of or other equity interests in any of the Subsidiaries of Vision Bancshares are or may become required to be issued (other than to Vision Bancshares or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which Vision Bancshares or any of its Subsidiaries is or may be bound obligating any such Subsidiary to issue, sell, deliver or otherwise transfer any equity securities of or equity interests in any such Subsidiary (other than to Vision Bancshares or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings or arrangements relating to Vision Bancshares’ rights to vote or to dispose of such securities or interest and (F) all the equity securities of or equity interests in each Subsidiary held by Vision Bancshares or one of its Subsidiaries are fully paid and nonassessable and are owned by Vision Bancshares or such Subsidiary free and clear of any Liens.
     (ii) Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, Vision Bancshares does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership, joint venture or other entity of any kind, other than its Subsidiaries.
     (iii) Each of Vision Alabama and Vision Florida is an “insured depository institution” as defined in the Federal Deposit Insurance Act (the “FDIA”) and applicable regulations thereunder and a member of the FHLB of Atlanta.
     (iv) Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, no Subsidiary of Vision Bancshares owns beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership, joint venture or other entity of any kind, other than, in the case of Vision Alabama and Vision Florida, their respective stock of the FHLB of Atlanta.
     (v) Each of Vision Bancshares’ Subsidiaries has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization, and is not required to be qualified to do business in any foreign jurisdiction where it owns or leases property or assets or conducts its business.
     (d) Corporate Power; Authorized and Effective Agreement. Each of Vision Bancshares and its Subsidiaries has full power and authority, corporate or otherwise, to carry on its business as it is now being conducted and to own all its properties and assets. Vision Bancshares has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, including the execution and filing of the appropriate certificate of merger with the Ohio SOS and the appropriate articles of merger with the Alabama SOS, and consummate the transactions contemplated by this Agreement, subject to the required approval of this Agreement by the Vision Bancshares shareholders and the obtaining of appropriate approvals of Regulatory Authorities and Governmental Authorities.
     (e) Corporate Authority. Subject to the requisite approval of this Agreement by the holders of two-thirds of the outstanding shares of Vision Bancshares Common Stock entitled to vote thereon (the “Required Vision Bancshares Vote”) (which is the only shareholder vote required thereon), the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Vision Bancshares and the Vision Bancshares Board on or before the date hereof. The Vision Bancshares Board has duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby; (ii) declaring that it is in the best interests of Vision Bancshares’ shareholders that Vision Bancshares enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement; (iii) declaring that this Agreement is fair to Vision Bancshares’ shareholders; (iv) directing that this Agreement be submitted to a vote of Vision Bancshares’ shareholders at the Vision Bancshares Meeting; and (v) recommending that Vision Bancshares’ shareholders approve this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way as of the date of execution of this Agreement and which will not be subsequently rescinded, modified or withdrawn in any way except as permitted by Section 6.06. This Agreement has been duly executed and delivered by Vision Bancshares and, assuming the due authorization, execution and delivery by Park, constitutes the valid and legally binding obligation of Vision Bancshares, enforceable against Vision Bancshares in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles and except to the extent such enforceability may be limited by Laws relating to the safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or the appointment of a conservator by the FDIC).
     (f) Regulatory Filings; No Defaults.
     (i) No consents or approvals of, or declarations, filings or registrations with, any Governmental Authority or Regulatory Authority or with any third party are required to be made or obtained by Vision Bancshares or any of its Subsidiaries in connection with the execution, delivery or performance by Vision Bancshares of this Agreement or to consummate the Merger or the other transactions contemplated hereby, except for (A) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities and (C) filings of the appropriate certificate of merger with the Ohio SOS pursuant to the OGCL and the appropriate articles of merger with the Alabama SOS pursuant to the Alabama Code. As of the date of this Agreement, Vision Bancshares is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).
     (ii) Subject to receipt of the Required Vision Bancshares Vote and the approvals of the Governmental Authorities and Regulatory Authorities referred to above and the expiration of applicable regulatory waiting periods, and required filings under federal and state securities Laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Vision Bancshares do not and will not: (A) conflict with, or result in a violation of, or result in the breach of or a default (or with notice or lapse of time would result in a default) under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any provision of any (1) Law, governmental permit or license, or Contract of Vision Bancshares or any of its Subsidiaries or to which Vision Bancshares, any of its Subsidiaries, or Vision Bancshares’ or any of its Subsidiaries’ properties are subject or bound, except, in the case of Contracts, such conflicts, violations, breaches, defaults, Liens, accelerations of remedies or rights of termination which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Vision Bancshares prior to the Merger or on Park upon consummation of the Merger, or (2) any order, writ, judgment, injunction or decree of any Governmental Authority or Regulatory Authority applicable to Vision Bancshares or any of its Subsidiaries, (B) conflict with, or result in a violation of, or result in the breach of or a default (or with notice or lapse of time would result in a default) under, the Vision Bancshares Articles, the Vision Bancshares Bylaws or any other Governing Documents of Vision Bancshares or the Governing Documents of any of Vision Bancshares’ Subsidiaries, or (C) require any consent or approval under any such Law, governmental permit or license, or Contract except, in the case of Contracts, such consents or approvals, the failure of which to be obtained individually or in the aggregate would not reasonably be expected to have a

Material Adverse Effect on Vision Bancshares prior to the Merger or on Park upon consummation of the Merger.
     (g) Financial Statements; Internal Controls.
     (i) Vision Bancshares has previously delivered to Park true and complete copies of (A) Vision Bancshares’ consolidated statements of financial condition as of December 31, 2003, 2004 and 2005 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the fiscal years then ended, including the footnotes thereto, if any, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent registered public accounting firm auditing such financial statements; and (B) Vision Bancshares’ interim unaudited consolidated financial statements for the three and six months ended June 30, 2006. The documents described in clauses (A) and (B) above (collectively, the “Vision Bancshares Financial Statements”):
(1)	are true, complete and correct;

(2)	are in accordance with the books and records of Vision Bancshares;

(3)	comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto;

(4)	fairly and accurately present the consolidated financial condition of Vision Bancshares and its Subsidiaries as of the dates thereof, and their respective consolidated results of operations and cash flows for the periods then ended, as applicable (except in each case as may be noted therein and subject, in the case of unaudited interim financial statements, to the absence of full footnotes and to normal year-end audit adjustments that are not material in amount or in effect);

(5)	were prepared on a consistent basis throughout the periods involved; and

(6)	have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except in each case as may be noted therein and subject, in the case of unaudited interim financial statements, to the absence of full footnotes and to normal year-end audit adjustments that are not material in amount or in effect).
     (ii) Except as disclosed in Section 5.02(g)(ii) of the Vision Bancshares Disclosure Schedule and except as arising under this Agreement, neither Vision Bancshares nor any of its Subsidiaries has any debt, liability, guarantee or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than debts, liabilities, guarantees and obligations which, individually or in the aggregate, do not exceed $10,000, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Vision Bancshares included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (including any footnotes thereto). Except as disclosed in Section 5.02(g)(ii) of the Vision Bancshares Disclosure Schedule, all debts, liabilities and guarantees and obligations of Vision Bancshares and its Subsidiaries since June 30, 2006 have been incurred in the ordinary course of business consistent with past practice and are usual and normal in amount both individually and in the aggregate.
     (iii) The records, systems, controls, data and information of Vision Bancshares and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Vision Bancshares or one of its Subsidiaries or their respective accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 5.02(g)(iii). Vision Bancshares and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (A) transactions are executed only in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of the financial statements of Vision Bancshares and its Subsidiaries in conformity with GAAP consistently applied with respect to any criteria applicable to such financial statements and to maintain accountability for the property and assets of Vision Bancshares and its Subsidiaries; (C) access to such property and assets is permitted only in accordance with management’s authorization; (D) the reporting of such property and assets is compared with existing property and assets at regular intervals and appropriate action is taken with respect to any differences; and (E) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Vision Bancshares (1) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) to ensure that material information relating to Vision Bancshares and its Subsidiaries is made known to management of Vision Bancshares by others within Vision Bancshares and its Subsidiaries as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Vision Bancshares SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date hereof, to Vision Bancshares’ outside auditors and the audit committee of the Vision Bancshares Board (y) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act) that are reasonably likely to adversely affect Vision Bancshares’ ability to record, process, summarize and report financial information and (z) any fraud, whether or not material, that involves management or other employees who have a significant role in Vision Bancshares’ internal control over financial reporting. These disclosures were made in writing by management to Vision Bancshares’ auditors and audit committee and a copy has previously been made available to Park. As of the date hereof, there is no reason to believe that Vision Bancshares’ outside auditors and its principal executive officer and principal financial offer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Sections 302, 404 and 906 of the Sarbanes-Oxley Act,

without qualification (except to the extent expressly permitted by such rules and regulations), when next due.
     (iv) Since December 31, 2005, (A) neither Vision Bancshares nor any of its Subsidiaries nor, to Vision Bancshares’ knowledge, any Director, Officer, Employee, auditor, accountant or representative of Vision Bancshares or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Vision Bancshares or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Vision Bancshares or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Vision Bancshares or any of its Subsidiaries, whether or not employed by Vision Bancshares or one of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Vision Bancshares or any of its Subsidiaries or any of their respective Officers, Directors, Employees or agents to the Vision Bancshares Board or any committee thereof or to any Director or Officer of Vision Bancshares.
     (h) Litigation. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, there is no suit, action, investigation, audit or proceeding (whether judicial, arbitral, administrative or other) pending or, to Vision Bancshares’ knowledge, threatened against or affecting Vision Bancshares or any of its Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Vision Bancshares or any of its Subsidiaries.
     (i) Regulatory Matters.
     (i) Neither Vision Bancshares nor any of its Subsidiaries or their respective properties is a party to or is subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.
     (ii) Neither Vision Bancshares nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding or similar arrangement, commitment letter, supervisory letter or similar submission nor to Vision Bancshares’ knowledge, has any Regulatory Authority commenced an investigation in connection therewith.
     (j) Compliance with Laws. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, each of Vision Bancshares and its Subsidiaries:
     (i) has been and is in compliance in all material respects with all Laws applicable thereto or to the employees conducting their respective businesses, including, without limitation, the Patriot Act, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act (which includes a CRA Rating of “satisfactory” or better), the Home Mortgage Disclosure Act and all other applicable fair lending Laws and other Laws relating to discriminatory business practices;

     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit them to own or lease their respective properties and to conduct their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; to Vision Bancshares’ knowledge, no suspension or cancellation of any of them has been threatened or would reasonably be expected to occur; and all such filings, applications and registrations are current;
     (iii) (A) has not received, since December 31, 2003, any written notification or communication from any Governmental Authority or any Regulatory Authority (1) asserting that Vision Bancshares or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority or Regulatory Authority enforces; (2) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Vision Bancshares’ knowledge, do any grounds for any of the foregoing exist); or (3) restricting or disqualifying any of their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally); (B) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority against Vision Bancshares or any of its Officers, Directors or Employees; and (C) is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from, and has not adopted any board resolutions at the request of, any Governmental Authority and has not been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action.
     (k) Material Contracts; Defaults.
     (i) Except as set forth in the Vision Bancshares Disclosure Schedule, neither Vision Bancshares nor any of its Subsidiaries is a party to or is bound by any Contract of the following types as of the date of this Agreement, nor is any such Contract presently being negotiated or discussed:
     (A) Any Contract involving commitments to others to make capital expenditures or purchases or sales in excess of $25,000 in any one case or $50,000 in the aggregate in any period of 12 consecutive months;
     (B) Any Contract relating to any direct or indirect indebtedness of Vision Bancshares or any of its Subsidiaries for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit), or any conditional sales Contracts, chattel mortgages, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $25,000 in any one case or $50,000 in the aggregate in any period of 12 consecutive months;
     (C) Any employment, severance, consulting or management services Contract or any confidentiality or proprietary rights Contract with any Director, Officer, Employee or Consultant of Vision Bancshares or any of its Subsidiaries;

     (D) Any Contract containing covenants limiting the freedom of Vision Bancshares or any of its Subsidiaries to compete in any line of business or with any Person or in any area or territory;
     (E) Any partnership, joint venture, limited liability company arrangement or other similar agreement;
     (F) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of Vision Bancshares’ or any of its Subsidiaries’ current or former Directors, Officers, Employees or Consultants;
     (G) Any license agreement, either as licensor or licensee, or any other Contract of any type relating to any Intellectual Property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement or where the aggregate purchase price for a software license agreement is less than $50,000;
     (H) Any Contract with any Director, Officer, Employee or Consultant of Vision Bancshares or any of its Subsidiaries or any Associate of any such Director, Officer, Employee or Consultant, or any arrangement under which Vision Bancshares or any of its Subsidiaries has advanced or loaned any amount to any of their respective Directors, Officers, Employees and Consultants or any of their respective Associates;
     (I) Any Contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor involving money or property and having an obligation in excess of $25,000 in any one case or $50,000 in the aggregate in a period of 12 consecutive months;
     (J) Other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any Contract providing for the acquisition or disposition of any portion of the assets, properties or securities of Vision Bancshares or any of its Subsidiaries;
     (K) Any Contract that requires the payment of royalties;
     (L) Any Contract under which the consequences of a breach, violation or default would reasonably be expected to have a Material Adverse Effect on the business of Vision Bancshares or any of its Subsidiaries as presently conducted;
     (M) Any Contract pursuant to which Vision Bancshares or any of its Subsidiaries has any obligation to share revenues or profits derived from Vision Bancshares or any of its Subsidiaries with any other Person;
     (N) Any Contract between (i) Vision Bancshares or any of its Subsidiaries, on the one hand, and any Officer, Director, Employee or Consultant of Vision Bancshares or any of its Subsidiaries, on the other hand, and (ii) Vision Bancshares or any of its Subsidiaries, on the one hand, and any Associate or other Related Person of any Director, Officer, Employee or Consultant of Vision

Bancshares or any of its Subsidiaries, on the other hand (collectively, “Affiliate Agreements”);
     (O) Any Contract that is a “material contract” within the meaning of Item 601 of SEC Regulation S-K; and
     (P) Any other legally binding Contract not of the type covered by any of the other items of this Section 5.02(k) involving money or property and having an obligation in excess of $25,000 in the aggregate in any period of 12 consecutive months or which is otherwise not in the ordinary course of business.
     (ii) “Material Contracts” shall mean those Contracts listed in the Vision Bancshares Disclosure Schedule under Section 5.02(k). True, complete and correct copies of all of the Material Contracts have been made available to Park. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to Vision Bancshares or any of its Subsidiaries, as the case may be, and (B) to the knowledge of Vision Bancshares, as to the other parties to such Material Contracts. Except as disclosed in the Vision Bancshares Disclosure Schedule, Vision Bancshares and/or each of its Subsidiaries, as applicable, and to the knowledge of Vision Bancshares, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts. Neither Vision Bancshares nor any of its Subsidiaries and to the knowledge of Vision Bancshares, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither Vision Bancshares nor any of its Subsidiaries, and to the knowledge of Vision Bancshares, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed. Neither Vision Bancshares nor any of its Subsidiaries has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the knowledge of Vision Bancshares, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts.
     (l) No Broker’s or Finder’s Fees. No action has been taken by Vision Bancshares or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to Burke Capital Group, L.L.C., which fee shall be paid in full by Vision Bancshares prior to the Effective Time. A true, complete and correct copy of the engagement letter between Vision Bancshares and Burke Capital Group, L.L.C. has been provided to Park.
     (m) Employee Benefit Plans.
     (i) Section 5.02(m)(i) of the Vision Bancshares Disclosure Schedule contains a complete and accurate list of all “employee benefit plans” (within the meaning of Section 3(3) of ERISA) and all bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all other employee benefit plans, practices, policies and arrangements (A) sponsored, maintained or contributed to (currently or within the last five years) by Vision Bancshares or any of its Subsidiaries and in which any Employee, Officer, Consultant or Director participates or to which any Employee,

Officer, Consultant or Director is a party or (B) under which Vision Bancshares or any of its Subsidiaries has any present or future liability (collectively, “Compensation and Benefit Plans”). Neither Vision Bancshares nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Section 4.01(e) of this Agreement or as required by applicable Law. Vision Bancshares has furnished to Park, as part of Section 5.02(m)(i) of the Vision Bancshares Disclosure Schedule, a list of all participants in each of the Vision Bancshares Stock Plans as of the date of this Agreement, which list identifies the number of shares of Vision Bancshares Common Stock subject to Vision Bancshares Stock Options held by each such participant, the exercise price of each such Vision Bancshares Stock Option and the dates each such Vision Bancshares Stock Option was granted, becomes exercisable and expires and comparable information in respect of Vision Bancshares Stock Subscriptions held by participants in the Vision Bancshares ESPP.
     (ii) Except as disclosed in Section 5.02(m)(ii) of the Vision Bancshares Disclosure Schedule, each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable Law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable Law have been timely made. Each Compensation and Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, as applicable, from the Internal Revenue Service (“IRS”), and to the knowledge of Vision Bancshares, no circumstances exist which are likely to result in the revocation of any such favorable determination letter or opinion letter. There is no pending or, to the knowledge of Vision Bancshares, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder, and no facts or circumstances exist that are reasonably likely to give rise to any such actions, suits or claims. Except as disclosed in Section 5.02(m)(ii) of the Vision Bancshares Disclosure Schedule, neither Vision Bancshares nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Vision Bancshares or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Sections 406 or 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof. Vision Bancshares and each of its Subsidiaries (as appropriate) has made a timely top-hat filing under Title I of ERISA with respect to all nonqualified deferred compensation arrangements to which it is a party.
     (iii) No Compensation and Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and none of Vision Bancshares, any of its Subsidiaries or any entity which is considered one employer with Vision Bancshares or any of its Subsidiaries under Section 4001(a) of ERISA or Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliates”) has at any time sponsored, maintained or contributed to, or has or had any liability or obligation with respect of, any multiemployer plan or any plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. To the knowledge of Vision Bancshares, no investigation, audit or enforcement action by the Department of Labor or the IRS or any other Governmental

Authority is pending, threatened or in progress with respect to any Compensation and Benefit Plan.
     (iv) Except as disclosed in Section 5.02(m)(iv) of the Vision Bancshares Disclosure Schedule, all contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made in cash or have been reflected on the Vision Bancshares Financial Statements as of June 30, 2006.
     (v) Except as disclosed in Section 5.02(m)(v) of the Vision Bancshares Disclosure Schedule, neither Vision Bancshares nor any of its Subsidiaries has any obligations to provide retiree health or retiree life insurance or retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to Employees, Consultants or Directors by Vision Bancshares or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees, Consultants or Directors retiree health or retiree life insurance or retiree death benefits on a permanent basis.
     (vi) Except as disclosed in Section 5.02(m)(vi) of the Vision Bancshares Disclosure Schedule, neither Vision Bancshares nor any of its Subsidiaries maintains any Compensation and Benefit Plan covering foreign Employees.
     (vii) Except as disclosed in Section 5.02(m)(vii) of the Vision Bancshares Disclosure Schedule, with respect to each Compensation and Benefit Plan, if applicable, Vision Bancshares has provided or made available to Park true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments, insurance contracts or any other lending instruments; (C) the two most recently filed Form 5500s; (D) the most recent financial statement; (E) the most recent summary plan description and any summaries of material modifications or other descriptions or summaries provided by Vision Bancshares or any of its Subsidiaries to Employees, Officers, Directors or Consultants concerning the extent of benefits provided under a Compensation and Benefit Plan; (F) all top hat notices filed with the Department of Labor; (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) the most recent nondiscrimination tests performed under ERISA and the Code (including Section 401(k) and 401(m) tests).
     (viii) Except as disclosed in Section 5.02(m)(viii) of the Vision Bancshares Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time or pursuant to any Compensation and Benefit Plan) reasonably be expected to (A) entitle any Employee, Officer, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, (C) result in any increase in benefits payable under any Compensation and Benefit Plan or (D) limit or restrict the right of Vision Bancshares or any of its Subsidiaries to merge, amend or terminate any of the Compensation and Benefit Plans.
     (ix) Neither Vision Bancshares nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the Treasury Regulations.
     (x) Except as disclosed in Section 5.02(m)(x) of the Vision Bancshares Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time, pursuant to any Compensation and Benefit Plan or as a result of the payment contemplated by Section 4.01(d)), none of Park, Vision Bancshares or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code) of Vision Bancshares on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.
     (xi) Section 5.02(m)(xi) of the Vision Bancshares Disclosure Schedule identifies each Compensation and Benefit Plan that is or has ever been a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and associated Treasury Department guidance, including IRS Notice 2005-1 and Proposed Treasury Regulations Sections 1.409A-1 et seq. (collectively, “409A”) (each such plan, a “NQDC Plan”). Except as provided in Section 5.02(m)(xi) of the Vision Bancshares Disclosure Schedule, each NQDC Plan has been operated, notwithstanding any terms to the contrary, in good faith compliance with 409A, to the extent required under 409A.
     (n) Labor Matters. Neither Vision Bancshares nor any of its Subsidiaries is a party to, bound by or negotiating, any Contract, any collective bargaining agreement or other understanding with a labor union or labor organization, nor is Vision Bancshares or any of its Subsidiaries the subject of a proceeding asserting that Vision Bancshares or such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Vision Bancshares or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Vision Bancshares or any of its Subsidiaries pending or, to Vision Bancshares’ knowledge, threatened, nor is Vision Bancshares aware of any activity involving Vision Bancshares’ or any of its Subsidiaries’ Employees seeking to certify a collective bargaining unit or engaging in other organizational practice, terms and conditions of employment and wages and hours activity. Vision Bancshares and its Subsidiaries are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.
     (o) Takeover Laws. Vision Bancshares has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, (i) the requirements of any “moratorium”; “control share”, “fair price”, “affiliate transaction”, “business combination” or other antitakeover Laws and regulations of any state (collectively, “Takeover Laws”) applicable to it, including, without limitation, the State of Alabama; and (ii) any other applicable provisions of the Governing Documents of Vision Bancshares or any of its Subsidiaries (collectively, the “Takeover Provisions”).
     (p) Environmental Matters. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, neither the conduct nor the operation of Vision Bancshares or any of its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Vision Bancshares’ knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any liability under Environmental Laws. Neither Vision Bancshares nor any of its Subsidiaries has used or stored any Hazardous Material in, on or at any property presently or previously owned, leased or operated by any of them, in violation of any Environmental Law. To Vision Bancshares’ knowledge, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Vision Bancshares or any of its Subsidiaries. No underground storage tanks are present or have ever been present at any property presently owned or leased by Vision Bancshares or any of its Subsidiaries. No property presently owned by Vision Bancshares or any of its Subsidiaries or on which any of them hold a Lien is subject to any Lien or encumbrance arising under any Environmental Law. To Vision Bancshares’ knowledge, neither Vision Bancshares nor any of its Subsidiaries has received any notice from any Person that Vision Bancshares or such Subsidiary or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants or hazardous, dangerous or toxic wastes, substances or materials at, on, beneath, or originating from any such property. To Vision Bancshares’ knowledge, neither Vision Bancshares nor any of its Subsidiaries is the subject of any action, claim, litigation, dispute, investigation or other proceeding with respect to any violations of, or liability under, any Environmental Law. Each of Vision Bancshares and its Subsidiaries timely filed all reports and notifications required to be filed with respect to all of its operations and properties presently or previously owned, leased or operated by any of them and has generated and maintained all required records and data under all applicable Environmental Laws.
     (q) Tax Matters. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, Vision Bancshares and its Subsidiaries have timely filed all Tax Returns required to be filed with the appropriate Governmental Authority. Such Tax Returns are and will be true, correct and complete in all material respects. Vision Bancshares has or will make available to Park true and correct copies of the United States federal income Tax Returns filed by Vision Bancshares for each of the three most recent fiscal years ended on or before December 31, 2005. Vision Bancshares and its Subsidiaries have paid and discharged all Taxes due (whether reflected on such Tax Returns or otherwise), other than such Taxes that are adequately reserved as shown on the Vision Bancshares Financial Statements or have arisen in the ordinary course of business since June 30, 2006. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, neither the IRS nor any other Governmental Authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of Vision Bancshares, is threatening to assert against Vision Bancshares or any of its Subsidiaries any deficiency or claim for additional Taxes. No federal, state, local, or foreign Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Vision Bancshares or any of its Subsidiaries and, to the knowledge of Vision Bancshares, no such audit or proceeding is threatened. There are no unexpired waivers by Vision Bancshares or any of its Subsidiaries of any statute of limitations with respect to Taxes. No extension of time within which to file any Tax Return (for a period with respect to which the statute of limitations has not expired) has been filed, or has been requested or granted. The accruals and reserves for Taxes reflected in the Vision Bancshares Financial Statements are adequate for the periods covered. Vision Bancshares and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by Law to be withheld or collected. There are no Liens for Taxes upon the assets of Vision Bancshares or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable. Neither Vision Bancshares nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither Vision Bancshares nor any of its Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Neither Vision Bancshares nor any of its Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Vision Bancshares is or was the common parent corporation. Neither Vision Bancshares nor any of its Subsidiaries has any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement. As of the date hereof, neither Vision Bancshares nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
     (r) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Vision Bancshares’ own account, or for the account of one of its Subsidiaries or customers of one of its Subsidiaries (all of which are listed on the Vision Bancshares Disclosure Schedule), were entered into by Vision Bancshares or the applicable Subsidiary (i) in accordance with prudent business practices and all applicable Laws and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Vision Bancshares or one of its Subsidiaries, as applicable, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Vision Bancshares nor the applicable Subsidiary, nor to Vision Bancshares’ knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.
     (s) Books and Records. The books and records of Vision Bancshares and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and such books and records fairly reflect the substance of events and transactions included therein.
     (t) Insurance. Section 5.02(t) of the Vision Bancshares Disclosure Schedule sets forth all of the insurance policies, binders or bonds maintained by Vision Bancshares or any of its Subsidiaries and a description of all claims filed by Vision Bancshares or any of its Subsidiaries against the insurers of Vision Bancshares and its Subsidiaries since January 1, 2003. Vision Bancshares and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Vision Bancshares reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Vision Bancshares and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.
     (u) Vision Bancshares Off Balance Sheet Transactions. Section 5.02(u) of the Vision Bancshares Disclosure Schedule sets forth a true and complete list of all affiliated Vision Bancshares entities, including, without limitation, all special purpose entities, limited purpose entities and qualified special purpose entities, in which Vision Bancshares or any of its Subsidiaries or any Officer or Director of Vision Bancshares or any of its Subsidiaries has an economic or management interest and with which Vision Bancshares or any of its Subsidiaries conducts business. Section 5.02(u) of the Vision Bancshares Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements and other relationships between or among any such Vision Bancshares affiliated entity, Vision Bancshares, any of Vision Bancshares’ Subsidiaries, and any Officer or Director of Vision Bancshares or any of Vision Bancshares’ Subsidiaries that are not reflected in the consolidated financial statements of Vision Bancshares (each, a “Vision Bancshares Off Balance Sheet Transaction”), along with the following information with respect to each such Vision Bancshares Off Balance Sheet Transaction: (i) the business purpose, activities and economic substance; (ii) the key terms and conditions; (iii) the potential risk to Vision Bancshares or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Vision Bancshares or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Vision Bancshares or one of its Subsidiaries.
     (v) Disclosure. The representations and warranties contained in this Section 5.02 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.02 not misleading.
     (w) Material Adverse Change. Since December 31, 2005, except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, (i) Vision Bancshares and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and have not taken any action that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 4.01(a) hereto and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.02 or otherwise), has had or is reasonably likely to have a Material Adverse Effect on Vision Bancshares.
     (x) Absence of Undisclosed Liabilities. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, neither Vision Bancshares nor any of its Subsidiaries has any liability (whether accrued, absolute, contingent or otherwise) that is material to Vision Bancshares on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to Vision Bancshares on a consolidated basis, except as disclosed in the Vision Bancshares Financial Statements.
     (y) Properties. Section 5.02(y) of the Vision Bancshares Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Vision Bancshares or any of its Subsidiaries and used in the business of Vision Bancshares or one of its Subsidiaries (collectively, the “Vision Bancshares Real Properties”). The Vision Bancshares Real Properties constitute all of the real property and interests in real property used in the respective businesses of Vision Bancshares and its Subsidiaries. True and complete copies of all leases of real property to which Vision Bancshares or any of its Subsidiaries is a party have been made available to Park. Such leasehold interests have not been assigned or subleased. Vision Bancshares and its Subsidiaries have good and (as to real property) marketable title, free and clear of all Liens, defaults or equitable interests to all of the personal properties and assets reflected on the Vision Bancshares Financial Statements as being owned by Vision Bancshares and its Subsidiaries as of June 30, 2006 or acquired after such date and all of the owned real properties listed and described in Section 5.02(y) of the Vision Bancshares Disclosure Schedule, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary and usual course of banking business, (iii) with regard to real property only, such easements, covenants, conditions and restrictions of public record, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) Liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which Vision Bancshares or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that Vision Bancshares or any of its Subsidiaries has agreed to terminate) are listed and described in Section 5.02(y) of the Vision Bancshares Disclosure Schedule and are valid leases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equitable principles) without default thereunder by the lessee or, to Vision Bancshares’ knowledge, the lessor. To Vision Bancshares’ knowledge, the physical condition, occupancy and operation of all real property owned and leased by Vision Bancshares or any of its Subsidiaries is in compliance with all applicable Laws and neither Vision Bancshares nor any of its Subsidiaries has received any notice from any Governmental Authority or any Regulatory Authority alleging any violation of any such Laws. All of the assets of Vision Bancshares and its Subsidiaries are in good operating condition, except for normal maintenance and routine repairs, and are reasonably adequate to continue to conduct the respective businesses of Vision Bancshares and its Subsidiaries as such businesses are presently being conducted.
     (z) Loans. Each Loan reflected as an asset in the Vision Bancshares Financial Statements and as of each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be and legally sufficient for the purposes intended thereby, (ii) to the extent secured, has been secured by valid liens and security interests that have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles. No obligor under any of such Loans has asserted any claim or defense with respect to the subject matter thereof. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, as of the date of this Agreement, neither Vision Alabama nor Vision Florida is a party to a Loan with any director, executive officer or 5% shareholder of Vision Bancshares or any of its Subsidiaries, or any Person controlling, controlled by or under common control with any of the foregoing. All Loans that have been made by Vision Alabama and Vision Florida that are subject either to Section 22(b) of the Federal Reserve Act, as amended, or to Part 349 of the rules and regulations promulgated by the FDIC, comply therewith. All Loans that have been made by Vision Alabama or Vision Florida and which are reflected as assets on the Vision Bancshares Financial Statements comply in all material respects with applicable regulatory limitations and procedures.
     (aa) Allowance for Loan Losses. Except as set forth in Section 5.02(aa) of the Vision Bancshares Disclosure Schedule, there is no Loan which was made by Vision Alabama or Vision Florida and which is reflected as an asset of Vision Bancshares, Vision Alabama or Vision Florida on the Vision Bancshares Financial Statements that (i)(A) is 90 days or more delinquent, (B) has been classified by examiners (regulatory or internal) as “Substandard,” “Doubtful” or “Loss” or (C) has been designated by management of Vision Bancshares or Vision Alabama or Vision Florida as “special mention,” and (ii) the default by the borrower under which would reasonably be expected to have a Material Adverse Effect on Vision Bancshares. The allowance for loan losses reflected on the Vision Bancshares Financial Statements was, as of each respective date, determined in accordance with GAAP and in accordance with all rules and regulations applicable to Vision Bancshares and its Subsidiaries and was, as of the respective date thereof, adequate in all material respects under the requirements of GAAP and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding Loans, net of recoveries.
     (bb) Repurchase Agreements. With respect to all agreements pursuant to which Vision Bancshares or any of its Subsidiaries, has purchased securities subject to an agreement to resell, if any, Vision Bancshares or the applicable Subsidiary, as the case may be, has a valid, perfected first Lien in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
     (cc) Deposit Insurance. The savings accounts and deposits of Vision Alabama and Vision Florida are insured up to applicable limits by the FDIC in accordance with the FDIA, and Vision Alabama and Vision Florida have paid all assessments and filed all reports required by the FDIA.

     (dd) Annual Disclosure Statement. Vision Bancshares is in compliance with Part 350 of the rules and regulations promulgated by the FDIC concerning disclosure requirements, including the preparation of an annual disclosure statement, and the signature and attestation requirements provided and to be provided pursuant to such Part are accurate.
     (ee) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. Vision Bancshares is not aware of, has not been advised in writing of, and has no reason to believe that any facts or circumstances exist, which would cause Vision Bancshares or any of its Subsidiaries to be deemed (i) to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy Laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Vision Bancshares pursuant to 12 C.F.R. Part 40. Vision Bancshares is not aware of any facts or circumstances that would cause Vision Bancshares to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause Vision Bancshares or any of its Subsidiaries to undertake any material remedial action. The Vision Bancshares Board (or, where appropriate, the board of directors of one of Vision Bancshares’ Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and Vision Bancshares (or the appropriate Subsidiary) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.
     (ff) Sarbanes-Oxley Act. Vision Bancshares is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act, including Section 404 thereof, and the certifications provided and to be provided pursuant to Sections 302 and 906 thereof are accurate, except as Previously Disclosed in the Vision Bancshares Disclosure Schedule.
     (gg) SEC Documents. Vision Bancshares’ Annual Reports on Form 10-K for the fiscal years ended December 31, 2003, 2004 and 2005, and all other reports, registration statements, definitive proxy statements or information statements filed by Vision Bancshares with the SEC subsequent to December 31, 2002 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (collectively, “Vision Bancshares SEC Documents”) as of the date filed, or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing, (i) were timely filed and complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since December 31, 2005, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.02 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Vision Bancshares, except as disclosed in the Vision Bancshares SEC Documents.
     (hh) Investment Securities. Except as disclosed in Section 5.02(hh) of the Vision Bancshares Disclosure Schedule, each of Vision Bancshares and its Subsidiaries has good title to all securities held by it (except securities sold under repurchase agreements, if any, or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure the obligations of Vision

Bancshares or one of its Subsidiaries or as collateral for public funds. Such securities are valued on the books of Vision Bancshares and its Subsidiaries in accordance with GAAP.
     (ii) CRA Compliance. Neither Vision Bancshares nor any of its Subsidiaries has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and each of Vision Alabama and Vision Florida has received a CRA rating of satisfactory or better from the FDIC as a result of its most recent CRA examination. Neither Vision Bancshares nor any of its Subsidiaries knows of any fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Vision Bancshares or one of its Subsidiaries to receive notice of non-compliance with such provisions or cause the CRA rating of Vision Alabama or Vision Florida to fall below satisfactory.
     (jj) Ownership of Park Common Shares. As of the date hereof, neither Vision Bancshares nor any of its Subsidiaries nor, to the knowledge of Vision Bancshares, any of their respective Associates or Affiliates (i) beneficially owns, directly or indirectly, any Park Common Shares or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, voting, holding or disposing of any Park Common Shares.
     (kk) Fairness Opinion. The Vision Bancshares Board has received the opinion of Burke Capital Group, L.L.C., dated the date of this Agreement to the effect that the consideration to be received by the Vision Bancshares shareholders in the Merger is fair, from a financial point of view, to the Vision Bancshares shareholders.
     (ll) Fiduciary Responsibilities. To Vision Bancshares’ knowledge, during the applicable statute of limitations period, (i) each of Vision Alabama and Vision Florida has properly administered all accounts (if any) for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian or conservator in accordance with the terms of the governing documents and applicable state and federal Law and common Law, and (b) none of Vision Alabama, Vision Florida or any Director, Officer or Employee of either Vision Alabama or Vision Florida acting on behalf of Vision Alabama or Vision Florida, as appropriate, has committed any breach of trust with respect to any such fiduciary or agency account and the accountings of each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account. Neither Vision Bancshares nor any of its Subsidiaries has acted as an investment advisor. To the knowledge of Vision Bancshares, there is no investigation or inquiry by any Regulatory Authority pending or threatened against or affecting Vision Alabama or Vision Florida relating to the compliance by Vision Alabama or Vision Florida with sound fiduciary principles and applicable regulations.
     (mm) Intellectual Property.
     (i) Except as set forth in Section 5.02(mm) of the Vision Bancshares Disclosure Schedule: (A) Vision Bancshares and its Subsidiaries own, or have all rights necessary to use (in each case, free and clear of any Liens, obligations for royalties and transfer restrictions, except for licenses for commonly available software and licenses to use interfaces or data that are contained in services agreements), all Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted; (B) with respect to each item of Intellectual Property owned or used by Vision Bancshares or any of its Subsidiaries immediately prior to the Effective Time, (1) such item is not, to Vision Bancshares’ knowledge, subject to any outstanding injunction, judgment, order, decree or ruling to which Vision Bancshares or any of its Subsidiaries is a party; (2) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand to which Vision Bancshares or any of its Subsidiaries is a party or of which Vision Bancshares has knowledge is pending or is threatened, claimed or asserted that challenges the legality, validity, enforceability, use or ownership of such item; and (3) neither Vision Bancshares nor any of its Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item, excluding agreements to indemnify under licenses for commonly available software and pertaining to licenses to use interfaces or data that are contained in services agreements; and (C) to Vision Bancshares’ knowledge, no Intellectual Property owned by Vision Bancshares or any of its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property and no Person is challenging, infringing or otherwise violating Vision Bancshares’ or its Subsidiaries’ rights in such Intellectual Property.
     (ii) To the extent that any Intellectual Property is held by Vision Bancshares or any of its Subsidiaries pursuant to any license, sublicense, agreement or permission (excluding licenses for commonly available software and licenses to use interfaces or data that are contained in services agreements): (A) such license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; and (B) to Vision Bancshares’ knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder.
     (iii) With respect to all Intellectual Property of Vision Bancshares or its Subsidiaries that constitute trade secrets, Vision Bancshares and its Subsidiaries have taken all reasonable security precautions to prevent disclosure or misuse.
     (iv) To Vision Bancshares’ knowledge, neither Vision Bancshares nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties, and none of the Directors, Officers or Employees of Vision Bancshares or its Subsidiaries has received, any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Vision Bancshares and its Subsidiaries must license or refrain from using any Intellectual Property right of any party).
     (v) Neither Vision Bancshares nor any of its Subsidiaries has granted any material license or other permission to any third party to use any of its Intellectual Property.
     (nn) No Conflict. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, subject to the required approval of this Agreement by the shareholders of Vision Bancshares, receipt of the required approvals of Governmental Authorities and Regulatory Authorities, expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Vision Bancshares and its Subsidiaries do not and will not:
     (i) conflict with, or result in a violation of, or result in the breach of or a default (or with notice or lapse of time result in a default) under, or give rise to any Lien, any acceleration of remedies or any right of termination under any provision of:

     (A) any Law or administrative ruling of any Regulatory Authority applicable to Vision Bancshares or any of its Subsidiaries or any of their respective properties;
     (B) the Vision Bancshares Articles, the Vision Bancshares Bylaws or any other Governing Documents of Vision Bancshares, or the Governing Documents of any of Vision Bancshares’ Subsidiaries;
     (C) any Material Contract or any material governmental permit or license to which Vision Bancshares or any of its Subsidiaries is a party or by which any of their respective properties or assets may be bound, except, in the case of Contracts, such conflicts, violations, breaches, defaults, Liens, accelerations of remedies or rights of termination which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Vision Bancshares prior to the Merger or on Park upon consummation of the Merger;
     (D) any order, judgment, writ, injunction or decree of any Governmental Authority or Regulatory Authority applicable to Vision Bancshares or any of its Subsidiaries; or
     (ii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Vision Bancshares or any of its Subsidiaries.
     (oo) Related Party Transactions. Except as Previously Disclosed in the Vision Bancshares Disclosure Schedule, neither Vision Bancshares nor any of its Subsidiaries has entered into any transactions with a Related Person.
     (pp) Prohibited Payments. Vision Bancshares and its Subsidiaries have not, directly or indirectly: (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of Vision Bancshares or any of its Subsidiaries for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office; or (iv) paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of Vision Bancshares or its Subsidiaries, which Vision Bancshares or any of its Subsidiaries knows or has reason to believe have been illegal under any federal, state or local Laws of the United States or any other country having jurisdiction.
     5.03 Representations and Warranties of Park. Subject to Section 5.01, Park hereby represents and warrants to Vision Bancshares that each of the following statements is true and accurate:
     (a) Organization, Standing and Authority. Park is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio. Park is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified other than where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Park. Park is registered as a bank holding company under the BHCA. True and complete copies of the Park Articles and the Park Regulations, in each case as amended to the date of this Agreement, have been made available to Vision Bancshares.
     (b) Park Capital Stock.
     (i) As of the date of this Agreement, the authorized capital stock of Park consists solely of 20,000,000 Park Common Shares, of which 13,828,469 were issued and outstanding and 1,443,789 Park Common Shares were held in treasury by Park. The outstanding Park Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any shareholders of Park.
     (ii) The Park Common Shares to be issued in exchange for shares of Vision Bancshares Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive rights. As of the date hereof, there are, and as of the Effective Time there will be, sufficient authorized and unissued Park Shares to enable Park to issue in the Merger the portion of the Merger Consideration consisting of Park Common Shares.
     (c) Corporate Power. Each of Park and its Subsidiaries has the corporate or limited liability company power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Park has the corporate power and authority to execute, deliver and, subject to the required obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities and expiration of applicable regulatory waiting periods, the making of required filings under federal and state securities Laws and the declaration of effectiveness by the SEC of the Registration Statement, perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
     (d) Corporate Authority; Authorized and Effective Agreement. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action on the part of Park prior to the date hereof and no shareholder approval is required on the part of Park in connection with the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Park, and, assuming the due authorization, execution and delivery by Vision Bancshares, constitutes the valid and legally binding obligation of Park, enforceable against Park in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles and except to the extent such enforceability may be limited by Laws relating to the safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or the appointment of a conservator by the FDIC).
     (e) Regulatory Filings; No Defaults.
     (i) No consents or approvals of, or declarations, filings or registrations with, any Governmental Authority or Regulatory Authority or with any third party are required to be made or obtained by Park or any of its Subsidiaries in connection with the execution, delivery or performance by Park of this Agreement or to consummate the Merger, except for
     (A) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities;

     (B) the filing with the SEC and declaration of effectiveness by the SEC of the Registration Statement and the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby;
     (C) filings of the appropriate certificate of merger with the Ohio SOS pursuant to the OGCL and the appropriate articles of merger with the Alabama SOS pursuant to the Alabama Code;
     (D) such filings as are required to be made or approvals as are required to be obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of Park Common Shares in the Merger;
     (E) any filings required under the rules and regulations of AMEX, including the filing and approval of a listing application in respect of the Park Common Shares to be issued in the Merger;
     (F) receipt of the approvals set forth in Section 7.01(b). As of the date of this Agreement, Park is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b); and
     (G) such other consents, approvals, filings or registrations, the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Park.
     (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph, the receipt of the required approvals of Governmental Authorities and Regulatory Authorities and expiration of the applicable regulatory waiting periods, the making of required filings under federal and state securities Laws, and the declaration of effectiveness by the SEC of the Registration Statement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, by Park do not and will not:
     (A) conflict with, or result in a violation of, or result in the breach of or a default (or with notice or lapse of time constitute a default) under, or give rise to any material Lien, any acceleration of remedies or any right of termination under, any provision of: (1) any Law applicable to Park or its Subsidiaries or any of their respective properties; (2) the Governing Documents of Park or any of its Subsidiaries; (3) any material Contract or any material government permit or license to which Park or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (4) any material order, judgment, writ, injunction or decree of any Governmental Authority or Regulatory Authority applicable to Park or any of its Subsidiaries; or
     (B) require any consent or approval under any such Law, material order, judgment, writ, injunction, decree, material governmental permit or license, or material Contract, except for such consents and approvals the failure of which to be obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Park.

     (f) Financial Statements; Internal Controls.
     (i) Park has previously delivered to Vision Bancshares true and complete copies of (A) Park’s consolidated balance sheets as of December 31, 2003, 2004 and 2005 and the related consolidated statements of income, changes in operations, stockholders’ equity and cash flows for the fiscal years then ended, including the footnotes thereto, if any, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent registered public accounting firm auditing such financial statements; and (B) Park’s interim unaudited consolidated financial statements for three and six months ended June 30, 2006. The documents described in clauses (A) and (B) above (collectively, the “Park Financial Statements”):
(1)	are true, complete and correct;

(2)	are in accordance with the books and records of Park;

(3)	comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto;

(4)	fairly and accurately present the consolidated financial condition of Park and its Subsidiaries as of the dates thereof, and their respective consolidated results of operations and cash flows for the periods then ended, as applicable (except in each case as may be noted therein and subject, in the case of unaudited interim financial statements, to the absence of full footnotes and to normal year-end audit adjustments that are not material in amount or in effect);

(5)	were prepared on a consistent basis throughout the periods involved; and

(6)	have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except in each case as may be noted therein and subject, in the case of unaudited interim financial statements, to the absence of full footnotes and to normal year-end audit adjustments that are not material in amount or in effect).
     (ii) The records, systems, controls, data and information of Park and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Park or one of its Subsidiaries or their respective accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 5.03(f)(ii). Park and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (A) transactions are executed only in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of the financial statements of Park and its Subsidiaries in conformity with GAAP consistently applied with respect to any criteria applicable to such financial statements and to maintain accountability for the property and assets of Park and its Subsidiaries; (C) access to such property and assets is permitted only in accordance with management’s authorization; (D) the reporting of such property and assets is compared with existing property and assets at regular intervals and appropriate action is taken with respect to any differences; and (E) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Park (1) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) to ensure that material information relating to Park and its Subsidiaries is made known to the management of Park by others within Park and its Subsidiaries as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Park SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date hereof, to Park’s outside auditors and the audit committee of the Park Board (y) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act) that are reasonably likely to adversely affect Park’s ability to record, process, summarize and report financial information and (z) any fraud, whether or not material, that involves management or other employees who have a significant role in Park’s internal control over financial reporting. As of the date hereof, there is no reason to believe that Park’s outside auditors and its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Sections 302, 404 and 906 of the Sarbanes-Oxley Act, without qualification (except to the extent expressly permitted by such rules and regulations), when next due.
     (iv) Since December 31, 2005, (A) neither Park nor any of its Subsidiaries nor, to Park’s knowledge, any director, officer, employee, auditor, accountant or representative of Park or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Park or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Park or one of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Park or any of its Subsidiaries, whether or not employed by Park or one of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Park or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Park Board or any committee thereof or to any director or officer of Park.
     (g) SEC Documents; Material Adverse Effect.
     (i) Park’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2003, 2004 and 2005, and all other reports, registration statements, definitive proxy statements or information statements filed by Park with the SEC subsequent to December 31, 2005 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed with the SEC (collectively, “Park SEC

Documents”) as of the date filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such amended or superseded filing), (A) complied in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     (ii) Since December 31, 2005, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Park, except as disclosed in the Park SEC Documents.
     (h) Litigation.
     (i) There is no suit, action, investigation, audit or proceeding (whether judicial, arbitral, administrative or other) pending or, to Park’s knowledge, threatened against or affecting Park or any of its Subsidiaries, which, if adversely determined against Park or the relevant Subsidiary of Park, would have a Material Adverse Effect on Park or would prevent the consummation of the Merger or any of the transactions contemplated by this Agreement or declare the same to be unlawful or cause the rescission thereof.
     (ii) There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Park or any of its Subsidiaries which is reasonably expected to have a Material Adverse Effect on Park or would prevent the consummation of the Merger or any of the transactions contemplated by this Agreement or declare the same to be unlawful or cause the rescission thereof.
     (i) Regulatory Matters.
     (i) Neither Park nor any of its Subsidiaries or their respective properties is a party to or is subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.
     (ii) Neither Park nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding or similar arrangement, commitment letter, supervisory letter or similar submission nor to Park’s knowledge, has any Regulatory Authority commenced an investigation in connection therewith.
     (j) Compliance with Laws. Each of Park and its Subsidiaries:
     (i) is in compliance with all Laws applicable thereto or to the employees conducting their respective businesses, including, without limitation, the Patriot Act, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending Laws and other Laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect on Park;
     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit them to own or lease their respective properties and to conduct their respective businesses as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a Material Adverse Effect on Park; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and, to Park’s knowledge, no suspension or cancellation of any of them has been threatened in writing; and
     (iii) has not received, since December 31, 2005, any written notification or communication from any Governmental Authority or Regulatory Authority:
     (A) asserting that Park or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations or ordinances which such Governmental Authority or Regulatory Authority enforces;
     (B) threatening to revoke any material license, franchise, permit or governmental authorization, which has not been resolved to the satisfaction of the Governmental Authority or Regulatory Authority that sent such notification or communication (nor, to Park’s knowledge, do any grounds for any of the foregoing exist); or
     (C) restricting or disqualifying in any material respect any of their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally).
     (k) Tax Matters. Park and its Subsidiaries have timely filed all Tax Returns required to be filed with the appropriate Governmental Authority. Such Tax Returns are and will be true, correct and complete in all material respects. Park and its Subsidiaries have paid and discharged all Taxes due (whether reflected on such Tax Returns or otherwise), other than such Taxes that are adequately reserved as shown on the Park Financial Statements or have arisen in the ordinary course of business since June 30, 2006 or Taxes the nonpayment of which would not have a Material Adverse Effect on Park. Neither the IRS nor any other Governmental Authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of Park, is threatening to assert against Park or any of its Subsidiaries any material deficiency or claim for additional Taxes. No federal, state, local or foreign Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Park or any of its Subsidiaries and, to the knowledge of Park, no such audit or proceeding is threatened. There are no unexpired waivers by Park or any of its Subsidiaries of any statute of limitations with respect to Taxes. No extension of time within which to file any Tax Return (for a period with respect to which the statute of limitations has not expired) has been filed, or has been requested or granted. The accruals and reserves for Taxes reflected in the Park Financial Statements are adequate in all material respects for the periods covered. Park and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all material Taxes required by Law to be withheld or collected. There are no Liens for Taxes upon the assets of Park or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable. Neither Park nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither Park nor any of its Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Park has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Park is or was the common parent corporation. Neither Park nor any of its Subsidiaries has any liability for the Taxes of any other Person (other than members of the Park affiliated group) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise. As of the date hereof, neither Park nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
     (l) Books and Records. The books and records of Park and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included in such books and records.
     (m) Disclosure. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.
     (n) Absence of Undisclosed Liabilities. Neither Park nor any of its Subsidiaries has any liability (whether accrued, absolute, contingent or otherwise) that is material to Park on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to Park on a consolidated basis, except:
     (i) as disclosed in the Park Financial Statements; or
     (ii) as would not be required to be publicly disclosed by Park pursuant to the Exchange Act and the rules and regulations promulgated thereunder.
     (o) Allowance for Loan and Lease Losses. The allowances for loan and lease losses reflected on the Park Financial Statements, as of their respective dates, were adequate in all material respects under the requirements of GAAP and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding Loans, net of recoveries.
     (p) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. Park is not aware of, has not been advised in writing of, and has no reason to believe that any facts or circumstances exist, which would cause Park or any of its Subsidiaries to be deemed (i) to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy Laws, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Park pursuant to 12 C.F.R Part 40. Park is not aware of any facts or circumstances that would cause Park to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause Park or any of its Subsidiaries to undertake any material remedial action. The Park Board (or, where appropriate, the board of directors of one of Park’s Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and Park (or the appropriate Subsidiary) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.
     (q) Sarbanes-Oxley Act. Park is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act, including Section 404 thereof, and the certifications provided pursuant to Sections 302 and 906 thereof are accurate.
     (r) No Broker’s or Finder’s Fees. Park has not employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.
     (s) Financial Capacity. As of the date of this Agreement and on the Closing Date, Park has, and will have, readily available to it in connection with the Merger an amount of cash equal to the cash payable pursuant to Sections 3.01(a), 3.01(b) and 3.04.
ARTICLE VI — Covenants
     6.01 Reasonable Best Efforts.
     (a) Undertakings. Subject to the terms and conditions of this Agreement, each of Vision Bancshares and Park agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.
     (b) Consents under Vision Bancshares Contracts. Without limiting the generality of Section 6.01(a), Vision Bancshares shall use its reasonable best efforts to obtain the consent or approval of all Persons party to a Contract with Vision Bancshares or any of its Subsidiaries, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation and its Subsidiaries to receive the benefit of such Contract.
     6.02 Shareholder Approval. Vision Bancshares agrees to take, in accordance with applicable Law and the Vision Bancshares Articles and Vision Bancshares Bylaws, all action necessary to convene and hold an appropriate meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved or adopted by the Vision Bancshares shareholders for consummation of the Merger (including any adjournment or postponement, the “Vision Bancshares Meeting”), as promptly as practicable after the Registration Statement is declared effective and in any event not later than 45 days after the effectiveness of the Registration Statement. The Vision Bancshares Board shall recommend that the Vision Bancshares shareholders approve this Agreement at the Vision Bancshares Meeting (the “Vision Bancshares Recommendation”) unless with respect to such recommendation, the Vision Bancshares Board, after consultation with independent legal counsel, determines in good faith that it would constitute, or could reasonably be expected to constitute, a breach of the applicable fiduciary duties of the Vision Bancshares Board. Without limiting the generality of the foregoing, Vision Bancshares agrees that its obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to Vision Bancshares or any other Person of an Acquisition Proposal or any other event or circumstance.

     6.03 Registration Statement.
     (a) Preparation and Filing. Park agrees to prepare, pursuant to all applicable Laws, a registration statement on Form S-4 (such registration statement and all amendments or supplements thereto, the “Registration Statement”) to be filed by Park with the SEC in connection with the issuance of Park Common Shares in the Merger (including the proxy statement and other proxy solicitation materials of Vision Bancshares constituting a part thereof (the “Proxy Statement”) and all related documents). Vision Bancshares agrees to cooperate, and to cause its Subsidiaries to cooperate, with Park, its legal counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement; and provided that Vision Bancshares and its Subsidiaries have cooperated as required above, Park agrees to file the Registration Statement, which will include the Proxy Statement and a prospectus in respect of the Park Common Shares to be issued in the Merger (together, the “Proxy Statement/Prospectus”) with the SEC as promptly as reasonably practicable. Park and Vision Bancshares shall cause the Proxy Statement/Prospectus to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of AMEX. Each of Vision Bancshares and Park agrees to use all commercially reasonable efforts to cause the Registration Statement, including the Proxy Statement/Prospectus, to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Park also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Vision Bancshares agrees to promptly furnish to Park all information concerning Vision Bancshares, its Subsidiaries, and their respective officers, directors and shareholders as may be reasonably requested in connection with the foregoing. Each of Park and Vision Bancshares shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto), filing or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, each of Park and Vision Bancshares, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party, and (iii) shall not file or mail such document or respond to the SEC without receiving such other party’s approval, which approval shall not be unreasonably withheld or delayed.
     (b) Information Supplied. Each of Vision Bancshares and Park agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to the Vision Bancshares shareholders and at the time of the Vision Bancshares Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements made therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement/Prospectus or any amendment or supplement thereto. Each of Vision Bancshares and Park further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement and the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements made therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Proxy Statement/Prospectus.
     (c) Notice of Effectiveness and Changes. Park agrees to advise Vision Bancshares, promptly after Park receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Park Common Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
     6.04 Press Releases. Each of Vision Bancshares and Park agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except to the extent that such press release or written statement may be required by applicable Law or AMEX rules to be made before such consent can be obtained.
     6.05 Access; Information.
     (a) Each party agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall afford the other party and its officers, employees, legal counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time, or to the termination of this Agreement, to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as the other party may reasonably request and, during such period,
     (i) each party shall furnish promptly to the other party all information concerning the business, properties and personnel of a party and its Subsidiaries as the other party may reasonably request,
     (ii) Vision Bancshares shall furnish promptly to Park a copy of each material report, schedule and other document filed by Vision Bancshares pursuant to any federal or state securities or banking Laws, and
     (iii) Park shall furnish promptly to Vision Bancshares a copy of each material report, schedule and other document filed by Park pursuant to any federal or state securities or banking Laws.
Neither party shall be required to provide access to the other party or to disclose information where such access or disclosure would violate or prejudice the rights of a party’s customers, jeopardize any attorney-client privilege or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
     (b) Use of Information; Confidentiality. Each of Park and Vision Bancshares agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Except for the use of information in connection with the Registration

Statement described in Section 6.03(a) and any other filings with Governmental Authorities or Regulatory Authorities required in order to complete the transactions contemplated by this Agreement, or as required in order to comply with applicable Laws or the rules of any national securities exchange or market where each party’s securities are traded, all information (collectively, the “Information”) received by each of Vision Bancshares and Park (as well as their respective representatives, successors and assigns), pursuant to the terms of this Agreement shall be kept in strictest confidence; provided, however, that subsequent to the filing of the Registration Statement with the SEC, this Section 6.05 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement/Prospectus to be sent to the shareholders of Vision Bancshares under Section 6.03. Vision Bancshares and Park agree, for themselves and their respective representatives, successors and assigns, that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Subject to the requirements of all applicable Laws, each party will keep confidential, and will cause its representatives, successors and assigns, to keep confidential, all Information and documents obtained (as well as any other Information obtained prior to the date hereof in connection with the entering into of this Agreement) unless and only to the extent such Information (i) was already known to such party on a nonconfidential basis prior to disclosure, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such Information pertains, (iv) is or becomes readily ascertainable from published information or trade sources, or (v) is such that such party is required by Law or court order to disclose. If any party is required or reasonably believes that it is required to disclose any Information described in this Section 6.05(b) by (A) applicable Law, (B) any court of competent jurisdiction or (C) any inquiry or investigation by any Governmental Authority or Regulatory Authority that is lawfully entitled to require any such disclosure, such party (the “Required Party”) shall, so far so it is lawful, notify the other party of such required disclosure on the same day that the Required Party (1) is notified of a request for such disclosure from the relevant Governmental Authority or Regulatory Authority or (2) determines that such disclosure is required, whichever is earlier. Immediately thereafter, and to the extent practical on the same day, and subject to applicable Laws, the parties shall discuss and use their reasonable best efforts to agree as to the mandatory nature, the required timing and the required content of such disclosure. The Required Party shall furnish only that portion of the Information described in this Section 6.05 that is legally required to be disclosed and shall exercise its reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the Information described in this Section 6.05 so furnished. The Information shall not be used in any way detrimental to a party including use directly or indirectly in the conduct of the other party’s business or an enterprise in which such other party may have an interest, now or in the future, and whether or not in competition with such other party. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all Information relating to the other party, and furnished by the other party or prepared pursuant to Information provided by the other party regardless of who prepared the Information, to be returned to the party that furnished the same or to be destroyed. It is agreed and understood that the obligations of Vision Bancshares and Park contained in this Section 6.05 shall survive the Closing. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party’s obligation to consummate the transactions contemplated by this Agreement.
     (c) Subsequent Financial Information. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish to the other party copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.
     6.06 Acquisition Proposals. Vision Bancshares agrees that it shall not, and shall cause its Subsidiaries and Vision Bancshares’ and its Subsidiaries’ officers, directors, agents, advisors and affiliates not to, solicit, initiate or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any Person relating to, any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Vision Bancshares Board from (a) making any disclosure to the Vision Bancshares shareholders if, in the good faith judgment of the Vision Bancshares Board, after having consulted with and considered the advice of outside legal counsel to the Vision Bancshares Board, failure so to disclose would be a breach of its fiduciary duties under applicable Law; provided further, however, that any such disclosure regarding an Acquisition Proposal shall be deemed to be a Change in Recommendation unless the Vision Bancshares Board reaffirms the Vision Bancshares Recommendation; (b) before the date of the Vision Bancshares Meeting, providing (or authorizing the provision of) information to, or engaging in (or authorizing) such discussions or negotiations with, any Person who has made an unsolicited bona fide written Acquisition Proposal received after the date of this Agreement that did not result from a breach of this Section 6.06; or (c) recommending such an Acquisition Proposal to the Vision Bancshares shareholders if and only to the extent that, in the case of actions referred to in clause (b) and/or clause (c), (i) such Acquisition Proposal is, or is reasonably expected to lead to a Superior Proposal, (ii) the Vision Bancshares Board after having consulted with and considered the advice of outside legal counsel to the Vision Bancshares Board determines in good faith that providing such information or engaging in such negotiations or discussions, or making such recommendation is required in order to discharge the directors’ fiduciary duties to Vision Bancshares and its shareholders in accordance with applicable Law, and (iii) Vision Bancshares receives from such Person a confidentiality agreement. For purposes of this Agreement, a “Superior Proposal” means any Acquisition Proposal by a third party on terms that the Vision Bancshares Board determines in its good faith judgment, after receiving the advice of its financial advisors, to be materially more favorable from a financial point of view to Vision Bancshares and its shareholders than the Merger and the other transactions contemplated hereby, after taking into account the likelihood of consummation of such transaction on the terms set forth therein, taking into account all legal, financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable Laws. Vision Bancshares also shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Park with respect to any of the foregoing. Vision Bancshares shall promptly (within one business day) advise Park following the receipt by Vision Bancshares of any Acquisition Proposal and the material terms thereof (including the identity of the Person making such Acquisition Proposal), and advise Park of any developments (including any change in such terms) with respect to such Acquisition Proposal promptly upon the occurrence thereof, including the response of the Vision Bancshares Board thereto. Vision Bancshares shall not terminate, amend, modify or waive any provision of or release any of its rights under any confidentiality or standstill agreement to which it is a party. Vision Bancshares shall enforce, to the fullest extent permitted under applicable Laws, the provisions of any such agreement, including, but not limited to, by obtaining an injunction to prevent any breaches of such agreement and to enforce specifically the terms and provisions thereof in any court having jurisdiction. Nothing contained in this Section 6.06 or any other provision of this Agreement will prohibit Vision Bancshares or the Vision Bancshares Board from notifying any third party that contacts Vision Bancshares on an unsolicited basis after the date of this Agreement concerning an Acquisition Proposal of Vision Bancshares’ obligations under this Section 6.06.
     6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement/Prospectus, Vision Bancshares shall deliver to Park a schedule of each Person that, to the best of Vision Bancshares’ knowledge, is or is reasonably likely to be, as of the date of the Vision Bancshares Meeting, deemed to be an “affiliate” of Vision Bancshares (each, a “Vision Bancshares Affiliate”) as that term is used in Rule 145 under the Securities Act. Vision Bancshares shall cause each Person who may be deemed to be a Vision Bancshares Affiliate to execute and deliver to Vision Bancshares on or before the date of mailing of the Proxy Statement/Prospectus an agreement in the form attached hereto as

Exhibit B. Vision Bancshares shall deliver such executed agreements of the Vision Bancshares Affiliates to Park at the Closing.
     6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. Neither party will take any action that would cause the transactions contemplated hereby not to comply with any Takeover Provisions and each of them will take all necessary steps within its control to make those transactions comply with (or continue to comply with) the Takeover Provisions.
     6.09 No Rights Triggered. Vision Bancshares shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any Person (a) under the Governing Documents of Vision Bancshares or any of its Subsidiaries or (b) under any Material Contract to which Vision Bancshares or any of its Subsidiaries is a party except as contemplated by this Agreement.
     6.10 Conformance of Policies and Practices. Prior to the Effective Time, Vision Bancshares shall, and shall cause its Subsidiaries to, consistent with GAAP and on a basis and on timing mutually satisfactory to it and Park, modify and change their respective loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) as well as other management and operating policies and practices so as to be applied on a basis that is consistent with those of Park and its Subsidiaries; provided, however, that Vision Bancshares shall not be obligated to take any such action pursuant to this Section 6.10 involving a valuation adjustment or earnings charge earlier than 30 days prior to the Effective Time, and unless and until Park acknowledges that all conditions to the obligation of Park to consummate the Merger have been satisfied and certifies to Vision Bancshares that Park’s representations and warranties are true and correct in all material respects as of such date and that Park is otherwise materially in compliance with this Agreement. Vision Bancshares’ representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.10.
     6.11 Transition. Vision Bancshares shall reasonably cooperate with Park in order to facilitate an orderly transition of the management of the business of Vision Bancshares to Park and in order to facilitate the integration of the operations of Vision Bancshares and Park and to permit the coordination of their related operations on a timely basis. To accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by Vision Bancshares and Park as a result of the Merger, Vision Bancshares shall consult with Park on all strategic and operational matters to the extent such consultation is not in violation of applicable Laws, including Laws regarding the exchange of information and other Laws regarding competition. Without in any way limiting the provisions of Section 6.05(b), Park and its officers, employees, legal counsel, financial advisors and other representatives shall, upon reasonable written notice to Vision Bancshares, be entitled to review the operations and visit the facilities of Vision Bancshares and its Subsidiaries at all times as may be deemed reasonably necessary by Park in order to accomplish the foregoing arrangements. Notwithstanding the foregoing, nothing contained in this Agreement gives Park, directly or indirectly, the right to control or direct or to unreasonably interfere with Vision Bancshares’ or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, Vision Bancshares and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

     6.12 Reports. Each of Vision Bancshares and Park shall file (and shall cause Vision Bancshares’ Subsidiaries and Park’s Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it (or them) with the SEC and any other Regulatory Authorities having jurisdiction over such party, and Vision Bancshares shall deliver to Park copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such financial statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of full footnotes and to normal recurring year-end audit adjustments that are not material in amount or in effect). As of their respective dates, such reports filed with the SEC will comply in all material respects with the federal securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading. Any financial statements contained in any reports to a Regulatory Authority shall be prepared in accordance with requirements applicable to such reports.
     6.13 Exchange Listing. Park will use all reasonable best efforts to cause the Park Common Shares to be issued in the Merger to be approved for listing on AMEX, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.
     6.14 Regulatory Applications.
     (a) Preparation and Filing. Park and Vision Bancshares and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation and requests for regulatory approvals, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Park and Vision Bancshares shall provide all information required from it and its Subsidiaries in order to enable the other to make necessary filings. Such information shall be delivered within five business days of a written request for such information. Each of Park and Vision Bancshares shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.
     (b) Information to be Furnished. Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority or Regulatory Authority.
     6.15 Indemnification.
     (a) Indemnity by Park. Following the Effective Date, Park shall indemnify, defend and hold harmless all Directors, Officers and Employees of Vision Bancshares and its Subsidiaries (each, an

“Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions or alleged actions or omissions in the course of the Indemnified Party’s duties as a director, officer or employee of Vision Bancshares or one of its Subsidiaries occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Vision Bancshares is permitted to indemnify (and advance expenses to) its directors, officers and employees under the laws of the States of Alabama and, as appropriate, Florida, and consistent with the terms and conditions of the Vision Bancshares Articles and the Vision Bancshares Bylaws as in effect on the date hereof. Notwithstanding the foregoing, Park shall not be obligated to indemnify a director, officer or employee for acts or omissions of such director, officer or employee that were beyond the scope of the duties of such director, officer or employee as a director, officer or employee of Vision Bancshares or one of its Subsidiaries. Any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the Vision Bancshares Articles, the Vision Bancshares Bylaws and applicable Law for indemnification shall be made by the court in which the claim, action, suit or proceeding was brought or by independent legal counsel (which shall not be legal counsel that provides services to Park) selected by Park and reasonably acceptable to such Indemnified Party or selected by the Indemnified Party and reasonably acceptable to Park. As a condition to receiving such indemnification, the Indemnified Party shall assign to Park, by separate writing, all right, title and interest in and to the proceeds of the Indemnified Party’s applicable insurance coverage, if any, including insurance maintained or provided by Park or Vision Bancshares or any of their respective Subsidiaries to the extent of such indemnity. No Indemnified Party shall be entitled to such indemnification with respect to a claim (i) if such Indemnified Party fails to cooperate in the defense and investigation of such claim as to which indemnification may be made, (ii) made by such Indemnified Party against Park, any Subsidiary of Park, Vision Bancshares or any Subsidiary of Vision Bancshares arising out of or in connection with this Agreement, the transactions contemplated hereby or the conduct of the business of Park, the Subsidiary of Park, Vision Bancshares or the Subsidiary of Vision Bancshares, or (iii) if such Person fails to deliver such notices as may be required under any applicable directors’ and officers’ liability insurance policy to preserve any possible claims of which the Indemnified Party is aware, to the extent such failure results in the denial of payment under such policy.
     (b) D&O Insurance. For a period of three years from the Effective Time, Park shall use its reasonable best efforts to provide that portion of director’s and officer’s liability insurance that serves to reimburse the present and former Officers and Directors of Vision Bancshares or its Subsidiaries (determined as of the Effective Time) with respect to claims against such Directors and Officers arising from facts or events that occurred before the Effective Time, on terms no less favorable than those in effect on the date of this Agreement; provided, however, that Park may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date of this Agreement; and provided, further, that Officers and Directors of Vision Bancshares or its Subsidiaries may be required to make application and provide customary representations and warranties to Park’s insurance carrier for the purpose of obtaining such insurance; and provided, further, in no event shall the annual premium on such policy exceed 125% of the annual premium payments on Vision Bancshares’ policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Park shall use its reasonable efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount.
     (c) Procedures; Limitations. Any Indemnified Party wishing to claim indemnification under Section 6.15(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Park thereof; provided that the failure so to notify shall not affect the obligations of

Park under Section 6.15(a) unless and to the extent that Park is actually prejudiced as a result of such failure. In the event of a claim (whether arising before or after the Effective Time), (i) Park shall have the right to assume the defense thereof and Park shall not be liable to such Indemnified Parties for any legal expenses of other legal counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Park elects not to assume such defense or legal counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between Park and the Indemnified Parties, the Indemnified Parties may retain legal counsel satisfactory to them, and Park shall pay all reasonable fees and expenses of such legal counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Park shall be obligated pursuant to this paragraph (c) to pay for only one firm of legal counsel for all Indemnified Parties in any jurisdiction unless the use of one legal counsel for such Indemnified Parties would present such legal counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Park shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that Park shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.
     (d) Legal Successors. If Park or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Park shall assume the obligations set forth in this Section 6.15.
     (e) Beneficiaries. The provisions of this Section 6.15 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.
     6.16 Employment Agreements; Opportunity of Employment; Employee Benefits.
     (a) Employment Agreements. As of the date of this Agreement, Park and Vision Alabama and/or Vision Florida shall enter into an employment agreement with each of (i) J. Daniel Sizemore, (ii) William E. Blackmon, (iii) Andrew W. Braswell, (iv) Joey W. Ginn, (v) Robert S. McKean, (vi) Diane Anderson, (vii) Tommy Files, (viii) Robin Fly, (ix) James E. Kirkland, (x) William Lloyd, (xi) Debbie McBride-Schmidt and (xii) Darrell W. Melton (the “Employment Agreements”), forms of each of which are attached hereto as Exhibits C-1, C-2, C-3, C-4, C-5, C-6, C-7, C-8, C-9, C-10, C-11 and C-12, respectively, and each of which shall become effective at the Effective Time if the Closing occurs as provided in Section 2.03 of this Agreement. Each Employment Agreement will replace and supersede the current employment agreement, change in control and non-competition agreement or change in control agreement with Vision Bancshares and/or one of the Subsidiaries of Vision Bancshares to which the relevant individual is a party, if any.
     (b) Opportunity of Employment. Each existing Employee of Vision Bancshares or a Subsidiary of Vision Bancshares who has not entered into an Employment Agreement as contemplated by Section 6.16(a) and who is actively employed at the Effective Time shall have the opportunity to continue as an at-will employee of Park or one of Park’s Subsidiaries. It is understood and agreed that except as provided in Section 6.16(a), nothing in this Section 6.16 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give any Employee of Vision Bancshares and/or its Subsidiaries any rights other than as employees at will under applicable Law and said Employees shall not be deemed to be third-party beneficiaries of this Section 6.16(b).

     (c) Employee Benefits. Employees of Vision Bancshares and/or its Subsidiaries who continue as employees of Park or one of Park’s Subsidiaries from and after the Effective Time (“Continuing Employees”) shall continue to participate in the Compensation and Benefit Plans in which they participated immediately prior to the Effective Time, unless and until Park, in its sole discretion, shall determine that the Continuing Employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of Park or a Subsidiary of Park, and that some or all of the Compensation and Benefit Plans shall be frozen, terminated or merged into certain employee benefit plans of Park or one of its Subsidiaries. Notwithstanding the foregoing, to the extent permitted by applicable Law, each Continuing Employee shall be credited with years of service with Vision Bancshares, the appropriate Vision Bancshares Subsidiary and, to the extent credit would have been given by Vision Bancshares or the appropriate Vision Bancshares Subsidiary for years of service with a predecessor (including any business organization acquired by Vision Bancshares or any Vision Bancshares Subsidiary), of Vision Bancshares or any Vision Bancshares Subsidiary, for purposes of entitlement to benefits, including for severance benefits and vacation entitlement, eligibility, vesting and level of benefits (but not for benefit accrual purposes under any defined benefit pension plan) in the employee benefit plans of Park. Service with Vision Bancshares and the appropriate Vision Bancshares Subsidiary shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations with respect to any Park employee benefit plan that is a group health plan. Each Park employee benefit plan that is a group health plan shall waive pre-existing condition limitations to the same extent waived under the applicable Vision Bancshares Compensation and Benefit Plan that is a group health plan. Continuing Employees shall be given credit for amounts paid under a corresponding group health plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Park group health plan. Park shall, before the Effective Time, adopt resolutions that amend its employee benefit plans to provide for the Vision Bancshares or Vision Bancshares Subsidiary service credits referenced herein.
     (d) Survival. The covenants in this Section 6.16 shall survive the Merger.
     6.17 Notification of Certain Matters.
     (a) Material Adverse Effect; Material Breach. Between the date hereof and the Closing, each of Vision Bancshares and Park shall give prompt notice in writing to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach (without regard to any materiality, Material Adverse Effect or similar qualifier included in any representation, warranty, covenant or agreement) of any of its representations, warranties, covenants or agreements contained herein.
     (b) Persons Required to Consent to Merger. Vision Bancshares shall promptly notify Park of any written notice or other bona fide communication from any Person alleging that the consent of such Person is or may be required as a condition to the Merger.
     (c) Notice to Insurers. Vision Bancshares shall, prior to the Effective Time, notify its insurers in writing of all known incidents, events and circumstances that would reasonably be expected to give rise to a claim against Vision Bancshares or any of its Subsidiaries.
     (d) Legal and Regulatory Matters. Vision Bancshares shall notify Park within two business days of the receipt of any summons, subpoena, complaint, regulatory inquiry or whistleblower notice involving Vision Bancshares or any of its Subsidiaries.

     (e) Suspicious Activity Reports. Vision Bancshares shall promptly provide Park with a notice of any Suspicious Activity Report filed with any Regulatory Authority.
     (f) Collections. Vision Bancshares shall promptly notify Park of the intended filing of collections litigation against any customer of one of Vision Bancshares’ Subsidiaries if the principal balance is in excess of $250,000.
     6.18 Boards of Directors of Vision Alabama and Vision Florida. Members of the Boards of Directors of Vision Alabama and Vision Florida shall continue to serve until their successors are duly qualified and elected and shall receive compensation for their service on the Board of Directors of Vision Alabama or Vision Florida, as appropriate, commensurate with the compensation paid to directors serving on the Boards of Directors of Park’s other Subsidiaries.
     6.19 Tax Treatment. Each of Park and Vision Bancshares agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Vision Bancshares and its shareholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of Park and Vision Bancshares agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions that would adversely impact the ability for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.
     6.20 No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of Park and Vision Bancshares will not do any act or suffer any omission of any nature whatsoever that would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect.
     6.21 Consents. Each of Park and Vision Bancshares shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.
     6.22 Insurance Coverage. Vision Bancshares shall cause each of the policies of insurance listed in the Vision Bancshares Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Time.
     6.23 Correction of Information. Each of Park and Vision Bancshares shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times through the Closing, and shall include all facts necessary to make such information correct and complete in all material respects at all times; provided that any such correction that may result in a change to a party’s Disclosure Schedule shall not be made and shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement without the prior written consent of the other party.
     6.24 Delivery of Real Property Documents.
     (a) Within five business days after the date of this Agreement, Vision Bancshares, its Subsidiaries and/or Related Persons shall deliver to Park copies of any and all of the following relative to any real property listed in the Vision Bancshares Disclosure Schedule: title commitments, title policies, environmental assessments, physical inspection reports, and any and all other studies, tests, examinations, reports, surveys and other documentation with respect to the physical and environmental condition of the real property at issue including but not limited to any orders, correspondence, consents, permits or approvals from any Governmental Authorities or Regulatory Authorities.

     (b) Upon request of Park at any time prior to the Closing Date, Vision Bancshares shall immediately request, and deliver to Park as soon as reasonably possible thereafter, an estoppel certificate from each landlord when Vision Bancshares or one of its Subsidiaries is the tenant, or each tenant when Vision Bancshares or one of its Subsidiaries is the landlord, under each and every lease of real property listed in the Vision Bancshares Disclosure Schedule. The form of estoppel certificate shall certify, to the extent true, as to the following: that the lease is in full force and effect and unmodified (or, if there have been modifications to the lease, that the same is in full force and effect as modified, stating the modifications); the dates on which the commencement of the lease occurred and on which the term of the lease expires pursuant to the terms of the lease; the number and length of any extension terms exercisable by the tenant under the lease; the square footage of the premises leased by the tenant and the tenant’s percentage share of any common operating and maintenance expenses, if applicable; the date through which rent has been paid; the amount of the rental payment next due under the lease; whether or not any rent has been pre-paid more than 30 days in advance; in the case of an estoppel certificate from a tenant, that the tenant has accepted the leased premises and that the landlord is not required under the terms of the lease to make any improvements to the leased premises after the date of the certificate; the amount of any security deposit; and that there exists no event of default on behalf of the tenant and/or the landlord under the lease, nor has the tenant or the landlord taken any action or failed to take an action which action or failure to act could, with the passage of time, become a default under the lease terms.
     6.25 Supplemental Assurances.
     (a) Certificate of Vision Bancshares. On the date the Registration Statement becomes effective and on the Closing Date, Vision Bancshares shall deliver to Park a certificate signed by Vision Bancshares’ chief executive officer and Vision Bancshares’ chief financial officer to the effect, to such officers’ knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Vision Bancshares, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (b) Certificate of Park. On the date the Registration Statement becomes effective and on the Closing Date, Park shall deliver to Vision Bancshares a certificate signed by Park’s chief executive officer and Park’s chief financial officer to the effect, to such officers’ knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Vision Bancshares) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     6.26 Exemption from Section 16(b) Liability. Park and Vision Bancshares shall take all such steps as may be required or reasonably requested to cause the transactions contemplated by this Agreement and any other dispositions of shares of Vision Bancshares Common Stock or other equity securities of Vision Bancshares in connection with this Agreement by each individual who is a director or officer of Vision Bancshares to be exempt under Exchange Act Rule 16b-3, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP, or as may otherwise be reasonably requested by Vision Bancshares.
     6.27 Necessary Further Action. Each of Park and Vision Bancshares agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all necessary actions and to execute all additional documents, agreements and instruments required to consummate the transactions contemplated by this Agreement.
     6.28 Additional Directors. Subject to the provisions of the Park Articles, the Park Regulations and the other Governing Documents of Park, the fiduciary duties of the Park Board (and the committees thereof) and applicable Law, Park will consider the addition to the Park Board of one or more of the individuals who currently serve on the Vision Bancshares Board as vacancies on the Park Board occur or as the size of Vision Alabama and Vision Florida relative to the other Subsidiaries of Park may warrant. This covenant is in addition to the provisions of Section 2.01 whereby J. Daniel Sizemore is to become a member of the Park Board at the Effective Time.
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ARTICLE VII — Conditions to Consummation of the Merger
     7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of Park and Vision Bancshares to consummate the Merger is subject to the satisfaction, or written waiver by Park and Vision Bancshares prior to the Closing Date, of each of the following conditions precedent:
     (a) Shareholder Approval. This Agreement shall have been duly adopted by the Required Vision Bancshares Vote.
     (b) Regulatory Approvals. All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain (i) any conditions, restrictions or requirements that the Park Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on Park after giving effect to the consummation of the Merger, (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and that the Park Board reasonably determines would either before or after the Effective Date have a Material Adverse Affect on Park after giving effect to the consummation of the Merger, or (iii) any conditions, restrictions or requirements that would prevent Park from realizing the major portion of the economic benefits of the Merger and the transactions contemplated by this Agreement which Park currently anticipates obtaining.
     (c) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No Governmental Authority or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, deemed applicable, threatened, commenced a proceeding with respect to or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and enjoins or prohibits consummation of the transactions contemplated by this Agreement or makes the Merger illegal.
     (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.
     (e) Exchange Listing. The Park Common Shares to be issued in the Merger shall have been approved for listing on AMEX, subject to official notice of issuance.
     (f) Tax Opinion. Park and Vision Bancshares shall have received the written opinion of Park’s legal counsel, Vorys, Sater, Seymour and Pease LLP, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering its opinion, Vorys, Sater, Seymour and Pease LLP will require and rely upon reasonable and customary representations contained in letters from Park and Vision Bancshares that such legal counsel reasonably deems relevant.
     7.02 Conditions to Obligation of Vision Bancshares. The obligation of Vision Bancshares to consummate the Merger is also subject to the satisfaction or written waiver by Vision Bancshares prior to the Closing Date, of each of the following conditions precedent:

     (a) Representations and Warranties. The representations and warranties of Park set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made on and as of the Closing Date (except that representations and warranties which by their terms speak as of the date of this Agreement or some other specific date shall be true and correct or true and correct in all material respects, as the case may be, as of such date), and Vision Bancshares shall have received a certificate, dated the Closing Date, signed on behalf of Park by the Chairman of the Board or the President of Park to such effect.
     (b) Performance of Obligations of Park. Park shall have performed in all material respects all covenants and obligations required to be performed by Park under this Agreement at or prior to the Effective Time, including those related to the Closing and the closing deliveries required by Section 2.03, and Vision Bancshares shall have received a certificate, dated the Closing Date, signed on behalf of Park by the Chairman of the Board or the President of Park to such effect.
     (c) Consents. Park shall have obtained the consent or approval of each Person (other than Governmental Authorities and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consent or approval would not, individually or in the aggregate, have a Material Adverse Effect, after the Effective Time, on the Surviving Corporation.
     (d) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect on Park, or any change, condition, event or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect on Park. No Governmental Authority or Regulatory Authority of competent jurisdiction shall have instituted any claim, action, suit, investigation or proceeding which could reasonably be expected to result in a Material Adverse Effect on Park.
     7.03 Conditions to Obligation of Park. The obligation of Park to consummate the Merger is also subject to the satisfaction or written waiver by Park prior to the Closing Date, of each of the following conditions precedent:
     (a) Representations and Warranties. The representations and warranties of Vision Bancshares set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made on and as of the Closing Date (except that representations and warranties which by their terms speak as of the date of this Agreement or some other specific date shall be true and correct or true and correct in all material respects, as the case may be, as of such date) and Park shall have received a certificate, dated the Closing Date, signed on behalf of Vision Bancshares by the chief executive officer and the chief financial officer of Vision Bancshares to such effect.
     (b) Performance of Obligations of Vision Bancshares. Vision Bancshares shall have performed in all material respects all covenants and obligations required to be performed by Vision Bancshares under this Agreement at or prior to the Effective Time, including those related to the Closing and the closing deliveries as required by Section 2.03, and Park shall have received a certificate, dated the Closing Date, signed on behalf of Vision Bancshares by the chief executive officer and the chief financial officer of Vision Bancshares to such effect.

     (c) Affiliate Agreements. Park shall have received the agreements referred to in Section 6.07 from each Vision Bancshares Affiliate.
     (d) Consents. Vision Bancshares and its Subsidiaries shall have obtained the consent or approval of each Person (other than Governmental Authorities and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consent or approval would not, individually or in the aggregate, have a Material Adverse Effect, after the Effective Time, on the Surviving Corporation.
     (e) No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Material Adverse Effect on Vision Bancshares, or any change, condition, event or development that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect on Vision Bancshares. No Governmental Authority or Regulatory Authority of competent jurisdiction shall have instituted any claim, action, suit, investigation or proceeding which could reasonably be expected to result in a Material Adverse Effect on Vision Bancshares.
ARTICLE VIII — Termination
     8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after shareholder approval:
     (a) Mutual Consent. At any time prior to the Effective Time, by the mutual written agreement of Park and Vision Bancshares, duly authorized by action taken by or on behalf of their respective boards of directors.
     (b) Breach. At any time prior to the Effective Time, by Park or Vision Bancshares, duly authorized by action taken by or on behalf of its board of directors, by providing written notice to the other party, in the event of either:
     (i) a breach by the other party of any representation or warranty contained herein such that the condition set forth in Section 7.02(a) or 7.03(a), as appropriate, would not be satisfied and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or
     (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that
     (A) such breach (under either clause (i) or (ii)) would entitle the non-breaching party not to consummate the Merger under Article VII, and
     (B) the terminating party is not itself in material breach of any provision of this Agreement.
     (c) Delay. At any time prior to the Effective Time, by Park or Vision Bancshares, duly authorized by action taken by or on behalf of its board of directors, by providing written notice to the other party, in the event that the Merger is not consummated by May 15, 2007, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).
     (d) No Approval. By Vision Bancshares or Park, duly authorized by action taken by or on behalf of its board of directors, by providing written notice to the other party, in the event:
     (i) the approval of any Governmental Authority or Regulatory Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or Regulatory Authority and the terminating party is not in material breach of Section 6.14;
     (ii) the holders of Vision Bancshares Common Stock fail to approve this Agreement at the Vision Bancshares Meeting; or
     (iii) any of the closing conditions have not been met or waived by the respective party as required by Article VII hereof.
     (e) Superior Proposal. At any time prior to the approval of this Agreement by the holders of Vision Bancshares Common Stock contemplated by Section 7.01(a) by Vision Bancshares, if the Vision Bancshares Board so determines by vote of a majority of the members of the entire Vision Bancshares Board if (i) Vision Bancshares is not in breach of any material term of this Agreement including Section 6.06, (ii) the Vision Bancshares Board authorized Vision Bancshares, subject to complying with the terms of this Agreement, to enter into a definitive written agreement concerning a transaction that constitutes a Superior Proposal, (iii) Vision Bancshares notifies Park in writing that Vision Bancshares intends to enter into such an agreement as soon as practicable upon termination of this Agreement, attaching the most current version of such agreement to such notice and (iv) at least five business days elapse after Park receives the written notice provided for in clause (iii) above and the Vision Bancshares Board continues to consider the Acquisition Proposal to be a Superior Proposal after taking into account in good faith any amendment or modification to this Agreement proposed by Park during such five business day period.
     (f) Change in Recommendation. By Park, duly authorized by action taken by or on behalf of the Park Board, by providing written notice to Vision Bancshares, if (i) in connection with the presentation of this Agreement to the holders of Vision Bancshares Common Stock as contemplated by Section 6.02, the Vision Bancshares Board shall have failed to make the Vision Bancshares Recommendation; or withdrawn, modified or qualified (or proposed to withdraw, modify or qualify) in any manner adverse to Park, the Vision Bancshares Recommendation; or taken any other action or made any other statement in connection with the Vision Bancshares Meeting inconsistent with the Vision Bancshares Recommendation (any such action in this clause (i), a “Change in Recommendation”), whether or not permitted by the terms of this Agreement, (ii) Vision Bancshares materially breached its obligations under this Agreement by reason of a failure to call the Vision Bancshares Meeting in accordance with Section 6.02 or the failure to prepare and mail to its shareholders the Proxy Statement/Prospectus in accordance with Section 6.03 or (iii) the Vision Bancshares Board takes the actions described in Section 6.06.
     (g) Park Common Shares.
     (i) By Vision Bancshares, duly authorized by action taken by or on behalf of the Vision Bancshares Board, by providing written notice to Park at any time during the three-day period commencing with the Determination Date (as defined below), if the following condition is satisfied: the average of the closing sale price of a Park Common Share on AMEX (as reported on www.amex.com or, if not reported thereon, as reported in another authoritative source) during the period of the 20 Trading Days ending on the tenth Trading Day prior to the date then established for the Closing Date (such average referred to herein as the “Park Reference Price,” and such period referred to herein as the “Reference Period”), is less than $81.00, appropriately adjusted for any stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Park Common Shares during the period between the last Trading Day immediately preceding the date of the first public announcement of entry into this Agreement (the “Starting Date”) and the last Trading Day within the Park Reference Period (the “Determination Date”).
     (ii) By Park, duly authorized by action taken by or on behalf of the Park Board, by providing written notice to Vision Bancshares at any time during the three-day period commencing with the Determination Date, if the following condition is satisfied: the Park Reference Price is greater than $121.00, appropriately adjusted for any stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Park Common Shares during the period between the Starting Date and the Determination Date.
     8.02 Effect of Termination and Abandonment; Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to the other party hereunder except:
     (a) as set forth in Sections 8.03, 9.01 and 9.05; and
     (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by Law or in equity.
     8.03 Termination Fee; Expenses.
     (a) Obligation to Pay Termination Fee. Vision Bancshares shall promptly pay to Park a termination fee in the amount of $6,500,000 (the “Termination Fee”) in immediately available federal funds if:
     (i) this Agreement is terminated by Vision Bancshares pursuant to Section 8.01(e); or
     (ii) (A) this Agreement is terminated by Park pursuant to Section 8.01(b)(ii) as a result of a willful breach by Vision Bancshares or 8.01(f), or by Park or Vision Bancshares pursuant to Section 8.01(d)(ii); and (B) at any time after the date of this Agreement and prior to any such termination, an Acquisition Proposal with respect to Vision Bancshares shall have been publicly announced, publicly proposed or commenced; and (C) within 12 months after the date of such termination, Vision Bancshares shall have entered into an agreement relating to such previously announced

Acquisition Proposal or such previously announced Acquisition Proposal shall have been consummated. No termination fee shall be paid unless all of the conditions set forth in subclauses (A), (B) and (C), above, have occurred.
     (b) The Termination Fee shall be payable (i) on the date of termination of this Agreement in the case of clause (a)(i) above; and (ii) two business days after the first to occur of the execution of the agreement relating to an Acquisition Proposal or the consummation of the Acquisition Proposal in the case of clause (a)(ii) above. Upon payment of the Termination Fee and Out-of-Pocket Expenses in accordance with this Section 8.03, Vision Bancshares shall have no further liability to Park at Law or in equity with respect to such termination under Section 8.01(e), 8.01(b) or 8.01(f), or with respect to this Agreement. Vision Bancshares acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Park would not enter into this Agreement. Accordingly, if Vision Bancshares fails to pay timely any amount due pursuant to this Section 8.03 and, in order to obtain such payment, Park commences a suit that results in a judgment against Vision Bancshares for the amount payable to Park pursuant to this Section 8.03, Vision Bancshares shall pay to Park its reasonable, out-of-pocket costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount so payable at the applicable federal funds rate.
     (c) If an Acquisition Proposal has been made known to Vision Bancshares and made known to the holders of Vision Bancshares Common Stock generally or has been made directly to the holders of Vision Bancshares Common Stock generally or any Person has publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal and such Acquisition Proposal or announced intention has not been withdrawn, and thereafter this Agreement is terminated pursuant to Section 8.01(c) by Park as a result of knowing action or inaction of Vision Bancshares, and within six months following the termination pursuant to Section 8.01(c), Vision Bancshares enters in an agreement with the Person making any of the above-mentioned Acquisition Proposals, then Vision Bancshares shall promptly (but not later than two business days after signing an agreement with the person making the Acquisition Proposal) pay to Park an amount (not to exceed $250,000 in the aggregate) equal to all documented out-of-pocket expenses and fees incurred by Park (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the Merger or the other transactions contemplated by this Agreement) (“Out-of-Pocket Expenses”), and Park may pursue any remedies available to it at Law or in equity and will, in addition to its Out-of-Pocket Expenses (which are to be paid as specified above), be entitled to receive such additional amounts as such non-breaching party may be entitled to receive at Law or in equity, but in no event shall such additional amounts plus the Out-of-Pocket Expenses exceed $6,500,000 in total.
ARTICLE IX — Miscellaneous
     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than covenants which by their terms are to survive the Closing or are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 5.02(l), 5.03(r), 6.03(b), 6.04, 6.05(b), 8.02 and 8.03 and this Article IX which shall survive such termination). Notwithstanding the foregoing, no such representations, warranties, agreements or covenants shall be deemed to be terminated or extinguished so as to deprive the Surviving Corporation (or any director, officer or controlling person thereof) of any defense in Law or equity which otherwise would be available against the claims of any Person, including, without limitation, any shareholder or former shareholder of Park or Vision Bancshares.

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be:
     (a) waived by the party benefited by the provision, or
     (b) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable Law or require resubmission of this Agreement or the plan of merger contained herein to the shareholders of Vision Bancshares.
     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.
     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall be effective when both counterparts have been signed by each of the parties, and delivered to the other party; it being understood that all parties need not sign the same counterpart.
     9.04 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal Law are applicable).
     9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Park and Vision Bancshares will each bear and pay one-half of the following expenses:
     (a) the costs (excluding the fees and disbursements of legal counsel, financial advisors and accountants) incurred in connection with the preparation (including copying and printing and distributing) of the Registration Statement, the Proxy Statement/Prospectus and applications to Governmental Authorities for the approval of the Merger, and
     (b) all filing or registration fees, including, without limitation, fees paid for filing the Registration Statement with the SEC.
     9.06 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder to a party shall be in writing and shall be deemed to have been given:
     (a) on the date of delivery, if personally delivered or sent by facsimile (with confirmation of receipt),
     (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service or
     (c) on the third business day following the date of mailing, if mailed by registered or certified mail, postage prepaid (return receipt requested), in each case to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Vision Bancshares, to:

Vision Bancshares, Inc.
2200 Stanford Road
Panama City, Florida 32405
Attn: William E. Blackmon
Facsimile: (251) 968-3363
With a copy (which shall not constitute notice) to:
Balch & Bingham LLP
1901 Sixth Avenue North
Suite 2600
Birmingham, Alabama 35203
Attn: Michael D. Waters, Esq.
Facsimile: (205) 226-8799
If to Park, to:
Park National Corporation
50 North Third Street
P.O. Box 3500
Newark, Ohio 43058
Attn: C. Daniel DeLawder
Facsimile: (740) 349-3765
with a copy (which shall not constitute notice) to:
Vorys, Sater, Seymour and Pease LLP
P.O. Box 1008
52 East Gay Street
Columbus, OH 43216-1008
Attn: Elizabeth Turrell Farrar
Facsimile: (614) 719-4708
     9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (including the exhibits, documents and instruments referred to herein) and any separate agreement entered into by the parties of even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement). Except as specifically set forth herein, nothing in this Agreement, whether express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References herein to “transaction contemplated by this Agreement” include the Merger as well as the other transactions contemplated hereby. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. All references to “dollars” or “$” mean the lawful currency of the United States unless otherwise indicated. Any reference in this Agreement to any Law shall be deemed to include a reference to any amendments, revisions or successor provisions to such Law. If there is any inconsistency between the statements in the body of this Agreement and those in the Vision Bancshares Disclosure Schedule (other than an exception expressly set forth as such in the Vision Bancshares Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.
     9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
     9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
     9.11 Assignment. Park and Vision Bancshares may not assign this Agreement or any of their respective rights or obligations under this Agreement to any other Person (whether by operation of Law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns (including successive, as well as immediate, successors and permitted assigns) of Park and Vision Bancshares.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

VISION BANCSHARES, INC.

By:	/s/ J. Daniel Sizemore

J. Daniel Sizemore
Chairman of the Board and
Chief Executive Officer

PARK NATIONAL CORPORATION

By:	/s/ C. Daniel DeLawder

C. Daniel DeLawder
Chairman of the Board and
Chief Executive Officer

EXHIBIT A
Form of FIRPTA Certification
Vision Bancshares, Inc.
     Vision Bancshares, Inc. was not a United States real property holding corporation for purposes of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, at any time during the five-year period ending on the date hereof.
     As of the date hereof, no interest in Vision Bancshares, Inc. is a U.S. real property interest for purposes of Treasury Regulations Sections 1.897-2(b)(1) and (h).
     The undersigned responsible officer of Vision Bancshares, Inc. hereby certifies under penalties of perjury that this statement is correct to such officer’s knowledge and belief, and that such officer has authority to sign this statement on behalf of Vision Bancshares, Inc.

VISION BANCSHARES, INC.

By:

Printed Name:

Title:

Date:

A-A-1

EXHIBIT B
Form of Vision Bancshares, Inc. Affiliate Agreement
Park National Corporation
50 North Third Street
P.O. Box 3500
Newark, Ohio 43058-3500
Ladies and Gentlemen:
     I have been advised that, as of the date hereof, I may be deemed to be an “affiliate” of Vision Bancshares, Inc. (“Vision Bancshares”), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”).
     Pursuant to the terms of the Agreement and Plan of Merger by and between Park National Corporation (“Park”) and Vision Bancshares dated to be effective as of September 14, 2006 (the “Merger Agreement”), providing for the merger of Vision Bancshares with and into Park (the “Merger”), and as a result of the Merger, I may receive Park Common Shares, without par value (“Park Common Shares”), in exchange for shares of Vision Bancshares common stock, $1.00 par value (“Vision Bancshares Common Stock”), owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement.
     I represent, warrant and covenant to Park that if I receive any Park Common Shares as a result of the Merger:
     A. I will not sell, transfer or otherwise dispose of any of the Park Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon) acquired by me in the Merger in violation of the 1933 Act or the Rules and Regulations.
     B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Park Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon), to the extent I felt necessary, with my legal counsel or legal counsel for Vision Bancshares. I understand that Park is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify Park and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys’ fees) or liabilities (“Losses”) to which Park or any officer or director of Park may become subject under the 1933 Act or otherwise as a result of the untruth, breach or failure of such representations.
     C. I have been advised that the issuance of the Park Common Shares to me pursuant to the Merger will have been registered with the Commission under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate of Vision Bancshares under the Rules and Regulations at the time the Merger Agreement was submitted for a vote of the shareholders of Vision Bancshares, that the Park Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon) must be held by me indefinitely unless (i) my subsequent distribution of Park Common Shares (or other securities) has been registered under the 1933 Act; (ii) a sale of

A-B-1

the Park Common Shares (or other securities) is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the 1933 Act and as to which Park has received satisfactory evidence of the compliance and conformity with said Rule; or (iii) a transaction in which, in the opinion of legal counsel reasonably acceptable to Park or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Park Common Shares (or other securities).
     D. I understand that Park is under no obligation to register under the 1933 Act the sale, transfer or other disposition by me or on my behalf of any Park Common Shares acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.
     E. I also understand that stop transfer instructions will be given to Park’s transfer agent with respect to any Park Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon) which I receive in the Merger and that there will be placed on the certificates for such Park Common Shares acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:
     “The common shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies.”
     “The common shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated                     , 2006 between the registered holder hereof and the issuer of the certificate, a copy of which agreement will be sent to the holder hereof without charge within five days after receipt of written request therefor.”
     F. I also understand that unless the transfer by me of my Park Common Shares has been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, Park reserves the right to put the following legend on the certificates issued to my transferee:
     “The common shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such common shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares may not be sold, pledged, transferred or otherwise disposed of except in accordance with an exemption from the registration requirements of the Securities Act of 1933.”

A-B-2

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from legal counsel in form and substance satisfactory to Park that such actions are appropriate under the then-existing circumstances.

Very truly yours,

Date:

(Name of Affiliate)

Please print your name here:

Accepted this                      day of
                                                             , 200_
PARK NATIONAL CORPORATION

By:

Printed Name:

Title:

A-B-3

EXHIBIT C-1
EMPLOYMENT AGREEMENT
FOR
J. DANIEL SIZEMORE
     This Agreement is entered into this 14th day of September, 2006, by and among Park National Corporation (hereinafter referred to as “Park”); Vision Bank, an Alabama banking corporation (the “Alabama Bank”); Vision Bank, a Florida banking corporation (the “Florida Bank”) (hereinafter the Alabama Bank and the Florida Bank shall be referred to collectively either as the “Employer” or the “Banks”) and J. Daniel Sizemore (hereinafter referred to as the “Executive”).
     WHEREAS, the Executive currently serves as the Chairman, Chief Executive Officer and President of Vision Bancshares, Inc. (“Vision Bancshares”) and the Chairman and Chief Executive Officer of the Banks pursuant to an employment agreement dated as of December 28, 2005 (the “Vision Agreement”); and
     WHEREAS, Vision Bancshares and Park propose to enter into a Merger Agreement dated as of the same date hereof (the “Merger Agreement”) providing for the merger of Vision Bancshares with and into Park (the “Merger”); and
     WHEREAS, the parties hereto desire to continue the Executive’s employment relationship with the Banks after the Effective Time (as defined in the Merger Agreement) of the Merger as further specified herein.
     NOW, THEREFORE, and in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which is agreed to by the parties, Park, the Employer and the Executive hereby mutually agree as follows:
     1. Employment and Duties. The Employer hereby employs the Executive and the Executive hereby accepts employment with the Employer upon the terms and conditions hereinafter set forth. The Executive will serve the Employer as its Chairman and Chief Executive Officer. In such capacity, the Executive will report directly to the Board of Directors of Park (hereinafter referred to as the “Board”) and have all powers, duties, and obligations as are normally associated with such positions. During the term of this Agreement, at each annual meeting of the shareholders of Park and the Banks, the Executive shall be nominated to serve as a director of Park and nominated and elected to serve as a director and Chairman of the Banks. The Executive will further perform such other duties and hold such other positions related to the business of the Employer as may from time to time be reasonably requested of him by the Board. The Executive will devote all of his skills, time, and attention solely and exclusively to said positions and in furtherance of the business and interests of the Employer and will not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Board (which consent will not be unreasonably withheld or delayed); provided, however, that the Executive will not be precluded from spending a reasonable amount of time managing his personal investments or participating in community, civic, charitable or similar activities so long as such activities do not unreasonably interfere with his responsibilities hereunder.

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     2. Term of Employment. This Agreement will be effective on the Effective Time and the term of employment under this Agreement will begin, or be deemed to have begun, on the Effective Time (the “Effective Date”). This Agreement shall automatically renew and the term shall be extended for one additional day on each day after the Effective Date so that the term of this Agreement will always be three (3) years, unless the Employer gives the Executive three (3) years advance notice in writing that the Agreement will not be extended or the Agreement is terminated as provided in Section 5.
     3. Compensation.
          a. Salary. The Executive will receive an initial annual base salary of Three Hundred Thousand Dollars ($300,000) which may be increased, but not decreased without the Executive’s written consent, by the Board during the term of this Agreement. In the event that the Board increases the Executive’s initial base salary, the amount of the initial base salary, together with any increase(s) will be his base salary (hereinafter referred to as the “Base Salary”). The Base Salary will be payable in accordance with the Employer’s regular payroll payment practices.
          b. Bonus. Each year during the term of this Agreement, the Executive may earn and receive a cash bonus in an amount up to sixty-five percent (65%) of his Base Salary, depending upon the performance of the Banks and the satisfaction of his personal performance goals, which shall be set from time to time by the Compensation Committee of the Board (hereinafter referred to as the “Committee”). All bonus payments to be made pursuant to this Section 3(b) will be made to the Executive in cash no later than the 15th day of the third calendar month following the fiscal year of the Employer for which such bonus is payable.
          c. Equity Compensation. The Executive shall receive equity awards in the amounts and on the terms as determined from time to time by the Committee.
          d. Compensation for Special Services. In consideration of the Executive’s willingness to (i) enter into this Agreement, (ii) apply his experience, skills and knowledge in continued employment with the Employer, and (iii) terminate the Vision Agreement, Park will pay or cause to be paid to the Executive $900,000.00 on the Effective Time. The Executive, in consideration of the foregoing payments, hereby waives and releases all rights, benefits and payments specified in the Vision Agreement. The Executive acknowledges that he is entitled to no past, present or future benefit that may be contained in the Vision Agreement. As of the Effective Time, this Agreement shall supersede and replace the Vision Agreement and the Vision Agreement shall be null and void in all respects.
          e. Salary Continuation Agreements. The Employer shall continue the Salary Continuation Agreements entered into between the Alabama Bank and the Executive and the Florida Bank and the Executive on July 14, 2004 and as amended on June 26, 2006.
     4. Fringe Benefits and Expenses.
     a. Fringe Benefits. The Employer will provide the Executive with all disability programs, tax-qualified retirement plans, equity compensation programs, paid holidays, vacation, perquisites, and such other fringe benefits of employment as the Employer

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may provide from time to time to actively employed senior executives of the Employer. Notwithstanding any provision contained in this Agreement, the Employer may discontinue or terminate at any time any employee benefit plan, policy or program, now existing or hereafter adopted, to the extent permitted by the terms of such plan, policy or program and will not be required to compensate the Executive for such discontinuance or termination. In addition to the general fringe benefits to be provided hereunder, the Executive shall be entitled to the following specific fringe benefits:
               i. The Executive shall receive Employer-provided term life insurance equal to three (3) times his Base Salary, plus group term life insurance policies on his dependents in commercially reasonable amounts (subject to the insurability of such dependents);
               ii. The Executive and his dependents shall be covered under the Employer’s group health insurance plan with the entire monthly premium for such coverage to be paid by the Employer;
               iii. The Executive shall receive a monthly car allowance equal to Seven Hundred Fifty Dollars ($750), plus mileage at the current Internal Revenue Service allowed reimbursement rate; and
               iv. The Employer shall pay all fees for any country or social club which the Executive joins (or in which he is currently a member on the Effective Date) at the request of the Employer.
          b. Expenses. The Employer shall reimburse the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred by the Executive in connection with the performance of his business activities under this Agreement, in accordance with the existing policies and procedures of the Employer pertaining to reimbursement of such expenses to senior executives.
5. Termination of Employment.
          a. Death of Executive. The Executive’s employment hereunder will terminate upon his death and the Executive’s beneficiary (as designated by the Executive in writing with the Employer prior to his death) will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.

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     In the absence of a beneficiary designation by the Executive, or, if the Executive’s designated beneficiary does not survive him, payments and benefits described in this subparagraph will be paid to the Executive’s estate.
          b. Disability. The Executive’s employment hereunder may be terminated by the Employer in the event of his Disability. For purposes of this Agreement, “Disability” means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. During any period that the Executive fails to perform his duties hereunder as a result of a Disability (“Disability Period”), the Executive will continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to this subparagraph; provided, however, that payments of Base Salary so made to the Executive will be reduced by the sum of the amounts, if any, that were payable to the Executive at or before the time of any such salary payment under any disability benefit plan or plans of the Employer and that were not previously applied to reduce any payment of Base Salary. In the event that the Employer elects to terminate the Executive’s employment pursuant to this subparagraph, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          c. Termination of Employment for Cause. The Employer may terminate the Executive’s employment at any time for “Cause” if such Cause is determined by the Board. For purposes of this Agreement, the term “Cause” shall mean:
               i. the Executive’s willful misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of the Executive’s obligations contained herein;
               ii. any intentional material misstatement or material omission by the Executive to the Board, the boards of directors of the Banks, or any member or committee thereof, respectively, with respect to the business, financial condition, or results of operations of the Banks;
               iii. the intentional failure of the Executive to follow the reasonable instructions or the policies of the Board, the boards of directors of the Banks, or any member or committee thereof, respectively;
               iv. the Executive’s conviction, admission or confession of any felony; or

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               v. the intentional violation by the Executive of applicable state and federal banking regulations, rules and other statutes.
     In the event that the Employer terminates the Executive’s employment for Cause, the Executive will be entitled to the following payments and benefits:
                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          d. Termination Without Cause. The Employer may terminate the Executive’s employment for any reason upon thirty (30) days’ prior written notice to the Executive. If the Executive’s employment is terminated by the Employer for any reason other than the reasons set forth in subparagraphs a, b or c of this Section 5, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination of employment for a period of three (3) years; provided, that these payments will be made in separate, equal payments no less frequently than monthly over such period; and
               iv. the Employer shall continue to provide medical, dental, life insurance and other welfare benefits (the “Welfare Benefits”) to the Executive, his spouse and his eligible dependents for a period of three (3) years following the date of termination of the Executive’s employment on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(d)(iv) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.

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          e. Voluntary Termination by Executive. The Executive may resign and terminate his employment with the Employer for any reason whatsoever upon not less than thirty (30) days’ prior written notice to the Employer. In the event that the Executive terminates his employment voluntarily pursuant to this Section 5(e), the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          f. Good Reason Termination. The Executive may resign and terminate his employment with the Employer for “Good Reason” upon not less than thirty (30) days’ prior written notice to the Employer. For purposes of this Agreement, the Executive will have “Good Reason” to terminate his employment with the Employer if any of the following events occurs (provided the Employer does not cure such event with ten (10) days following its receipt of notice of termination of employment from the Executive) and written notice is given by the Executive to the Employer within sixty (60) days of the occurrence of the event:
               (i) the reduction of the Executive’s Base Salary or levels of benefits or supplemental compensation without compensation therefore;
               (ii) a relocation of the Executive’s principal place of employment to a location outside a 25-mile radius from the Executive’s principal place of employment or a material increase in the amount of travel normally required of the Executive in connection with his employment without the Executive’s prior written consent; or
               (iii) a material and adverse change in the Executive’s position with the Employer or failure to provide authority, responsibilities and reporting relationships consistent with the Executive’s position; provided, however, that the parties agree that any change between the Executive’s position, authority, responsibilities and reporting relationships immediately prior to the Effective Time and his position, authority, responsibilities and reporting relationships as of the Effective Date shall not constitute Good Reason under this Section 5(f); and, provided further, that it will not be a material and adverse change in the Executive’s position if, in connection with a Change in Control (as defined in Section 6), the Executive’s position, responsibilities and reporting relationships are changed to account for the effect of the Change in Control but are otherwise consistent with the Executive’s position immediately before the Change in Control.
     In the event that the Executive terminates his employment for Good Reason pursuant to this Section 5(f), subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:

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                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;
                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
                    C. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination (or the Base Salary as in effect immediately prior to the date of any reduction described in Section 5(f)(i), whichever is higher) of employment for a period of three (3) years; provided, that these payments will be made in separate, equal payments no less frequently than monthly over such period; and
                    D. the Employer shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for a period of three (3) years following the date of termination of the Executive’s employment on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(f)(D) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
          g. Failure to Extend Term of Agreement. If the Employer notifies the Executive that the Employer will not extend the term of this Agreement under the provisions of Section 2 hereof, the Executive’s employment under this Agreement will terminate at the end of such term and the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed – all as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     6. Change In Control.
          a. Occurrence of Change in Control. In the event that during the term of this Agreement, a Change in Control [as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder] occurs and, within thirty-six (36) months following such Change in Control, the Executive’s employment is terminated by the Employer or its successor for any reason other than the reasons set forth in subparagraphs a, b or c of Section 5 or is terminated by the Executive under subparagraph f of Section 5, then in lieu of

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any other provision of Section 5 of this Agreement, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Employer or its successor will pay to the Executive the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused, (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed – all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. a single lump sum payment, payable on the tenth (10th) business day following the date of termination of employment, equal to three (3) times the total Base Salary and cash bonus paid or payable to the Executive with respect to the most recently completed fiscal year of the Employer; and
               iv. the Employer or its successor shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for a period of three (3) years following the date of termination of the Executive’s employment on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer or its successor will provide such Welfare Benefits to the Executive with the same after tax effect.
          b. Treatment of Taxes. If payments provided under this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Employer, constitute “excess parachute payments” as defined in Section 280G(b) of the Code, the Employer or its successor will reduce the Executive’s benefits under this Agreement and/or the other plans and programs maintained by the Employer (in a manner to be mutually agreed upon between the Employer or its successor and the Executive) so that the Executive’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Agreement and all other plans and programs will be One Dollar ($1) less than the amount that would be an “excess parachute payment.” Treatment of taxes under this Section 6(b) will be made at the time and in the manner mutually agreed to by the parties to this Agreement. In addition, in the event of any subsequent inquiries regarding the treatment of tax payments under this Section 6, the parties will agree to the procedures to be followed in order to deal with such inquiries. Notwithstanding any provision contained herein, except as provided in Section 19, this Section 6(b) shall not apply to any payments or benefits provided to the Executive pursuant to Section 3(d) or to any other payment or benefit provided to the Executive as a result of the Merger.
     7. Nonexclusivity of Rights. Nothing in this Agreement will prevent or limit the Executive’s continuing or future participation in any incentive, fringe benefit, deferred compensation, or other plan or program provided by the Employer and for which the Executive may qualify, nor will anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Employer. Amounts that are vested benefits or that

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the Executive is otherwise entitled to receive under any plan or program of the Employer at or after the date of termination of employment, will be payable in accordance with such plan or program.
     8. Noncompetition Covenant. The Executive agrees that, during the term of this Agreement and for a period of three (3) years thereafter following his termination of employment [one (1) year in the event that the Executive’s employment is terminated pursuant to the provisions of Section 6 hereof], he shall not:
          a. own greater than a 5% equity interest in any class of stock of, or manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected in any manner with, any bank holding company or any depository institution located within a 50-mile radius of Gulf Shores, Alabama or Panama City, Florida which is competitive with the business of Park or the Banks;
          b. solicit or induce any employee of the Banks or Park to terminate such employment or to become employees of any other person or entity;
          c. solicit any customer, supplier, contractual party of Park or the Banks or any other person with whom each of them has business relations to cease doing business with Park or the Banks; or
          d. in any way interfere with the relationship of the Banks or Park and any of their respective employees, customers, suppliers, contractual parties or any other person with whom each of them has business relations.
     In the event of a breach by the Executive of any covenant set forth in this Section 8, the term of such covenant will be extended by the period of the duration of such breach and such covenant will survive any termination of this Agreement but only for the limited period of such extension.
     The restrictions on competition provided herein shall supersede any restrictions on competition contained in any other agreement between the Employer and the Executive and may be enforced by Park, the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction, and/or an action for damages. The provisions of this Section 8 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 8.
     If the scope of any restriction contained in this Section 8 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     9. Confidential Information. The Executive will hold in a fiduciary capacity, for the benefit of Park and the Employer, all secret or confidential information, knowledge, and data

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relating to Park and the Employer, that shall have been obtained by the Executive during his employment with the Employer and that is not public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). During and after termination of the Executive’s employment with the Employer, the Executive will not, without the prior written consent of the Board, communicate or divulge any such information, knowledge, or data to anyone other than Park or the Employer or those designated by them, unless the communication of such information, knowledge or data is required pursuant to a compulsory proceeding in which the Executive’s failure to provide such information, knowledge, or data would subject the Executive to criminal or civil sanctions and then only with prior notice to the Board.
     The restrictions imposed on the release of information described in this Section 9 may be enforced by Park or the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction and/or an action for damages. The provisions of this Section 9 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 9.
     If the scope of any restriction contained in this Section 9 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     10. Intellectual Property. The Executive agrees to communicate to the Employer, promptly and fully, and to assign to the Employer all intellectual property developed or conceived solely by the Executive, or jointly with others, during the term of his employment, which are within the scope of either the Employer’s business or Park’s business, or which utilized Employer materials or information. For purposes of this Agreement, “intellectual property” means inventions, discoveries, business or technical innovations, creative or professional work product, or works of authorship. The Executive further agrees to execute all necessary papers and otherwise to assist the Employer, at the Employer’s sole expense, to obtain patents, copyrights or other legal protection as the Employer deems fit. Any such intellectual property is to be the property of the Employer whether or not patented, copyrighted or published.
     11. Assignment and Survivorship of Benefits. The rights and obligations of Park and the Employer under this Agreement will inure to the benefit of, and will be binding upon, the successors and assigns of Park and the Employer. If the Employer shall at any time be merged or consolidated into, or with, any other company, or if substantially all of the assets of the Employer are transferred to another company, then the provisions of this Agreement will be binding upon and inure to the benefit of the company resulting from such merger or consolidation or to which such assets have been transferred, and this provision will apply in the event of any subsequent merger, consolidation, or transfer.
     12. Notices. Any notice given to either party to this Agreement will be in writing, and will be deemed to have been given when delivered personally or sent by certified mail,

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postage prepaid, return receipt requested, duly addressed to the party concerned, at the address indicated below or to such changed address as such party may subsequently give notice of:

If to Park:	Park National Corporation
50 North Third Street
P. O. Box 3500
Newark, Ohio 43058
Attention:

If to the Employer:	2200 Stanford Road
Panama City, Florida 36542
Attention:

If to the Executive:	J. Daniel Sizemore
At the last address on file
with the Employer
     13. Indemnification. The Executive shall be indemnified by the Employer to the extent provided in the case of officers under the Employer’s Articles of Incorporation or Regulations, to the maximum extent permitted under applicable law. The Employer shall use commercially reasonable efforts to continue its Director and Officer Liability Insurance (“DOL Insurance”) under substantially similar terms and in substantially similar amounts as in existence prior to the termination of employment. The DOL Insurance shall be maintained for at least five (5) years from termination of employment and without limiting the foregoing, the Executive shall not be excluded from coverage under such DOL Insurance during such period.
     14. Taxes. Anything in this Agreement to the contrary notwithstanding, all payments required to be made hereunder by the Employer to the Executive will be subject to withholding of such amounts relating to taxes as the Employer may reasonably determine that it should withhold pursuant to any applicable law or regulations. In lieu of withholding such amounts, in whole or in part, however, the Employer may, in its sole discretion, accept other provision for payment of taxes, provided that it is satisfied that all requirements of the law affecting its responsibilities to withhold such taxes have been satisfied.
     15. Arbitration; Enforcement of Rights. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, except with respect to Sections 8, 9 and 10, will be settled by arbitration in the city of Columbus, Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.
     All legal and other fees and expenses, including, without limitation, any arbitration expenses, incurred by the Executive in connection with seeking in good faith to obtain or enforce any right or benefit provided for in this Agreement, or in otherwise pursuing any right or claim, will be paid by the Employer, to the extent permitted by law, provided that the Executive is successful in whole or in part as to such claims as the result of litigation, arbitration, or settlement.

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     In the event that the Employer refuses or otherwise fails to make a payment when due and it is ultimately decided that the Executive is entitled to such payment, such payment will be increased to reflect an interest equivalent for the period of delay, compounded annually, equal to the prime or base lending rate used by Park National Bank, and in effect as of the date the payment was first due.
     16. Section 409A Application. This Agreement is intended to comply with the requirements of Section 409A of the Code (to the extent applicable) and the Employer agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Executive. To the extent that any payments to be provided to the Executive under this Agreement result in the deferral of compensation under Section 409A of the Code, and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then any such payments shall instead be transferred to a rabbi trust (which shall be created by the Employer or its successor, on terms reasonably acceptable to the Executive, as soon as administratively feasible following the occurrence of an event giving rise to the Executive’s right to such payment) and such amounts (together with earnings thereon in accordance with the terms of the trust agreement) shall be transferred from the trust to the Executive upon the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) any other date permitted under Section 409A of the Code. To the extent that any of the non-cash benefits provided to the Executive under this Agreement, including but not limited to the Welfare Benefits, result in the deferral of compensation under Section 409A of the Code and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then the Employer or its successor shall, instead of providing such benefits to the Executive as set forth hereinabove, delay the proviso of such benefits until the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) such other date permitted under Section 409A of the Code; provided, however, on such date the Employer shall be required to pay to the Executive in one lump sum an amount equal to the after-tax costs of the benefits for the period during which the provision of the benefits was delayed as a result of the application of Code Section 409A.
     17. Governing Law/Captions/Severance. This Agreement will be construed in accordance with, and pursuant to, the laws of the State of Ohio. The captions of this Agreement will not be part of the provisions hereof, and will have no force or effect. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. Except as otherwise specifically provided in this Section 17, the failure of any party to insist in any instance on the strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of such provision or right in any other instance.
     18. Entire Agreement/Amendment. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and the parties have made no agreement, representations, or warranties relating to the subject matter of this Agreement that are not set forth herein. This Agreement may be amended only by mutual written agreement of the parties. However, by signing this Agreement, the Executive agrees without any further consideration, to consent to any amendment necessary to avoid penalties under Section 409A of the Code;

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provided that such amendment does not have a material adverse economic effect on the Executive.
     19. Make Whole Payments. If (a) on or before December 29, 2006, the Executive has made a good faith effort to exercise the number (as directed by Park in writing on or before November 1, 2006) of nonqualified stock options held by him to purchase shares of Vision Bancshares, which have an aggregate difference or “spread” between the exercise price and the then fair market value of the underlying shares of up to $1,100,000; and (b) the payments provided to the Executive pursuant to Section 3(d) of this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Banks or Vision Bancshares whether under this Agreement or otherwise and combined with any other payment or benefit provided to Executive as a result of the Merger (the “Payments”), are subject to any tax under Section 4999 of the Code, or any similar federal or state law (an “Excise Tax”), then the Employer shall pay to the Executive an additional amount (the “Make Whole Amount”). The Make Whole Amount shall be equal to (i) the amount of the Excise Tax, plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (iii) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (i) and clause (ii) and this clause (iii). The time and manner of calculating any Make Whole Amount, as well as, the procedure for making any tax payments or the treatment of any inquiries by taxing authorities will be determined by mutual agreement of the parties. In the event that the Executive fails to satisfy the requirements of clause (a) of this Section 19, at the election of the Executive, either all Payments will be subject to the provisions of Section 6(b) of this Agreement instead of the provisions of this Section 19, or all Payments will be made to the Executive and he will be responsible for the payment of all taxes on such Payments, including any Excise Tax.
(Signature Page Follows)

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

PARK NATIONAL CORPORATION

By:	/s/ C. Daniel DeLawder

Its:	Chairman and CEO

THE BANKS

VISION BANK,
an Alabama banking corporation

By:	/s/ William E. Blackmon

Its:	CFO

VISION BANK,
a Florida banking corporation

By:	/s/ Joey W. Ginn

Its:	President

EXECUTIVE

/s/ J. Daniel Sizemore
J. Daniel Sizemore

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EXHIBIT C-2
EMPLOYMENT AGREEMENT
FOR
WILLIAM E. BLACKMON
     This Agreement is entered into this 14th day of September, 2006, by and among Park National Corporation (hereinafter referred to as “Park”); Vision Bank, an Alabama banking corporation (hereinafter referred to either as the “Employer” or the “Bank”) and William E. Blackmon (hereinafter referred to as the “Executive”).
     WHEREAS, the Executive currently serves as the Executive Vice President and Chief Financial Officer of the Bank and has entered into a change in control and non-competition agreement with Vision Bancshares, Inc. (“Vision Bancshares”) dated as of January 1, 2006 (the “Vision Agreement”); and
     WHEREAS, Vision Bancshares and Park propose to enter into a Merger Agreement dated as of the same date hereof (the “Merger Agreement”) providing for the merger of Vision Bancshares with and into Park (the “Merger”); and
     WHEREAS, the parties hereto desire to continue the Executive’s employment relationship with the Bank after the Effective Time (as defined in the Merger Agreement) of the Merger as further specified herein.
     NOW, THEREFORE, and in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which is agreed to by the parties, Park, the Employer and the Executive hereby mutually agree as follows:
     1. Employment and Duties. The Employer hereby employs the Executive and the Executive hereby accepts employment with the Employer upon the terms and conditions hereinafter set forth. The Executive will serve the Employer as its Chief Financial Officer. In such capacity, the Executive will report directly to the Employer’s Chief Executive Officer (the “CEO”) and have all powers, duties, and obligations as are normally associated with such position. Subject to the provisions of Section 5(f), the Executive will further perform such other duties and hold such other positions related to the business of the Employer as may from time to time be reasonably requested of him by the Board of Directors of the Employer (hereinafter referred to as the “Board”). The Executive will devote all of his skills, time, and attention solely and exclusively to said position and in furtherance of the business and interests of the Employer and will not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Board (which consent will not be unreasonably withheld or delayed); provided, however, that the Executive will not be precluded from spending a reasonable amount of time managing his personal investments or participating in community, civic, charitable or similar activities so long as such activities do not unreasonably interfere with his responsibilities hereunder.
     2. Term of Employment.
          a. Original Term. This Agreement will be effective on the Effective Time and the term of employment will begin, or be deemed to have begun, on the Effective Time (the

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“Effective Date”). The Agreement will continue through the three-year period ending on the day before the third anniversary date of the Effective Date, subject, however, to prior termination or to extension, as herein provided.
          b. Extension of Term. The Employer and the Executive agree that the Board will review the Executive’s performance with the intent that, if the Executive’s performance so warrants, the Employer may extend the term of this Agreement for additional time periods to be determined in the discretion of the Board. By                                         , 20___, or, in the event that this Agreement is extended as provided for in this Section 2(b), within ninety (90) days preceding the end of any extension period, the Chairman of the Board (the “Chairman”) will notify the Executive of the Employer’s decision whether or not to grant an extension of this Agreement for an additional time period. In the event that the Chairman fails to notify the Executive, on or before the date described in the preceding sentence, of the decision regarding the extension of the term of this Agreement, the term of this Agreement will automatically be extended for an additional one-year period.
     3. Compensation.
          a. Salary. The Executive will receive an initial annual base salary of One Hundred Forty Five Thousand Dollars ($145,000), which may be increased, but not decreased without the Executive’s written consent, by the Board, upon the recommendation of the Employer’s CEO, during the term of this Agreement. In the event that the Board increases the Executive’s initial base salary, the amount of the initial base salary, together with any increase(s) will be his base salary (hereinafter referred to as the “Base Salary”). The Base Salary will be payable in accordance with the Employer’s regular payroll payment practices.
          b. Bonus. Each year during the term of this Agreement, the Executive may earn and receive a cash bonus in an amount and based upon the satisfaction of performance criteria to be determined in the discretion of the Compensation Committee of the Board. All bonus payments to be made pursuant to this Section 3(b) will be made to the Executive in cash no later than the 15th day of the third calendar month following the fiscal year of the Employer for which such bonus is payable.
          c. Equity Compensation. The Executive shall receive equity awards in the amounts and on the terms as determined from time to time by the Compensation Committee of the Board of Directors of Park.
          d. Compensation for Special Services. In consideration of the Executive’s willingness to (i) enter into this Agreement, (ii) apply his experience, skills and knowledge in continued employment with the Employer, and (iii) terminate the Vision Agreement, Park will pay or cause to be paid to the Executive, on the Effective Time, an amount equal to his annual base salary in effect immediately prior to the Effective Time. The Executive, in consideration of the foregoing payment, hereby waives and releases all rights, benefits and payments specified in the Vision Agreement. The Executive acknowledges that he is entitled to no past, present or future benefit that may be contained in the Vision Agreement. As of the Effective Time, this Agreement shall supersede and replace the Vision Agreement and the Vision Agreement shall be null and void in all respects.

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          e. Salary Continuation Agreements. The Employer shall continue the Salary Continuation Agreement entered into between the Bank and the Executive on July 14, 2004 and as amended on June 26, 2006.
     4. Fringe Benefits and Expenses.
          a. Fringe Benefits. The Employer will provide the Executive with all health and life insurance coverages, disability programs, tax-qualified retirement plans, equity compensation programs, paid holidays, vacation, perquisites, and such other fringe benefits of employment as the Employer may provide from time to time to actively employed senior executives of the Employer. Notwithstanding any provision contained in this Agreement, the Employer may discontinue or terminate at any time any employee benefit plan, policy or program, now existing or hereafter adopted, to the extent permitted by the terms of such plan, policy or program and will not be required to compensate the Executive for such discontinuance or termination. In addition to the general fringe benefits to be provided hereunder, the Executive shall be entitled to the following specific fringe benefits:
               i. The Executive shall receive a monthly car allowance equal to Four Hundred Dollars ($400), plus mileage at the current Internal Revenue Service allowed reimbursement rate;
               ii. The Employer shall pay all fees for any country or social club which the Executive joins (or which he is currently a member on the Effective Date) at the request of the Employer; and
               iii. The Executive shall receive a monthly fringe benefit allowance equal to Four Hundred Twenty-five Dollars ($425); provided that the Executive may only use such monthly benefit allowance to pay the Executive’s portion of the premiums on any Employer sponsored welfare benefit plan.
          b. Expenses. The Employer shall reimburse the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred by the Executive in connection with the performance of his business activities under this Agreement, in accordance with the existing policies and procedures of the Employer pertaining to reimbursement of such expenses to senior executives.
     5. Termination of Employment.
          a. Death of Executive. The Executive’s employment hereunder will terminate upon his death and the Executive’s beneficiary (as designated by the Executive in writing with the Employer prior to his death) will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and

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               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     In the absence of a beneficiary designation by the Executive, or, if the Executive’s designated beneficiary does not survive him, payments and benefits described in this subparagraph will be paid to the Executive’s estate.
          b. Disability. The Executive’s employment hereunder may be terminated by the Employer in the event of his Disability. For purposes of this Agreement, “Disability” means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. During any period that the Executive fails to perform his duties hereunder as a result of a Disability (“Disability Period”), the Executive will continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to this subparagraph; provided, however, that payments of Base Salary so made to the Executive will be reduced by the sum of the amounts, if any, that were payable to the Executive at or before the time of any such salary payment under any disability benefit plan or plans of the Employer and that were not previously applied to reduce any payment of Base Salary. In the event that the Employer elects to terminate the Executive’s employment pursuant to this subparagraph, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          c. Termination of Employment for Cause. The Employer may terminate the Executive’s employment at any time for “Cause” if such Cause is determined by the Board. For purposes of this Agreement, the term “Cause” shall mean:
               i. the Executive’s willful misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of the Executive’s obligations contained herein;
               ii. the Executive’s conviction, admission or confession of any felony or an unlawful act involving fraud or moral turpitude; or
               iii. the intentional violation by the Executive of applicable state and federal banking regulations, rules and other statutes.
     In the event that the Employer terminates the Executive’s employment for Cause, the Executive will be entitled to the following payments and benefits:

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                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          d. Termination Without Cause. The Employer may terminate the Executive’s employment for any reason upon thirty (30) days prior written notice to the Executive. If the Executive’s employment is terminated by the Employer for any reason other than the reasons set forth in subparagraphs a, b or c of this Section 5, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination of employment for a period equal to the lesser of two (2) years or the remainder of the term of this Agreement (such period shall hereinafter be referred to as the “Continuation Period”); provided, that these payments will be made in separate, equal payments no less frequently than monthly over the Continuation Period; and
               iv. the Employer shall continue to provide medical, dental, life insurance and other welfare benefits (the “Welfare Benefits”) to the Executive, his spouse and his eligible dependents for the Continuation Period on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(d)(iv) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
          e. Voluntary Termination by Executive. The Executive may resign and terminate his employment with the Employer for any reason whatsoever upon not less than thirty (30) days prior written notice to the Employer. In the event that the Executive terminates his employment voluntarily pursuant to this Section 5(e), the Executive will be entitled to the following payments and benefits:

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               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          f. Good Reason Termination. The Executive may resign and terminate his employment with the Employer for “Good Reason” upon not less than thirty (30) days’ prior written notice to the Employer. For purposes of this Agreement, the Executive will have “Good Reason” to terminate his employment with the Employer if any of the following events occurs (provided the Employer does not cure such event with ten (10) days following its receipt of notice of termination of employment from the Executive) and written notice is given by the Executive to the Employer within sixty (60) days of the occurrence of the event:
               (i) the reduction of the Executive’s Base Salary or levels of benefits or supplemental compensation without compensation therefore;
               (ii) a relocation of the Executive’s principal place of employment to a location outside a 25-mile radius from the Executive’s principal place of employment or a material increase in the amount of travel normally required of the Executive in connection with his employment without the Executive’s prior written consent; or
               (iii) a material and adverse change in the Executive’s position with the Employer or failure to provide authority, responsibilities and reporting relationships consistent with the Executive’s position; provided, however, that the parties agree that any change between the Executive’s position, authority, responsibilities and reporting relationships immediately prior to the Merger Date and his position, authority, responsibilities and reporting relationships as of the Effective Date shall not constitute Good Reason under this Section 5(f); and, provided further, that it will not be a material and adverse change in the Executive’s position if, in connection with a Change in Control (as defined in Section 6), the Executive’s position, responsibilities and reporting relationships are changed to account for the effect of the Change in Control but are otherwise consistent with the Executive’s position immediately before the Change in Control.
     In the event that the Executive terminates his employment for Good Reason pursuant to this Section 5(f), subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:
                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;

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                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
                    C. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination (or the Base Salary as in effect immediately prior to the date of any reduction described in Section 5(f)(i), whichever is higher) of employment for the Continuation Period; provided, that these payments will be made in separate, equal payments no less frequently than monthly over the Continuation Period; and
                    D. the Employer shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for the Continuation Period on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(f)(D) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
          g. Failure to Extend Term of Agreement. If the Employer notifies the Executive that the Employer will not extend the term of this Agreement under the provisions of Section 2(b) hereof, the Executive’s employment under this Agreement will terminate at the end of such term and the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed – all as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     6. Change In Control.
          a. Occurrence of Change in Control. In the event that during the term of this Agreement, a Change in Control [as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder] occurs and, within thirty-six (36) months following such Change in Control, the Executive’s employment is terminated by the Employer or its successor for any reason other than the reasons set forth in subparagraphs a, b or c of Section 5 or is terminated by the Executive under subparagraph f of Section 5, then in lieu of any other provision of Section 5 of this Agreement, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Employer or its successor will pay to the Executive the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused, (determined by dividing Base Salary by 365 and multiplying

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such amount by the number of unused vacation days), and any business expenses that are unreimbursed – all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. a single lump sum payment, payable on the tenth (10th) business day following the date of termination of employment, equal to two (2) times the total Base Salary and cash bonus paid or payable to the Executive with respect to the most recently completed fiscal year of the Employer; and
               iv. the Employer or its successor shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for a period of two (2) years following the date of termination of the Executive’s employment on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer or its successor will provide such Welfare Benefits to the Executive with the same after tax effect.
          b. Treatment of Taxes. If payments provided under this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Employer, constitute “excess parachute payments” as defined in Section 280G(b) of the Code, the Employer or its successor will reduce the Executive’s benefits under this Agreement and/or the other plans and programs maintained by the Employer (in a manner to be mutually agreed upon between the Employer or its successor and the Executive) so that the Executive’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Agreement and all other plans and programs will be One Dollar ($1) less than the amount that would be an “excess parachute payment.” Treatment of taxes under this Section 6(b) will be made at the time and in the manner mutually agreed to by the parties to this Agreement. In addition, in the event of any subsequent inquiries regarding the treatment of tax payments under this Section 6, the parties will agree to the procedures to be followed in order to deal with such inquiries. This Section 6(b) shall not apply to any payments or benefits provided to the Executive pursuant to Section 3(d) or to any other payment or benefit provided to the Executive as a result of the Merger.
     7. Nonexclusivity of Rights. Nothing in this Agreement will prevent or limit the Executive’s continuing or future participation in any incentive, fringe benefit, deferred compensation, or other plan or program provided by the Employer and for which the Executive may qualify, nor will anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Employer. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan or program of the Employer at or after the date of termination of employment, will be payable in accordance with such plan or program.
     8. Noncompetition Covenant. The Executive agrees that, during the term of this Agreement and during the Continuation Period thereafter following his termination of

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employment [one (1) year in the event that the Executive’s employment is terminated pursuant to the provisions of Section 6 hereof], he shall not:
          a. own greater than a 5% equity interest in any class of stock of, or manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected in any manner with, any bank holding company or any depository institution located within a 50-mile radius of Gulf Shores, Alabama or Panama City, Florida which is competitive with the business of Park, the Bank or Vision Bank, a Florida banking corporation (hereinafter collectively referred to with the Bank as the “Banks”);
          b. solicit or induce any employee of the Banks or Park to terminate such employment or to become employees of any other person or entity;
          c. solicit any customer, supplier, contractual party of Park or the Banks or any other person with whom each of them has business relations to cease doing business with Park or the Banks; or
          d. in any way interfere with the relationship of the Banks or Park and any of their respective employees, customers, suppliers, contractual parties or any other person with whom each of them has business relations.
     In the event of a breach by the Executive of any covenant set forth in this Section 8, the term of such covenant will be extended by the period of the duration of such breach and such covenant will survive any termination of this Agreement but only for the limited period of such extension.
     The restrictions on competition provided herein shall supersede any restrictions on competition contained in any other agreement between the Employer and the Executive and may be enforced by Park, the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction, and/or an action for damages. The provisions of this Section 8 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 8.
     If the scope of any restriction contained in this Section 8 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     9. Confidential Information. The Executive will hold in a fiduciary capacity, for the benefit of Park and the Banks, all secret or confidential information, knowledge, and data relating to Park and the Banks, that shall have been obtained by the Executive during his employment with the Employer and that is not public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). During and after termination of the Executive’s employment with the Employer, the Executive will not, without the prior written consent of the Board, communicate or divulge any such information, knowledge, or data to

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anyone other than Park or the Employer or those designated by them, unless the communication of such information, knowledge or data is required pursuant to a compulsory proceeding in which the Executive’s failure to provide such information, knowledge, or data would subject the Executive to criminal or civil sanctions and then only with prior notice to the Board.
     The restrictions imposed on the release of information described in this Section 9 may be enforced by Park or the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction and/or an action for damages. The provisions of this Section 9 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 9.
     If the scope of any restriction contained in this Section 9 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     10. Intellectual Property. The Executive agrees to communicate to the Employer, promptly and fully, and to assign to the Employer all intellectual property developed or conceived solely by the Executive, or jointly with others, during the term of his employment, which are within the scope of either the Banks’ business or Park’s business, or which utilized Employer materials or information. For purposes of this Agreement, “intellectual property” means inventions, discoveries, business or technical innovations, creative or professional work product, or works of authorship. The Executive further agrees to execute all necessary papers and otherwise to assist the Employer, at the Employer ‘s sole expense, to obtain patents, copyrights or other legal protection as the Employer deems fit. Any such intellectual property is to be the property of the Employer whether or not patented, copyrighted or published.
     11. Assignment and Survivorship of Benefits. The rights and obligations of Park and the Employer under this Agreement will inure to the benefit of, and will be binding upon, the successors and assigns of Park and the Employer. If the Employer shall at any time be merged or consolidated into, or with, any other company, or if substantially all of the assets of the Employer are transferred to another company, then the provisions of this Agreement will be binding upon and inure to the benefit of the company resulting from such merger or consolidation or to which such assets have been transferred, and this provision will apply in the event of any subsequent merger, consolidation, or transfer.
     12. Notices. Any notice given to either party to this Agreement will be in writing, and will be deemed to have been given when delivered personally or sent by certified mail, postage prepaid, return receipt requested, duly addressed to the party concerned, at the address indicated below or to such changed address as such party may subsequently give notice of:

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If to Park:	Park National Corporation
50 North Third Street
P. O. Box 3500
Newark, Ohio 43058
Attention:

If to the Employer:	2200 Stanford Road
Panama City, Florida 36542
Attention:

If to the Executive:	At the last address on file
with the Employer
     13. Indemnification. The Executive shall be indemnified by the Employer to the extent provided in the case of officers under the Employer’s Articles of Incorporation or Regulations, to the maximum extent permitted under applicable law.
     14. Taxes. Anything in this Agreement to the contrary notwithstanding, all payments required to be made hereunder by the Employer to the Executive will be subject to withholding of such amounts relating to taxes as the Employer may reasonably determine that it should withhold pursuant to any applicable law or regulations. In lieu of withholding such amounts, in whole or in part, however, the Employer may, in its sole discretion, accept other provision for payment of taxes, provided that it is satisfied that all requirements of the law affecting its responsibilities to withhold such taxes have been satisfied.
     15. Arbitration; Enforcement of Rights. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, except with respect to Sections 8, 9 and 10, will be settled by arbitration in the city of Columbus, Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.
     All legal and other fees and expenses, including, without limitation, any arbitration expenses, incurred by the Executive in connection with seeking in good faith to obtain or enforce any right or benefit provided for in this Agreement, or in otherwise pursuing any right or claim, will be paid by the Employer, to the extent permitted by law, provided that the Executive is successful in whole or in part as to such claims as the result of litigation, arbitration, or settlement.
     In the event that the Employer refuses or otherwise fails to make a payment when due and it is ultimately decided that the Executive is entitled to such payment, such payment will be increased to reflect an interest equivalent for the period of delay, compounded annually, equal to the prime or base lending rate used by Park National Bank, and in effect as of the date the payment was first due.
     16. Section 409A Application. This Agreement is intended to comply with the requirements of Section 409A of the Code (to the extent applicable) and the Employer agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to

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comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Executive. To the extent that any payments to be provided to the Executive under this Agreement result in the deferral of compensation under Section 409A of the Code, and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then any such payments shall instead be transferred to a rabbi trust (which shall be created by the Employer or its successor, on terms reasonably acceptable to the Executive, as soon as administratively feasible following the occurrence of an event giving rise to the Executive’s right to such payment) and such amounts (together with earnings thereon in accordance with the terms of the trust agreement) shall be transferred from the trust to the Executive upon the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) any other date permitted under Section 409A of the Code. To the extent that any of the non-cash benefits provided to the Executive under this Agreement, including but not limited to the Welfare Benefits, result in the deferral of compensation under Section 409A of the Code and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then the Employer or its successor shall, instead of providing such benefits to the Executive as set forth hereinabove, delay the proviso of such benefits until the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) such other date permitted under Section 409A of the Code; provided, however, on such date the Employer shall be required to pay to the Executive in one lump sum an amount equal to the after-tax costs of the benefits for the period during which the provision of the benefits was delayed as a result of the application of Code Section 409A.
     17. Governing Law/Captions/Severance. This Agreement will be construed in accordance with, and pursuant to, the laws of the State of Ohio. The captions of this Agreement will not be part of the provisions hereof, and will have no force or effect. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. Except as otherwise specifically provided in this Section 17, the failure of any party to insist in any instance on the strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of such provision or right in any other instance.
     18. Entire Agreement/Amendment. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and the parties have made no agreement, representations, or warranties relating to the subject matter of this Agreement that are not set forth herein. This Agreement may be amended only by mutual written agreement of the parties. However, by signing this Agreement, the Executive agrees without any further consideration, to consent to any amendment necessary to avoid penalties under Section 409A of the Code; provided that such amendment does not have a material adverse economic impact on the Executive.
     19. Make Whole Payments. If the payments provided to the Executive pursuant to Section 3(d) of this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Banks or Vision Bancshares whether under this Agreement or otherwise and combined with any other payment or benefit provided to Executive as a result of the Merger (the “Payments”), are subject to any tax under Section 4999 of the Code, or any similar federal or state law (an “Excise Tax”), then the Employer shall pay to the Executive an additional amount (the “Make Whole Amount”). The Make Whole Amount shall be equal to (a)

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the amount of the Excise Tax, plus (b) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (c) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (a) and clause (b) and this clause (c). The time and manner of calculating any Make Whole Amount, as well as, the procedure for making any tax payments or the treatment of any inquiries by taxing authorities will be determined by mutual agreement of the parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
(Signature Page Follows)

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PARK NATIONAL CORPORATION

By:	/s/ C. Daniel DeLawder

Its:	Chairman and CEO

VISION BANK,
an Alabama banking corporation

By:	/s/ J. Daniel Sizemore

Its:	CEO

EXECUTIVE

/s/ William E. Blackmon

William E. Blackmon

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EXHIBIT C-3
EMPLOYMENT AGREEMENT
FOR
ANDREW W. BRASWELL
     This Agreement is entered into this 14th day of September, 2006, by and among Park National Corporation (hereinafter referred to as “Park”); Vision Bank, an Alabama banking corporation (hereinafter referred to either as the “Employer” or the “Bank”) and Andrew W. Braswell (hereinafter referred to as the “Executive”).
     WHEREAS, the Executive currently serves as the Executive Vice President and Senior Lending Officer of the Bank and has entered into a change in control and non-competition agreement with the Bank and Vision Bancshares, Inc. (“Vision Bancshares”) dated as of January 1, 2006 (the “Vision Agreement”); and
     WHEREAS, Vision Bancshares and Park propose to enter into a Merger Agreement dated as of the same date hereof (the “Merger Agreement”) providing for the merger of Vision Bancshares with and into Park (the “Merger”); and
     WHEREAS, the parties hereto desire to continue the Executive’s employment relationship with the Bank after the Effective Time (as defined in the Merger Agreement) of the Merger as further specified herein.
     NOW, THEREFORE, and in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which is agreed to by the parties, Park, the Employer and the Executive hereby mutually agree as follows:
     1. Employment and Duties. The Employer hereby employs the Executive and the Executive hereby accepts employment with the Employer upon the terms and conditions hereinafter set forth. The Executive will serve the Employer as its Executive Vice President and Senior Lending Officer. In such capacity, the Executive will report directly to the Employer’s Chief Executive Officer (the “CEO”) and have all powers, duties, and obligations as are normally associated with such position. Subject to the provisions of Section 5(f), the Executive will further perform such other duties and hold such other positions related to the business of the Employer as may from time to time be reasonably requested of him by the Board of Directors of the Employer (hereinafter referred to as the “Board”). The Executive will devote all of his skills, time, and attention solely and exclusively to said position and in furtherance of the business and interests of the Employer and will not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Board (which consent will not be unreasonably withheld or delayed); provided, however, that the Executive will not be precluded from spending a reasonable amount of time managing his personal investments or participating in community, civic, charitable or similar activities so long as such activities do not unreasonably interfere with his responsibilities hereunder.

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     2. Term of Employment.
          a. Original Term. This Agreement will be effective on the Effective Time and the term of employment will begin, or be deemed to have begun, on the Effective Time (the “Effective Date”). The Agreement will continue through the three-year period ending on the day before the third anniversary date of the Effective Date, subject, however, to prior termination or to extension, as herein provided.
          b. Extension of Term. The Employer and the Executive agree that the Board will review the Executive’s performance with the intent that, if the Executive’s performance so warrants, the Employer may extend the term of this Agreement for additional time periods to be determined in the discretion of the Board. By                                         , 20___, or, in the event that this Agreement is extended as provided for in this Section 2(b), within ninety (90) days preceding the end of any extension period, the Chairman of the Board (the “Chairman”) will notify the Executive of the Employer’s decision whether or not to grant an extension of this Agreement for an additional time period. In the event that the Chairman fails to notify the Executive, on or before the date described in the preceding sentence, of the decision regarding the extension of the term of this Agreement, the term of this Agreement will automatically be extended for an additional one-year period.
     3. Compensation.
          a. Salary. The Executive will receive an initial annual base salary of One Hundred Forty Five Thousand Dollars ($145,000), which may be increased, but not decreased without the Executive’s written consent, by the Board, upon the recommendation of the Employer’s CEO, during the term of this Agreement. In the event that the Board increases the Executive’s initial base salary, the amount of the initial base salary, together with any increase(s) will be his base salary (hereinafter referred to as the “Base Salary”). The Base Salary will be payable in accordance with the Employer’s regular payroll payment practices.
          b. Bonus. Each year during the term of this Agreement, the Executive may earn and receive a cash bonus in an amount and based upon the satisfaction of performance criteria to be determined in the discretion of the Compensation Committee of the Board. All bonus payments to be made pursuant to this Section 3(b) will be made to the Executive in cash no later than the 15th day of the third calendar month following the fiscal year of the Employer for which such bonus is payable.
          c. Equity Compensation. The Executive shall receive equity awards in the amounts and on the terms as determined from time to time by the Compensation Committee of the Board of Directors of Park.
          d. Compensation for Special Services. In consideration of the Executive’s willingness to (i) enter into this Agreement, (ii) apply his experience, skills and knowledge in continued employment with the Employer, and (iii) terminate the Vision Agreement, Park will pay or cause to be paid to the Executive, on the Effective Time, an amount equal to his annual base salary in effect immediately prior to the Effective Time. The Executive, in consideration of the foregoing payment, hereby waives and releases all rights, benefits and payments specified in

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the Vision Agreement. The Executive acknowledges that he is entitled to no past, present or future benefit that may be contained in the Vision Agreement. As of the Effective Time, this Agreement shall supersede and replace the Vision Agreement and the Vision Agreement shall be null and void in all respects.
          e. Salary Continuation Agreements. The Employer shall continue the Salary Continuation Agreement entered into between the Bank and the Executive on July 14, 2004 and as amended on June 26, 2006.
     4. Fringe Benefits and Expenses.
          a. Fringe Benefits. The Employer will provide the Executive with all health and life insurance coverages, disability programs, tax-qualified retirement plans, equity compensation programs, paid holidays, vacation, perquisites, and such other fringe benefits of employment as the Employer may provide from time to time to actively employed senior executives of the Employer. Notwithstanding any provision contained in this Agreement, the Employer may discontinue or terminate at any time any employee benefit plan, policy or program, now existing or hereafter adopted, to the extent permitted by the terms of such plan, policy or program and will not be required to compensate the Executive for such discontinuance or termination. In addition to the general fringe benefits to be provided hereunder, the Executive shall be entitled to the following specific fringe benefits:
               i. The Executive shall receive a monthly car allowance equal to Four Hundred Dollars ($400), plus mileage at the current Internal Revenue Service allowed reimbursement rate;
               ii. The Employer shall pay all fees for any country or social club which the Executive joins (or which he is currently a member on the Effective Date) at the request of the Employer; and
               iii. The Executive shall receive a monthly fringe benefit allowance equal to Four Hundred Twenty-Five Dollars ($425); provided that the Executive may only use such monthly benefit allowance to pay the Executive’s portion of the premiums on any Employer sponsored welfare benefit plan.
          b. Expenses. The Employer shall reimburse the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred by the Executive in connection with the performance of his business activities under this Agreement, in accordance with the existing policies and procedures of the Employer pertaining to reimbursement of such expenses to senior executives.
     5. Termination of Employment.
          a. Death of Executive. The Executive’s employment hereunder will terminate upon his death and the Executive’s beneficiary (as designated by the Executive in writing with the Employer prior to his death) will be entitled to the following payments and benefits:

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               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     In the absence of a beneficiary designation by the Executive, or, if the Executive’s designated beneficiary does not survive him, payments and benefits described in this subparagraph will be paid to the Executive’s estate.
          b. Disability. The Executive’s employment hereunder may be terminated by the Employer in the event of his Disability. For purposes of this Agreement, “Disability” means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. During any period that the Executive fails to perform his duties hereunder as a result of a Disability (“Disability Period”), the Executive will continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to this subparagraph; provided, however, that payments of Base Salary so made to the Executive will be reduced by the sum of the amounts, if any, that were payable to the Executive at or before the time of any such salary payment under any disability benefit plan or plans of the Employer and that were not previously applied to reduce any payment of Base Salary. In the event that the Employer elects to terminate the Executive’s employment pursuant to this subparagraph, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          c. Termination of Employment for Cause. The Employer may terminate the Executive’s employment at any time for “Cause” if such Cause is determined by the Board. For purposes of this Agreement, the term “Cause” shall mean:
               i. the Executive’s willful misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of the Executive’s obligations contained herein;
               ii. the Executive’s conviction, admission or confession of any felony or an unlawful act involving fraud or moral turpitude; or

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               iii. the intentional violation by the Executive of applicable state and federal banking regulations, rules and other statutes.
     In the event that the Employer terminates the Executive’s employment for Cause, the Executive will be entitled to the following payments and benefits:
                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          d. Termination Without Cause. The Employer may terminate the Executive’s employment for any reason upon thirty (30) days prior written notice to the Executive. If the Executive’s employment is terminated by the Employer for any reason other than the reasons set forth in subparagraphs a, b or c of this Section 5, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination of employment for a period equal to the lesser of two (2) years or the remainder of the term of this Agreement (such period shall hereinafter be referred to as the “Continuation Period”); provided, that these payments will be made in separate, equal payments no less frequently than monthly over the Continuation Period; and
               iv. the Employer shall continue to provide medical, dental, life insurance and other welfare benefits (the “Welfare Benefits”) to the Executive, his spouse and his eligible dependents for the Continuation Period on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(d)(iv) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.

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          e. Voluntary Termination by Executive. The Executive may resign and terminate his employment with the Employer for any reason whatsoever upon not less than thirty (30) days prior written notice to the Employer. In the event that the Executive terminates his employment voluntarily pursuant to this Section 5(e), the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          f. Good Reason Termination. The Executive may resign and terminate his employment with the Employer for “Good Reason” upon not less than thirty (30) days’ prior written notice to the Employer. For purposes of this Agreement, the Executive will have “Good Reason” to terminate his employment with the Employer if any of the following events occurs (provided the Employer does not cure such event with ten (10) days following its receipt of notice of termination of employment from the Executive) and written notice is given by the Executive to the Employer within sixty (60) days of the occurrence of the event:
               (i) the reduction of the Executive’s Base Salary or levels of benefits or supplemental compensation without compensation therefore;
               (ii) a relocation of the Executive’s principal place of employment to a location outside a 25-mile radius from the Executive’s principal place of employment or a material increase in the amount of travel normally required of the Executive in connection with his employment without the Executive’s prior written consent; or
               (iii) a material and adverse change in the Executive’s position with the Employer or failure to provide authority, responsibilities and reporting relationships consistent with the Executive’s position; provided, however, that the parties agree that any change between the Executive’s position, authority, responsibilities and reporting relationships immediately prior to the Merger Date and his position, authority, responsibilities and reporting relationships as of the Effective Date shall not constitute Good Reason under this Section 5(f); and, provided further, that it will not be a material and adverse change in the Executive’s position if, in connection with a Change in Control (as defined in Section 6), the Executive’s position, responsibilities and reporting relationships are changed to account for the effect of the Change in Control but are otherwise consistent with the Executive’s position immediately before the Change in Control.
     In the event that the Executive terminates his employment for Good Reason pursuant to this Section 5(f), subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:

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                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;
                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
                    C. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination (or the Base Salary as in effect immediately prior to the date of any reduction described in Section 5(f)(i), whichever is higher) of employment for the Continuation Period; provided, that these payments will be made in separate, equal payments no less frequently than monthly over the Continuation Period; and
                    D. the Employer shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for the Continuation Period on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(f)(D) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
          g. Failure to Extend Term of Agreement. If the Employer notifies the Executive that the Employer will not extend the term of this Agreement under the provisions of Section 2(b) hereof, the Executive’s employment under this Agreement will terminate at the end of such term and the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed – all as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     6. Change In Control.
          a. Occurrence of Change in Control. In the event that during the term of this Agreement, a Change in Control [as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder] occurs and, within thirty-six (36) months following such Change in Control, the Executive’s employment is terminated by the Employer or its successor for any reason other than the reasons set forth in subparagraphs a, b or c of Section 5 or is terminated by the Executive under subparagraph f of Section 5, then in lieu of any other provision of Section 5 of this Agreement, subject to the Executive’s compliance with

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          Sections 8 and 9 of this Agreement, the Employer or its successor will pay to the Executive the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused, (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed – all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. a single lump sum payment, payable on the tenth (10th) business day following the date of termination of employment, equal to two (2) times the total Base Salary and cash bonus paid or payable to the Executive with respect to the most recently completed fiscal year of the Employer; and
               iv. the Employer or its successor shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for a period of two (2) years following the date of termination of the Executive’s employment on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer or its successor will provide such Welfare Benefits to the Executive with the same after tax effect.
          b. Treatment of Taxes. If payments provided under this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Employer, constitute “excess parachute payments” as defined in Section 280G(b) of the Code, the Employer or its successor will reduce the Executive’s benefits under this Agreement and/or the other plans and programs maintained by the Employer (in a manner to be mutually agreed upon between the Employer or its successor and the Executive) so that the Executive’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Agreement and all other plans and programs will be One Dollar ($1) less than the amount that would be an “excess parachute payment.” Treatment of taxes under this Section 6(b) will be made at the time and in the manner mutually agreed to by the parties to this Agreement. In addition, in the event of any subsequent inquiries regarding the treatment of tax payments under this Section 6, the parties will agree to the procedures to be followed in order to deal with such inquiries. This Section 6(b) shall not apply to any payments or benefits provided to the Executive pursuant to Section 3(d) or to any other payment or benefit provided to the Executive as a result of the Merger.
     7. Nonexclusivity of Rights. Nothing in this Agreement will prevent or limit the Executive’s continuing or future participation in any incentive, fringe benefit, deferred compensation, or other plan or program provided by the Employer and for which the Executive may qualify, nor will anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Employer. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan or program of the Employer at or

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after the date of termination of employment, will be payable in accordance with such plan or program.
     8. Noncompetition Covenant. The Executive agrees that, during the term of this Agreement and during the Continuation Period thereafter following his termination of employment [one (1) year in the event that the Executive’s employment is terminated pursuant to the provisions of Section 6 hereof], he shall not:
          a. own greater than a 5% equity interest in any class of stock of, or manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected in any manner with, any bank holding company or any depository institution located within a 50-mile radius of Gulf Shores, Alabama or Panama City, Florida which is competitive with the business of Park, the Bank or Vision Bank, a Florida banking corporation (hereinafter collectively referred to with the Bank as the “Banks”);
          b. solicit or induce any employee of the Banks or Park to terminate such employment or to become employees of any other person or entity;
          c. solicit any customer, supplier, contractual party of Park or the Banks or any other person with whom each of them has business relations to cease doing business with Park or the Banks; or
          d. in any way interfere with the relationship of the Banks or Park and any of their respective employees, customers, suppliers, contractual parties or any other person with whom each of them has business relations.
     In the event of a breach by the Executive of any covenant set forth in this Section 8, the term of such covenant will be extended by the period of the duration of such breach and such covenant will survive any termination of this Agreement but only for the limited period of such extension.
     The restrictions on competition provided herein shall supersede any restrictions on competition contained in any other agreement between the Employer and the Executive and may be enforced by Park, the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction, and/or an action for damages. The provisions of this Section 8 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 8.
     If the scope of any restriction contained in this Section 8 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     9. Confidential Information. The Executive will hold in a fiduciary capacity, for the benefit of Park and the Banks, all secret or confidential information, knowledge, and data

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relating to Park and the Banks, that shall have been obtained by the Executive during his employment with the Employer and that is not public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). During and after termination of the Executive’s employment with the Employer, the Executive will not, without the prior written consent of the Board, communicate or divulge any such information, knowledge, or data to anyone other than Park or the Employer or those designated by them, unless the communication of such information, knowledge or data is required pursuant to a compulsory proceeding in which the Executive’s failure to provide such information, knowledge, or data would subject the Executive to criminal or civil sanctions and then only with prior notice to the Board.
     The restrictions imposed on the release of information described in this Section 9 may be enforced by Park or the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction and/or an action for damages. The provisions of this Section 9 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 9.
     If the scope of any restriction contained in this Section 9 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     10. Intellectual Property. The Executive agrees to communicate to the Employer, promptly and fully, and to assign to the Employer all intellectual property developed or conceived solely by the Executive, or jointly with others, during the term of his employment, which are within the scope of either the Banks’ business or Park’s business, or which utilized Employer materials or information. For purposes of this Agreement, “intellectual property” means inventions, discoveries, business or technical innovations, creative or professional work product, or works of authorship. The Executive further agrees to execute all necessary papers and otherwise to assist the Employer, at the Employer ‘s sole expense, to obtain patents, copyrights or other legal protection as the Employer deems fit. Any such intellectual property is to be the property of the Employer whether or not patented, copyrighted or published.
     11. Assignment and Survivorship of Benefits. The rights and obligations of Park and the Employer under this Agreement will inure to the benefit of, and will be binding upon, the successors and assigns of Park and the Employer. If the Employer shall at any time be merged or consolidated into, or with, any other company, or if substantially all of the assets of the Employer are transferred to another company, then the provisions of this Agreement will be binding upon and inure to the benefit of the company resulting from such merger or consolidation or to which such assets have been transferred, and this provision will apply in the event of any subsequent merger, consolidation, or transfer.
     12. Notices. Any notice given to either party to this Agreement will be in writing, and will be deemed to have been given when delivered personally or sent by certified mail,

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postage prepaid, return receipt requested, duly addressed to the party concerned, at the address indicated below or to such changed address as such party may subsequently give notice of:

If to Park:	Park National Corporation
50 North Third Street
P. O. Box 3500
Newark, Ohio 43058
Attention:

If to the Employer:	2200 Stanford Road
Panama City, Florida 36542
Attention:

If to the Executive:	At the last address on file
with the Employer
     13. Indemnification. The Executive shall be indemnified by the Employer to the extent provided in the case of officers under the Employer’s Articles of Incorporation or Regulations, to the maximum extent permitted under applicable law.
     14. Taxes. Anything in this Agreement to the contrary notwithstanding, all payments required to be made hereunder by the Employer to the Executive will be subject to withholding of such amounts relating to taxes as the Employer may reasonably determine that it should withhold pursuant to any applicable law or regulations. In lieu of withholding such amounts, in whole or in part, however, the Employer may, in its sole discretion, accept other provision for payment of taxes, provided that it is satisfied that all requirements of the law affecting its responsibilities to withhold such taxes have been satisfied.
     15. Arbitration; Enforcement of Rights. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, except with respect to Sections 8, 9 and 10, will be settled by arbitration in the city of Columbus, Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.
     All legal and other fees and expenses, including, without limitation, any arbitration expenses, incurred by the Executive in connection with seeking in good faith to obtain or enforce any right or benefit provided for in this Agreement, or in otherwise pursuing any right or claim, will be paid by the Employer, to the extent permitted by law, provided that the Executive is successful in whole or in part as to such claims as the result of litigation, arbitration, or settlement.
     In the event that the Employer refuses or otherwise fails to make a payment when due and it is ultimately decided that the Executive is entitled to such payment, such payment will be increased to reflect an interest equivalent for the period of delay, compounded annually, equal to the prime or base lending rate used by Park National Bank, and in effect as of the date the payment was first due.

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     16. Section 409A Application. This Agreement is intended to comply with the requirements of Section 409A of the Code (to the extent applicable) and the Employer agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Executive. To the extent that any payments to be provided to the Executive under this Agreement result in the deferral of compensation under Section 409A of the Code, and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then any such payments shall instead be transferred to a rabbi trust (which shall be created by the Employer or its successor, on terms reasonably acceptable to the Executive, as soon as administratively feasible following the occurrence of an event giving rise to the Executive’s right to such payment) and such amounts (together with earnings thereon in accordance with the terms of the trust agreement) shall be transferred from the trust to the Executive upon the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) any other date permitted under Section 409A of the Code. To the extent that any of the non-cash benefits provided to the Executive under this Agreement, including but not limited to the Welfare Benefits, result in the deferral of compensation under Section 409A of the Code and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then the Employer or its successor shall, instead of providing such benefits to the Executive as set forth hereinabove, delay the proviso of such benefits until the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) such other date permitted under Section 409A of the Code; provided, however, on such date the Employer shall be required to pay to the Executive in one lump sum an amount equal to the after-tax costs of the benefits for the period during which the provision of the benefits was delayed as a result of the application of Code Section 409A.
     17. Governing Law/Captions/Severance. This Agreement will be construed in accordance with, and pursuant to, the laws of the State of Ohio. The captions of this Agreement will not be part of the provisions hereof, and will have no force or effect. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. Except as otherwise specifically provided in this Section 17, the failure of any party to insist in any instance on the strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of such provision or right in any other instance.
     18. Entire Agreement/Amendment. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and the parties have made no agreement, representations, or warranties relating to the subject matter of this Agreement that are not set forth herein. This Agreement may be amended only by mutual written agreement of the parties. However, by signing this Agreement, the Executive agrees without any further consideration, to consent to any amendment necessary to avoid penalties under Section 409A of the Code; provided that such amendment does not have a material adverse economic impact on the Executive.
     19. Make Whole Payments. If the payments provided to the Executive pursuant to Section 3(d) of this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Banks or Vision Bancshares whether under this Agreement or otherwise and combined with any other payment or benefit provided to Executive as a result of

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the Merger (the “Payments”), are subject to any tax under Section 4999 of the Code, or any similar federal or state law (an “Excise Tax”), then the Employer shall pay to the Executive an additional amount (the “Make Whole Amount”). The Make Whole Amount shall be equal to (a) the amount of the Excise Tax, plus (b) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (c) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (a) and clause (b) and this clause (c). The time and manner of calculating any Make Whole Amount, as well as, the procedure for making any tax payments or the treatment of any inquiries by taxing authorities will be determined by mutual agreement of the parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
(Signature Page Follows)

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PARK NATIONAL CORPORATION

By:	/s/ C. Daniel DeLawder

Its:	Chairman and CEO

VISION BANK,
an Alabama banking corporation

By:	/s/ J. Daniel Sizemore

Its:	CEO

EXECUTIVE

/s/ Andrew W. Braswell

Andrew W. Braswell

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EXHIBIT C-4
EMPLOYMENT AGREEMENT
FOR
JOEY W. GINN
     This Agreement is entered into this 14th day of September, 2006, by and among Park National Corporation (hereinafter referred to as “Park”); Vision Bank, a Florida banking corporation (hereinafter referred to either as the “Employer” or the “Bank”) and Joey W. Ginn (hereinafter referred to as the “Executive”).
     WHEREAS, the Executive currently serves as the President of the Bank and has entered into a change in control and non-competition agreement with the Bank and Vision Bancshares, Inc. (“Vision Bancshares”) dated as of January 1, 2006 (the “Vision Agreement”); and
     WHEREAS, Vision Bancshares and Park propose to enter into a Merger Agreement dated as of the same date hereof (the “Merger Agreement”) providing for the merger of Vision Bancshares with and into Park (the “Merger”); and
     WHEREAS, the parties hereto desire to continue the Executive’s employment relationship with the Bank after the Effective Time (as defined in the Merger Agreement) of the Merger as further specified herein.
     NOW, THEREFORE, and in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which is agreed to by the parties, Park, the Employer and the Executive hereby mutually agree as follows:
     1. Employment and Duties. The Employer hereby employs the Executive and the Executive hereby accepts employment with the Employer upon the terms and conditions hereinafter set forth. The Executive will serve the Employer as its President. In such capacity, the Executive will report directly to the Employer’s Chief Executive Officer (the “CEO”) and have all powers, duties, and obligations as are normally associated with such position. Subject to the provisions of Section 5(f), the Executive will further perform such other duties and hold such other positions related to the business of the Employer as may from time to time be reasonably requested of him by the Board of Directors of the Employer (hereinafter referred to as the “Board”). The Executive will devote all of his skills, time, and attention solely and exclusively to said position and in furtherance of the business and interests of the Employer and will not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Board (which consent will not be unreasonably withheld or delayed); provided, however, that the Executive will not be precluded from spending a reasonable amount of time managing his personal investments or participating in community, civic, charitable or similar activities so long as such activities do not unreasonably interfere with his responsibilities hereunder.
     2. Term of Employment.
          a. Original Term. This Agreement will be effective on the Effective Time and the term of employment will begin, or be deemed to have begun, on the Effective Time (the “Effective Date”). The Agreement will continue through the three-year period ending on the day

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before the third anniversary date of the Effective Date, subject, however, to prior termination or to extension, as herein provided.
          b. Extension of Term. The Employer and the Executive agree that the Board will review the Executive’s performance with the intent that, if the Executive’s performance so warrants, the Employer may extend the term of this Agreement for additional time periods to be determined in the discretion of the Board. By                     , 20___, or, in the event that this Agreement is extended as provided for in this Section 2(b), within ninety (90) days preceding the end of any extension period, the Chairman of the Board (the “Chairman”) will notify the Executive of the Employer’s decision whether or not to grant an extension of this Agreement for an additional time period. In the event that the Chairman fails to notify the Executive, on or before the date described in the preceding sentence, of the decision regarding the extension of the term of this Agreement, the term of this Agreement will automatically be extended for an additional one-year period.
     3. Compensation.
          a. Salary. The Executive will receive an initial annual base salary of One Hundred Forty-Five Thousand Dollars ($145,000), which may be increased, but not decreased without the Executive’s written consent, by the Board, upon the recommendation of the Employer’s CEO, during the term of this Agreement. In the event that the Board increases the Executive’s initial base salary, the amount of the initial base salary, together with any increase(s) will be his base salary (hereinafter referred to as the “Base Salary”). The Base Salary will be payable in accordance with the Employer’s regular payroll payment practices.
          b. Bonus. Each year during the term of this Agreement, the Executive may earn and receive a cash bonus in an amount and based upon the satisfaction of performance criteria to be determined in the discretion of the Compensation Committee of the Board. All bonus payments to be made pursuant to this Section 3(b) will be made to the Executive in cash no later than the 15th day of the third calendar month following the fiscal year of the Employer for which such bonus is payable.
          c. Equity Compensation. The Executive shall receive equity awards in the amounts and on the terms as determined from time to time by the Compensation Committee of the Board of Directors of Park.
          d. Compensation for Special Services. In consideration of the Executive’s willingness to (i) enter into this Agreement, (ii) apply his experience, skills and knowledge in continued employment with the Employer, and (iii) terminate the Vision Agreement, Park will pay or cause to be paid to the Executive, on the Effective Time, an amount equal to his annual base salary in effect immediately prior to the Effective Time. The Executive, in consideration of the foregoing payment, hereby waives and releases all rights, benefits and payments specified in the Vision Agreement. The Executive acknowledges that he is entitled to no past, present or future benefit that may be contained in the Vision Agreement. As of the Effective Time, this Agreement shall supersede and replace the Vision Agreement and the Vision Agreement shall be null and void in all respects.

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          e. Salary Continuation Agreements. The Employer shall continue the Salary Continuation Agreement entered into between the Bank and the Executive on July 14, 2004 and as amended on June 26, 2006.
     4. Fringe Benefits and Expenses.
               a. Fringe Benefits. The Employer will provide the Executive with all health and life insurance coverages, disability programs, tax-qualified retirement plans, equity compensation programs, paid holidays, vacation, perquisites, and such other fringe benefits of employment as the Employer may provide from time to time to actively employed senior executives of the Employer. Notwithstanding any provision contained in this Agreement, the Employer may discontinue or terminate at any time any employee benefit plan, policy or program, now existing or hereafter adopted, to the extent permitted by the terms of such plan, policy or program and will not be required to compensate the Executive for such discontinuance or termination. In addition to the general fringe benefits to be provided hereunder, the Executive shall be entitled to the following specific fringe benefits:
                    i. The Executive shall receive a monthly car allowance equal to Five Hundred Dollars ($500), plus mileage at the current Internal Revenue Service allowed reimbursement rate;
                    ii. The Employer shall pay all fees for any country or social club which the Executive joins (or which he is currently a member on the Effective Date) at the request of the Employer; and
                    iii. The Executive shall receive a monthly fringe benefit allowance equal to Four Hundred Twenty-Five Dollars ($425); provided that the Executive may only use such monthly benefit allowance to pay the Executive’s portion of the premiums on any Employer sponsored welfare benefit plan.
          b. Expenses. The Employer shall reimburse the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred by the Executive in connection with the performance of his business activities under this Agreement, in accordance with the existing policies and procedures of the Employer pertaining to reimbursement of such expenses to senior executives.
     5. Termination of Employment.
          a. Death of Executive. The Executive’s employment hereunder will terminate upon his death and the Executive’s beneficiary (as designated by the Executive in writing with the Employer prior to his death) will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and

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               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     In the absence of a beneficiary designation by the Executive, or, if the Executive’s designated beneficiary does not survive him, payments and benefits described in this subparagraph will be paid to the Executive’s estate.
          b. Disability. The Executive’s employment hereunder may be terminated by the Employer in the event of his Disability. For purposes of this Agreement, “Disability” means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. During any period that the Executive fails to perform his duties hereunder as a result of a Disability (“Disability Period”), the Executive will continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to this subparagraph; provided, however, that payments of Base Salary so made to the Executive will be reduced by the sum of the amounts, if any, that were payable to the Executive at or before the time of any such salary payment under any disability benefit plan or plans of the Employer and that were not previously applied to reduce any payment of Base Salary. In the event that the Employer elects to terminate the Executive’s employment pursuant to this subparagraph, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          c. Termination of Employment for Cause. The Employer may terminate the Executive’s employment at any time for “Cause” if such Cause is determined by the Board. For purposes of this Agreement, the term “Cause” shall mean:
               i. the Executive’s willful misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of the Executive’s obligations contained herein;
               ii. the Executive’s conviction, admission or confession of any felony or an unlawful act involving fraud or moral turpitude; or
               iii. the intentional violation by the Executive of applicable state and federal banking regulations, rules and other statutes.
     In the event that the Employer terminates the Executive’s employment for Cause, the Executive will be entitled to the following payments and benefits:

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                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          d. Termination Without Cause. The Employer may terminate the Executive’s employment for any reason upon thirty (30) days prior written notice to the Executive. If the Executive’s employment is terminated by the Employer for any reason other than the reasons set forth in subparagraphs a, b or c of this Section 5, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination of employment for a period equal to the lesser of two (2) years or the remainder of the term of this Agreement (such period shall hereinafter be referred to as the “Continuation Period”); provided, that these payments will be made in separate, equal payments no less frequently than monthly over the Continuation Period; and
               iv. the Employer shall continue to provide medical, dental, life insurance and other welfare benefits (the “Welfare Benefits”) to the Executive, his spouse and his eligible dependents for the Continuation Period on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(d)(iv) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
          e. Voluntary Termination by Executive. The Executive may resign and terminate his employment with the Employer for any reason whatsoever upon not less than thirty (30) days prior written notice to the Employer. In the event that the Executive terminates his employment voluntarily pursuant to this Section 5(e), the Executive will be entitled to the following payments and benefits:

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               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          f. Good Reason Termination. The Executive may resign and terminate his employment with the Employer for “Good Reason” upon not less than thirty (30) days’ prior written notice to the Employer. For purposes of this Agreement, the Executive will have “Good Reason” to terminate his employment with the Employer if any of the following events occurs (provided the Employer does not cure such event with ten (10) days following its receipt of notice of termination of employment from the Executive) and written notice is given by the Executive to the Employer within sixty (60) days of the occurrence of the event:
               (i) the reduction of the Executive’s Base Salary or levels of benefits or supplemental compensation without compensation therefore;
               (ii) a relocation of the Executive’s principal place of employment to a location outside a 25-mile radius from the Executive’s principal place of employment or a material increase in the amount of travel normally required of the Executive in connection with his employment without the Executive’s prior written consent; or
               (iii) a material and adverse change in the Executive’s position with the Employer or failure to provide authority, responsibilities and reporting relationships consistent with the Executive’s position; provided, however, that the parties agree that any change between the Executive’s position, authority, responsibilities and reporting relationships immediately prior to the Merger Date and his position, authority, responsibilities and reporting relationships as of the Effective Date shall not constitute Good Reason under this Section 5(f); and, provided further, that it will not be a material and adverse change in the Executive’s position if, in connection with a Change in Control (as defined in Section 6), the Executive’s position, responsibilities and reporting relationships are changed to account for the effect of the Change in Control but are otherwise consistent with the Executive’s position immediately before the Change in Control.
     In the event that the Executive terminates his employment for Good Reason pursuant to this Section 5(f), subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:
                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;

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                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
                    C. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination (or the Base Salary as in effect immediately prior to the date of any reduction described in Section 5(f)(i), whichever is higher) of employment for the Continuation Period; provided, that these payments will be made in separate, equal payments no less frequently than monthly over the Continuation Period; and
                    D. the Employer shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for the Continuation Period on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(f)(D) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
          g. Failure to Extend Term of Agreement. If the Employer notifies the Executive that the Employer will not extend the term of this Agreement under the provisions of Section 2(b) hereof, the Executive’s employment under this Agreement will terminate at the end of such term and the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed – all as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     6. Change In Control.
          a. Occurrence of Change in Control. In the event that during the term of this Agreement, a Change in Control [as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder] occurs and, within thirty-six (36) months following such Change in Control, the Executive’s employment is terminated by the Employer or its successor for any reason other than the reasons set forth in subparagraphs a, b or c of Section 5 or is terminated by the Executive under subparagraph f of Section 5, then in lieu of any other provision of Section 5 of this Agreement, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Employer or its successor will pay to the Executive the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused, (determined by dividing Base Salary by 365 and multiplying

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such amount by the number of unused vacation days), and any business expenses that are unreimbursed – all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. a single lump sum payment, payable on the tenth (10th) business day following the date of termination of employment, equal to two (2) times the total Base Salary and cash bonus paid or payable to the Executive with respect to the most recently completed fiscal year of the Employer; and
               iv. the Employer or its successor shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for a period of two (2) years following the date of termination of the Executive’s employment on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer or its successor will provide such Welfare Benefits to the Executive with the same after tax effect.
          b. Treatment of Taxes. If payments provided under this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Employer, constitute “excess parachute payments” as defined in Section 280G(b) of the Code, the Employer or its successor will reduce the Executive’s benefits under this Agreement and/or the other plans and programs maintained by the Employer (in a manner to be mutually agreed upon between the Employer or its successor and the Executive) so that the Executive’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Agreement and all other plans and programs will be One Dollar ($1) less than the amount that would be an “excess parachute payment.” Treatment of taxes under this Section 6(b) will be made at the time and in the manner mutually agreed to by the parties to this Agreement. In addition, in the event of any subsequent inquiries regarding the treatment of tax payments under this Section 6, the parties will agree to the procedures to be followed in order to deal with such inquiries. This Section 6(b) shall not apply to any payments or benefits provided to the Executive pursuant to Section 3(d) or to any other payment or benefit provided to the Executive as a result of the Merger.
     7. Nonexclusivity of Rights. Nothing in this Agreement will prevent or limit the Executive’s continuing or future participation in any incentive, fringe benefit, deferred compensation, or other plan or program provided by the Employer and for which the Executive may qualify, nor will anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Employer. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan or program of the Employer at or after the date of termination of employment, will be payable in accordance with such plan or program.
     8. Noncompetition Covenant. The Executive agrees that, during the term of this Agreement and during the Continuation Period thereafter following his termination of

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employment [one (1) year in the event that the Executive’s employment is terminated pursuant to the provisions of Section 6 hereof], he shall not:
          a. own greater than a 5% equity interest in any class of stock of, or manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected in any manner with, any bank holding company or any depository institution located within a 50-mile radius of Gulf Shores, Alabama or Panama City, Florida which is competitive with the business of Park, the Bank or Vision Bank, an Alabama banking corporation (hereinafter collectively referred to with the Bank as the “Banks”);
          b. solicit or induce any employee of the Banks or Park to terminate such employment or to become employees of any other person or entity;
          c. solicit any customer, supplier, contractual party of Park or the Banks or any other person with whom each of them has business relations to cease doing business with Park or the Banks; or
          d. in any way interfere with the relationship of the Banks or Park and any of their respective employees, customers, suppliers, contractual parties or any other person with whom each of them has business relations.
     In the event of a breach by the Executive of any covenant set forth in this Section 8, the term of such covenant will be extended by the period of the duration of such breach and such covenant will survive any termination of this Agreement but only for the limited period of such extension.
     The restrictions on competition provided herein shall supersede any restrictions on competition contained in any other agreement between the Employer and the Executive and may be enforced by Park, the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction, and/or an action for damages. The provisions of this Section 8 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 8.
     If the scope of any restriction contained in this Section 8 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     9. Confidential Information. The Executive will hold in a fiduciary capacity, for the benefit of Park and the Banks, all secret or confidential information, knowledge, and data relating to Park and the Banks, that shall have been obtained by the Executive during his employment with the Employer and that is not public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). During and after termination of the Executive’s employment with the Employer, the Executive will not, without the prior written consent of the Board, communicate or divulge any such information, knowledge, or data to

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anyone other than Park or the Employer or those designated by them, unless the communication of such information, knowledge or data is required pursuant to a compulsory proceeding in which the Executive’s failure to provide such information, knowledge, or data would subject the Executive to criminal or civil sanctions and then only with prior notice to the Board.
     The restrictions imposed on the release of information described in this Section 9 may be enforced by Park or the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction and/or an action for damages. The provisions of this Section 9 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 9.
     If the scope of any restriction contained in this Section 9 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     10. Intellectual Property. The Executive agrees to communicate to the Employer, promptly and fully, and to assign to the Employer all intellectual property developed or conceived solely by the Executive, or jointly with others, during the term of his employment, which are within the scope of either the Banks’ business or Park’s business, or which utilized Employer materials or information. For purposes of this Agreement, “intellectual property” means inventions, discoveries, business or technical innovations, creative or professional work product, or works of authorship. The Executive further agrees to execute all necessary papers and otherwise to assist the Employer, at the Employer ‘s sole expense, to obtain patents, copyrights or other legal protection as the Employer deems fit. Any such intellectual property is to be the property of the Employer whether or not patented, copyrighted or published.
     11. Assignment and Survivorship of Benefits. The rights and obligations of Park and the Employer under this Agreement will inure to the benefit of, and will be binding upon, the successors and assigns of Park and the Employer. If the Employer shall at any time be merged or consolidated into, or with, any other company, or if substantially all of the assets of the Employer are transferred to another company, then the provisions of this Agreement will be binding upon and inure to the benefit of the company resulting from such merger or consolidation or to which such assets have been transferred, and this provision will apply in the event of any subsequent merger, consolidation, or transfer.
     12. Notices. Any notice given to either party to this Agreement will be in writing, and will be deemed to have been given when delivered personally or sent by certified mail, postage prepaid, return receipt requested, duly addressed to the party concerned, at the address indicated below or to such changed address as such party may subsequently give notice of:

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If to Park:	Park National Corporation
50 North Third Street
P. O. Box 3500
Newark, Ohio 43058
Attention:

If to the Employer:	2200 Stanford Road
Panama City, Florida 36542
Attention:

If to the Executive:	At the last address on file
with the Employer
     13. Indemnification. The Executive shall be indemnified by the Employer to the extent provided in the case of officers under the Employer’s Articles of Incorporation or Regulations, to the maximum extent permitted under applicable law.
     14. Taxes. Anything in this Agreement to the contrary notwithstanding, all payments required to be made hereunder by the Employer to the Executive will be subject to withholding of such amounts relating to taxes as the Employer may reasonably determine that it should withhold pursuant to any applicable law or regulations. In lieu of withholding such amounts, in whole or in part, however, the Employer may, in its sole discretion, accept other provision for payment of taxes, provided that it is satisfied that all requirements of the law affecting its responsibilities to withhold such taxes have been satisfied.
     15. Arbitration; Enforcement of Rights. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, except with respect to Sections 8, 9 and 10, will be settled by arbitration in the city of Columbus, Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.
     All legal and other fees and expenses, including, without limitation, any arbitration expenses, incurred by the Executive in connection with seeking in good faith to obtain or enforce any right or benefit provided for in this Agreement, or in otherwise pursuing any right or claim, will be paid by the Employer, to the extent permitted by law, provided that the Executive is successful in whole or in part as to such claims as the result of litigation, arbitration, or settlement.
     In the event that the Employer refuses or otherwise fails to make a payment when due and it is ultimately decided that the Executive is entitled to such payment, such payment will be increased to reflect an interest equivalent for the period of delay, compounded annually, equal to the prime or base lending rate used by Park National Bank, and in effect as of the date the payment was first due.
     16. Section 409A Application. This Agreement is intended to comply with the requirements of Section 409A of the Code (to the extent applicable) and the Employer agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to

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comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Executive. To the extent that any payments to be provided to the Executive under this Agreement result in the deferral of compensation under Section 409A of the Code, and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then any such payments shall instead be transferred to a rabbi trust (which shall be created by the Employer or its successor, on terms reasonably acceptable to the Executive, as soon as administratively feasible following the occurrence of an event giving rise to the Executive’s right to such payment) and such amounts (together with earnings thereon in accordance with the terms of the trust agreement) shall be transferred from the trust to the Executive upon the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) any other date permitted under Section 409A of the Code. To the extent that any of the non-cash benefits provided to the Executive under this Agreement, including but not limited to the Welfare Benefits, result in the deferral of compensation under Section 409A of the Code and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then the Employer or its successor shall, instead of providing such benefits to the Executive as set forth hereinabove, delay the proviso of such benefits until the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) such other date permitted under Section 409A of the Code; provided, however, on such date the Employer shall be required to pay to the Executive in one lump sum an amount equal to the after-tax costs of the benefits for the period during which the provision of the benefits was delayed as a result of the application of Code Section 409A.
     17. Governing Law/Captions/Severance. This Agreement will be construed in accordance with, and pursuant to, the laws of the State of Ohio. The captions of this Agreement will not be part of the provisions hereof, and will have no force or effect. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. Except as otherwise specifically provided in this Section 17, the failure of any party to insist in any instance on the strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of such provision or right in any other instance.
     18. Entire Agreement/Amendment. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and the parties have made no agreement, representations, or warranties relating to the subject matter of this Agreement that are not set forth herein. This Agreement may be amended only by mutual written agreement of the parties. However, by signing this Agreement, the Executive agrees without any further consideration, to consent to any amendment necessary to avoid penalties under Section 409A of the Code; provided that such amendment does not have a material adverse economic impact on the Executive.
     19. Make Whole Payments. If the payments provided to the Executive pursuant to Section 3(d) of this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Banks or Vision Bancshares whether under this Agreement or otherwise and combined with any other payment or benefit provided to Executive as a result of the Merger (the “Payments”), are subject to any tax under Section 4999 of the Code, or any similar federal or state law (an “Excise Tax”), then the Employer shall pay to the Executive an additional amount (the “Make Whole Amount”). The Make Whole Amount shall be equal to (a)

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the amount of the Excise Tax, plus (b) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (c) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (a) and clause (b) and this clause (c). The time and manner of calculating any Make Whole Amount, as well as, the procedure for making any tax payments or the treatment of any inquiries by taxing authorities will be determined by mutual agreement of the parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
(Signature Page Follows)

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PARK NATIONAL CORPORATION

By:	/s/ C. Daniel DeLawder

Its:	Chairman and CEO

VISION BANK,
a Florida banking corporation

By:	/s/ J. Daniel Sizemore

Its:	CEO

EXECUTIVE

/s/ Joey W. Ginn

Joey W. Ginn

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EXHIBIT C-5
EMPLOYMENT AGREEMENT
FOR
ROBERT S. MCKEAN
     This Agreement is entered into this 14th day of September, 2006, by and among Park National Corporation (hereinafter referred to as “Park”); Vision Bank, an Alabama banking corporation (hereinafter referred to either as the “Employer” or the “Bank”) and Robert S. McKean (hereinafter referred to as the “Executive”).
     WHEREAS, the Executive currently serves as the President the Bank and has entered into a change in control and non-competition agreement with the Bank and Vision Bancshares, Inc. (“Vision Bancshares”) dated as of January 1, 2006 (the “Vision Agreement”); and
     WHEREAS, Vision Bancshares and Park propose to enter into a Merger Agreement dated as of the same date hereof (the “Merger Agreement”) providing for the merger of Vision Bancshares with and into Park (the “Merger”); and
     WHEREAS, the parties hereto desire to continue the Executive’s employment relationship with the Bank after the Effective Time (as defined in the Merger Agreement) of the Merger as further specified herein.
     NOW, THEREFORE, and in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which is agreed to by the parties, Park, the Employer and the Executive hereby mutually agree as follows:
     1. Employment and Duties. The Employer hereby employs the Executive and the Executive hereby accepts employment with the Employer upon the terms and conditions hereinafter set forth. The Executive will serve the Employer as its President. In such capacity, the Executive will report directly to the Employer’s Chief Executive Officer (the “CEO”) and have all powers, duties, and obligations as are normally associated with such position. Subject to the provisions of Section 5(f), the Executive will further perform such other duties and hold such other positions related to the business of the Employer as may from time to time be reasonably requested of him by the Board of Directors of the Employer (hereinafter referred to as the “Board”). The Executive will devote all of his skills, time, and attention solely and exclusively to said position and in furtherance of the business and interests of the Employer and will not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Board (which consent will not be unreasonably withheld or delayed); provided, however, that the Executive will not be precluded from spending a reasonable amount of time managing his personal investments or participating in community, civic, charitable or similar activities so long as such activities do not unreasonably interfere with his responsibilities hereunder.
     2. Term of Employment.
          a. Original Term. This Agreement will be effective on the Effective Time and the term of employment will begin, or be deemed to have begun, on the Effective Time (the “Effective Date”). The Agreement will continue through the three-year period ending on the day

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before the third anniversary date of the Effective Date, subject, however, to prior termination or to extension, as herein provided.
          b. Extension of Term. The Employer and the Executive agree that the Board will review the Executive’s performance with the intent that, if the Executive’s performance so warrants, the Employer may extend the term of this Agreement for additional time periods to be determined in the discretion of the Board. By                     , 20___, or, in the event that this Agreement is extended as provided for in this Section 2(b), within ninety (90) days preceding the end of any extension period, the Chairman of the Board (the “Chairman”) will notify the Executive of the Employer’s decision whether or not to grant an extension of this Agreement for an additional time period. In the event that the Chairman fails to notify the Executive, on or before the date described in the preceding sentence, of the decision regarding the extension of the term of this Agreement, the term of this Agreement will automatically be extended for an additional one-year period.
     3. Compensation.
          a. Salary. The Executive will receive an initial annual base salary of One Hundred Fifty Thousand Dollars ($150,000), which may be increased, but not decreased without the Executive’s written consent, by the Board, upon the recommendation of the Employer’s CEO, during the term of this Agreement. In the event that the Board increases the Executive’s initial base salary, the amount of the initial base salary, together with any increase(s) will be his base salary (hereinafter referred to as the “Base Salary”). The Base Salary will be payable in accordance with the Employer’s regular payroll payment practices.
          b. Bonus. Each year during the term of this Agreement, the Executive may earn and receive a cash bonus in an amount and based upon the satisfaction of performance criteria to be determined in the discretion of the Compensation Committee of the Board. All bonus payments to be made pursuant to this Section 3(b) will be made to the Executive in cash no later than the 15th day of the third calendar month following the fiscal year of the Employer for which such bonus is payable.
          c. Equity Compensation. The Executive shall receive equity awards in the amounts and on the terms as determined from time to time by the Compensation Committee of the Board of Directors of Park.
          d. Compensation for Special Services. In consideration of the Executive’s willingness to (i) enter into this Agreement, (ii) apply his experience, skills and knowledge in continued employment with the Employer, and (iii) terminate the Vision Agreement, Park will pay or cause to be paid to the Executive, on the Effective Time, an amount equal to his annual base salary in effect immediately prior to the Effective Time. The Executive, in consideration of the foregoing payment, hereby waives and releases all rights, benefits and payments specified in the Vision Agreement. The Executive acknowledges that he is entitled to no past, present or future benefit that may be contained in the Vision Agreement. As of the Effective Time, this Agreement shall supersede and replace the Vision Agreement and the Vision Agreement shall be null and void in all respects.

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          e. Salary Continuation Agreements. The Employer shall continue the Salary Continuation Agreement entered into between the Bank and the Executive on July 14, 2004 and as amended on June 26, 2006.
     4. Fringe Benefits and Expenses.
               a. Fringe Benefits. The Employer will provide the Executive with all health and life insurance coverages, disability programs, tax-qualified retirement plans, equity compensation programs, paid holidays, vacation, perquisites, and such other fringe benefits of employment as the Employer may provide from time to time to actively employed senior executives of the Employer. Notwithstanding any provision contained in this Agreement, the Employer may discontinue or terminate at any time any employee benefit plan, policy or program, now existing or hereafter adopted, to the extent permitted by the terms of such plan, policy or program and will not be required to compensate the Executive for such discontinuance or termination. In addition to the general fringe benefits to be provided hereunder, the Executive shall be entitled to the following specific fringe benefits:
                    i. The Executive shall receive a monthly car allowance equal to Four Hundred Dollars ($400), plus mileage at the current Internal Revenue Service allowed reimbursement rate;
                    ii. The Employer shall pay all fees for any country or social club which the Executive joins (or which he is currently a member on the Effective Date) at the request of the Employer; and
                    iii. The Executive shall receive a monthly fringe benefit allowance equal to Four Hundred Twenty-Five Dollars ($425); provided that the Executive may only use such monthly benefit allowance to pay the Executive’s portion of the premiums on any Employer sponsored welfare benefit plan.
          b. Expenses. The Employer shall reimburse the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred by the Executive in connection with the performance of his business activities under this Agreement, in accordance with the existing policies and procedures of the Employer pertaining to reimbursement of such expenses to senior executives.
     5. Termination of Employment.
          a. Death of Executive. The Executive’s employment hereunder will terminate upon his death and the Executive’s beneficiary (as designated by the Executive in writing with the Employer prior to his death) will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and

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               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     In the absence of a beneficiary designation by the Executive, or, if the Executive’s designated beneficiary does not survive him, payments and benefits described in this subparagraph will be paid to the Executive’s estate.
          b. Disability. The Executive’s employment hereunder may be terminated by the Employer in the event of his Disability. For purposes of this Agreement, “Disability” means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. During any period that the Executive fails to perform his duties hereunder as a result of a Disability (“Disability Period”), the Executive will continue to receive his Base Salary at the rate then in effect for such period until his employment is terminated pursuant to this subparagraph; provided, however, that payments of Base Salary so made to the Executive will be reduced by the sum of the amounts, if any, that were payable to the Executive at or before the time of any such salary payment under any disability benefit plan or plans of the Employer and that were not previously applied to reduce any payment of Base Salary. In the event that the Employer elects to terminate the Executive’s employment pursuant to this subparagraph, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          c. Termination of Employment for Cause. The Employer may terminate the Executive’s employment at any time for “Cause” if such Cause is determined by the Board. For purposes of this Agreement, the term “Cause” shall mean:
               i. the Executive’s willful misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of the Executive’s obligations contained herein;
               ii. the Executive’s conviction, admission or confession of any felony or an unlawful act involving fraud or moral turpitude; or
               iii. the intentional violation by the Executive of applicable state and federal banking regulations, rules and other statutes.
     In the event that the Employer terminates the Executive’s employment for Cause, the Executive will be entitled to the following payments and benefits:

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                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          d. Termination Without Cause. The Employer may terminate the Executive’s employment for any reason upon thirty (30) days prior written notice to the Executive. If the Executive’s employment is terminated by the Employer for any reason other than the reasons set forth in subparagraphs a, b or c of this Section 5, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination of employment for a period equal to the lesser of two (2) years or the remainder of the term of this Agreement (such period shall hereinafter be referred to as the “Continuation Period”); provided, that these payments will be made in separate, equal payments no less frequently than monthly over the Continuation Period; and
               iv. the Employer shall continue to provide medical, dental, life insurance and other welfare benefits (the “Welfare Benefits”) to the Executive, his spouse and his eligible dependents for the Continuation Period on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(d)(iv) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
          e. Voluntary Termination by Executive. The Executive may resign and terminate his employment with the Employer for any reason whatsoever upon not less than thirty (30) days prior written notice to the Employer. In the event that the Executive terminates his employment voluntarily pursuant to this Section 5(e), the Executive will be entitled to the following payments and benefits:

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               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
          f. Good Reason Termination. The Executive may resign and terminate his employment with the Employer for “Good Reason” upon not less than thirty (30) days’ prior written notice to the Employer. For purposes of this Agreement, the Executive will have “Good Reason” to terminate his employment with the Employer if any of the following events occurs (provided the Employer does not cure such event with ten (10) days following its receipt of notice of termination of employment from the Executive) and written notice is given by the Executive to the Employer within sixty (60) days of the occurrence of the event:
               (i) the reduction of the Executive’s Base Salary or levels of benefits or supplemental compensation without compensation therefore;
               (ii) a relocation of the Executive’s principal place of employment to a location outside a 25-mile radius from the Executive’s principal place of employment or a material increase in the amount of travel normally required of the Executive in connection with his employment without the Executive’s prior written consent; or
               (iii) a material and adverse change in the Executive’s position with the Employer or failure to provide authority, responsibilities and reporting relationships consistent with the Executive’s position; provided, however, that the parties agree that any change between the Executive’s position, authority, responsibilities and reporting relationships immediately prior to the Merger Date and his position, authority, responsibilities and reporting relationships as of the Effective Date shall not constitute Good Reason under this Section 5(f); and, provided further, that it will not be a material and adverse change in the Executive’s position if, in connection with a Change in Control (as defined in Section 6), the Executive’s position, responsibilities and reporting relationships are changed to account for the effect of the Change in Control but are otherwise consistent with the Executive’s position immediately before the Change in Control.
     In the event that the Executive terminates his employment for Good Reason pursuant to this Section 5(f), subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Executive will be entitled to the following payments and benefits:
                    A. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed—all, as of the date of termination of employment;

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                    B. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
                    C. continuation of the Executive’s Base Salary as in effect immediately prior to the date of his termination (or the Base Salary as in effect immediately prior to the date of any reduction described in Section 5(f)(i), whichever is higher) of employment for the Continuation Period; provided, that these payments will be made in separate, equal payments no less frequently than monthly over the Continuation Period; and
                    D. the Employer shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for the Continuation Period on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer will provide such Welfare Benefits to the Executive with the same after tax effect. Notwithstanding the foregoing, the Welfare Benefits otherwise receivable by the Executive pursuant to this Section 5(f)(D) shall be reduced or eliminated to the extent the Executive becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
          g. Failure to Extend Term of Agreement. If the Employer notifies the Executive that the Employer will not extend the term of this Agreement under the provisions of Section 2(b) hereof, the Executive’s employment under this Agreement will terminate at the end of such term and the Executive will be entitled to the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused (determined by dividing Base Salary by 365 and multiplying such amount by the number of unused vacation days), and any business expenses that are unreimbursed — all as of the date of termination of employment; and
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs.
     6. Change In Control.
          a. Occurrence of Change in Control. In the event that during the term of this Agreement, a Change in Control [as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder] occurs and, within thirty-six (36) months following such Change in Control, the Executive’s employment is terminated by the Employer or its successor for any reason other than the reasons set forth in subparagraphs a, b or c of Section 5 or is terminated by the Executive under subparagraph f of Section 5, then in lieu of any other provision of Section 5 of this Agreement, subject to the Executive’s compliance with Sections 8 and 9 of this Agreement, the Employer or its successor will pay to the Executive the following payments and benefits:
               i. any Base Salary that is accrued but unpaid, the value of any vacation that is accrued but unused, (determined by dividing Base Salary by 365 and multiplying

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such amount by the number of unused vacation days), and any business expenses that are unreimbursed — all, as of the date of termination of employment;
               ii. any rights and benefits (if any) provided under plans and programs of the Employer, determined in accordance with the applicable terms and provisions of such plans and programs;
               iii. a single lump sum payment, payable on the tenth (10th) business day following the date of termination of employment, equal to two (2) times the total Base Salary and cash bonus paid or payable to the Executive with respect to the most recently completed fiscal year of the Employer; and
               iv. the Employer or its successor shall continue to provide the Welfare Benefits to the Executive, his spouse and his eligible dependents for a period of two (2) years following the date of termination of the Executive’s employment on the same basis and at the same cost as such benefits were provided to the Executive immediately prior to his date of termination; provided that if the terms of the plans governing such Welfare Benefits do not permit such coverage, the Employer or its successor will provide such Welfare Benefits to the Executive with the same after tax effect.
          b. Treatment of Taxes. If payments provided under this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Employer, constitute “excess parachute payments” as defined in Section 280G(b) of the Code, the Employer or its successor will reduce the Executive’s benefits under this Agreement and/or the other plans and programs maintained by the Employer (in a manner to be mutually agreed upon between the Employer or its successor and the Executive) so that the Executive’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Agreement and all other plans and programs will be One Dollar ($1) less than the amount that would be an “excess parachute payment.” Treatment of taxes under this Section 6(b) will be made at the time and in the manner mutually agreed to by the parties to this Agreement. In addition, in the event of any subsequent inquiries regarding the treatment of tax payments under this Section 6, the parties will agree to the procedures to be followed in order to deal with such inquiries. This Section 6(b) shall not apply to any payments or benefits provided to the Executive pursuant to Section 3(d) or to any other payment or benefit provided to the Executive as a result of the Merger.
     7. Nonexclusivity of Rights. Nothing in this Agreement will prevent or limit the Executive’s continuing or future participation in any incentive, fringe benefit, deferred compensation, or other plan or program provided by the Employer and for which the Executive may qualify, nor will anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Employer. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan or program of the Employer at or after the date of termination of employment, will be payable in accordance with such plan or program.
     8. Noncompetition Covenant. The Executive agrees that, during the term of this Agreement and during the Continuation Period thereafter following his termination of

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employment [one (1) year in the event that the Executive’s employment is terminated pursuant to the provisions of Section 6 hereof], he shall not:
          a. own greater than a 5% equity interest in any class of stock of, or manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected in any manner with, any bank holding company or any depository institution located within a 50-mile radius of Gulf Shores, Alabama or Panama City, Florida which is competitive with the business of Park, the Bank or Vision Bank, a Florida banking corporation (hereinafter collectively referred to with the Bank as the “Banks”);
          b. solicit or induce any employee of the Banks or Park to terminate such employment or to become employees of any other person or entity;
          c. solicit any customer, supplier, contractual party of Park or the Banks or any other person with whom each of them has business relations to cease doing business with Park or the Banks; or
          d. in any way interfere with the relationship of the Banks or Park and any of their respective employees, customers, suppliers, contractual parties or any other person with whom each of them has business relations.
     In the event of a breach by the Executive of any covenant set forth in this Section 8, the term of such covenant will be extended by the period of the duration of such breach and such covenant will survive any termination of this Agreement but only for the limited period of such extension.
     The restrictions on competition provided herein shall supersede any restrictions on competition contained in any other agreement between the Employer and the Executive and may be enforced by Park, the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction, and/or an action for damages. The provisions of this Section 8 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 8.
     If the scope of any restriction contained in this Section 8 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     9. Confidential Information. The Executive will hold in a fiduciary capacity, for the benefit of Park and the Banks, all secret or confidential information, knowledge, and data relating to Park and the Banks, that shall have been obtained by the Executive during his employment with the Employer and that is not public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). During and after termination of the Executive’s employment with the Employer, the Executive will not, without the prior written consent of the Board, communicate or divulge any such information, knowledge, or data to

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anyone other than Park or the Employer or those designated by them, unless the communication of such information, knowledge or data is required pursuant to a compulsory proceeding in which the Executive’s failure to provide such information, knowledge, or data would subject the Executive to criminal or civil sanctions and then only with prior notice to the Board.
     The restrictions imposed on the release of information described in this Section 9 may be enforced by Park or the Employer and/or any successor thereto, by an action to recover payments made under this Agreement, an action for injunction and/or an action for damages. The provisions of this Section 9 constitute an essential element of this Agreement, without which neither Park nor the Employer would have entered into this Agreement. Notwithstanding any other remedy available to Park or the Employer at law or at equity, the parties hereto agree that Park, the Employer or any successor thereto, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this Section 9.
     If the scope of any restriction contained in this Section 9 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
     10. Intellectual Property. The Executive agrees to communicate to the Employer, promptly and fully, and to assign to the Employer all intellectual property developed or conceived solely by the Executive, or jointly with others, during the term of his employment, which are within the scope of either the Banks’ business or Park’s business, or which utilized Employer materials or information. For purposes of this Agreement, “intellectual property” means inventions, discoveries, business or technical innovations, creative or professional work product, or works of authorship. The Executive further agrees to execute all necessary papers and otherwise to assist the Employer, at the Employer ‘s sole expense, to obtain patents, copyrights or other legal protection as the Employer deems fit. Any such intellectual property is to be the property of the Employer whether or not patented, copyrighted or published.
     11. Assignment and Survivorship of Benefits. The rights and obligations of Park and the Employer under this Agreement will inure to the benefit of, and will be binding upon, the successors and assigns of Park and the Employer. If the Employer shall at any time be merged or consolidated into, or with, any other company, or if substantially all of the assets of the Employer are transferred to another company, then the provisions of this Agreement will be binding upon and inure to the benefit of the company resulting from such merger or consolidation or to which such assets have been transferred, and this provision will apply in the event of any subsequent merger, consolidation, or transfer.
     12. Notices. Any notice given to either party to this Agreement will be in writing, and will be deemed to have been given when delivered personally or sent by certified mail, postage prepaid, return receipt requested, duly addressed to the party concerned, at the address indicated below or to such changed address as such party may subsequently give notice of:

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If to Park:	Park National Corporation
50 North Third Street
P. O. Box 3500
Newark, Ohio 43058
Attention:

If to the Employer:	2200 Stanford Road
Panama City, Florida 36542
Attention:

If to the Executive:	At the last address on file
with the Employer
     13. Indemnification. The Executive shall be indemnified by the Employer to the extent provided in the case of officers under the Employer’s Articles of Incorporation or Regulations, to the maximum extent permitted under applicable law.
     14. Taxes. Anything in this Agreement to the contrary notwithstanding, all payments required to be made hereunder by the Employer to the Executive will be subject to withholding of such amounts relating to taxes as the Employer may reasonably determine that it should withhold pursuant to any applicable law or regulations. In lieu of withholding such amounts, in whole or in part, however, the Employer may, in its sole discretion, accept other provision for payment of taxes, provided that it is satisfied that all requirements of the law affecting its responsibilities to withhold such taxes have been satisfied.
     15. Arbitration; Enforcement of Rights. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, except with respect to Sections 8, 9 and 10, will be settled by arbitration in the city of Columbus, Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.
     All legal and other fees and expenses, including, without limitation, any arbitration expenses, incurred by the Executive in connection with seeking in good faith to obtain or enforce any right or benefit provided for in this Agreement, or in otherwise pursuing any right or claim, will be paid by the Employer, to the extent permitted by law, provided that the Executive is successful in whole or in part as to such claims as the result of litigation, arbitration, or settlement.
     In the event that the Employer refuses or otherwise fails to make a payment when due and it is ultimately decided that the Executive is entitled to such payment, such payment will be increased to reflect an interest equivalent for the period of delay, compounded annually, equal to the prime or base lending rate used by Park National Bank, and in effect as of the date the payment was first due.
     16. Section 409A Application. This Agreement is intended to comply with the requirements of Section 409A of the Code (to the extent applicable) and the Employer agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to

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comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Executive. To the extent that any payments to be provided to the Executive under this Agreement result in the deferral of compensation under Section 409A of the Code, and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then any such payments shall instead be transferred to a rabbi trust (which shall be created by the Employer or its successor, on terms reasonably acceptable to the Executive, as soon as administratively feasible following the occurrence of an event giving rise to the Executive’s right to such payment) and such amounts (together with earnings thereon in accordance with the terms of the trust agreement) shall be transferred from the trust to the Executive upon the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) any other date permitted under Section 409A of the Code. To the extent that any of the non-cash benefits provided to the Executive under this Agreement, including but not limited to the Welfare Benefits, result in the deferral of compensation under Section 409A of the Code and if the Executive is a “Specified Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then the Employer or its successor shall, instead of providing such benefits to the Executive as set forth hereinabove, delay the proviso of such benefits until the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) such other date permitted under Section 409A of the Code; provided, however, on such date the Employer shall be required to pay to the Executive in one lump sum an amount equal to the after-tax costs of the benefits for the period during which the provision of the benefits was delayed as a result of the application of Code Section 409A.
     17. Governing Law/Captions/Severance. This Agreement will be construed in accordance with, and pursuant to, the laws of the State of Ohio. The captions of this Agreement will not be part of the provisions hereof, and will have no force or effect. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. Except as otherwise specifically provided in this Section 17, the failure of any party to insist in any instance on the strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of such provision or right in any other instance.
     18. Entire Agreement/Amendment. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and the parties have made no agreement, representations, or warranties relating to the subject matter of this Agreement that are not set forth herein. This Agreement may be amended only by mutual written agreement of the parties. However, by signing this Agreement, the Executive agrees without any further consideration, to consent to any amendment necessary to avoid penalties under Section 409A of the Code; provided that such amendment does not have a material adverse economic impact on the Executive.
     19. Make Whole Payments. If the payments provided to the Executive pursuant to Section 3(d) of this Agreement, when combined with payments and benefits under all other plans and programs maintained by the Banks or Vision Bancshares whether under this Agreement or otherwise and combined with any other payment or benefit provided to Executive as a result of the Merger (the “Payments”), are subject to any tax under Section 4999 of the Code, or any similar federal or state law (an “Excise Tax”), then the Employer shall pay to the Executive an additional amount (the “Make Whole Amount”). The Make Whole Amount shall be equal to (a)

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the amount of the Excise Tax, plus (b) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (c) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (a) and clause (b) and this clause (c). The time and manner of calculating any Make Whole Amount, as well as, the procedure for making any tax payments or the treatment of any inquiries by taxing authorities will be determined by mutual agreement of the parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
(Signature Page Follows)

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PARK NATIONAL CORPORATION

By:	/s/ C. Daniel DeLawder

Its:	Chairman and CEO

VISION BANK,
an Alabama banking corporation

By:	/s/ William E. Blackmon

Its:	CFO

EXECUTIVE

/s/ Robert S. McKean

Robert S. McKean

A-C-70

“Annex B”
September 14, 2006
Board of Directors
Vision Bancshares, Inc.
2200 Stanford Road
Panama City, Florida 32405
Members of the Board of Directors:
     Vision Bancshares, Inc. (“Vision”) and Park National Corporation (“Park”) have entered into an Agreement and Plan of Merger (the “Agreement”), dated as of the 14th day of September, 2006, whereby Vision will merge with and into Park (the “Merger”), with Park being the surviving corporation and with each issued and outstanding share of common stock of Vision (“Vision Common Stock”) being converted into the right to receive $25.00 in cash or exchanged for .2475 shares of Park common stock (“Park Stock”), and any option to purchase Vision Common Stock being converted into the right to receive an amount of cash equal to $25.00 less the exercise price of the option. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, as of the date hereof, of the Merger consideration that Park will render.
     Burke Capital Group, L.L.C. (“BCG”) is an investment banking firm which specializes in financial institutions in the United States. Vision has retained us to render our opinion to its Board of Directors.
In connection with this opinion, we have reviewed, among other things:
(i)	The Agreement and certain of the schedules thereto;

(ii)	Certain publicly available financial statements and other historical financial information of Vision that it deemed relevant;

(iii)	Projected earnings estimates for Vision for the years ending December 31, 2006 through 2011 prepared by and reviewed with senior management of Vision and the views of senior management regarding Vision’s business, financial condition, results of operations and future prospects;

(iv)	Internal financial and operating information with respect to the business, operations and prospects of Vision furnished to BCG by Vision that is not publicly available;

(v)	Certain publicly available financial statements and other historical financial information of Park that it deemed relevant;

Board of Directors — Vision Bancshares, Inc.
September 14, 2006

(vi)	The reported prices and trading activity of Park’s and Vision’s common stock and compared those prices and activity with other publicly-traded companies that BCG deemed relevant;

(vii)	The pro forma financial impact of the merger on Park’s ability to complete a transaction from a regulatory standpoint, based on assumptions determined by senior management of Vision and BCG;

(viii)	The financial terms of other recent business combinations in the commercial banking industry, to the extent publicly available;

(ix)	The current market environment generally and the banking environment in particular;

(x)	Such other information, financial studies, analyses and investigations and financial, economic and market criteria as it considered relevant.
     In performing our review, we have relied upon the accuracy and completeness of the financial and other information that was available to us from public sources, that Vision and Park or their respective representatives provided to us or that was otherwise reviewed. We have further relied on the assurances of management of Vision and Park that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Vision, Park or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Vision or Park, nor have we reviewed any individual credit files relating to Vision or Park. We have assumed, with Vision management’s consent, that the respective allowances for loan losses for both Vision and Park are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the earnings estimates for Vision and Park and all projections of transaction costs, purchase accounting adjustments and expected cost savings that we reviewed with the management of Vision, BCG assumed, with Vision management’s consent, that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of Vision and Park and that such performances will be achieved. We express no opinion as to such earnings estimates or financial projections or the assumptions on which they are based. We have assumed in all respects material to our analysis that Vision and Park will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the Agreement and such other related agreements will perform

Board of Directors — Vision Bancshares, Inc.
September 14, 2006

all of the covenants they are required to perform thereunder and that the conditions precedent in the Agreement and such other related agreements are not waived.
     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the price at which Vision’s common stock may trade at any time.
     We will receive a fee for our services as financial advisor to Vision and for rendering this opinion. BCG does not have an investment banking relationship with Park; nor does it have any contractual relationship with Park.
     This opinion is directed to the Board of Directors of Vision and may not be reproduced, summarized, described or referred to or given to any other person without our prior consent.
     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the amount of the Merger consideration is fair from a financial point of view.
Very Truly Yours,

/s/ Burke Capital Group, L.L.C.
Burke Capital Group, L.L.C.

ANNEX C
Dissenters’ Rights under Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act
Article 13 – Dissenters’ Rights
Division A – Right to Dissent and Obtain Payment for Shares
Section 10-2B-13.01 – Definitions.
(1) “Corporate action” means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters’ rights.
(2) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.
(4) “Fair Value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.
(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(7) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(8) “Shareholder” means the record shareholder or the beneficial shareholder.
Section 10-2B-13.02 – Right to dissent.
(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
     (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;
     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
     (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
     (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter’s shares because it:
     (i) Alters or abolishes a preferential right of the shares;
     (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
     (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
     (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
     (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or
     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
Section 10-2B-13.03 – Dissent by nominees and beneficial owners.
(a) A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if:
     (1) He or she submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
     (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

Division B – Procedure for Exercise of Dissenters’ Rights
Section 10-2B-13.20 – Notice of dissenters’ rights.
(a) If proposed corporate action creating dissenters’ rights under Section 10-2B-13.02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.
(b) If corporate action creating dissenters’ rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken; and (2) send them the dissenters’ notice described in Section 10-2B-13.22.
Section 10-2B-13.21 – Notice of intent to demand payment.
(a) If proposed corporate action creating dissenters’ rights under Section 10-2B-13.02 is submitted to a vote at a shareholder’s meeting, a shareholder who wishes to assert dissenters’ rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.
(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.
Section 10-2B-13.22 – Dissenters’ notice.
(a) If proposed corporate action creating dissenters’ rights under Section 10-2B-13.02 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.
(b) The dissenters’ notice must be sent no later than 10 days after the corporate action was taken, and must:
     (1) State where the payment demand must be sent;
     (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (3) Supply a form for demanding payment;
     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and
     (5) Be accompanied by a copy of this article.
Section 10-2B-13.23 – Duty to demand payment.
(a) A shareholder sent a dissenters’ notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters’ notice.
(b) The shareholder who demands payment retains all other rights of a shareholder until those rights are cancelled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not demand payment by the date set in the dissenters’ notice is not entitled to payment for his or her shares under this article.

(d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.
Section 10-2B-13.24 – Share restrictions.
(a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.
(b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders’ rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.
(c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.
(d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.
Section 10-2B-13.25 – Offer of payment.
(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
(b) The offer of payment must be accompanied by:
     (1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;
     (2) A statement of the corporation’s estimate of the fair value of the shares;
     (3) An explanation of how the interest was calculated;
     (4) A statement of the dissenter’s right to demand payment under Section 10-2B-13.28; and
     (5) A copy of this article.
(c) Each dissenter who agrees to accept the corporation’s offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters’ notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.
Section 10-2B-13.26 – Failure to take corporate action.
(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

(b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Section 10-2B-13.22 and repeat the payment demand procedure.
Section 10-2B-13.27 – Reserved.
Reserved.
Section 10-2B-13.28 – Procedure if shareholder dissatisfied with offer of payment.
(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation’s offer under Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:
     (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;
     (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or
     (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.
(b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.
Division C – Judicial Appraisal of Shares
Section 10-2B-13.30 – Court action.
(a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.
(d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.
(e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court’s determination as to the fair value of a dissenter’s shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court’s determination as to fair value, plus accrued interest, of a dissenter’s shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.
(g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.
Section 10-2B-13.31 – Court costs and counsel fees.
(a) The court in an appraisal proceeding commenced under Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.
(b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or
     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.
Section 10-2B-13.32 – Status of shares after payment.
Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

Part II
Information Not Required In Prospectus
Item 20. Indemnification of Directors and Officers.
     (a) Ohio General Corporation Law
     Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:
     (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
               (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
               (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or master therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
               (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
               (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
               (c) By the shareholders;
               (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
                    (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
                    (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
               (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division

(E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
          (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
     (b) Regulations of Park
     The Regulations of Park contains the following provisions with respect to the indemnification of directors and officers:
ARTICLE FIVE
INDEMNIFICATION AND INSURANCE
     Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
     (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
     (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     Section 5.04 Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Licking County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (l0) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
     (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or
     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     Section 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:
     (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
     (B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article FIVE.
     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Licking County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Licking County, Ohio in any such action, suit or proceeding.
(c) Insurance
     Park has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 21. Exhibits and Financial Statement Schedules
     (a) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park National Corporation (“Park”) and Vision Bancshares, Inc. (the “Vision Bancshares Merger Agreement”) (included in Part I as Annex A to the Prospectus/Proxy Statement included in this Registration Statement) *

2.2	Second Amended and Restated Agreement and Plan of Merger, dated to be effective as of August 14, 2006, by and among Park, The Park National Bank and Anderson Bank Company (the “Anderson Merger Agreement”) (incorporated herein by reference to Annex A to the Prospectus of Park National Corporation/Proxy Statement of Anderson Bank Company dated November 13, 2006, filed on November 16, 2006 pursuant to Rule 424(b)(3) under the Securities Act of 1933 (Registration No. 333-138028)**

3.1	Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on March 24, 1992 (incorporated herein by reference to Exhibit 3(a) to Park’s Form 8-B, filed on May 20, 1992 (File No. 0-18772) (“Park’s Form 8-B”))

3.2	Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on May 6, 1993 (incorporated herein by reference to Exhibit 3(b) to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

3.3	Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 16, 1996 (incorporated herein by reference to Exhibit 3(a) to Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (File No. 1-13006))

3.4	Certificate of Amendment by Shareholders to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 22, 1997 (incorporated herein by reference to Exhibit 3(a)(1) to Park’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-13006)(“Park’s June 30, 1997 Form 10-Q”))

*	The forms of employment agreements attached as Exhibits C-6 through C-12 to the Vision Bancshares Merger Agreement and the Vision Bancshares Disclosure Schedule referenced in the Vision Bancshares Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Park hereby undertakes to furnish supplementally a copy of the Vision Bancshares Disclosure Schedule and Exhibits C-6 through C-12 to the Vision Bancshares Merger Agreement upon request by the Securities and Exchange Commission (the “SEC”).

**	The Anderson Disclosure Schedule referenced in the Anderson Merger Agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Park hereby undertakes to furnish supplementally a copy of the Anderson Disclosure Schedule upon request by the SEC.

Exhibit No.	Description of Exhibit

3.5	Articles of Incorporation of Park National Corporation (reflecting amendments through April 22, 1997) [for SEC reporting compliance purposes only – not filed with Ohio Secretary of State] (incorporated herein by reference to Exhibit 3(a)(2) to Park’s June 30, 1997 Form 10-Q)

3.6	Regulations of Park National Corporation (incorporated herein by reference to Exhibit 3(b) to Park’s Form 8-B)

3.7	Certified Resolution regarding Adoption of Amendment to Subsection 2.02(A) of the Regulations of Park National Corporation by Shareholders on April 21, 1997 (incorporated herein by reference to Exhibit 3(b)(1) to Park’s June 30, 1997 Form 10-Q)

3.8	Certificate Regarding Adoption of Amendments to Sections 1.04 and 1.11 of Park National Corporation’s Regulations by the Shareholders on April 17, 2006 (incorporated herein by reference to Exhibit 3.1 to Park’s Current Report on Form 8-K dated and filed on April 18, 2006 (File No. 1-13006))

3.9	Regulations of Park (reflecting amendments through April 17, 2006) [for purposes of SEC reporting compliance only] (incorporated herein by reference to Exhibit 3.2 to Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (File No. 1-13006))

4	Agreement to furnish instruments and agreements defining rights of holders of long-term debt (filed herewith)

5	Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Park, as to the legality of the securities being registered (filed herewith)

8	Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Park, as to tax matters (filed herewith)

10.1	Summary of Base Salaries for Executive Officers of Park National Corporation (incorporated herein by reference to Exhibit 10.1 to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 1-13006) (“Park’s 2005 Form 10-K”))

10.2	Summary of Incentive Compensation Plan of Park National Corporation (incorporated herein by reference to Exhibit 10.2 to Park’s 2005 Form 10-K)

10.3(a)	Split-Dollar Agreement, dated May 17, 1993, between William T. McConnell and The Park National Bank (incorporated herein by reference to Exhibit 10(f) to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

Exhibit No.	Description of Exhibit

10.3(b)	Schedule identifying Split-Dollar Agreements between subsidiaries of Park National Corporation and executive officers or employees of such subsidiaries who are directors or executive officers of Park National Corporation, which Split-Dollar Agreements are identical to the Split-Dollar Agreement, dated May 17, 1993, between William T. McConnell and The Park National Bank (filed herewith)

10.4(a)	Split-Dollar Agreement, dated September 3, 1993, between Leon Zazworsky and The Park National Bank (incorporated herein by reference to Exhibit 10.3 to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 1-13006) (“Park’s 2003 Form 10-K”))

10.4(b)	Schedule identifying Split-Dollar Agreements between directors of Park National Corporation and The Park National Bank, The Richland Trust Company or The First-Knox National Bank of Mount Vernon as identified in such Schedule, which Split-Dollar Agreements are identical to the Split-Dollar Agreement, dated September 3, 1993, between Leon Zazworsky and The Park National Bank (incorporated herein by reference to Exhibit 10.4(b) to Park’s Registration Statement on Form S-4 filed on October 16, 2006 (Registration No. 333-138028))

10.5	Park National Corporation 1995 Incentive Stock Option Plan (reflects amendments and share dividends through December 15, 2004) (incorporated herein by reference to Exhibit 10.5 to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 1-13006) (“Park’s 2004 Form 10-K”))

10.6	Form of Stock Option Agreement executed in connection with the grant of options under the Park National Corporation 1995 Incentive Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10(i) to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-13006))

10.7	Description of Park National Corporation Supplemental Executive Retirement Plan (incorporated herein by reference to Exhibit 10.7 to Park’s 2005 Form 10-K)

10.8	Security Banc Corporation 1987 Stock Option Plan, which was assumed by Park (incorporated herein by reference to Exhibit 10(a) to Park’s Registration Statement on Form S-8 filed April 23, 2001 (Registration No. 333-59378))

10.9	Security Banc Corporation 1995 Stock Option Plan, which was assumed by Park (incorporated herein by reference to Exhibit 10(b) to Park’s Registration Statement on Form S-8 filed April 23, 2001 (Registration No. 333-59378))

10.10	Security Banc Corporation 1998 Stock Option Plan, which was assumed by Park (incorporated herein by reference to Exhibit 10(c) to Park’s Registration Statement on Form S-8 filed April 23, 2001 (Registration No. 333-59378))

Exhibit No.	Description of Exhibit

10.11	Employment Agreement, made and entered into as of December 22, 1999, and the Amendment thereto, dated March 23, 2001, between The Security National Bank and Trust Co. (also known as Security National Bank and Trust Co.) and Harry O. Egger (incorporated herein by reference to Exhibit 10(e) to Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (File No. 1-13006))

10.12	Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (incorporated herein by reference to Exhibit 10 to Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (File No. 1-13006))

10.13	Summary of Certain Compensation for Directors of Park National Corporation (incorporated herein by reference to Exhibit 10.15 to Park’s 2005 Form 10-K)

10.14	Security National Bank and Trust Co. Amended and Restated 1988 Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.16 to Park’s 2004 Form 10-K)

10.15	Park National Corporation 2005 Incentive Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to Park’s Current Report on Form 8-K dated and filed on April 20, 2005 (File No. 1-13006) (“Park’s April 20, 2005 Form 8-K”))

10.16	Form of Stock Option Agreement to be used in connection with the grant of incentive stock options under the Park National Corporation 2005 Incentive Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to Park’s April 20, 2005 Form 8-K)

10.17	Employment Agreement for J. Daniel Sizemore, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; Vision Bank, a Florida banking corporation; and J. Daniel Sizemore (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-1 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

12	Computation of ratios (filed herewith)

21	Subsidiaries of Park National Corporation (incorporated herein by reference to Exhibit 21 of Park’s 2005 Form 10-K)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Mauldin & Jenkins, LLC (filed herewith)

23.3	Consent of Burke Capital Group, L.L.C. (filed herewith)

Exhibit No.	Description of Exhibit

23.4	Consent of Vorys, Sater, Seymour and Pease LLP relating to opinion as to the legality of the securities being registered (included in Exhibit 5)

23.5	Consent of Vorys, Sater, Seymour and Pease LLP relating to opinion as to tax matters (included in Exhibit 8)

24	Power of Attorney (included on signature page)

99.1	Form of Revocable Proxy for special meeting of shareholders of Vision Bancshares, Inc. (filed herewith)

99.2	Form of Election Form/Letter of Transmittal (to be filed by amendment)

99.3	Employment Agreement for William E. Blackmon, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; and William E. Blackmon (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-2 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

99.4	Employment Agreement for Andrew W. Braswell, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; and Andrew W. Braswell (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-3 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

99.5	Employment Agreement for Joey W. Ginn, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, a Florida banking corporation; and Joey W. Ginn (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-4 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

99.6	Employment Agreement for Robert S. McKean, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; and Robert S. McKean (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-5 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

(b)	Financial Statement Schedules

Not applicable.
(c)	Report, Opinion or Appraisal

The Opinion of Burke Capital Group, L.L.C. is included as Annex B to the prospectus/proxy statement.

Item 22. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)(1)	The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus/proxy statement which forms a part of the registration statement pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Ohio, on December 1, 2006.

PARK NATIONAL CORPORATION
By:	/s/ C. Daniel DeLawder
C. Daniel DeLawder
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of Park National Corporation (the “Company”), and each of us, do hereby constitute and appoint C. Daniel DeLawder, David L. Trautman and John W. Kozak, or any of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity

/s/ C. Daniel DeLawder C. Daniel DeLawder	December 1, 2006	Chairman of the Board, Chief Executive Officer and Director
/s/ David L. Trautman David L. Trautman	December 1, 2006	President, Secretary and Director
/s/ John W. Kozak John W. Kozak	December 1, 2006	Chief Financial Officer and Principal Accounting Officer
/s/ Nicholas L. Berning Nicholas L. Berning	December 1, 2006	Director
/s/ Maureen Buchwald Maureen Buchwald	December 1, 2006	Director

Name	Date	Capacity
/s/ James J. Cullers James J. Cullers	December 1, 2006	Director
/s/ Harry O. Egger Harry O. Egger	December 1, 2006	Director
/s/ F. William Englefield IV F. William Englefield IV	December 1, 2006	Director
/s/ William T. McConnell William T. McConnell	December 1, 2006	Director
/s/ John J. O’Neill John J. O’Neill	December 1, 2006	Director
/s/ William A. Phillips William A. Phillips	December 1, 2006	Director
/s/ J. Gilbert Reese J. Gilbert Reese	December 1, 2006	Director
/s/ Rick R. Taylor Rick R. Taylor	December 1, 2006	Director
/s/ Leon Zazworsky Leon Zazworsky	December 1, 2006	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park National Corporation (“Park”) and Vision Bancshares, Inc. (the “Vision Bancshares Merger Agreement”) (included in Part I as Annex A to the Prospectus/Proxy Statement included in this Registration Statement) *

2.2	Second Amended and Restated Agreement and Plan of Merger, dated to be effective as of August 14, 2006, by and among Park, The Park National Bank and Anderson Bank Company (the “Anderson Merger Agreement”) (incorporated herein by reference to Annex A to the Prospectus of Park National Corporation/Proxy Statement of Anderson Bank Company dated November 13, 2006, filed on November 16, 2006 pursuant to Rule 424(b)(3) under the Securities Act of 1933 (Registration No. 333-138028)**

3.1	Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on March 24, 1992 (incorporated herein by reference to Exhibit 3(a) to Park’s Form 8-B, filed on May 20, 1992 (File No. 0-18772) (“Park’s Form 8-B”))

3.2	Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on May 6, 1993 (incorporated herein by reference to Exhibit 3(b) to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

3.3	Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 16, 1996 (incorporated herein by reference to Exhibit 3(a) to Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (File No. 1-13006))

3.4	Certificate of Amendment by Shareholders to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 22, 1997 (incorporated herein by reference to Exhibit 3(a)(1) to Park’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-13006)(“Park’s June 30, 1997 Form 10-Q”))

*	The forms of employment agreements attached as Exhibits C-6 through C-12 to the Vision Bancshares Merger Agreement and the Vision Bancshares Disclosure Schedule referenced in the Vision Bancshares Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Park hereby undertakes to furnish supplementally a copy of the Vision Bancshares Disclosure Schedule and Exhibits C-6 through C-12 to the Vision Bancshares Merger Agreement upon request by the Securities and Exchange Commission (the “SEC”).

**	The Anderson Disclosure Schedule referenced in the Anderson Merger Agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Park hereby undertakes to furnish supplementally a copy of the Anderson Disclosure Schedule upon request by the SEC.

Exhibit No.	Description of Exhibit

3.5	Articles of Incorporation of Park National Corporation (reflecting amendments through April 22, 1997) [for SEC reporting compliance purposes only – not filed with Ohio Secretary of State] (incorporated herein by reference to Exhibit 3(a)(2) to Park’s June 30, 1997 Form 10-Q)

3.6	Regulations of Park National Corporation (incorporated herein by reference to Exhibit 3(b) to Park’s Form 8-B)

3.7	Certified Resolution regarding Adoption of Amendment to Subsection 2.02(A) of the Regulations of Park National Corporation by Shareholders on April 21, 1997 (incorporated herein by reference to Exhibit 3(b)(1) to Park’s June 30, 1997 Form 10-Q)

3.8	Certificate Regarding Adoption of Amendments to Sections 1.04 and 1.11 of Park National Corporation’s Regulations by the Shareholders on April 17, 2006 (incorporated herein by reference to Exhibit 3.1 to Park’s Current Report on Form 8-K dated and filed on April 18, 2006 (File No. 1-13006))

3.9	Regulations of Park (reflecting amendments through April 17, 2006) [for purposes of SEC reporting compliance only] (incorporated herein by reference to Exhibit 3.2 to Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (File No. 1-13006))

4	Agreement to furnish instruments and agreements defining rights of holders of long-term debt (filed herewith)

5	Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Park, as to the legality of the securities being registered (filed herewith)

8	Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Park, as to tax matters (filed herewith)

10.1	Summary of Base Salaries for Executive Officers of Park National Corporation (incorporated herein by reference to Exhibit 10.1 to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 1-13006) (“Park’s 2005 Form 10-K”))

10.2	Summary of Incentive Compensation Plan of Park National Corporation (incorporated herein by reference to Exhibit 10.2 to Park’s 2005 Form 10-K)

10.3(a)	Split-Dollar Agreement, dated May 17, 1993, between William T. McConnell and The Park National Bank (incorporated herein by reference to Exhibit 10(f) to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

Exhibit No.	Description of Exhibit

10.3(b)	Schedule identifying Split-Dollar Agreements between subsidiaries of Park National Corporation and executive officers or employees of such subsidiaries who are directors or executive officers of Park National Corporation, which Split-Dollar Agreements are identical to the Split-Dollar Agreement, dated May 17, 1993, between William T. McConnell and The Park National Bank (filed herewith)

10.4(a)	Split-Dollar Agreement, dated September 3, 1993, between Leon Zazworsky and The Park National Bank (incorporated herein by reference to Exhibit 10.3 to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 1-13006) (“Park’s 2003 Form 10-K”))

10.4(b)	Schedule identifying Split-Dollar Agreements between directors of Park National Corporation and The Park National Bank, The Richland Trust Company or The First-Knox National Bank of Mount Vernon as identified in such Schedule, which Split-Dollar Agreements are identical to the Split-Dollar Agreement, dated September 3, 1993, between Leon Zazworsky and The Park National Bank (incorporated herein by reference to Exhibit 10.4(b) to Park’s Registration Statement on Form S-4 filed on October 16, 2006 (Registration No. 333-138028))

10.5	Park National Corporation 1995 Incentive Stock Option Plan (reflects amendments and share dividends through December 15, 2004) (incorporated herein by reference to Exhibit 10.5 to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 1-13006) (“Park’s 2004 Form 10-K”))

10.6	Form of Stock Option Agreement executed in connection with the grant of options under the Park National Corporation 1995 Incentive Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10(i) to Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-13006))

10.7	Description of Park National Corporation Supplemental Executive Retirement Plan (incorporated herein by reference to Exhibit 10.7 to Park’s 2005 Form 10-K)

10.8	Security Banc Corporation 1987 Stock Option Plan, which was assumed by Park (incorporated herein by reference to Exhibit 10(a) to Park’s Registration Statement on Form S-8 filed April 23, 2001 (Registration No. 333-59378))

10.9	Security Banc Corporation 1995 Stock Option Plan, which was assumed by Park (incorporated herein by reference to Exhibit 10(b) to Park’s Registration Statement on Form S-8 filed April 23, 2001 (Registration No. 333-59378))

10.10	Security Banc Corporation 1998 Stock Option Plan, which was assumed by Park (incorporated herein by reference to Exhibit 10(c) to Park’s Registration Statement on Form S-8 filed April 23, 2001 (Registration No. 333-59378))

Exhibit No.	Description of Exhibit

10.11	Employment Agreement, made and entered into as of December 22, 1999, and the Amendment thereto, dated March 23, 2001, between The Security National Bank and Trust Co. (also known as Security National Bank and Trust Co.) and Harry O. Egger (incorporated herein by reference to Exhibit 10(e) to Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (File No. 1-13006))

10.12	Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (incorporated herein by reference to Exhibit 10 to Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (File No. 1-13006))

10.13	Summary of Certain Compensation for Directors of Park National Corporation (incorporated herein by reference to Exhibit 10.15 to Park’s 2005 Form 10-K)

10.14	Security National Bank and Trust Co. Amended and Restated 1988 Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.16 to Park’s 2004 Form 10-K)

10.15	Park National Corporation 2005 Incentive Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to Park’s Current Report on Form 8-K dated and filed on April 20, 2005 (File No. 1-13006) (“Park’s April 20, 2005 Form 8-K”))

10.16	Form of Stock Option Agreement to be used in connection with the grant of incentive stock options under the Park National Corporation 2005 Incentive Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to Park’s April 20, 2005 Form 8-K)

10.17	Employment Agreement for J. Daniel Sizemore, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; Vision Bank, a Florida banking corporation; and J. Daniel Sizemore (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-1 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

12	Computation of ratios (filed herewith)

21	Subsidiaries of Park National Corporation (incorporated herein by reference to Exhibit 21 of Park’s 2005 Form 10-K)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Mauldin & Jenkins, LLC (filed herewith)

23.3	Consent of Burke Capital Group, L.L.C. (filed herewith)

Exhibit No.	Description of Exhibit

23.4	Consent of Vorys, Sater, Seymour and Pease LLP relating to opinion as to the legality of the securities being registered (included in Exhibit 5)

23.5	Consent of Vorys, Sater, Seymour and Pease LLP relating to opinion as to tax matters (included in Exhibit 8)

24	Power of Attorney (included on signature page)

99.1	Form of Revocable Proxy for special meeting of shareholders of Vision Bancshares, Inc. (filed herewith)

99.2	Form of Election Form/Letter of Transmittal (to be filed by amendment)

99.3	Employment Agreement for William E. Blackmon, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; and William E. Blackmon (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-2 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

99.4	Employment Agreement for Andrew W. Braswell, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; and Andrew W. Braswell (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-3 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

99.5	Employment Agreement for Joey W. Ginn, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, a Florida banking corporation; and Joey W. Ginn (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-4 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)

99.6	Employment Agreement for Robert S. McKean, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; and Robert S. McKean (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park) (included as Exhibit C-5 to Annex A to the Prospectus/Proxy Statement included in this Registration Statement)